Exhibit 10.1

EXECUTION VERSION

EXTENSION AMENDMENT AND AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of June 7, 2019 (this “Extension Amendment”), among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company (“Existing Borrower”), THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company (“TNMG LLC”), THE NMG SUBSIDIARY LLC, a Delaware limited liability company (together with TNMG LLC, the “New Borrowers” and each, a “New Borrower”, and the New Borrowers and the Existing Borrower, collectively, the “Borrowers” and each, a “Borrower”), the GUARANTORS party hereto, the LENDERS party hereto (the “Consenting Lenders”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”) to the TERM LOAN CREDIT AGREEMENT dated as of October 25, 2013 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among Holdings, the Existing Borrower, the Lenders from time to time party thereto, the Agent and the other parties party thereto from time to time.  Capitalized terms used but not otherwise defined in this Extension Amendment shall have the respective meanings assigned to such terms in the Existing Credit Agreement, as amended, supplemented or otherwise modified by this Extension Amendment (the “Amended Credit Agreement”)

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders (as defined in the Existing Credit Agreement) have extended credit in the form of term loans (the “Existing Term Loans”) to the Existing Borrower pursuant to the terms and subject to the conditions set forth in the Existing Credit Agreement;

WHEREAS, the Existing Borrower and Holdings wish to make certain amendments as may be necessary or appropriate in connection with the establishment of two new Classes of Term Loans pursuant to the terms of Section 2.20 of the Existing Credit Agreement, as amended by the amendments contemplated in this Extension Amendment, and certain other amendments in accordance with the terms of Section 10.08 of the Existing Credit Agreement;

WHEREAS, Section 2.20 of the Existing Credit Agreement permits the Lenders of any Existing Term Loans, upon acceptance of an Extension Offer from the Existing Borrower, to extend the scheduled maturity date of all or a portion of such Existing Term Loans;

WHEREAS, the Consenting Lenders agree, pursuant to this Extension Amendment, to, among other things, (i) modify certain terms and conditions in Section 2.20 of the Existing Credit Agreement to permit the new Classes of Term Loans contemplated by this Extension Amendment, (ii) establish such new Classes of Term Loans on the Amendment Effective Date (as defined below), and (iii) amend certain other provisions of the Existing Credit Agreement; and

WHEREAS, subject to the terms and conditions set forth in this Extension Amendment, the Existing Borrower, Holdings and the Consenting Lenders agree that pursuant to this Extension Amendment, the Existing Term Loans of the Consenting Lenders shall be converted into 2019 Extended Term Loans consisting of either (i) Cash Pay Extended Term Loans or (ii) Cash Pay/PIK Extended Term Loans, or a combination of both, in each case, with the Maturity Date set forth under the Amended Credit Agreement.

NOW, THEREFORE, in consideration of the premises and covenants contained in this Extension Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.              Waiver.  Subject to the satisfaction or waiver of the conditions set forth in Section 5 of this Extension Amendment, Agent and Consenting Lenders hereby permanently waive any and all Defaults or Events of Default under the Existing Credit Agreement and any of the other Loan Documents existing on or prior to the Amendment Effective Date, effective as of the first date any such Default or Event of Default exists or existed.  This is a limited waiver and shall not be deemed to constitute a waiver of any breach of the Amended Credit Agreement or any of the other Loan Documents or any other requirements of any provision of the Amended Credit Agreement or any other Loan Documents, in each case from and after the Amendment Effective Date.

Section 2.              Amendments; Prepayment; Joinder of New Borrowers.

(a)           Subject to the satisfaction or waiver of the conditions set forth in Section 5(a) of this Extension Amendment, on the Amendment Effective Date, the Existing Credit Agreement is hereby amended to incorporate the changes reflected in Section 2.20(1), 2.20(3) and 2.20(5) (and in any defined term as used in any such provision and to add new defined terms to the extent used in any such provision) of the redlined version of the Amended Credit Agreement attached hereto as Annex A-1 (the “Initial Amendments”) but not, for the avoidance of doubt, any other change reflected in the redlined version of the Amended Credit Agreement attached hereto as Annex A-1.

(b)           Subject to the satisfaction or waiver of the conditions set forth in Sections 5(a) and 5(b) of this Extension Amendment, on the Amendment Effective Date and immediately following the Initial Amendment Effective Time (as defined below), (i) the Existing Credit Agreement is hereby amended to incorporate the changes reflected in the redlined version of the Amended Credit Agreement attached hereto as Annex A-1 other than the Initial Amendments, (ii) the Exhibits to the Existing Credit Agreement are hereby amended and restated as set forth on Annex A-2 hereto, and (iii) the Schedules to the Existing Credit Agreement are hereby amended and restated as set forth on Annex A-3 hereto (the “Additional Amendments” and together with the Initial Amendments, collectively, the “Amendments”).

(c)           Subject to the agreements of the Waiving Term Loan Lenders (as defined in the TSA), immediately following the effectiveness of the Initial Amendments and the 2019 Conversion (as defined below) and substantially concurrently with the effectiveness of the Additional Amendments, the Borrowers will prepay $550 million of the 2019 Extended Term Loans at par on a pro rata basis (calculated as  set forth in the TSA), without any penalty or premium (the “2019 Prepayment”).

(d)           Each of the New Borrowers, by its respective signature to this Extension Amendment, shall become a Borrower and a Loan Party under the Amended Credit Agreement and a Loan Party, a Guarantor and a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Loan Party, a Guarantor and a Grantor, as applicable, and each New Borrower hereby (i) agrees to all the terms and provisions of (A) the Amended Credit Agreement applicable to it as a Borrower and Loan Party thereunder and (B) the Collateral Agreement applicable to it as a Loan Party, a Guarantor and a Grantor thereunder.  Each reference to a “Borrower” or a “Loan Party” in the Amended Credit Agreement and each reference to a “Loan Party,” a “Guarantor,” or a “Grantor” in the Collateral Agreement shall be deemed to include such New Borrowers.

(e)           Each of the Guarantors party hereto that were not party to the Collateral Agreement (as in effect prior to the date hereof), by its respective signature to this Extension Amendment, shall become a Guarantor and a Loan Party for all purposes under the Amended Credit Agreement and a Loan Party, a

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Guarantor and (if applicable, as set forth in the Collateral Agreement) a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Loan Party, a Guarantor and a Grantor, as applicable, and each New Guarantor hereby (i) agrees to all the terms and provisions of (A) the Amended Credit Agreement applicable to it as a Guarantor and Loan Party thereunder and (B) the Collateral Agreement applicable to it as a Loan Party, a Guarantor and a Grantor, if applicable, thereunder.  Each reference to a “Guarantor” or a “Loan Party” in the Amended Credit Agreement and each reference to a “Loan Party,” a “Guarantor,” or a “Grantor”, if applicable, in the Collateral Agreement shall be deemed to include such New Guarantors.  For the avoidance of doubt, each of the Lenders party hereto hereby consents to the amendment and restatement of the Collateral Agreement (as defined in the Existing Credit Agreement) in the form attached as Annex A-3 hereto, which amendment and restatement shall become effective on the Amendment Effective Date.

Section 3.              [Reserved.]

Section 4.              Establishment of Extended Term Loans.

(a)           Subject to the satisfaction or waiver of the conditions set forth in Section 5(a) of this Extension Amendment on the date hereof but immediately prior to the effectiveness of the Additional Amendments, there is hereby established under the Amended Credit Agreement two Classes of Extended Term Loans which shall be titled (i) “Cash Pay Extended Term Loans” and (ii) “Cash Pay/PIK Extended Term Loans” (such Extended Term Loans collectively, the “2019 Extended Term Loans”) having the terms set forth in this Extension Amendment and the Amended Credit Agreement, and references in the Amended Credit Agreement to Term Loans and Extended Term Loans shall include, without limitation, the 2019 Extended Term Loans; provided, however, that solely for purposes of Section 2.15 of the Amended Credit Agreement or any analogous pro rata sharing provisions under the Amended Credit Agreement the 2019 Extended Term Loans shall not constitute separate Classes with respect to each other.  The 2019 Extended Term Loans shall be denominated in Dollars.

(b)           Each Consenting Lender that delivers an executed signature page to this Extension Amendment on or prior to the Amendment Effective Date irrevocably agrees to convert into 2019 Extended Term Loans the aggregate principal amount of its Existing Term Loans set forth in the Agent’s register as of the date hereof (such conversion, the “2019 Conversion”). On the Amendment Effective Date, each Consenting Lender hereby agrees that the aggregate principal amount of Existing Term Loans held by such Consenting Lender set forth in the Agent’s register as of the date hereof shall automatically (and without any further action on the part of any party to this Extension Amendment or the Existing Credit Agreement) be converted into and reclassified to become Cash Pay Extended Term Loans, Cash Pay/PIK Extended Term Loans, or a combination of both, in the amounts set forth on such Consenting Lender’s signature page to the 2019 Conversion Allocation Election in the form attached hereto as Annex 2 (the “2019 Conversion Allocation Election”), subject to Section 4(c) of this Extension Amendment. After giving effect to the 2019 Conversion but immediately prior to the 2019 Prepayment, the aggregate principal amount of all such 2019 Extended Term Loans held by a Consenting Lender shall equal the aggregate principal amount of Existing Term Loans held by such Consenting Lender as set forth in the Agent’s register as of the date hereof. The remainder (if any) of all Existing Term Loans made under the Existing Credit Agreement will, after giving effect to this Extension Amendment, remain outstanding as Term Loans (the “2013 Term Loans”) on the primary economic terms (maturity, interest) in effect immediately prior to the effectiveness of the Amendments.  On the Amendment Effective Date, after giving effect to this Extension Amendment, the aggregate principal amount of Cash Pay Extended Term Loans, the aggregate principal amount of Cash Pay/PIK Extended Term Loans and the aggregate principal amount of 2013 Term Loans shall be set forth on Schedule I hereto.

(c)           Each of the Consenting Lenders acknowledges and agrees to the following:

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(i)            in the event that, pursuant to the 2019 Conversion Allocation Election, Consenting Lenders elect to convert more than $250,000,000 but less than $500,000,000 in aggregate principal amount of Term Loans to one Class of 2019 Extended Term Loans (such Class, the “Undersubscribed Class”), the Consenting Lenders electing to receive the Class of 2019 Extended Term Loans that is not the Undersubscribed Class shall be deemed, on a pro rata basis, to have adjusted such elections such that there is at least $500,000,000 in aggregate principal amount of each Class of 2019 Extended Term Loans; and

(ii)           if the aggregate principal amount of either the Cash Pay Extended Term Loans or the Cash Pay/PIK Extended Term Loans subscribed for by the Consenting Lenders is less than $250,000,000, then such undersubscribed Class shall be eliminated in its entirety and all 2019 Extended Term Loans shall be Term Loans of the other Class of 2019 Extended Term Loans.

(d)           On the Amendment Effective Date, all accrued and unpaid interest owing by the Existing Borrower under the Existing Credit Agreement with respect to any Existing Term Loan (or portion thereof, if applicable) shall be paid in full in cash immediately prior to the 2019 Conversion.  Such payment shall not be subject to any LIBOR breakage cost reimbursement which would have otherwise been incurred under the terms of the Existing Credit Agreement or Amended Credit Agreement.

(e)           On and after the Amendment Effective Date, interest shall accrue on the 2019 Extended Term Loans and 2013 Term Loans at the interest rate provided for in the Amended Credit Agreement.  Each 2019 Extended Term Loan and 2013 Term Loan shall initially be deemed to be a Borrowing of a 2019 Extended Term Loan or 2013 Term Loan, as applicable, that is a Eurocurrency Loan with an initial Interest Period equal to the remaining duration (as of the Amendment Effective Date) of the Interest Period applicable to such Borrowing of an Existing Term Loan, but accruing interest at the applicable interest rate for 2019 Extended Term Loans or 2013 Term Loan, as applicable, described in the Amended Credit Agreement; provided, however, that it is understood and agreed that in no event shall any conversion or extension of any Existing Term Loan, or any other transaction contemplated by this Extension Amendment, constitute a repayment, conversion or other event with respect to such Loan that would result in the application or operation of the provisions of Section 2.06, 2.07, 2.08 or 2.13 of the Exiting Credit Agreement or Amended Credit Agreement.

(f)            The terms of the 2019 Extended Term Loans shall be as set forth in this Extension Amendment and the Amended Credit Agreement.

Section 5.              Conditions Precedent to the Extension Amendment.

(a)           The Initial Amendments will become effective on the date on which the Administrative Agent (or its counsel) shall have received (i) a counterpart of this Extension Amendment signed on behalf of, or written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission (including Adobe pdf file) of an executed signature page of this Extension Amendment) from, (A) the Consenting Lenders and (B) the Existing Borrower, Holdings, the Guarantors and the New Borrowers, and (ii) a 2019 Conversion Allocation Election from each  Consenting Lender.

(b)           The Additional Amendments will become effective, subject to the occurrence of the Initial Amendment Effective Time, on the date that each of the following conditions is satisfied (or waived by the Required Consenting Term Loan Lenders (as defined in the TSA)):

(i)            Administrative Agent (or its counsel) shall have received a counterpart of the Collateral Agreement signed on behalf of,  or written evidence satisfactory to the Administrative

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Agent (which may include facsimile or electronic transmission (including Adobe pdf file) of an executed signature page of the Collateral Agreement) from, (A) the Collateral Agent, and (B) Holdings, the Borrowers and the other Loan Parties party thereto.

(ii)           The Administrative Agent shall have received a customary legal opinion of each of (A) Kirkland & Ellis LLP, special counsel to the Loan Parties, (B) K&L Gates LLP, local counsel to Worth Avenue Leasing Company, NMG Florida Salon LLC and NM Nevada Trust, and (C) Stinson Leonard Street LLP, local counsel to NMGP, LLC.

(iii)          The Administrative Agent shall have received (A) a certificate of a Responsible Officer of Holdings, the Borrowers and the other Loan Parties (1) certifying the resolutions of the board of directors, members or other body authorizing the execution, delivery and performance by each Loan Party of this Extension Amendment (including the Amended Credit Agreement and each other Loan Document to be executed on the Amendment Effective Date), (2) containing an incumbency and specimen signature identifying by name and title of the officers of each Loan Party authorized to sign this Extension Amendment (or certifying that the signatures of such officers previously delivered to the Administrative Agent remain true and correct) and (3) containing appropriate attachments, including the organization documents of each Loan Party certified, if applicable, by the relevant authority of the jurisdiction of organization of such Loan Party (or certifying that the organization documents of such Loan Party previously delivered to the Administrative Agent remain true and correct) and (B) a good standing certificate (or other equivalent certificate to the extent such status or analogous concept applies to such jurisdiction of organization) as of a recent date for each such Loan Party from its respective jurisdiction of organization.

(iv)          On and as of the Amendment Effective Date, (A) the representations and warranties of Holdings and each other Loan Party contained in Article III of the Amended Credit Agreement or any other Loan Document shall be true and correct in all material respects; provided that, to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; and provided, further that, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification in the Amended Credit Agreement) in all respects on such respective dates and (B) except for any Defaults or Events of Default waived pursuant to Section 1 of this Extension Amendment, no Default or Event of Default has occurred and is continuing.  The Administrative Agent shall have received a certificate from a Responsible Officer of the Lead Borrower certifying as to the matters set forth in this Section 5(b)(iv) and Section 5(b)(v) below.

(v)           All conditions precedent expressly set forth in (A) the TSA (including the Recapitalization Term Sheet attached thereto as Exhibit A), (B) the material documents governing the Second Lien Notes (including the Second Lien Notes Indenture), (C) the material documents governing the Third Lien Notes (including the Third Lien Notes Indenture) and (D) the material documents governing the MT Preferred Equity (as defined in the TSA) (including the applicable Certificate of Designation and material organizational documents) necessary to implement the Recapitalization Transactions, shall have been, or concurrently with the effectiveness of this Extension Amendment shall be, satisfied (or waived in accordance therewith) and New Second Lien Notes in the face amount of $550,00,000 shall have been issued.

(vi)          (A) The ABL/Term Loan/Notes Intercreditor Agreement, dated as of the date hereof, among Holdings, the Borrowers, the Administrative Agent, the Collateral Agent, the “Administrative Agent” (as defined in the ABL Credit Agreement), the Second Lien Notes

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Collateral Agent and the Third Lien Notes Collateral Agent shall have been duly executed and delivered by each party thereto, and shall be in full force and effect, and (B) the Junior Lien Intercreditor Agreement, dated as of the date hereof, among Holdings, the Borrowers, the Administrative Agent, the Collateral Agent, the Second Lien Notes Collateral Agent and the Third Lien Notes Collateral Agent shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(vii)         (A) All fees and expenses required to be paid on the Amendment Effective Date pursuant to the TSA to the Consenting Lenders (or any of their respective Affiliates or advisors) upon the consummation of the Recapitalization Transactions and (B) all reasonable (and reasonably documented out-of-pocket expenses of the Administrative Agent pursuant to the terms of the Existing Credit Agreement, in each case, invoiced at least three (3) Business Days prior to the Amendment Effective Date, in each case shall have been, or substantially concurrently with the closing of the Recapitalization Transactions, shall be paid.

(viii)        All documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, as has been reasonably requested in writing by the Administrative Agent at least ten (10) calendar days prior to the Amendment Effective Date, will be provided not later than the date that is three (3) Business Days prior to the Amendment Effective Date.

(ix)          The Administrative Agent shall have received a completed Perfection Certificate dated the Amendment Effective Date and signed by a Responsible Officer of Holdings and the Lead Borrower.

For purposes of determining satisfaction of the conditions precedent set forth in this Section 5 which are subject to the receipt of documents by, or the satisfaction of, the Consenting Lenders, the applicable condition shall be deemed satisfied upon the execution of this Extension Amendment, and the release of signatures by Consenting Lenders representing the Required Lenders.  The time at which the conditions specified in Section 5(a) are satisfied or waived is referred to herein as the “Initial Amendment Effective Time” and the date on which the conditions specified in Sections 5(a) and 5(b) are satisfied or waived is referred to herein as the “Amendment Effective Date”.

Section 6.              Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent and to each of the Consenting Lenders that, as of the date first written above:

(a)           Each Loan Party has all requisite corporate or other organizational power and authority to execute, deliver and perform this Extension Amendment and to effect the transactions contemplated hereby and under the Amended Credit Agreement.

(b)           Each Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Extension Amendment and to effect the transactions contemplated hereby.  As of the date first written above, this Extension Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of  each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to:

(i)            the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally;

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(ii)           general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)          implied covenants of good faith and fair dealing; and

(iv)          any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

(c)           The execution, delivery and performance by each Loan Party of this Extension Amendment and the consummation of the transactions contemplated hereby will not violate (i) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreement or by-laws) of any Loan Party, (ii) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (iii) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, in each case of clause (i), (ii) or (iii), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.              Effectiveness; Amendments.  This Extension Amendment shall become effective as of the occurrence of the Initial Amendment Effective Time and Amendment Effective Date, as applicable.  This Extension Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Holdings, the Borrowers, and the Required Lenders (or the Administrative Agent acting at the direction of the Required Lenders).

Section 8.              Credit Agreement.  Except as expressly set forth herein, this Extension Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Borrowers or any other Loan Party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle Holdings or the Borrowers to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.  Upon the Amendment Effective Date, any reference to the “Credit Agreement” shall mean the Amended Credit Agreement.  Upon the Amendment Effective Date, this Extension Amendment shall constitute a “Extension Amendment” and a “Loan Document” (in each case as defined  in the Amended Credit Agreement), each 2019 Extended Term Loan shall constitute an “Extended Term Loan” and a “Term Loan” (in each case as defined  in the Amended Credit Agreement) and each Consenting Lender shall constitute a “2019 Extending Term Lender” and a “Lender” (in each case as defined  in the Amended Credit Agreement), in each case for all purposes of the Amended Credit Agreement and the other Loan Documents.

The parties hereto expressly acknowledge that it is not their intention that this Extension Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained herein. The Existing Credit Agreement and the Loan Documents, in each case as amended, modified or supplemented hereby, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Existing Credit Agreement and the other Loan Documents shall remain

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in full force and effect, each in accordance with its terms (as amended, modified or supplemented by this Extension Amendment or otherwise).

Section 9.              APPLICABLE LAW. THIS EXTENSION AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS EXTENSION AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

Section 10.            Counterparts.  This Extension Amendment may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract. Delivery of an executed signature page to this Extension Amendment by facsimile or electronic transmission (including Adobe pdf copy) shall be effective as delivery of an original signed counterpart of this Extension Amendment.

Section 11.            Headings.  The Section headings used in this Extension Amendment are for convenience of reference only, are not part of this Extension Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Extension Amendment.

Section 12.            Construction.  The rules of construction specified in Section 1.02 of the Amended Credit Agreement also apply to this Extension Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Extension Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

MARIPOSA INTERMEDIATE HOLDINGS LLC,
as Holdings

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

NEIMAN MARCUS GROUP LTD LLC,
as Borrower

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Senior Vice President

THE NEIMAN MARCUS GROUP LLC,
as Borrower

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Senior Vice President

THE NMG SUBSIDIARY LLC,
as Borrower

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

NEMA BEVERAGE CORPORATION,
a Texas corporation

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	President

NEMA BEVERAGE HOLDING CORPORATION,
a Texas corporation

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	President

[Signature Page to Extension Amendment]

NEMA BEVERAGE PARENT CORPORATION,
a Texas corporation

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	President

NMG SALON HOLDINGS LLC,
a Delaware limited liability company

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	President

NMG CALIFORNIA SALON LLC,
a California limited liability company

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Senior Vice President

NMG FLORIDA SALON LLC,
a Florida limited liability company

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Senior Vice President

NMG SALONS LLC,
a Delaware limited liability company

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Senior Vice President

NMG TEXAS SALON LLC,
a Texas limited liability company

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Senior Vice President

[Signature Page to Extension Amendment]

BERGDORF GOODMAN INC.,
a New York corporation

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

BERGDORF GRAPHICS, INC.,
a New York corporation

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

BG PRODUCTIONS, INC.,
a Delaware corporation

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

MARIPOSA BORROWER, INC.,
a Delaware corporation

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

NM BERMUDA, LLC,
a Delaware limited liability company

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

NM FINANCIAL SERVICES, INC.,
a Delaware corporation

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

[Signature Page to Extension Amendment]

NM NEVADA TRUST,
a Massachusetts Trust

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

NMG GLOBAL MOBILITY, INC.,
a Delaware corporation

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

NMG TERM LOAN PROPCO LLC,
a Delaware limited liability company

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

NMGP, LLC,
a Virginia limited liability company

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

WORTH AVENUE LEASING COMPANY,
a Florida corporation

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

[Signature Page to Extension Amendment]

NMG NOTES PROPCO LLC,
a Delaware limited liability company

By:	/s/ Tracy M. Preston
Name:	Tracy M. Preston
Title:	Vice President

[Signature Page to Extension Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its individual capacity and as Administrative Agent and as Collateral Agent,

By:	/s/ Bryan J. Matthews
	Name:	Bryan J. Matthews
	Title:	Authorized Signatory

By:	/s/ Megan Kane
	Name:	Megan Kane
	Title:	Authorized Signatory

[Signature Page to Extension Amendment]

[Lenders’ signature pages on file with the Agent.]

[Signature Page to Extension Amendment]

SCHEDULE I

Type of Term Loan	Aggregate Principal Amount
2013 Term Loans	$12,697,707.32

2019 Extended Term Loans
Cash Pay Extended Term Loans	$1,393,748,002.30
Cash Pay/PIK Extended Term Loans	$1,381,691,477.88
Total 2019 Extended Term Loans	$2,775,439,480.18

All Term Loans:	$2,788,137,187.50

ANNEX A-1

Conformed copy showing amendments through Amendment No. 2 Effective Date

$2,950,000,000

TERM LOAN CREDIT AGREEMENT,

dated as of October 25, 2013,

among

MARIPOSA INTERMEDIATE HOLDINGS LLC,
as Holdings,

~~MARIPOSA MERGER SUB LLC,~~
~~(to be merged with and into~~ NEIMAN MARCUS GROUP LTD ~~INC.)~~LLC, as ~~the~~Lead Borrower,

THE NEIMAN MARCUS GROUP LLC and THE NMG SUBSIDIARY LLC,
as Borrowers,

THE LENDERS PARTY HERETO,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Collateral Agent,

CREDIT SUISSE SECURITIES (USA) LLC,
RBC CAPITAL MARKETS,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS BANK USA and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Bookrunners and Arrangers,

and

BMO CAPITAL MARKETS CORP.,
JEFFERIES FINANCE LLC,
UBS SECURITIES LLC and
MCS CORPORATE LENDING LLC,
as Co-Managers

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	~~2~~1
SECTION 1.02.	Terms Generally	~~59~~60
SECTION 1.03.	Accounting Terms; GAAP	60
SECTION 1.04.	Effectuation of Transfers	~~60~~61
SECTION 1.05.	Currencies	~~60~~61
SECTION 1.06.	Required Financial Statements	~~60~~61
SECTION 1.07.	Divisions	61

ARTICLE II

The Credits

SECTION 2.01.	Term Loans and Borrowings	61
SECTION 2.02.	~~Request for Borrowing61~~Borrowings as of the Amendment No. 2 Effective Date	62
SECTION 2.03.	Funding of Borrowings	62
SECTION 2.04.	Interest Elections	62
SECTION 2.05.	Promise to Pay; Evidence of Debt	64
SECTION 2.06.	Repayment of Term Loans	65
SECTION 2.07.	Optional Prepayment of Term Loans	65
SECTION 2.08.	Mandatory Prepayment of Term Loans	~~66~~68
SECTION 2.09.	Fees	~~70~~71
SECTION 2.10.	Interest	~~70~~71
SECTION 2.11.	Alternate Rate of Interest	~~70~~72
SECTION 2.12.	Increased Costs	~~71~~73
SECTION 2.13.	Break Funding Payments	~~72~~74
SECTION 2.14.	Taxes	~~73~~75
SECTION 2.15.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~76~~78
SECTION 2.16.	Mitigation Obligations; Replacement of Lenders	~~78~~80
SECTION 2.17.	Illegality	~~79~~81
SECTION 2.18.	~~Incremental Facilities80~~Additional 2019 Extended Term Loans	81
SECTION 2.19.	Other Term Loans	83
SECTION 2.20.	Extensions of Term Loans	83
SECTION 2.21.	~~Repricing Event~~Joint and Several Liability of Borrowers	85
SECTION 2.22.	Designation of Lead Borrower	86

ARTICLE III

Representations and Warranties

SECTION 3.01.	Organization; Powers	86

i

SECTION 3.02.	Authorization	86
SECTION 3.03.	Enforceability	87
SECTION 3.04.	Governmental Approvals	87
SECTION 3.05.	Title to Properties; Possession Under Leases	88
SECTION 3.06.	Subsidiaries	88
SECTION 3.07.	Litigation; Compliance with Laws	88
SECTION 3.08.	Federal Reserve Regulations	89
SECTION 3.09.	Investment Company Act	89
SECTION 3.10.	Use of Proceeds	89
SECTION 3.11.	Tax Returns	89
SECTION 3.12.	No Material Misstatements	90
SECTION 3.13.	Environmental Matters	90
SECTION 3.14.	Security Documents	91
SECTION 3.15.	Location of Real Property and Leased Premises	~~92~~91
SECTION 3.16.	Solvency	92
SECTION 3.17.	No Material Adverse Effect	92
SECTION 3.18.	Insurance	92
SECTION 3.19.	USA PATRIOT Act; FCPA; OFAC	~~93~~92
SECTION 3.20.	Intellectual Property; Licenses, Etc.	93
SECTION 3.21.	Employee Benefit Plans	~~94~~93

ARTICLE IV

Conditions of Lending

SECTION 4.01.	Conditions Precedent to the Original Closing Date	94

ARTICLE V

Affirmative Covenants

SECTION 5.01.	Existence; Businesses and Properties	~~97~~96
SECTION 5.02.	Insurance	~~98~~97
SECTION 5.03.	Taxes	~~98~~97
SECTION 5.04.	Financial Statements, Reports, etc.	98
SECTION 5.05.	Litigation and Other Notices	~~101~~102
SECTION 5.06.	Compliance with Laws	102
SECTION 5.07.	Maintaining Records; Access to Properties and Inspections	~~102~~103
SECTION 5.08.	Use of Proceeds	~~102~~103
SECTION 5.09.	Compliance with Environmental Laws	~~102~~103
SECTION 5.10.	Further Assurances; Additional Security	~~102~~103
SECTION 5.11.	Credit Ratings	~~105~~108
SECTION 5.12.	~~Lender Calls~~	~~105~~
~~SECTION 5.13.~~	Post-Closing Matters	~~106~~108

ARTICLE VI

Negative Covenants

SECTION 6.01.	Indebtedness	~~106~~108
SECTION 6.02.	Liens	~~111~~113

SECTION 6.03.	Sale and Lease-Back Transactions	~~115~~118
SECTION 6.04.	Investments, Loans and Advances	~~115~~118
SECTION 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	~~119~~121
SECTION 6.06.	Restricted Payments	~~121~~123
SECTION 6.07.	Transactions with Affiliates	~~125~~126
SECTION 6.08.	Business of the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries	128
SECTION 6.09.	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc ~~128~~.	129

ARTICLE VII

Holdings ~~Covenant~~and PropCo Guarantors Covenants

SECTION 7.01.	Holdings Covenant	~~131~~132
SECTION 7.02.	PropCo Guarantors Covenant	133

ARTICLE VIII

Events of Default

SECTION 8.01.	Events of Default	~~132~~133

ARTICLE IX

The Agents

SECTION 9.01.	Appointment	~~135~~136
SECTION 9.02.	Delegation of Duties	138
SECTION 9.03.	Exculpatory Provisions	~~138~~139
SECTION 9.04.	Reliance by Administrative Agent	~~139~~140
SECTION 9.05.	Notice of Default	140
SECTION 9.06.	Non-Reliance on Agents and Other Lenders	140
SECTION 9.07.	Indemnification	141
SECTION 9.08.	Agent in Its Individual Capacity	141
SECTION 9.09.	Successor Agent	141
SECTION 9.10.	Arrangers and Co-Managers	142

ARTICLE X

Miscellaneous

SECTION 10.01.	Notices; Communications	142
SECTION 10.02.	Survival of Agreement	143
SECTION 10.03.	Binding Effect	~~144~~143
SECTION 10.04.	Successors and Assigns	144
SECTION 10.05.	Expenses; Indemnity	~~153~~151
SECTION 10.06.	Right of Set-off	~~155~~153
SECTION 10.07.	Applicable Law	~~155~~153
SECTION 10.08.	Waivers; Amendment	~~155~~153

SECTION 10.09.	Interest Rate Limitation	~~158~~155
SECTION 10.10.	Entire Agreement	~~158~~156
SECTION 10.11.	WAIVER OF JURY TRIAL	~~159~~156
SECTION 10.12.	Severability	~~159~~156
SECTION 10.13.	Counterparts	~~159~~156
SECTION 10.14.	Headings	~~159~~156
SECTION 10.15.	Jurisdiction; Consent to Service of Process	~~159~~156
SECTION 10.16.	Confidentiality	~~160~~157
SECTION 10.17.	Platform; Borrower Materials	~~161~~158
SECTION 10.18.	Release of Liens and Guarantees	~~162~~159
SECTION 10.19.	USA PATRIOT Act Notice	~~163~~159
SECTION 10.20.	Security Documents and Intercreditor Agreements	~~163~~159
SECTION 10.21.	No Advisory or Fiduciary Responsibility	~~163~~160
SECTION 10.22.	Reaffirmation and Ratification	160
SECTION 10.23.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	166
SECTION 10.24.	Waivers & Amendments with respect to 2019 Extended Term Loans	167

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Solvency Certificate
Exhibit C	Form of ~~Borrowing Request~~PropCo Operating License
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Non-Debt Fund Affiliate Assignment and Acceptance
Exhibit F	U.S. Tax Compliance Certificate
Exhibit G	Form of ~~First Lien~~ABL/Term Loan/Notes Intercreditor Agreement
Exhibit H	Form of Junior Lien Intercreditor Agreement

~~Schedule 1.01~~	~~Closing Date Conversions~~
Schedule 2.01	Commitments
Schedule 3.04	Governmental Approvals
Schedule 3.05(2)	Possession under Leases
Schedule 3.06(1)	Subsidiaries
Schedule 3.11	Taxes
Schedule 3.13	Environmental Matters
Schedule 3.15(1)	Owned Material Real Property
Schedule 3.15(2)	Leased Material Real Property
Schedule 3.18	Insurance
Schedule 3.20	Intellectual Property
Schedule ~~5.13~~5.12	Post-Closing Matters
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 10.01	Notice Information

v

TERM LOAN CREDIT AGREEMENT, dated as of October 25, 2013 (as amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time, this “Agreement”), by and among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), ~~MARIPOSA MERGER SUB~~NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, as a Borrower (~~“Merger Sub~~the “Lead Borrower” or “Existing Borrower”), THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company (“TNMG LLC”), THE NMG SUBSIDIARY LLC, a Delaware limited liability company (“The NMG Subsidiary” and together with TNMG LLC and the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Lenders party hereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, and as further defined in Section 1.01, the “Administrative Agent”), and as collateral agent (in such capacity, and as further defined in Section 1.01, the “Collateral Agent” and together with the Administrative Agent, the “Agents”).

RECITALS

(1)                                       ~~Ares Corporate Opportunities Fund III, L.P., Ares Corporate Opportunities Fund IV, L.P. and Canada Pension Plan Investment Board have formed Holdings, and pursuant to the Agreement and Plan of Merger, dated as of September 9, 2013 (the “Merger Agreement”), by and among NM MARIPOSA HOLDINGS, INC., a Delaware corporation, Merger Sub and NEIMAN MARCUS GROUP LTD INC., a Delaware corporation formerly known as Neiman Marcus, Inc. (the “Company”), Merger Sub will merge (the “Merger”) with and into the Company, with the Company being the survivor of such Merger.  As used herein, the “Borrower” means Merger Sub prior to the consummation of the Merger and the Company thereafter.~~ The Lead Borrower is party to that certain Credit Agreement, dated as of October 25, 2013 (as amended, supplemented or otherwise modified prior to the Amendment No. 2 Effective Date, including by that certain Refinancing Amendment, dated as of March 13, 2014, among Holdings, the Existing Borrower, the Lenders party thereto and the Administrative Agent, the “Existing Credit Agreement”), by and among Holdings, the Existing Borrower, certain Subsidiary Loan Parties, the Administrative Agent, the Collateral Agent and certain Lenders party thereto from time to time.

(2)                                       Pursuant to that certain Extension Amendment and Amendment No. 2 to Credit Agreement, dated as of June 7, 2019 (the “2019 Extension Amendment”), by and among Holdings, the Borrowers, the Subsidiary Loan Parties party thereto, the Administrative Agent, the Collateral Agent and the Lenders party thereto, the Administrative Agent and the Required Lenders have agreed, inter alia, to amend the Existing Credit Agreement in its entirety to read as set forth in this Agreement as of the Amendment No. 2 Effective Date (as defined below).

(3)                                       ~~(2)~~ In connection with the ~~consummation of the Merger, (a) the Lenders have agreed to extend credit to the Borrower in the form of Term Loans on the Closing Date in an aggregate principal amount of $2,950.0 million, (b) certain financial institutions have agreed to extend credit to the Borrower and certain co-borrowers in the form of revolving loans, swingline loans and letters of credit under the ABL Credit Agreement (as defined herein) and (c) each of the Sponsors and certain other equity investors (including members of the Company’s management) arranged by or designated by the Sponsors (such equity investors together with the Sponsors, the “Investors”) will, directly or indirectly, contribute to Holdings or another Parent Entity (as defined herein) cash or rollover equity in exchange for common equity of Holdings or such Parent Entity (and Holdings or such~~

~~Parent Entity will contribute such cash and rollover equity to the common equity capital of Merger Sub) and the aggregate amount of such contributed cash or rollover equity will be no less than 22.5% of the sum of (i) the aggregate gross proceeds of the loans borrowed on the Closing Date under the ABL Credit Agreement (excluding letters of credit), the Term Loans borrowed hereunder on the Closing Date and the aggregate gross cash proceeds from any sale of Senior Notes on or prior to the Closing Date, (ii) the aggregate outstanding principal amount of the Existing 2028 Debentures on the Closing Date and (iii) the amount of such cash and rollover equity contributed on the Closing Date after giving effect to the Transactions (such contribution, the “Equity Contribution”).~~2019 Extension Amendment and as part of the Recapitalization Transactions, the 2019 Extending Term Lenders have agreed to convert $2,775,439,480.18 of their 2013 Term Loans on the Amendment No. 2 Effective Date for either (i) Cash Pay Extended Term Loans and/or (ii) Cash Pay/PIK Extended Term Loans, or a combination of both in each case subject to the terms and conditions set forth in this Agreement and the 2019 Extension Amendment.

AGREEMENT

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:~~Article I~~

ARTICLE I

Definitions

SECTION 1.01.            Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

~~“ABL Claims” means the “ABL Claims” as defined in the Intercreditor Agreement.~~

“2013 Collateral” means the “2013 Term Loan Designated Collateral” as defined in the Collateral Agreement and also includes all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the 2013 Term Loan Lenders pursuant to any Security Document, including without limitation each mortgage of a Real Property entered into prior to the Amendment No. 2 Effective Date.

“2013 Term Loan Lenders” means Lenders holding 2013 Term Loans, in their capacity as such.

“2013 Term Loan Obligations” means the 2013 Term Loans and the Obligations under the Loan Documents directly related thereto, including interest thereon.

“2013 Term Loans” means (i) immediately prior to the effectiveness of the 2019 Extension Amendment, the Term Loans made to the Lead Borrower pursuant to the Existing Credit Agreement and (ii) immediately upon and after the effectiveness of the 2019 Extension Amendment and the 2019 Conversion (as defined therein), the Term Loans made to the Lead Borrower pursuant to the Existing Credit Agreement that the Lenders declined to convert into 2019 Extended Term Loans pursuant to the 2019 Extension Amendment, which remain outstanding under this Agreement as of the Amendment No. 2 Effective Date (which “2013 Term Loans” shall not include, for the avoidance of doubt, any Non-Participating Term Loan Exchange Indebtedness).

“2019 Extended Term Loan Collateral” means all Collateral other than the 2013 Collateral, ABL Priority Collateral, Call Right Collateral and Equity Interests in 2019 Extended Term Loan PropCo .

“2019 Extended Term Loan Installment Date” has the meaning assigned to such term in Section 2.06(3).

“2019 Extended Term Loan Liens” means Liens on the Collateral, which Liens have Required Collateral Lien Priority for Liens securing the 2019 Extended Term Loans.

“2019 Extended Term Loan Obligations” means the 2019 Extend Term Loans and the related Obligations under the Loan Documents related to the 2019 Extended Term Loans (for the avoidance of doubt, including any Additional 2019 Extended Term Loans, but not including any 2013 Term Loan Obligations or Non-Participating Term Loan Exchange Obligations).

“2019 Extended Term Loan PropCo” means NMG Term Loan PropCo LLC, a Delaware limited liability company that is a Subsidiary of the Lead Borrower formed solely to hold Real Property interests consisting of 2019 Extended Term Loan PropCo Assets.

“2019 Extended Term Loan PropCo Assets” means the 2019 Term Loan Priority Real Estate Assets, to the extent that such Real Property assets are Non-Mortgageable Leases.

“2019 Extended Term Loans” means, collectively, the Cash Pay Extended Term Loans and the Cash Pay/PIK Extended Term Loans and, as applicable, the Cash Pay Additional 2019 Extended Term Loans and the Cash Pay/PIK Additional 2019 Extended Term Loans, which shall, for the avoidance of doubt, each constitute a separate Class of Term Loans and a separate Term Facility hereunder; provided, however, that solely for purposes of Section 2.07, Section 2.08 (subject to clause (5)(d) thereof) or Section 2.15 and any analogous pro rata sharing provisions under this Agreement and the other Loan Documents, the 2019 Extended Term Loans shall not constitute separate Classes with respect to each other but shall constitute one Class solely for purposes of such pro rata sharing provisions; provided, further that the 2019 Extended Term Loan Obligations (other than the Additional 2019 Extended Term Loans and the Obligations under the Loan Documents related to the Additional 2019 Extended Term Loans) shall be subordinated in right of payment or “waterfall” priority to Obligations in respect of the Additional 2019 Extended Term Loans in respect of any recovery on account of the Call Right Collateral and the Guarantee of the applicable Obligations by Notes PropCo, if any, as set forth in Section 5.04 of the Collateral Agreement.

“2019 Extending Term Lenders” means the Lenders party to the 2019 Extension Amendment and identified as holding 2019 Extended Term Loans on Schedule 2.01 (other than any such Person that has ceased to be a party hereto in such capacity pursuant to an Assignment and Acceptance in accordance with Section 10.04), as well as any Person that acquires a direct interest in a 2019 Extended Term Loan pursuant to Section 10.04 or Section 2.20.

“2019 Extension Amendment” has the meaning assigned to such term in the recitals hereto.

“2019 Term Loan Priority Real Estate Assets” means (a) the Real Property assets set forth on (i) Schedule 3.15(1) under the heading “2019 Term Loan Priority Real Estate Assets” and (ii) Schedule 3.15(2) under the heading “2019 Term Loan Priority Real Estate Assets”.

“2028 Debentures” means the 7.125% debentures due 2028 issued by TNMG LLC (f/k/a/ The Neiman Marcus Group, Inc.) pursuant to an indenture, dated as of May 27, 1998, by and between The Neiman Marcus Group LLC (f/k/a Neiman Marcus Group, Inc.) and Wilmington Savings Fund Society, FSB, as successor trustee, as amended, restated, supplemented and/or otherwise modified from time to time, including on or about the date hereof (the “2028 Debentures Indenture”).

“2028 Debentures Collateral” means the “2028 Notes Collateral” as defined in the Junior Lien Intercreditor Agreement.

“2028 Debentures Indenture” has the meaning given such term in the definition of 2028 Debentures.

“2028 Debentures Obligations” means the 2028 Debentures and the related Indebtedness Obligations under the 2028 Debentures Indenture and the other Indebtedness Documents related to the 2028 Debentures.

“ABL Credit Agreement” means the Revolving Credit Agreement, dated as of the Original Closing Date, among Holdings, ~~Merger Sub~~the Existing Borrower, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, as such document may be amended, restated, supplemented or otherwise modified from time to time, including by that certain Fourth Amendment to ~~time.~~

~~“ABL Credit Agreement Refinancing Indebtedness” means “Credit Agreement Refinancing Indebtedness” as defined in the ABL Credit Agreement.”ABL Extended~~ Revolving ~~Commitments” means “Extended Loans” as defined in the ABL~~ Credit Agreement, dated as of the Amendment No. 2 Effective Date, by and among the parties thereto.

“ABL Facility” means the ~~“Revolving Facility” and any “Incremental Facility,” each as defined~~credit facilities provided for in the ABL Credit Agreement or with respect to any other Indebtedness incurred pursuant to Section 6.01(2).

~~“ABL Incremental Equivalent Debt” means any “Incremental Equivalent Debt” as defined in the ABL Credit Agreement.~~

~~“ABL Incremental Facilities” means any “Incremental Facility” as defined in the ABL Credit Agreement.~~

“ABL Loan Documents” means the ABL Credit Agreement and the other “Loan Documents” as defined in the ABL Credit Agreement or, as applicable, any other Indebtedness incurred pursuant to Section 6.01(2), as each such document may be amended, restated, supplemented or otherwise modified.

“ABL Obligations” means the “Obligations” as defined in the ABL Credit Agreement~~.”ABL Other Loans” means “Other Loans” as defined in the ABL Credit Agreement.~~ or,  as applicable, any similar term employed in respect of other Indebtedness incurred pursuant to Section 6.01(2).

“ABL Priority Collateral” means the “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“ABL Priority Collateral Asset Sale” means any Asset Sale that consists of or includes the disposition of ABL Priority Collateral outside the ordinary course of business, but solely to the extent of the sale of such ABL Priority Collateral.

“ABL Security Documents” means the “Security Documents” as defined in the ABL Credit Agreement.

“ABL/Term Loan/Notes Intercreditor Agreement” means the ABL/Term Loan/Notes Intercreditor Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Administrative Agent, the Collateral Agent, Deutsche Bank AG New York Branch, as administrative agent and collateral agent under the ABL Credit Agreement, the Second Lien Notes Collateral Agent, the Third Lien Notes Collateral Agent and any other parties party thereto from time to time, and acknowledged by Holdings and the Borrowers, as amended, restated, supplemented and/or otherwise modified from time to time.

“ABR” means, for any day, a fluctuating rate per annum equal to the highest of:

(1)                                       the Federal Funds Rate plus 1/2 of ~~1~~1.00%;

(2)                                       the prime commercial lending rate published as of such day by the Administrative Agent as the “prime rate;” and

(3)                                       the LIBOR Quoted Rate plus ~~1~~1.00%.

Any change in the ABR due to a change in the Federal Funds Rate, the “prime rate” or the LIBOR Quoted Rate will be effective on the effective date of such change in the Federal Funds Rate, the “prime rate” or the LIBOR Quoted Rate, as the case may be.

“ABR Borrowing” means a Borrowing comprised of ABR Loans.

“ABR Loan” means any Term Loan bearing interest at a rate determined by reference to the ABR.

“Additional 2019 Extended Term Loans” means Cash Pay Additional 2019 Extended Term Loan and Cash Pay/PIK Additional 2019 Extended Term Loans, in each case, incurred pursuant to Section 2.18.

“Additional 2019 Extended Term Loan Lenders” has the meaning assigned to such term in Section 2.18(5).

“Additional Lender” means the banks, financial institutions and other institutional lenders and investors (other than natural persons) that become Lenders in connection with an ~~Incremental Term Loan or~~ Other Term Loan; provided that no Disqualified Institution may be an Additional Lender.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to the greater of (1) the LIBO Rate in effect for such Interest Period divided by one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any, and (2) ~~1.00%~~(i) 1.00%, with respect to any Term Loans other than the 2019 Extended Term Loans (including, for the avoidance of doubt, the 2013 Term Loans) or (ii) 1.50%, with respect to any 2019 Extended Term Loans.

“Administrative Agent” means Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent for itself and the Lenders hereunder, and any duly appointed successor in such capacity.

“Administrative Agent Fees” has the meaning assigned to such term in Section 2.09(1).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means each Sponsor and each of its Affiliates, other than (1) Holdings or any of its Subsidiaries (including the ~~Borrower~~Borrowers) and (2) any natural person.

“Agents” means the Administrative Agent and the Collateral Agent, in their respective capacities as such.

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“Amendment No. 2 Effective Date” means the “Amendment Effective Date” as defined in the 2019 Extension Amendment.

“Annual Financial Statements” has the meaning assigned to such term in Section 5.04(1).

“Applicable Margin” means:

(1)                                       with respect to any 2013 Term Loans ~~made on the Closing Date, (a) as of the Closing Date, (x) for ABR Loans, 3.00% and (y) for Eurocurrency Loans, 4.00%, and (b) following delivery of Required Financial Statements for the Borrower’s fiscal quarter ending February 1, 2014,~~, the percentage per annum determined in accordance with the pricing grid set forth below, based on the Senior Secured First Lien Net Leverage Ratio for the most recent fiscal quarter ending on the date prior to the first day of each fiscal quarter of the Lead Borrower:

Senior Secured First Lien Net Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Eurocurrency Loans
Category 1: Greater than 4.00 to 1.00	~~3.00~~2.25%	~~4.00~~3.25%
Category 2: Less than or equal to 4.00 to 1.00	~~2.75~~2.00%	~~3.75~~3.00%

For purposes of the foregoing, each change in the Applicable Margin under this clause (1) resulting from a change in the Senior Secured First Lien Net Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent pursuant to

Section 5.04(1) or 5.04(2) of the Required Financial Statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Senior Secured First Lien Net Leverage Ratio shall be deemed to be in Category 1, at the option of the Administrative Agent or at the request of the Required Lenders, if the Lead Borrower fails to deliver the Required Financial Statements required to be delivered by it pursuant to Section 5.04(1) or 5.04(2) or the certificate of a Financial Officer of the Lead Borrower required pursuant to Section 5.04(3) during the period from the expiration of the time for delivery thereof until such Required Financial Statements and such certificate are delivered;

(2)                                       with respect to any ~~Incremental Term Loans, the “Applicable Margin” set forth in the Incremental Facility Amendment establishing the terms thereof;~~ Cash Pay Extended Term Loan, a percentage per annum equal to (a) for Eurocurrency Loans, 6.00% per annum and (b) for ABR Loans, 5.00% per annum;

(3)                                       with respect to any Cash Pay/PIK Extended Term Loan, a percentage per annum equal to (a) for Eurocurrency Loans, 6.50% per annum and (b) for ABR Loans, 5.50% per annum;

(4)                                       with respect to any Cash Pay Additional Extended Term Loan, a percentage per annum equal to (a) for Eurocurrency Loans, 6.00% per annum and (b) for ABR Loans, 5.00% per annum;

(5)                                       with respect to any Cash Pay/PIK Additional Extended Term Loan, a percentage per annum equal to (a) for Eurocurrency Loans, 6.50% per annum or (b) for ABR Loans, 5.50% per annum;

(6)                                       ~~(3)~~ with respect to any Other Term Loans, the “Applicable Margin” set forth in the Refinancing Amendment establishing the terms thereof; and

(7)                                       ~~(4)~~ with respect to any Extended Term Loans other than the 2019 Extended Term Loans, the “Applicable Margin” set forth in the Extension Amendment establishing the terms thereof.

“Applicable Premium” has the meaning assigned to such term in Section 2.07(5).

“Approved Fund” has the meaning assigned to such term in Section 10.04(2).

“Arranger” means each of Credit Suisse Securities (USA) LLC, Royal Bank of Canada, Deutsche Bank Securities Inc., Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc.

“Asset Sale” means any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any Sale and Lease-Back Transaction) to any Person of any asset or assets of the ~~Borrower~~Borrowers or any Restricted Subsidiary.

“Asset Sale Proceeds Account” means one or more deposit accounts or securities accounts (as such terms are defined in the Uniform Commercial Code) containing only the Net Cash Proceeds of Asset Sales or any Below Threshold Asset Sale Proceeds, any investments thereof in Cash Equivalents and the proceeds thereof, pending the application of such Net Cash Proceeds in accordance with Section 2.08(1), which accounts have been pledged to the Collateral Agent, for the benefit of the Secured Parties, on a first-priority basis pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent.

“Assignee” has the meaning assigned to such term in Section 10.04(2).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Lead Borrower (if required by Section 10.04), substantially in the form of Exhibit A or such other form that is approved by the Administrative Agent and reasonably satisfactory to the Lead Borrower.

“Available ~~Amount” means, as of any date, an amount, not less than zero, determined on a cumulative basis, equal to the sum, without duplication, of:~~ Contribution Proceeds” means, as of any date, (A) (i) an amount equal to the cumulative amount of cash proceeds received by the Lead Borrower in connection with the sale or issuance of Equity Interests of any Parent Entity after the Amendment No. 2 Effective Date (including upon exercise of warrants or options) which have been contributed to the capital of the Lead Borrower or exchanged for Equity Interests of the Lead Borrower, in each case, other than the proceeds of Disqualified Stock, contributions of the type set forth in Section 6.06(2)(c), the proceeds of common Equity Interest sales used to voluntarily prepay any 2013 Term Loan prior to the Maturity Date applicable thereto in accordance with Section 2.07(2)(b) and Cure Amounts, less (ii) any such amounts that are used prior to such date to make Investments under Section 6.04(3) or Section 6.04(4), and payments in respect of Junior Financing under Section 6.09(2)(f) or Section 6.09(4)(b) and (B) any property (for the avoidance of doubt, not the fair market value thereof, but property in the form received by the Lead Borrower) other than cash received by the Lead Borrower in connection with the sale or issuance of Equity Interests of any Parent Entity after the Amendment No. 2 Effective Date (including upon exercise of warrants or options) which have been contributed to the capital of the Lead Borrower or exchanged for Equity Interests of the Lead Borrower.

~~(1)                                 $200.0 million; plus~~

~~(2)                                 the Cumulative Retained Excess Cash Flow Amount as of such date (measured annually); plus~~

~~(3)                                 the cumulative amount of cash proceeds and the fair market value of property (other than cash) received by the Borrower or any Parent Entity in connection with the sale or issuance of Equity Interests of the Borrower or any Parent Entity after the Closing Date and on or prior to such date (including upon exercise of warrants or options or in connection with a Permitted Acquisition or other Permitted Investment) which, with respect to proceeds or property received in connection with the sale or issuance of Equity Interests of a Parent Entity, have been contributed to the capital of the Borrower or exchanged for Equity Interest of the Borrower, other than the proceeds of Disqualified Stock, Excluded Contributions, Cure Amounts, any net cash proceeds that are used prior to such date for Restricted Payments under Section 6.06(1) or Section 6.06(2)(b), and equity used to incur Contribution Indebtedness; plus~~

~~(4)                                 100% of the aggregate amount of cash contributions to the capital of the Borrower and the fair market value of property other than cash contributed to the capital of the Borrower after the Closing Date, other than the proceeds of Disqualified Stock, Excluded Contributions, Cure Amounts, any net cash proceeds that are used prior to such date for Restricted Payments under Section 6.06(1) or Section 6.06(2)(b), and equity used to incur Contribution Indebtedness; plus~~

~~(5)                                 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified~~

~~Stock) of the Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness (including Disqualified Stock) issued to Holdings, the Borrower or a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stocks) of the Borrower or any Parent Entity; plus~~

~~(6)                                 100% of the aggregate amount of cash (and the fair market value of property other than cash) received by the Borrower or any Restricted Subsidiary after the Closing Date from (a) the sale (other than to Holdings, the Borrower or any Restricted Subsidiary) of the Equity Interests of any Unrestricted Subsidiary or (b) any dividend or other distribution (including any payment on intercompany Indebtedness) by any such Unrestricted Subsidiary; plus~~

~~(7)                                 in the event any Unrestricted Subsidiary becomes a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings, the Borrower or any Restricted Subsidiary, the lesser of (a) the fair market value of the Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time such Unrestricted Subsidiary becomes a Restricted Subsidiary or at the time of such merger, consolidation, amalgamation, transfer or liquidation (or of the assets transferred or conveyed, as applicable) and (b) the fair market value of the original Investments by the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary, in each case, as determined by a Responsible Officer of the Borrower in good faith; plus~~

~~(8)                                 any mandatory prepayment declined by a Lender; minus~~

~~(9)                                 the use of such Available Amount since the Closing Date.~~

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“~~Available Incremental Term Loan Facility Amount” has the meaning assigned to such term in Section 2.18(3).~~Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Below Threshold Asset Sale Proceeds” means the cash proceeds of Asset Sales involving aggregate consideration of $~~10.0~~5.0 million or less.

“Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred.  The terms “Beneficial Ownership”, “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.

“Borrower” has the meaning assigned to such term in the ~~recitals to this Agreement~~introductory paragraph hereof.  As used herein, the term “Borrower” shall mean, as the context requires, “Borrower” or “Borrowers”.

“Borrower Materials” has the meaning assigned to such term in Section 10.17(1).

“Borrowing” means a group of Term Loans of a single Type made on a single date under a single Term Facility and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

~~“Borrowing Base” means as of any date, the sum of:~~

~~(1)                                 90% of all accounts receivable held by the Borrower and the Restricted Subsidiaries as of such date; plus~~

~~(2)                                 90% of the inventory held by the Borrower and the Restricted Subsidiaries as of such date; plus~~

~~(3)                                 100% of all cash and Cash Equivalents held by the Borrower and the Restricted Subsidiaries as of such date;~~

~~in each case, determined on a consolidated basis in accordance with GAAP based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.~~

“Borrowing Request” means a request by the Borrower in accordance with the terms of ~~Section 2.02~~this Agreement and substantially in ~~the form of Exhibit C~~a form mutually satisfactory to the Administrative Agent and the Lead Borrower.

“Budget” has the meaning assigned to such term in Section 5.04(~~5~~8).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that when used in connection with a Eurocurrency Loan, the term “Business Day” also excludes any day on which banks are not open for dealings in deposits in the London interbank market.

“Call Right” means “Call Right” as defined in the Junior Lien Intercreditor Agreement.

“Call Right Cap Recovery” has the meaning assigned to such term in the Junior Lien Intercreditor Agreement.

“Call Right Collateral” means the Notes Priority Real Estate Assets that are not Notes PropCo Assets and the Equity Interests in Notes PropCo, and all the proceeds of any of the foregoing.

“Capital Expenditures” means, for any period, the aggregate of all expenditures incurred by the ~~Borrower~~Borrowers and the Restricted Subsidiaries during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the consolidated statement of cash flows of the ~~Borrower~~Borrowers and ~~its~~their Restricted Subsidiaries for such period; provided that Capital Expenditures will not include:

(1)                                       expenditures to the extent they are made with (a) Equity Interests of any Parent Entity or (b) proceeds of the issuance of Equity Interests of, or a cash capital contribution to, the ~~Borrower~~Borrowers after the ~~Closing~~Amendment No. 2 Effective Date;

(2)                                       expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries;

(3)                                       interest capitalized during such period;

(4)                                       expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding the ~~Borrower~~Borrowers and any Restricted Subsidiary) and for which none of the ~~Borrower~~Borrowers or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period);

(5)                                       the book value of any asset owned by the ~~Borrower~~Borrowers or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a Capital Expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that any expenditure necessary in order to permit such asset to be reused will be included as a Capital Expenditure during the period that such expenditure is actually made;

(6)                                       the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (a) used or surplus equipment traded in at the time of such purchase or (b) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business;

(7)                                       Investments in respect of a Permitted Acquisition~~;(8)                                              the Merger~~; or

(8)                                       ~~(9)~~ the purchase of property, plant or equipment to the extent purchased with the proceeds of Asset Sales that are not applied to prepay Term Loans pursuant to Section 2.08.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP (as in effect on the Original Closing Date, notwithstanding any modification or interpretative change thereto after the Original Closing Date and excluding the effect to any treatment of leases under Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect)) and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means:

(1)                                       in the case of a corporation, corporate stock;

(2)                                       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                                       Dollars, Canadian dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member of the European Union or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time in the ordinary course of business and not for speculation;

(2)                                       direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case, with maturities not exceeding two years;

(3)                                       time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250.0 million;

(4)                                       repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with a bank meeting the qualifications described in clause (3) above;

(5)                                       commercial paper or variable or fixed rate notes maturing not more than one year after the date of acquisition issued by a corporation rated at least “P-1” by Moody’s or “A-1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(6)                                       securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(7)                                       Indebtedness issued by Persons (other than the Sponsors) with a rating of at least “A 2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one year from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(8)                                       Investments in money market funds with average maturities of 12 months or less from the date of acquisition that are rated “Aaa3” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(9)                                       instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any such Restricted Subsidiary is located or in which such Investment is made; and

(10)                                shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (1) through (9) above.

“Cash Management Bank” means any provider of Cash Management Services that, at the time such Cash Management Obligations were entered into or, if entered into prior to the ~~Closing~~Amendment No. 2 Effective Date, on the ~~Closing~~Amendment No. 2 Effective Date, was the Administrative Agent, a Lender or an Affiliate of the foregoing, whether or not such Person subsequently ceases to be the Administrative Agent, a Lender or an Affiliate of the foregoing.

“Cash Management Obligations” means obligations owed by any Loan Party to any Cash Management Bank in respect of or in connection with Cash Management Services and designated by the Cash Management Bank and the Lead Borrower in writing to the Administrative Agent as “Cash Management Obligations” under this Agreement (but only if such obligations have not been designated as “Cash Management Obligations” under the ABL Credit Agreement).

“Cash Management Services” means any treasury, depository, pooling, netting, overdraft, stored value card, purchase card (including so called “procurement card” or “P-card”), debit card, credit card, cash management and similar services and any automated clearing house transfer of funds.

“~~Certain Funds Provisions~~Cash Pay Additional 2019 Extended Term Loans” has the meaning ~~given~~assigned to such term in ~~the Commitment Letter~~Section 2.18(8).

“Cash Pay Extended Term Loans” means Term Loans incurred under the 2019 Extension Amendment, for which the applicable 2019 Extending Term Lender has elected the classification “Cash Pay Extended Term Loans” in accordance with the 2019 Extension Amendment, which Term Loans shall bear interest at the rate described in clause (2) of the definition of “Applicable Margin”.

“Cash Pay/PIK Additional 2019 Extended Term Loans” has the meaning assigned to such term in Section 2.18(8).

“Cash Pay/PIK Extended Term Loans” means Term Loans incurred under the 2019 Extension Amendment for which the applicable 2019 Extending Term Lender has elected the classification “Cash Pay/PIK Extended Term Loans” in accordance with the 2019 Extensions Amendment, which Term Loans shall bear interest at the rate described in clause (3) of the definition of “Applicable Margin”.

“Causes of Action” means any action, Claim, cause of action, controversy, demand, right, action, lien, indemnity, interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, and license of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Amendment No. 2 Effective Date, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-U.S. law.  For the avoidance of doubt, “Cause of Action” includes:  (a) any right of setoff, counterclaim, or recoupment and any Claim for breach of contract or for breach of duties imposed by law or in equity; (b) any Claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, fraudulent transfer or fraudulent conveyance or voidable transaction law, violation of local, state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any Claim pursuant to section 362 or chapter 5 of the title 11 of the United States Code or similar local, state, or federal U.S. or non-U.S. law; (d) any Claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of title 11 of the United States Code; (e) any state or foreign law pertaining to actual or constructive fraudulent transfer, fraudulent conveyance, or similar Claim; and (f) any “lender liability” or equitable subordination claims or defenses.

A “Change in Control” will be deemed to occur if:

(1)                                 at any time,

(a)                                 Holdings ceases to Beneficially Own, directly or indirectly, 100% of the issued and outstanding Equity Interests of the ~~Borrower; provided, however, that prior to the completion of the Closing Date Conversions, a controlled Affiliate of the Sponsors may own the Class B Capital Stock of the Borrower~~Borrowers;; or

(b)                                 a “change of control” (or comparable event) occurs under the ABL Credit Agreement ~~or~~, the Secured Notes Indentures, the Senior Notes Indentures or the documentation governing any Permitted Refinancing Indebtedness in respect of any of the foregoing, in each case, if any Indebtedness is outstanding under such agreement; or

(2)                                 at any time prior to the consummation of a Qualified IPO, the Permitted Holders, taken together, cease to Beneficially Own, directly or indirectly, Voting Stock representing ~~50% or~~ more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings (determined on a fully diluted basis but without giving effect to contingent voting rights not yet vested); or

(3)                                 at any time after the consummation of a Qualified IPO, any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such Person and its ~~subsidiaries~~Subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, acquires Beneficial Ownership of Voting Stock of a Parent Entity representing (a) more than 35% of the aggregate ordinary voting power for the election of directors represented by the issued and outstanding Equity Interests of such Parent Entity (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) and (b) more than the percentage of the aggregate ordinary voting power for the election of directors that is at the time Beneficially

Owned, directly or indirectly, by the Permitted Holders, taken together (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested).

“Change in Law” means:

(1)                                 the adoption of any law, rule or regulation after the ~~Closing~~Amendment No. 2 Effective Date;

(2)                                 any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the ~~Closing~~Amendment No. 2 Effective Date; or

(3)                                 compliance by any Lender (or, for purposes of Section 2.12(2), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority, made or issued after the ~~Closing~~Amendment No. 2 Effective Date; provided that, notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case will be deemed to be a “Change in Law,” regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning assigned to such term in Section 10.09.

“Claim” means any (a) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

“Class” means, with respect to a Term Facility, (a) when used with respect to Lenders, the Lenders under such Term Facility, and (b) when used with respect to Term Loans or Borrowings, Term Loans or Borrowings under such Term Facility.  For the avoidance of doubt, (i) as of the Amendment No. 2 Effective Date, there shall be three separate Classes of Term Loans hereunder, consisting of one Class of 2013 Term Loans and two Classes of 2019 Extended Term Loans, (ii) the Non-Participating Term Loan Exchange Indebtedness (if any) shall be a separate Class of Term Loans from the 2013 Term Loans and any Class of 2019 Extended Term Loans, and (iii) each class of Additional 2019 Extended Term Loans shall be a separate Class from any other Class of 2019 Extended Term Loans (except as set forth in the definition of “2019 Extended Term Loan”) and the 2013 Term Loans.

~~“Closing Date” means October 25, 2013.~~

~~“Closing Date Conversions” means the transactions described on Schedule 1.01.~~

~~“Closing Date Refinancing” means the repayment of debt contemplated by the Debt Payoff Letter (as defined in the Merger Agreement).~~

~~“Closing Date Senior Secured First Lien Net Leverage Ratio” means 4.70 to 1.00.~~

~~“Closing Date Total Net Leverage Ratio” means 7.00 to 1.00.~~

“Co-Managers” means each of BMO Capital Markets Corp., Jefferies Finance LLC, UBS Securities LLC and MCS Corporate Lending LLC.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the “Collateral” as defined in the Collateral Agreement and also includes all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Security Document, including all interests in Real Property mortgaged in accordance with Section 5.12 hereof and the Real Property constituting Collateral prior to the Amendment No. 2 Effective Date.

“Collateral Agent” means Credit Suisse AG, Cayman Islands Branch, in its capacity as Collateral Agent for itself and the other Secured Parties, and any duly appointed successor in that capacity.

“Collateral Agreement” means the Amended and Restated Term Loan Guarantee and Collateral Agreement, dated as of the ~~Closing~~Amendment No. 2 Effective Date, among the Loan Parties and the Collateral Agent, as amended, supplemented , restated and/or otherwise modified from time to time.

“Commitment” means, ~~with respect to each Lender, the commitment of such Lender to make Term Loans as set forth on Schedule 2.01.  On the Closing Date, the aggregate amount of Commitments is $2,950.0 million.~~for any Lender, the commitment of such Lender to make Other Term Loans pursuant to Section 2.19 or the commitment of such Lender to make Extended Term Loans pursuant to Section 2.20.

~~“Commitment Letter” means that certain Commitment Letter, dated as of September 9, 2013, by and among Merger Sub, Credit Suisse AG, Credit Suisse Securities (USA) LLC, Royal Bank of Canada, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch and Deutsche Bank AG Cayman Islands Branch and including any joinders thereto.~~

“~~Company~~Consent Fees” has the meaning assigned to such term in ~~the recitals hereto~~Section 2.09(2).

“Consolidated Debt” means, as of any date, the sum (without duplication) of all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money, Disqualified Stock and Indebtedness in respect of the deferred purchase price of property or services of the ~~Borrower~~Borrowers and the Restricted Subsidiaries and all Guarantees of the foregoing, determined on a consolidated basis in accordance with GAAP, based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income of the ~~Borrower~~Borrowers for such period:

(1)                                       increased, in each case to the extent deducted in calculating such Consolidated Net Income (and without duplication), by:

(a)                                 provision for taxes based on income, profits or capital, including state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including any penalties and interest relating to any tax examinations, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar tax credits, and including an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of the ~~Borrower~~Borrowers or any Parent Entity in respect of such period (in each case, to the extent attributable to the operations of the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries), which will be included as though such amounts had been paid as income taxes directly by the ~~Borrower~~Borrowers; plus

(b)                                 Consolidated Interest Expense; plus

(c)                                  cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock of the ~~Borrower~~Borrowers or any Restricted Subsidiary; plus

(d)                                 all depreciation and amortization charges and expenses; plus

(e)                                  all

(i)                                     losses, charges, fees, costs and expenses relating to the Recapitalization Transactions;

(ii)                                  transaction fees, costs and expenses incurred in connection with the consummation of any transaction that is out of the ordinary course of business (or any transaction proposed but not consummated) permitted under this Agreement, including equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness permitted to be incurred under this Agreement (including any Permitted Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions; and

(iii)                               without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period; plus

(f)                                   any expense or deduction attributable to minority Equity Interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Subsidiary of the ~~Borrower~~Borrowers; plus

(g)                                  the amount of ~~management, monitoring, consulting, transaction and advisory fees (including termination fees) and related~~ indemnities, fees, charges and expenses paid or accrued to or on behalf of any Parent Entity or any of the Permitted Holders, in each case, to the extent permitted by Section 6.07; plus

(h)                                 earn-out obligations incurred in connection with any Permitted Acquisition or other Investment; plus

(i)                                     all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees of the ~~Borrower~~Borrowers and all losses, charges and expenses related to payments made to holders of options or other derivative Equity Interests in the common equity of the ~~Borrower~~Borrowers or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(j)                                    all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period (i) the Lead Borrower may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent the Lead Borrower does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(k)                                 all costs and expenses in connection with pre-opening and opening of stores, distribution centers and other facilities that were not already excluded in calculating such Consolidated Net Income; and

(2)                                       decreased, without duplication and to the extent increasing such Consolidated Net Income for such period, by non-cash gains (excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Original Closing Date).  For the avoidance of doubt, amortization of tenant and developer allowances will not be deducted pursuant to this clause (2).

~~Notwithstanding the foregoing, the Consolidated EBITDA of the Borrower for the fiscal quarters ended:~~

~~(i)                                     August 3, 2013 will be deemed to be $107.2 million;~~

~~(ii)                                  April 27, 2013 will be deemed to be $206.2 million;~~

~~(iii)                               January 26, 2013 will be deemed to be $178.3 million; and~~

~~(iv)                              October 27, 2012 will be deemed to be $179.8 million;~~

~~it being understood that the amounts listed in the foregoing clauses (i), (ii), (iii) and (iv) do not give effect to the adjustments provided for in the definition of Pro Forma Basis for any transactions or events other than the Transactions.~~

“Consolidated First Lien Net Debt” means, as of any date, all Consolidated Debt as of such date (i) that constitutes Obligations or that is secured by a Lien on the Term/Note Priority Collateral that is pari passu with the Lien securing the Obligations ~~or~~(other than with respect to ABL Priority Collateral or, prior to the Call Right Cap Recovery, the Call Right Collateral), (ii) that is secured by a Lien on the ABL Priority Collateral that is senior to or pari passu with the Lien securing the Obligations, or (iii) prior to the Call Right Cap Recovery, constitutes outstanding Third Lien Notes Obligations or Second Lien Notes Obligations up to a maximum principal amount of $200.0 million, minus all Unrestricted Cash as of such date, in each case, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis;

provided that for purposes of calculating the amount of Consolidated First Lien Net Debt with respect to any Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.  For the avoidance of doubt, Indebtedness in respect of the ABL Credit Agreement will constitute Consolidated First Lien Net Debt.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                 the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income (including pay-in-kind interest payments, amortization of original issue discount, the interest component of Capital Lease Obligations and net payments and receipts (if any) pursuant to Hedge Agreements relating to interest rates (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of hedging obligations, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, any expenses resulting from the discounting of the ~~Existing~~ 2028 Debentures as a result of the purchase accounting treatment of the Original Transactions and the Recapitalization Transactions and all discounts, commissions, fees and other charges associated with any ~~Receivables Facility~~receivables facility); plus

(2)                                 consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)                                 any amounts paid or payable in respect of interest on Indebtedness the proceeds of which have been contributed to the referent Person and that has been Guaranteed by the referent Person; less

(4)                                 interest income of the referent Person and its Restricted Subsidiaries for such period~~;~~.

~~provided that when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period.~~  For purposes of this definition, interest on Capital Lease Obligations will be deemed to accrue at the interest rate reasonably determined by a Responsible Officer of the Lead Borrower to be the rate of interest implicit in such Capital Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP (adjusted to reflect any charge, tax or expense incurred or accrued by Holdings or any Parent Entity during such period attributable to the operations of the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries as though such charge, tax or expense had been incurred by the ~~Borrower~~Borrowers, to the extent that the ~~Borrower~~Borrowers has made or would be entitled under the Loan Documents to make any Restricted Payment or other payment to or for the account of Holdings in respect thereof) and before any deduction for preferred stock dividends; provided that:

(1)                                 all net after-tax extraordinary, nonrecurring or unusual gains, losses, income, expenses and charges, and in any event including all restructuring, severance, relocation, consolidation, integration or other similar charges and expenses, contract termination costs, excess pension charges, system establishment charges, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments or modifications to pension and post-retirement employee benefit plans ~~in connection with the Transactions or otherwise~~, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments ~~related to the Transactions or otherwise~~ (including any transition-related expenses incurred before, on or after the ~~Closing~~Amendment No. 2 Effective Date), will be excluded;

(2)                                 all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations will be excluded;

(3)                                 all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions other than in the ordinary course of business (as determined in good faith by a Responsible Officer of the Lead Borrower) will be excluded;

(4)                                 all net after-tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Hedge Agreements or other derivative instruments will be excluded;

(5)                                 all non-cash gain, loss, expense or charge attributable to the movement in the mark-to-market valuation of Hedge Agreements or other derivative instruments will be excluded;

(6)                                 (a) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person, or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (b) the net income for such period will include any ordinary course dividends, distributions or other payments in cash received from any such Person during such period in excess of the amounts included in clause (a) hereof;

(7)                                 the cumulative effect of a change in accounting principles during such period will be excluded;

(8)                                 the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to ~~the Transactions or~~ any acquisition consummated before or after the ~~Closing~~Amendment No. 2 Effective Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(9)                                 all non-cash impairment charges and asset write-ups, write-downs and write-offs will be excluded;

(10)                          all non-cash expenses realized in connection with or resulting from stock option plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights will be excluded;

(11)                          any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(12)                          accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Recapitalization Transactions within ~~18~~12 months after the ~~Closing~~Amendment No. 2 Effective Date will be excluded;

(13)                          all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, will be excluded;

(14)                          any currency translation gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Hedge Agreements for currency exchange risk), will be excluded;

(15)                          (a) the non-cash portion of “straight-line” rent expense will be excluded and (b) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(16)                          expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (a) has not been denied by the applicable carrier in writing and (b) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed with such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (16);

(17)                          losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(18)                          (a) cash costs and expenses in connection with pre-opening and opening of stores, distribution centers and other facilities in an aggregate amount not to exceed $20.0 million for any four-quarter period, and all non-cash pre-opening costs and expenses, will be excluded, and (b) all income, loss, charges and expenses associated with stores, distribution centers and other facilities closed in any period, or scheduled for closure within 12 months of the date on which Consolidated Net Income is being calculated, will be excluded; and

(19)                          non-cash charges for deferred tax asset valuation allowances will be excluded~~; and(20)    solely for the purpose of determining the amount available for Restricted Payments under Section 6.06(15), the net income (or loss) for such period of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or,~~

~~directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein~~.

“Consolidated Total Assets” means, as of any date, the total assets of the ~~Borrower~~Borrowers and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Consolidated Total Net Debt” means, as of any date, the Consolidated Debt as of such date minus all Unrestricted Cash as of such date, in each case, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis; provided that for purposes of calculating the Consolidated Total Net Debt with respect to any Indebtedness being incurred in reliance on compliance with any financial ratio-based incurrence test, Unrestricted Cash will not include any proceeds received from such Indebtedness.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

~~“Contribution Indebtedness” has the meaning assigned to such term in Section 6.01(15).~~

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” will have correlative meanings.

“Control Agreement” means any “Control Agreement” as defined in the Collateral Agreement.

“Controlled Accounts” means “Blocked Accounts” as defined in the ABL Credit Agreement, the Asset Sale Proceeds Accounts, and any other Deposit Account (as defined in the Collateral Agreement), Security Account (as defined in the Collateral Agreement) or Commodities Account (as defined in the Collateral Agreement) subject to a Lien perfected by control to the secure the ABL Obligations or similar arrangement providing for perfection by control of such accounts in connection with the ABL Loan Documents, in each case subject to the terms of the Intercreditor Agreement.

“Credit Agreement Refinancing Indebtedness” means secured or unsecured Indebtedness of the ~~Borrower~~Borrowers in the form of term loans or notes; provided that:

(1)                                       such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, convert, replace or refinance, in whole or part, Indebtedness (“Refinanced Debt”) that is either Term Loans or other Credit Agreement Refinancing Indebtedness;

(2)                                       such Indebtedness is in an original aggregate principal amount not greater than the principal amount of the Refinanced Debt (plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, defeasance costs, fees, commissions and expenses);

(3)                                       the Weighted Average Life to Maturity of such Indebtedness is equal to or longer than the remaining Weighted Average Life to Maturity of the Refinanced Debt, and the final maturity date of such Credit Agreement Refinancing Indebtedness may not be earlier than the Latest Maturity Date;

(4)                                       such Indebtedness, if incurred under this Agreement, may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder (and otherwise may not participate at all);

(5)                                       such Indebtedness is not secured by any assets or property of Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary that does not constitute Collateral ~~(subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender)~~;

(6)                                       such Indebtedness is not guaranteed or incurred by any Subsidiary of the ~~Borrower~~Borrowers other than a Subsidiary Loan Party or by any other entity that is not a Loan Party (unless such entity becomes a Loan Party in connection with the incurrence of such Indebtedness);

(7)                                       if such Indebtedness is not incurred under this Agreement as new Obligations but is secured:

(a)                                 the security agreements relating to such Indebtedness are substantially similar to ~~or~~ the ~~same as the~~corresponding Security Documents (as determined in good faith by a Responsible Officer of the Lead Borrower);

(b)                                 ~~if such Indebtedness is secured on a pari passu basis with the Term Loans, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of a First Lien Intercreditor Agreement and, if applicable, the Intercreditor Agreement;~~ [reserved];

(c)                                  ~~if such Indebtedness is secured on a junior basis to the Term Loans,~~ a Debt Representative, acting on behalf of the holders of such Indebtedness, has become party to or is otherwise subject to the provisions of ~~a~~the Junior Lien Intercreditor Agreement as a second, third or other subordinate-ranking Lien priority party and, if applicable, ~~the~~has become party to any other Intercreditor Agreement;

(8)                                       the terms and conditions of such Indebtedness are substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to such Refinanced Debt (or, in the case of any Non-Participating Term Loan Exchange Indebtedness, the 2019 Extended Term Loans) as determined in good faith by a Responsible Officer of the Lead Borrower; provided that the Lead Borrower will promptly deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness ~~(unless the Borrower is bound by a confidentiality obligation with respect thereto, in which case the Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof)~~; provided that this clause (8) will not apply to:

(a)                                 terms addressed in the preceding clauses (1) through (7);

(b)                                 (i) interest rate, fees, funding discounts and other pricing terms; (ii) redemption, prepayment or other premiums; (iii) optional prepayment terms; and (iv) redemption terms~~; (c) subordination terms~~; and

(c)                                  ~~(d)~~ covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness.

~~Credit Agreement Refinancing Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.~~

“~~Cumulative Retained Excess Cash Flow Amount” means, as of any date, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date and prior to such date.~~Credit Support” means, with respect to any Person and any Indebtedness or other Indebtedness Obligations, (i) such Person’s Guarantee of, or becoming a direct or indirect obligor with respect to, such Indebtedness or other Indebtedness Obligations, (ii) such Person’s pledge or other hypothecation of its assets to directly or indirectly secure or provide recourse with respect to such Indebtedness or other Indebtedness Obligations, (iii) such Person becoming directly or indirectly liable for such Indebtedness or other Indebtedness Obligations or (iv) such Person providing any other form of direct or indirect credit support for such Indebtedness or other Indebtedness Obligations (including by means of a “keepwell” or other similar commitment).

“Cure Amount” means the amount of cash contributions to the capital of the Lead Borrower made pursuant to Section 8.02 of the ABL Credit Agreement.

“Current Assets” means, as of any date, all assets (other than Cash Equivalents or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the ~~Borrower~~Borrowers and the Restricted Subsidiaries as “current assets” (other than amounts related to current or deferred Taxes based on income or profits), determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Current Liabilities” means, as of any date, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the ~~Borrower~~Borrowers and the Restricted Subsidiaries as “current liabilities,” other than:

(1)                                 the current portion of any Indebtedness;

(2)                                 accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid);

(3)                                 accruals for current or deferred Taxes based on income or profits;

(4)                                 accruals, if any, of transaction costs resulting from the Original Transactions or the Recapitalization Transactions; and

(5)                                 accruals of any costs or expenses related to (a) severance or termination of employees prior to the ~~Closing~~Amendment No. 2 Effective Date or (b) bonuses, pension and other post-retirement benefit obligations;

in each case, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Debt Fund Affiliate” means:

(1)                                 any Affiliate, division or internal group of a Permitted Investor that has the principal purpose of investing in, acquiring or trading commercial loans, bonds or similar extensions of credit in the ordinary course; and

(2)                                 any investment fund or account of a Permitted Investor managed by third parties (including by way of a managed account, a fund or an index fund in which a Permitted Investor has invested) or a division or internal group within a Permitted Investor that is not organized or used primarily for the purpose of making equity investments, in each case, with respect to which a Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Debt Representative” means, with respect to any Indebtedness that is secured on a ~~pari passu basis with, or on a~~ junior basis to~~,~~ the Term Loans, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Declining Lender” has the meaning assigned to such term in Section 2.08(4).

“Default” means any event or condition which, but for the giving of notice, lapse of time or both, would constitute an Event of Default.

~~“Defaulting Lender” means any Lender whose acts or failure to act, whether directly or indirectly, constitutes a Lender Default.~~

~~“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or any Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.~~

“Disinterested Director” means, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disqualified Institution” means:

(1)                                       (a)         any Person that is a competitor of the ~~Borrower~~Borrowers and identified by the Lead Borrower in writing to the Administrative Agent on or prior to the ~~Closing~~Amendment No. 2 Effective Date;

(b)                                 any Person that is a competitor of the ~~Borrower~~Borrowers and identified by the Lead Borrower in good faith in writing to the Administrative Agent from time to time after the ~~Closing~~Amendment No. 2 Effective Date; provided that such Person will not be a

Disqualified Institution if the Administrative Agent reasonably determines in good faith that such Person is not a competitor of the ~~Borrower~~Borrowers and notifies the Lead Borrower of such determination promptly following the date on which the Lead Borrower identifies such Person to the Administrative Agent; and

(c)                                  together with any Affiliates of such competitors described in the foregoing clauses (a) and (b) that are reasonably identifiable as such (other than any such Affiliate that is a bank, financial institution or fund (other than a Person described in clause (2) below) that regularly invest in commercial loans or similar extensions of credit in the ordinary course of business and for which no personnel involved with the relevant competitor (i) make investment decisions or (ii) have access to non-public information relating to the ~~Borrower~~Borrowers or any Person that forms part of the ~~Borrower’s~~Borrowers’ business (including ~~its~~their Subsidiaries)); or

(2)                                       certain banks, financial institutions, other institutional lenders and investors and other entities that are identified by the Lead Borrower in writing to the Administrative Agent on or prior to the ~~Closing~~Amendment No. 2 Effective Date.

Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the Administrative Agent will not have any responsibility or obligation to determine whether any Lender or potential Lender is a Disqualified Institution and the Administrative Agent will have no liability with respect to any assignment made to a Disqualified Institution.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are redeemable or exchangeable at the option of the holder thereof), or upon the happening of any event or condition:

(1)                                       mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the prior repayment in full of the Term Loans and all other Obligations that are accrued and payable ~~and the termination of the Commitments~~);

(2)                                       are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part;

(3)                                       provide for the scheduled payments of dividends in cash; or

(4)                                       either mandatorily or at the option of the holders thereof, are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the earlier of:

(a)                                 the Latest Maturity Date; and

(b)                                 the date on which the Term Loans and all other Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are repaid in full ~~and the Commitments are terminated~~;

provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests will not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that is not Disqualified Stock will not be deemed to be Disqualified Stock.

~~“Distressed Person” has the meaning assigned to such term in the definition of “Lender-Related Distress Event.”~~

“Dollars” or “$” means lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Lead Borrower that is organized under the laws of the United States or any political subdivision thereof, and “Domestic Subsidiaries” means any two or more of them.  Unless otherwise indicated in this Agreement, all references to Domestic Subsidiaries will mean Domestic Subsidiaries of the Lead Borrower.

“Dutch Auction” means an auction of Term Loans conducted~~:(1)~~          pursuant to Section 10.04(10) to allow an Affiliated Lender to acquire Term Loans at a discount to par value and on a pro rata basis~~; or~~

~~(2)                                 pursuant to Section 10.04(14) to allow a Purchasing Borrower Party to prepay Term Loans at a discount to par value and on a pro rata basis,in each case,~~ in accordance with the applicable Dutch Auction Procedures.

“Dutch Auction Procedures” means, with respect to a purchase of Term Loans in a Dutch Auction, Dutch auction procedures as reasonably agreed upon by the applicable Affiliated Lender ~~or Purchasing Borrower Party, as the case may be,~~ and the Administrative Agent.

“~~environment~~EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition and is subject to the supervision of an EEA Resolution Authority, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision of an EEA Resolution Authority with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environment” means ambient ~~and indoor~~ air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, and natural resources such as flora and fauna.

“Environmental Laws” means all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, legally binding agreements and final, legally binding decrees or judgments, in each case, promulgated or entered into by or with any Governmental Authority, relating ~~in any way~~ to the ~~environment~~Environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to ~~the environment or~~ exposure to Hazardous Materials).

“Equity Contribution” ~~has the meaning assigned to such term in the recitals to this Agreement~~means the amount of cash and rollover equity contributed on the Original Closing Date after giving effect to the Original Transactions.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with ~~Holdings or~~ any ~~of its Subsidiaries~~Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section ~~302~~302, 303 and 306(g) of ERISA and Section 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means:

(1)                                       a Reportable Event, or the requirements of Section 4043(b) of ERISA apply, with respect to a Plan;

(2)                                       a withdrawal by ~~Holdings or~~ any ~~of its Subsidiaries~~Loan Party or, to the knowledge of Holdings or the Lead Borrower, any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations by ~~Holdings or any of its Subsidiaries~~any Loan Party or, to the knowledge of Holdings or the Lead Borrower, any ERISA Affiliate that is treated as a termination or withdrawal under Section 4062(e) of ERISA;

(3)                                       a complete or partial withdrawal by ~~Holdings or~~ any ~~of its Subsidiaries~~Loan Party or, to the knowledge of Holdings or the Lead Borrower, any ERISA Affiliate from a Multiemployer Plan, receipt of written notification by ~~Holdings or~~ any ~~of its Subsidiaries~~Loan Party or, to the knowledge of Holdings or the Lead Borrower, any ERISA Affiliate concerning the imposition of Withdrawal Liability on it or written notification that a Multiemployer Plan is, or is expected to be, insolvent~~, in reorganization~~ within the meaning of Title IV of ERISA or endangered or in critical status within the meaning of Section 305 of ERISA or Section 432 of the Code;

(4)                                       (a) the provision by a Plan administrator or the PBGC to any Loan Party or, to the knowledge of Holdings or the Lead Borrower, any ERISA Affiliate of notice of intent to terminate a Plan~~,~~ or to appoint a trustee to administer a Plan, (b) the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA or (c) the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan;

(5)                                       the incurrence by ~~Holdings or any of its Subsidiaries~~any Loan Party or, to the knowledge of Holdings or the Lead Borrower, any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan, other than for the timely payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA;

(6)                                       the application for a minimum funding waiver under Section 302(c) of ERISA or Section 412(c) of the Code with respect to a Plan;

(7)                                       the imposition of a lien on the assets of any Loan Party under Section 303(k) of ERISA with respect to any Plan or Section 430(k) of the Code; and

(8)                                       a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA~~)~~ or Section 430 of the Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Borrowing” means a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” means any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 8.01.

“Excess Cash Flow” means, for any Excess Cash Flow Period, the Consolidated Net Income of the Lead Borrower for such period, minus, without duplication:

(1)                                       repayments, prepayments and other cash payments made with respect to the principal of any Indebtedness or the principal component of any Capital Lease Obligations of the Lead Borrower or any Restricted Subsidiary during such period (excluding voluntary and mandatory prepayments of Term Loans, voluntary prepayments of Indebtedness described in Section 2.08(2)(b) and prepayments of other revolving Indebtedness (except to the extent accompanied by a corresponding reduction in commitments), but including all premium, make-whole or penalty payments paid in cash (to the extent such payments were not already deducted in calculating Consolidated Net Income and are not otherwise prohibited under this Agreement)); provided that a mandatory prepayment of Indebtedness will only be deducted pursuant to this clause (1) to the extent not already deducted in the computation of Net Cash Proceeds of Asset Sales; minus

(2)                                       ~~(a)~~ cash payments made by the Lead Borrower or any Restricted Subsidiary during such period in respect of Capital Expenditures, Permitted Acquisitions, Investments and Restricted Payments (excluding ~~Restricted Payments made pursuant to Sections 6.06(15), or (16),~~ Investments in Cash Equivalents and other items (including Investments and Restricted Payments) that are eliminated in consolidation~~) and (b) cash payments that the Borrower or any Restricted Subsidiary is required to make in respect of Capital Expenditures, Permitted Acquisitions and Investments within 365 days after the end of such period pursuant to binding obligations entered into prior to or during such period; provided that amounts described~~

~~in this clause (b) will not reduce Excess Cash Flow in subsequent periods and, to the extent not so paid, will increase Excess Cash Flow in the subsequent period~~ but including earn-out obligations); minus

(3)                                       cash payments made by the Lead Borrower or any Restricted Subsidiary during such period in respect of (a) long-term liabilities other than Indebtedness or (b) items for which an accrual or reserve was established in a prior period; minus

(4)                                       (a) cash payments made by the Lead Borrower or any Restricted Subsidiary during such period in respect of Taxes (including distributions to any Parent Entity in respect of Taxes), to the extent such payments exceed the amount of tax expense deducted in calculating such Consolidated Net Income, and (b) cash payments that the Lead Borrower or any Restricted Subsidiary will be required to make in respect of Taxes (including distributions to any Parent Entity in respect of Taxes) within 180 days after the end of such period; provided that amounts described in this clause (b) will not reduce Excess Cash Flow in subsequent periods; minus

(5)                                       all cash payments and other cash expenditures made by the Lead Borrower or any Restricted Subsidiary during such period (a) with respect to items that were excluded in the calculation of such Consolidated Net Income pursuant to clauses (1) through (19) of the definition of “Consolidated Net Income” or (b) that were not expensed during such period in accordance with GAAP; minus

(6)                                       all non-cash credits included in calculating such Consolidated Net Income (including insured or indemnified losses referred to in clauses (16) and (17) of Consolidated Net Income to the extent not reimbursed in cash during such period); minus

(7)                                       an amount equal to the sum of (a) the increase in the Working Capital of the Lead Borrower during such period, if any, plus (b) the increase in long-term accounts receivable of the Lead Borrower and the Restricted Subsidiaries, if any (other than any such increases contemplated by clauses (a) and (b) of this clause (7) that are directly attributable to acquisitions of a Person or business unit by the Lead Borrower and the Restricted Subsidiaries during such period); plus

(8)                                       all non-cash charges, losses and expenses of the Lead Borrower or any Restricted Subsidiary that were deducted in calculating such Consolidated Net Income; plus

(9)                                       all cash payments received by the Lead Borrower or any Restricted Subsidiary during such period pursuant to Hedge Agreements that were not treated as revenue or net income under GAAP; plus

(10)                                an amount equal to the sum of (a) the decrease in Working Capital of the Lead Borrower during such period, if any, plus (b) the decrease in long-term accounts receivable of the Lead Borrower and the Restricted Subsidiaries, if any; plus

(11)                                all amounts referred to in clauses (1) and (2) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (other than proceeds of revolving loans), the sale or issuance of Equity Interests or any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition to any Person of, any assets.

“Excess Cash Flow Period” means each fiscal year of the Borrower.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means “Excluded Assets” as defined in the Collateral Agreement.

“Excluded ~~Contributions” means, as of any date, the aggregate amount of the net cash proceeds and Cash Equivalents, together with the aggregate fair market value (determined in good faith by a Responsible Officer of the Borrower) of other assets that are used or useful in a business permitted under Section 6.08, received by the Borrower after the Closing Date from:~~

~~(1)                                 contributions to its common equity capital; or~~

~~(2)                                 the sale of Capital Stock of the Borrower;~~

~~in each case, designated as Excluded Contributions pursuant to a certificate of a Responsible Officer of the Borrower on the date such contribution is made or such Capital Stock is sold, less the aggregate amount of Investments made pursuant to Section 6.04(28) and Restricted Payments made pursuant to Section 6.06(13), in each case prior to such date; provided that the proceeds of Disqualified Stock, Cure Amounts and any net cash proceeds that are used prior to such date (A) to make Restricted Payments under Section 6.06(1) or Section 6.06(2)(b), (B) to make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(15) or a payment in respect of Junior Financing under Section 6.09(2)(a), in each case utilizing the Available Amount or (C) for Contribution Indebtedness, will not be treated as Excluded Contributions. “Excluded~~ Equity Interests” means “Excluded Equity Interests” as defined in the Collateral Agreement.

“Excluded Indebtedness” means all Indebtedness not incurred in violation of Section 6.01.

“Excluded Subsidiary” means any:

~~(1)                                 Immaterial Subsidiary;~~

~~(2)                                 Subsidiary that is not a Wholly Owned Subsidiary of Holdings or the Borrower;~~

(1)                                       ~~(3)~~ (i) Unrestricted Subsidiary~~;~~

~~(4)                                 Foreign Subsidiary;~~

~~(5)                                 Domestic Subsidiary of a Foreign Subsidiary;~~

~~(6)                                 Subsidiary substantially all the assets of which are Equity Interests or indebtedness in one or more Foreign Subsidiaries;~~

~~(7)                                 Subsidiary if acting as a Guarantor, or its Guarantee, would (a) be prohibited by law or regulation or (b) require a governmental or third-party consent, approval, license or authorization; and (8)~~ , (ii) captive insurance Subsidiary, and (iii) not-for-profit Subsidiary ~~or Subsidiary which is a special purpose entity for securitization transaction (including any Receivables Subsidiary) or like special purposes~~;

(2)                                       ~~in each case, unless the Borrower determines in its sole discretion, upon notice to the Administrative Agent, that any of the foregoing Persons (other than a~~ Subsidiary that is not a Wholly Owned Subsidiary of Holdings ~~or the Borrower)~~, only to the extent such Subsidiary was created, formed or acquired in connection with a Permitted Acquisition;

(3)                                       Foreign Subsidiary that is existing as of the Amendment No. 2 Effective Date; provided that such Foreign Subsidiary shall not be deemed an Excluded Subsidiary hereunder to the extent that one or more Loan Parties makes Investments in such Foreign Subsidiary after the Amendment No. 2 Effective Date exceeding $2.5 million in the aggregate; and

(4)                                       Foreign Subsidiary or FSHCO acquired or created after the Amendment No. 2 Effective Date and with respect to which (i) an officer of the Lead Borrower (reasonably and in good faith) and the Administrative Agent have determined that making such Subsidiary a Subsidiary Loan Party is not practicable (including as a result of local law in the jurisdiction in which such Subsidiary is organized or other applicable law, rule or regulation), or (ii) a Responsible Officer of the Lead Borrower (reasonably and in good faith) and the Collateral Agent determine that the burden or cost (including as a result of any adverse changes in applicable tax laws) of providing a Guarantee of the Obligations from such Subsidiary outweigh the benefit of the Guarantee afforded thereby (it being understood for purposes of each of the foregoing that any such Guarantee provided by a Subsidiary Loan Party may not be given, or may be released, due to material adverse U.S. federal income tax consequences, in each case, only if such consequences arise as a result of a change in law occurring after the Amendment No. 2 Effective Date, including, for the avoidance of doubt, a change to the Proposed Regulations under section 956 of the Internal Revenue Code of 1986, as amended, published on November 5, 2018);

in each case, unless the Lead Borrower determines in its sole discretion, upon written notice to the Collateral Agent, that any of the foregoing Persons should not be an Excluded Subsidiary until the date on which the Lead Borrower has informed the ~~Administrative~~Collateral Agent that it elects to have such Person be an Excluded Subsidiary; provided that (i) the Guarantee provided by a Subsidiary Loan Party and the security interest provided by such Person is full and unconditional and fully enforceable in the jurisdiction of organization of such Person~~.~~ and (ii) to the extent that a Subsidiary of Holdings provides Credit Support for the Second Lien Notes and/or Third Lien Notes or any Refinancing thereof, such Subsidiary shall not be deemed an Excluded Subsidiary for the purposes of this Agreement.  For the avoidance of doubt, Immaterial Subsidiaries shall not automatically constitute Excluded Subsidiaries hereunder, but Immaterial Subsidiaries shall not, subject to Section 5.10, constitute Subsidiary Guarantors as of the Amendment No. 2 Effective Date.

“Excluded Taxes” means, with respect to any Recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder:

(1)                                       income taxes imposed on or measured by its net income (however denominated) or franchise taxes imposed in lieu of net income taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes;

(2)                                       any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (1) above;

(3)                                       any withholding tax (including any backup withholding tax) that is in effect and would apply to amounts payable hereunder to or for the account of a Recipient under the law applicable at the time such Recipient becomes a party to this Agreement (or in the case of a Lender, under the law applicable at the time such Lender changes its lending office), except to the extent that the Recipient’s assignor (if any), at the time of assignment (or such Lender immediately before it changed its lending office), was entitled to receive additional amounts from the Loan Party with respect to any withholding tax pursuant to Section 2.14(1) or Section 2.14(3);

(4)                                       Taxes that are attributable to such Lender’s or Administrative Agent’s failure to comply with Section 2.14(5) or Section 2.14(6); and

(5)                                       any U.S. federal withholding Taxes imposed under FATCA.

“Executive Order” has the meaning assigned to such term in Section 3.19(3)(a).

“Existing ~~2028 Debentures” means the 7.125% debentures due 2028 issued by The Neiman Marcus Group, Inc. pursuant to an indenture dated as of May 27, 1998.~~ Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Extended Term Loan Installment Date” has the meaning assigned to such term in Section 2.06(~~2)~~3).  The 2019 Extended Term Loan Installment Date shall be deemed to be an Extended Term Loan Installment Date for all purposes of this Agreement.

“Extended Term Loans” has the meaning assigned to such term in Section 2.20(1).  The 2019 Extended Term Loans and the Additional 2019 Extended Term Loans shall be deemed to be Extended Term Loans for all purposes of this Agreement.

“Extending Term Lender” has the meaning assigned to such term in Section 2.20(1).  The 2019 Extending Term Lenders shall be deemed to be Extending Term Lenders for all purposes of this Agreement.

“Extension” has the meaning assigned to such term in Section 2.20(1).

“Extension Amendment” has the meaning assigned to such term in Section 2.20(2).  The 2019 Extension Amendment shall be deemed to be an Extension Amendment for all purposes of this Agreement.

“Extension Offer” has the meaning assigned to such term in Section 2.20(1).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“FCPA” has the meaning assigned to such term in Section 3.19(2).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that:

(1)                                       if such day is not a Business Day, the Federal Funds Rate for such day will be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; and

(2)                                       if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day will be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.0%) charged to the Administrative Agent on such day on such transactions as determined in good faith by the Administrative Agent.

“Fee Letter” means the Fee Letter, dated September 9, 2013, by and among Merger Sub, Credit Suisse Securities (USA) LLC, Credit Suisse AG, Royal Bank of Canada, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch and Deutsche Bank AG Cayman Islands Branch, as amended and in effect from time to time and including any joinders thereto.

“Fees” means the (1) Administrative Agent Fees and all other fees set forth in the Fee Letter payable to a Lender, the Administrative Agent, any Arranger or any Co-Manager, in each case, with respect to Term Loans and (2) the Consent Fees.

“Financial Covenant Default” has the meaning assigned to such term in Section 8.01(6).

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, director of financial services, treasurer, assistant treasurer or controller of such Person.

~~“First Lien Intercreditor Agreement” means a “pari passu” intercreditor agreement substantially in the form attached hereto as Exhibit G (as the same may be modified in a manner satisfactory to the Administrative Agent).  Upon the request of the Borrower, the Administrative Agent and Collateral Agent will execute and deliver a First Lien Intercreditor Agreement with the Loan Parties and one or more Debt Representatives for Indebtedness permitted hereunder that is permitted to be secured on a pari passu basis with the Term Loans.~~

~~“Fixed Charge Coverage Ratio” means, as of any date, the ratio of:~~

~~(1)                                 (a) Consolidated EBITDA of the Borrower for the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis, minus (b) non-financed Maintenance Capital Expenditures of the Borrower for such period that were paid in cash during such four-quarter period (it being understood that Capital Expenditures funded with proceeds of revolving loans will not be deemed to be “financed” for the purpose of this clause (b)) minus (c) Taxes based on income of the Borrower and the Restricted Subsidiaries that were paid or payable in cash during such period (including tax distributions paid in cash during such period) to~~

~~(2)                                 Fixed Charges of the Borrower for such four-quarter period, calculated on a Pro Forma Basis.~~

~~“Fixed Charges” means, for any period, the sum without duplication, of the following for such period:~~

~~(1)                                 the Consolidated Interest Expense of the Borrower that was paid or payable in cash during such period; plus~~

~~(2)                                 all scheduled principal amortization payments that were paid or payable in cash during such period with respect to Indebtedness for borrowed money of the Borrower and the~~

~~Restricted Subsidiaries, including payments in respect of Capital Lease Obligations, but excluding payments with respect to intercompany Indebtedness; plus~~

~~(3)                                 all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Borrower or preferred stock of any Restricted Subsidiary made during such period.~~

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America.  For purposes of this definition, the United States of America, each state thereof and the District of Columbia will be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that not a Domestic Subsidiary.

“FSHCO” means any Domestic Subsidiary substantially all the assets of which are Equity Interests or Indebtedness of one or more Foreign Subsidiaries that are treated as controlled foreign corporations within the meaning of Section 957 of the Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies).

Notwithstanding anything to the contrary above or in the definition of “Capital Lease Obligations” or “Capital Expenditures”, in the event of a change under GAAP (or the application thereof) requiring any leases to be capitalized that are not required to be capitalized as of the Original Closing Date, only those leases that would result or would have resulted in Capital Lease Obligations or Capital Expenditures on the Original Closing Date (assuming for purposes hereof that they were in existence on the Original Closing Date) will be considered capital leases and all calculations under this Agreement will be made in accordance therewith.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any Person (the “guarantor”) means:

(1)                                       any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect:

(a)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations;

(b)                                 to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof;

(c)                                  to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation;

(d)                                 entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part); or

(e)                                  as an account party in respect of any letter of credit, bank guarantee or other letter of credit guaranty issued to support such Indebtedness or other obligation; or

(2)                                       any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness or other obligation is assumed by the guarantor;

provided, that the term “Guarantee” will not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the ~~Closing~~Amendment No. 2 Effective Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness).

The amount of any Guarantee will be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

The term “Guaranteed” as used herein will have a corresponding meaning.

“Guarantor” means (1) Holdings; (2) each Subsidiary Loan Party that is not a Borrower; and (3) each Parent Entity or Restricted Subsidiary ~~(other than any Restricted Subsidiary that is not a Wholly Owned Subsidiary)~~ that the Lead Borrower may elect in its sole discretion, from time to time, upon written notice to the Administrative Agent, to cause to Guarantee the Obligations until such date that the Lead Borrower has informed the Administrative Agent that it elects not to have such Person Guarantee the Obligations; provided that, in the case of this clause (3), the Guarantee and the security interest provided by such Person is full and unconditional and fully enforceable in the jurisdiction of organization of such Person.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum byproducts or distillates, friable asbestos or friable asbestos-containing materials, polychlorinated biphenyls or radon gas, in each case, that are regulated or would ~~reasonably be expected to~~ give rise to liability under any Environmental Law due to their dangerous or deleterious properties.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries will be a Hedge Agreement.

“Holdings” has the meaning assigned to such term in the introductory paragraph hereof.

“Hudson Yard Indebtedness” means the deferred financing obligation reflected on the balance sheet of TNMG LLC related to its ownership for accounting purposes of a portion of TNMG LLC’s retail property at Hudson Yards.

“Immaterial Subsidiary” means, as of any date, any Subsidiary that (i) did not, as of the last day of the most recent fiscal quarter ~~for which Required Financial Statements have been delivered~~ended prior to the Amendment No. 2 Effective Date, have assets with a value in excess of 2.5% of the Consolidated Total Assets or revenues representing in excess of 2.5% of total revenues of the Lead Borrower and the Restricted Subsidiaries for the period of four consecutive fiscal quarters ~~for which Required Financial Statements have been delivered~~most recently ended prior to the Amendment No. 2 Effective Date, calculated on a consolidated basis in accordance with GAAP; and (ii) taken together with all Immaterial Subsidiaries as of the last day of the most recent fiscal quarter of the ~~Borrower for which Required Financial Statements have been delivered~~Lead Borrower ended prior to the Amendment No. 2 Effective Date, did not have assets with a value in excess of 5.0% of Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Lead Borrower and the Restricted Subsidiaries on a consolidated basis for such four-quarter period.  All Immaterial Subsidiaries existing as of the Amendment No. 2 Effective Date shall, within 90 days of the Amendment No. 2 Effective Date (or such later date as mutually agreed by the Lead Borrower and the Administrative Agent) either (i) be dissolved, liquidated or merged out of existence or (ii) become a Guarantor hereunder in accordance with Section 5.10.

~~“Incremental Equivalent Term Debt” means secured or unsecured Indebtedness of the Borrower in the form of term loans or notes; provided that:~~

~~(1)                                 the aggregate outstanding principal amount of such Indebtedness on any date that such Indebtedness is incurred pursuant to Section 6.01(1) shall be subject to the limitations set forth in Section 2.18(3);~~

~~(2)                                 the final maturity date of such Incremental Equivalent Term Debt may not be earlier than the Latest Maturity Date of the Term Loans;~~

~~(3)                                 the Weighted Average Life to Maturity of such Incremental Equivalent Term Debt may be no shorter than the longest remaining Weighted Average Life to Maturity of the Term Loans;~~

~~(4)                                 if such Indebtedness is secured on a pari passu basis with the Term Loans, such Indebtedness (a) consist of notes and (b) a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of a First Lien Intercreditor Agreement; and~~

~~(5)                                 if such Indebtedness is secured on a junior basis to the Term Loans, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of a Junior Lien Intercreditor Agreement.~~

~~Incremental Equivalent Term Debt will include any Registered Equivalent Notes issued in exchange therefor.~~

“Incremental Facility” ~~has the meaning assigned to such term in Section~~

~~2.18(1)~~means the facility and commitments utilized in making Additional 2019 Extended Term Loans hereunder.

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.18(5).

~~“Incremental Lenders” has the meaning assigned to such term in Section 2.18(5).~~

~~“Incremental Term Loan Installment Date” has the meaning assigned to such term in Section 2.06(2).~~

~~“Incremental Term Loans” has the meaning assigned to such term in Section 2.18(1).~~

~~“Incremental Yield” has the meaning assigned to such term in Section 2.18(8).~~

“Indebtedness” means, with respect to any Person, without duplication:

(1)                                       all obligations of such Person for borrowed money;

(2)                                       all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(3)                                       all obligations of such Person under conditional sale or title retention agreements relating to property or assets purchased by such Person;

(4)                                       all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(5)                                       all Capital Lease Obligations of such Person;

(6)                                       all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements;

(7)                                       the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees;

(8)                                       the principal component of all obligations of such Person in respect of bankers’ acceptances;

(9)                                       all Guarantees by such Person of Indebtedness described in clauses (1) through (8) above; and

(10)                                the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

provided that Indebtedness will not include:

(a)                                 trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business;

(b)                                 prepaid or deferred revenue arising in the ordinary course of business;

(c)                                  purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset; or

(d)                                 earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP.

The Indebtedness of any Person will include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indebtedness Documents” means, with respect to any Indebtedness, all agreements and instruments governing such Indebtedness, all evidences of such Indebtedness or Credit Support thereof, all security documents for such Indebtedness (and documents and filings related thereto) and any intercreditor or similar agreements related thereto.

“Indebtedness Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Indemnified Taxes” means (1) all Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document; and (2) to the extent not otherwise described in clause (1), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.05(2).

“Intellectual Property Rights” has the meaning assigned to such term in Section 3.20(1).

“Intercreditor Agreement” means ~~the Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, the Collateral Agent and Deutsche Bank AG New York Branch, as administrative agent and collateral agent under the ABL Credit Agreement, and acknowledged by Holdings and the Borrower, as amended, restated, supplemented or otherwise modified from time to time~~any of the ABL/Term Loan/Notes Intercreditor Agreement or the Junior Lien Intercreditor Agreement or any other intercreditor or similar agreements related to the Obligations.

“Interest Coverage Ratio” means, as of any date, the ratio of (1) the Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis, to (2) the sum of (a) the Consolidated Interest Expense of the Lead Borrower for such period, calculated on a Pro Forma Basis, and (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Lead Borrower or preferred stock of any of the Restricted Subsidiaries, in each case, made during such period.

“Interest Election Request” means a request by the Lead Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (1) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Term Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing; and (2) with respect to any ABR Loan, the last Business Day of each fiscal quarter of the Lead Borrower ~~commencing with the last Business Day of the fiscal quarter of the Borrower ending in January 2014.~~.

“Interest Period” means, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one, two, three or six months thereafter (or, if agreed by all Lenders, 12 months or a shorter period), as the Lead Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.04 or repaid or prepaid in accordance with Section 2.06, 2.07 or 2.08; provided that:

(1)                                       if any Interest Period would end on a day other than a Business Day, such Interest Period will be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period will end on the next preceding Business Day;

(2)                                       any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) will end on the last Business Day of the calendar month at the end of such Interest Period;

(3)                                       no Interest Period will extend beyond the applicable Maturity Date.  Interest will accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period; and

(4)                                       with respect to the 2019 Extended Term Loans and the 2013 Term Loans, the initial Interest Period, commencing on the ~~Closing~~Amendment No. 2 Effective Date, will end on ~~December 6, 2013.~~July 5, 2019.

“Investment” has the meaning assigned to such term in Section 6.04.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P (or reasonably equivalent ratings of another internationally recognized rating agency).

“Investment Grade Securities” means:

(1)                                       ~~(1)~~         securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)                                       ~~(2)~~         securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the ~~Borrower~~Borrowers and ~~its Restricted~~their Subsidiaries;

(3)                                       ~~(3)~~         corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition; and

(4)                                       ~~(4)~~         investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above which fund may also hold immaterial amounts of cash pending investment and/or distribution.

~~“Investors” has the meaning assigned to such term in the recitals hereto.~~

“Junior Financing” means (i) any Indebtedness permitted to be incurred hereunder that is contractually subordinated in right of payment to the Obligations, unsecured or secured by Liens that are contractually subordinated to the Liens securing the Obligations ~~or any Permitted~~(excluding (a) the ABL Obligations and (b) Obligations under this Agreement), (ii) the 2028 Debentures, (iii) the Senior Notes, (iv) the Secured Notes, or (v) any Refinancing ~~Indebtedness~~ in respect of any of the foregoing.

“Junior Lien ~~Intercreditor Agreement” means a “junior lien” intercreditor agreement substantially in the form attached hereto as Exhibit H (as the same may be modified in a manner satisfactory to the Administrative Agent), or, if requested by the providers of Indebtedness to be secured on a junior basis to the Term Loans, another lien subordination arrangement satisfactory to the Administrative Agent.  Upon the request of the Borrower, the Administrative Agent and Collateral Agent will execute and deliver a Junior Lien Intercreditor Agreement with the Loan Parties and one or more Debt Representatives for Indebtedness permitted hereunder that is permitted to be secured on a junior basis to the Term Loans.~~Indebtedness” means Indebtedness that is secured only by Junior Liens on the Collateral.

“Junior Liens” means Liens on the Collateral, which Liens on any item of Collateral rank junior to the Liens securing the Obligations on such item of Collateral, provided that, with respect to the Call Right Collateral, such Liens may rank senior to the Lien securing the Obligations in accordance with the Junior Lien Intercreditor Agreement.

“Junior Lien Intercreditor Agreement” means that certain Junior Lien Intercreditor Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Administrative Agent, the Collateral Agent, the Second Lien Notes Collateral Agent, the Third Lien Notes Collateral Agent and any other parties party thereto from time to time, and acknowledged by Holdings and the Borrowers, as amended, restated, supplemented or otherwise modified from time to time.

“Latest Maturity Date” means, as of any date of determination, the latest Maturity Date of the Term Facilities in effect on such date.

“Lender” means each financial institution listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04), as well as any Person that becomes a Lender hereunder pursuant to Section 10.04 and any Additional Lender.

~~“Lender Default” means:~~

~~(1)                                 the refusal (which has not been retracted) or failure of any Lender to make available its portion of any Borrowing;~~

~~(2)                                 any Lender has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations under the Term Facility or under other similar agreements in which it commits to extend credit; or~~

~~(3)                                 the admission by any Lender that it is insolvent or such Lender becoming subject to a Lender-Related Distress Event.~~

~~“Lender-Related Distress Event” means, with respect to any Lender or any Person that directly or indirectly controls a Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event will not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof.~~

“lending office” means, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Term Loans.

“Letter of Credit” has the meaning assigned to such term in the ABL Credit Agreement.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum equal to the arithmetic mean of the offered rates for deposits in Dollars with a term equivalent to such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates (or by reference to any successor or substitute entity or other quotation service providing comparable quotations to such British Bankers’ Association Interest Settlement Rates) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association (or any successor or substitute agency) as an authorized vendor for the purpose of displaying such rates); provided that if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period will be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent to major banks in the London interbank Eurocurrency market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBOR Quoted Rate” means, for any day (or if such day is not a Business Day, the immediately preceding Business Day), a fluctuating rate per annum equal to the greater of (1) the Adjusted LIBO Rate for an interest period of one month as determined as of 11:00 a.m. (London, England time) on such day by reference to the British Bankers’ Association Interest Settlement Rates (or by reference to any successor or substitute entity or other quotation service providing comparable quotations to such British Bankers’ Association Interest Settlement Rates) for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association (or any successor or substitute agency) as an authorized vendor for the purpose of displaying such rates); and (2) ~~1.00%~~(a) 1.00%, with respect to any Term Loans other than the 2019 Extended Term Loans (including the 2013 Term Loans) or (b) 1.50%, with respect to any 2019 Extended Term Loans.

“Lien” means, with respect to any asset (1) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset; or (2) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event will an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited MYT Guarantee” means the joint and several, irrevocable, full and unconditional Guarantee by each MYT Guarantor on a senior basis of the performance of and punctual payment when due of all obligations of the issuers of the Second Lien Notes under the Second Lien Notes Indenture and the Second Lien Notes to the holders of such Second Lien Notes and the Second Lien Notes Trustee in accordance therewith (the maximum amount recoverable therefrom in the aggregate not to exceed $200.0 million).

“Limited MYT Guarantee Collateral” means all or substantially all assets of the MYT Guarantors securing the Limited MYT Guarantee of each MYT Guarantor.

“Loan Documents” means this Agreement, the Security Documents, the ABL/Term Loan/Notes Intercreditor Agreement, ~~any First Lien Intercreditor Agreement, any~~the Junior Lien Intercreditor Agreement, ~~any Note~~the PropCo Subordination Agreements, any Note, any Extension Amendment (including the 2019 Extension Amendment), any other amendment or other agreement or document evidencing or governing the Obligations hereunder, and, solely for the purposes of Sections 3.01, 3.02, and 8.01(3) hereof, the Fee Letter.

“Loan Parties” means Holdings, the ~~Borrower~~Borrowers and the Subsidiary Loan Parties.

“~~Maintenance Capital Expenditures” means, for any period, the portion of the aggregate amount of all Capital Expenditures of the Borrower for such period attributable to maintenance of property, plant or equipment of the Borrower and the Restricted Subsidiaries, as determined in good faith by a Responsible Officer of the Borrower.~~Make-Whole Premium” means, with respect to any Premium Event, an amount equal to the sum of the present values, as determined by the Administrative Agent in accordance with accepted financial practice, at the date (the “Prepayment Date”) of the applicable prepayment, acceleration, satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance, refinancing, amendment, or compromise of 2019 Extended Term Loans, of (i) all remaining scheduled payments of interest payable on the principal amount prepaid, accelerated, satisfied, released, paid, restructured, reorganized, reinstated, replaced, defeased, refinanced, amended or compromised, as applicable, from the Prepayment Date up to but not including the first anniversary of the Amendment No. 2 Effective Date, calculated using an interest rate equal to the interest rate applicable to such 2019 Extended Term Loans on the Prepayment Date and (ii) the prepayment premium that would be due with respect to a prepayment of 2019 Extended Term Loans on the first anniversary of the Amendment No. 2 Effective Date pursuant to Section 2.07(4)(y), in the case of each of clauses (i) and (ii), discounted to the Prepayment Date at a rate equal to the Treasury Rate plus 0.50%.

“Management Agreement” means ~~(1) each of the Management Services Agreements, as in effect on the Closing Date (the “Closing Date Management Agreements”), as amended, supplemented or otherwise modified in a manner not materially adverse to the Lenders, and (2) any other similar or related agreement with one or more of the Sponsors on terms not materially adverse to the Lenders relative to the terms of the Closing Date Management Agreements; it being agreed that (a) the inclusion of or increases (either by amendments to the Closing Date Management Agreements, the execution of a similar or related agreements or otherwise) by a material amount in the aggregate amount payable to the Sponsors as a monitoring, management or similar fee above $10.0 million per annum (with pro rated amounts payable for any partial year periods and any amounts not paid in any year accruing and payable upon request of the Sponsors in future periods) will be deemed to be materially adverse to the Lenders and (b) (i) adding Affiliates of the Sponsors as parties to any such agreements or (ii) providing for the payment (or accrual) of an annual monitoring, management or similar fee to the Sponsors in an aggregate amount equal to or less than $10.0 million per annum for any period commencing on or after the Closing Date (with pro rated amounts payable for any partial year periods and any amounts not paid in any period beginning on the Closing Date accruing and being payable upon request of the Sponsors in future periods), either by amendments to the Closing Date Management Agreements, the execution of a similar or related agreements or otherwise, in each case, will not be materially adverse to the Lenders.~~ each of (i) that certain Management Services Agreements, dated as of October 25, 2013, by and among ACOF Operating Manager III, LLC, a Delaware limited liability company, TNMG LLC and NMG, (ii) that certain Management Services Agreement, dated as of October 25, 2013, by and among ACOF Operating Manager IV, LLC, a Delaware limited liability company, TNMG LLC and NMG, and (iii) that certain Management Services Agreement, dated as of October 25, 2013, by and among CPPIB Equity Investments Inc., a corporation incorporated under the Canada Business Corporations Act, TNMG LLC and NMG, in each case, as in effect on the Amendment No. 2 Effective Date, as amended, amended and restated, supplemented or otherwise modified in a manner consistent with this Agreement, including Section 6.07 hereof.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of ~~the Borrower~~NM Group and ~~the Restricted Subsidiaries on the Closing Date~~its Subsidiaries on the Amendment No. 2 Effective Date or who became directors, officers or management personnel of NM Group or any direct or indirect parent of NM Group, as applicable, and its Subsidiaries following the Amendment No. 2 Effective Date (other than in connection with a transaction that would otherwise be a Change in Control if such persons were not included in the definition of “Permitted Holders”), or (in each case) family members thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date Beneficially Own or have the right to acquire, directly or indirectly, Equity Interests of the Lead Borrower or any Permitted Parent.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on:

(1)                                       the business, financial condition or results of operations, in each case, of the Lead Borrower and the Restricted Subsidiaries (taken as a whole);

(2)                                       the ability of the ~~Borrower~~Borrowers and the Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents; or

(3)                                       the rights and remedies of the Administrative Agent and the Lenders (taken as a whole) under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Term Loans) of ~~the~~any Borrower or any Subsidiary Loan Party in an aggregate outstanding principal amount exceeding $50.0 million.

~~“Material Subsidiary” means any Subsidiary other than an Immaterial Subsidiary.~~

“Maturity Date” means, as the context may require:

(1)                                       with respect to the 2013 Term Loans ~~existing on the Closing Date~~, October 25, 2020;

(2)                                       with respect to any ~~Incremental Term Loans, the final maturity date specified therefor in the applicable Incremental Facility Amendment;~~ 2019 Extended Term Loans, (i) unless clause (ii) applies, October 25, 2023 and (ii) July 16, 2021, if and only if, all of the Senior Notes (and any Refinancing in respect thereof), other than Senior Notes (and any Refinancing in respect thereof) in an aggregate principal amount not to exceed $150.0 million, have not been, on or prior to July 16, 2021, (a) fully repaid or otherwise redeemed, discharged or defeased or (b) extended so that the maturity date with respect thereto is no earlier than April 24, 2024;

(3)                                       with respect to any Other Term Loans, the final maturity date specified therefor in the applicable Refinancing Amendment; and

(4)                                       with respect to any other Extended Term Loans, the final maturity date specified therefor in the applicable Extension Amendment.

“Maximum Rate” has the meaning assigned to such term in Section 10.09.

“Merger~~” has the meaning assigned to such term in the recitals hereto.~~ Sub” means Mariposa Merger Sub LLC, a Delaware limited liability company, which merged with and into Lead Borrower with Lead Borrower surviving such merger.

~~“Merger Agreement” has the meaning assigned to such term in the recitals hereto.~~

~~“Merger Sub” has the meaning assigned to such term in the introductory paragraph hereof.~~

“MNPI” means any material ~~Nonpublic Information~~nonpublic information regarding Holdings and the Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).  For purposes of this definition “material ~~Nonpublic Information” means Nonpublic Information~~nonpublic information” means nonpublic information that would reasonably be expected to be material to a decision by any Lender to assign or acquire any Term Loans or to enter into any of the transactions contemplated thereby.

“Moody’s” means Moody’s Investors Service, Inc or any successor to the rating agency business thereof.

“Mortgage Policies” has the meaning assigned to such term in Section 5.10(2).

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which ~~Holdings, the Borrower or any Restricted Subsidiary~~any Loan Party or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“MYT Entities” means, (a) collectively, (i) Mariposa Luxembourg I S.à r.l. (Luxembourg), (ii) Mariposa Luxembourg II S.à r.l. (Luxembourg), (iii) NMG Germany GmbH (Germany), (iv) mytheresa.com GmbH (Germany), (v) mytheresa.com Service GmbH (Germany), (vi) Theresa Warenvertrieb GmbH (Germany), (vii) New MYT Dutch HoldCo (Netherlands) and (viii) the Subsidiaries of any of the foregoing described in subclauses (i) through (vii) of this clause (a), and (b) as used in the definitions of “MyTheresa Designation” and “MyTheresa Distribution” and in Section 10.05(2) and Section 10.22, the entities described in subclauses (i) through (vi) of the foregoing clause (a).

“MYT Guarantor” means, collectively, and together with their respective successors, (a) the entities listed in clause (a)(i), (a)(ii) and (a)(vii) of the definition of “MYT Entities” and (b) MYT Parent and MYT Intermediate Holdco, providing the Limited MYT Guarantee of the Second Lien Notes Indenture.

“MYT Holdco” means MYT Holding Co., a Delaware corporation and a direct Wholly Owned Subsidiary of MYT Parent, together with its successors.

“MYT Holdco Common Equity” means the common Equity Interests of the MYT Holdco.

“MYT Holdco Preferred Series A Certificate” means the certificate of designation governing the MYT Holdco Series A Preferred Stock.

“MYT Holdco Preferred Series B Certificate” means the certificate of designation governing the MYT Holdco Series B Preferred Stock.

“MYT Holdco Preferred Stock” means, collectively, the Cumulative Series A Preferred Stock of MYT Holdco under the certificate of designation governing the MYT Holdco Preferred Series A Stock and the Cumulative Series B Preferred Stock of MYT Holdco under the certificate of designation governing the MYT Holdco Preferred Series B Stock.

“MYT Holdco Series A Preferred Stock” means the Cumulative Series A Preferred Stock of the MYT Holdco under the MYT Holdco Preferred Series A Certificate.

“MYT Holdco Series B Preferred Stock” means the Cumulative Series B Preferred Stock of the MYT Holdco under the MYT Holdco Preferred Series B Certificate.

“MYT Holdco Preferred Stock Documents” means. collectively, the documents governing the MYT Holdco Preferred Stock (including the applicable certificates of designation and organizational documents).

“MYT Intermediate Holdco” means MYT Intermediate Holding Co., a newly formed Delaware corporation and a direct Wholly Owned Subsidiary of MYT Holdco, together with its successors.

“MYT Parent” means MYT Parent Co., a newly formed Delaware corporation, together with its successors.

“MYT Waterfall” means, collectively, distributions of cash or any other assets received in connection with a MYT Secondary Sale (as defined in the Second Lien Notes Indenture) by MYT Holdco or any of the equityholders thereof (which proceeds shall be funded by the purchasers directly to MYT Holdco for deposit or distribution) made in accordance with the following priorities:

(1)                                 first, up to $200.0 million irrevocably deposited into the MYT Account (as defined in the Second Lien Notes Indenture); provided, that, upon the earlier to occur of (i) the satisfaction and discharge in full of the Second Lien Notes Obligations and (ii) provision of MYT Alternate Security (as defined in the Second Lien Notes Indenture), any amounts in the MYT Account shall be released and distributed in accordance with clauses (2), (3) and (4) below;

(2)                                 second, to holders of MYT Holdco Series A Preferred Stock on a pro rata basis, up to an amount in respect of each share of MYT Holdco Series A Preferred Stock equal to (i) $1.00, adjusted as appropriate in the event of any stock dividend, stock split, stock distribution, recapitalization, combination or similar event with respect to shares of MYT Holdco Series A Preferred Stock, plus (ii) all accumulated and unpaid dividends (whether or not declared, and including all such dividends that have compounded) thereon through but not including, the date of payment (such amount in the aggregate, the “Liquidation Preference”);

(3)                                 third, to the holders of MYT Holdco Series B Preferred Stock, up to an amount equal to the Liquidation Preference received by the holders of MYT Holdco Series A Preferred Stock in the foregoing clause (2) (excluding any additional dividends of 2% per annum payable in accordance with the MYT Holdco Preferred Series A Certificate upon certain events of default therein); and

(4)                                 fourth, (x) to the holders of the MYT Holdco Common Equity, 50% of any remaining distributions on a pro rata basis and (y) the other 50% of any remaining distributions, to the Lead Borrower as common equity and used by the Lead Borrower to redeem the Third Lien Notes at par.

“MyTheresa Assets” means the assets described in clauses (1), (2), and (3) of the definition of MyTheresa Distribution.

“MyTheresa Designation” means, collectively, all designations by any Loan Party or any of their Related Parties prior to the execution date of the TSA of any of the MYT Entities as “unrestricted” Subsidiaries under the Senior Notes Indentures, the Existing Credit Agreement, or the ABL Credit Agreement, and all acts or omissions taken by any Loan Party or any of its Related Parties in structuring, implementing, or effectuating the foregoing designations.

“MyTheresa Distribution” means, collectively, all distributions or dividends by any Loan Party or any of their Related Parties (including but not limited to NMG International) prior to the execution date of the TSA to or for the benefit of any other Related Parties of (1) any Equity Interests in the MYT Entities, (2) any Indebtedness owed by the MYT Entities to any Related Party (including but not limited to NMG International), and (3) any and all other Claims or Equity Interests of any Related Party (including but not limited to NMG International) in the MYT Entities, and all acts or omissions taken by any Loan Party or any of its Related Parties in structuring, implementing, or effectuating the distributions or dividends described in clauses (1) through (3) of this definition.

“Net Cash Proceeds” means the aggregate cash proceeds (using the fair market value of any Cash Equivalents) received by the Lead Borrower or any Restricted Subsidiary in respect of any Asset Sale (including  ~~any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and~~ any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Hedge Agreements in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale ~~and the sale or disposition of such Designated Non-Cash Consideration~~ (including legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable within one year of such Asset Sale as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required to be paid as a result of such transaction that is secured by a Permitted Lien that is prior or senior to the Lien securing the Obligations, and any costs associated with unwinding any related Hedge Agreements in connection with such transaction ~~and any deduction of appropriate amounts to be provided by the Borrower or any of the Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Borrower or any of the Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that such reserved amounts will be deemed to be Net Cash Proceeds to the extent and at the time of any reversal thereof (to the extent not applied to the satisfaction of any applicable liabilities in cash in a corresponding amount)~~.  For purposes of Section 2.08(1), no cash proceeds realized in connection with an Asset Sale will be deemed to be Net Cash Proceeds unless such Asset Sale involves aggregate consideration in excess of $~~10.0~~5.0 million.

“New MYT Dutch HoldCo” means a newly formed Dutch B.V., Wholly Owned Subsidiary of MYT Intermediate Holding and direct parent of NMG Germany GmbH as a result of a merger by absorption of Mariposa Luxembourg II S.à r.l. into Mariposa Luxembourg I S.à r.l. and a subsequent merger by absorption of Mariposa Luxembourg I S.à r.l. into such newly formed Dutch B.V.

“New York Courts” has the meaning assigned to such term in Section 10.15.

“NM Group” means, collectively, NMG and its Subsidiaries.

“NMG” means Neiman Marcus Group, Inc., a Delaware corporation and the direct Parent Entity of Holdings.

“NMG International” means NMG International LLC, a Delaware limited liability company.

“No MNPI Representation” means, with respect to any Person, a customary representation that such Person is not in possession of any MNPI.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.16(3).

“Non-Debt Fund Affiliate” means any Affiliated Lender other than a Debt Fund Affiliate.

“Non-Debt Fund Affiliate Assignment and Acceptance” has the meaning assigned to such term in Section 10.04(10)(b).

“Non-~~Ratio Based Incremental Facility Cap” has the meaning assigned to such term in Section 2.18(3).~~Mortgageable Leases” means all leasehold Real Property interests subject to provisions restricting the mortgaging, assignment or other creation of a security interest in or of any such lease, agreement or other instrument governing such leasehold interest or in respect of which a mortgage, assignment or creation of a security interest therein or thereof could reasonably be expected (as determined in good faith by a Responsible Officer of the Lead Borrower and the Collateral Agent) to be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under, or give rise to a right of or result in any cancellation, revocation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under, any such lease, agreement or other instrument governing such leasehold interest; provided that no leasehold Real Property shall be a Non-Mortgageable Lease if it is not treated as a Non-Mortgageable Lease under any of the Indebtedness Documents governing any Indebtedness of the Borrowers or any Restricted Subsidiary.

“Non-Participating Term Loan Exchange Indebtedness” means, any Indebtedness incurred by the Borrowers or any Guarantors under this Agreement in exchange for or converted from, or the net proceeds of which are used to, Refinance or repay the 2013 Term Loan Obligations (or any refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(1)                                       the principal amount (or accreted value, if applicable) of such Non-Participating Term Loan Exchange Indebtedness does not exceed 100% of the outstanding aggregate principal amount (or accreted value, if applicable) of the 2013 Term Loans so Refinanced or repaid (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses);

(2)                                       such Non-Participating Term Loan Exchange Indebtedness otherwise qualifies as Permitted Refinancing Indebtedness with respect to the 2013 Term Loans (except that such Indebtedness and Guarantees thereof may be unsecured, secured with 2019 Extended Term Loan Liens (including secured with any existing 2019 Extended Term Loan Liens) or secured with Liens junior to the 2019 Extended Term Loan Liens on any or all of the Collateral and Guaranteed by any Person that Guarantees the 2019 Extended Term Loans, including any PropCo Guarantor);

(3)                                       such Non-Participating Term Loan Exchange Indebtedness shall not amortize;

(4)                                       such Non-Participating Term Loan Exchange Indebtedness shall not be subject to any “most favored nation” pricing provisions;

(5)                                       such Non-Participating Term Loan Exchange Indebtedness shall mature no earlier than the latest Maturity Date then applicable to the 2019 Extended Term Loans hereunder;

(6)                                       such Non-Participating Term Loan Exchange Indebtedness has a cash interest rate not exceeding that of the 2019 Extended Term Loans incurred on the Amendment No. 2 Effective Date; and

(7)                                       such Non-Participating Term Loan Exchange Indebtedness is subordinated in right of payment or “waterfall” priority to the 2019 Extended Term Loan Obligations.

Notwithstanding any other provision of this Agreement (including the specific provisions of Sections 2.19 and 2.20), Non-Participating Term Loan Exchange Indebtedness may be incurred as Other Term Loans pursuant to Section 2.19 (to the extent incurred to refinance existing 2013 Term Loans) or Extended Term Loans pursuant to Section 2.20 (to the extent holders of 2013 Term Loans elect to extend such 2013 Term Loans in the form of Non-Participating Term Loan Exchange Indebtedness).

“Non-Participating Term Loan Exchange Obligations” means the Indebtedness and the related Obligations under the Loan Documents related to the Non-Participating Term Loan Exchange Indebtedness.

“Non-Wholly Owned Target” means any Person or assets acquired pursuant to a Permitted Acquisition that becomes, upon the consummation of such acquisition, a non-Wholly Owned Subsidiary, a joint venture entity or any other entity, special purpose vehicle, or asset in which a Loan Party owns a minority interest under any similar arrangement.

“Note” has the meaning assigned to such term in Section 2.05(5).

“Notes Priority Real Estate Assets” means the Real Property assets set forth on (i) Schedule 3.15(1) under the heading “Notes Priority Real Estate Assets” and (ii) Schedule 3.15(2) under the heading “Notes Priority Real Estate Assets”.

“Notes PropCo” means NMG Notes PropCo LLC, a Delaware limited liability company that is a Subsidiary of the Lead Borrower formed solely to hold the Real Property interests consisting of Notes PropCo Assets; provided, however, that in the event no Notes Priority Real Estate Assets are contributed to the Notes PropCo as of the post-closing deadline (subject to any applicable extensions) to put in place mortgages over the Notes Priority Real Estate Assets set forth on Schedule 5.12, Notes PropCo shall be permitted to be liquidated or dissolved pursuant to Section 6.05(1)(g) after the Amendment No. 2 Effective Date.

“Notes PropCo Assets” means the Notes Priority Real Estate Assets, to the extent that such Real Property assets are Non-Mortgageable Leases.

“Obligations” means:

(1)                                       all amounts owing to any Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document (including any Applicable Premium and any contingent indemnification and reimbursement obligations, or other payments required under Section 10.05), including all interest and expenses accrued or accruing (or that would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement by or against any Loan Party of any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law naming such Loan Party as the debtor in such proceeding, in accordance with and at the rate specified in this Agreement, whether or not the claim for such interest or expense is allowed or allowable as a claim in such proceeding;

(2)                                       any Specified Hedge Obligations; and

(3)                                       any Cash Management Obligations;

provided that:

(a)                                 the Obligations of the Loan Parties under any Specified Hedge Agreement and Cash Management Obligations will be secured and Guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and Guaranteed; and

(b)                                 any release of Collateral or Guarantors (as defined in the Collateral Agreement) effected in the manner permitted by this Agreement or any Security Document will not require the consent of any Cash Management Bank or Qualified Counterparty pursuant to any Loan Document.

“OFAC” has the meaning assigned to such term in Section 3.19(3)(e).

“Offering Circular” means the Offering Circular related to the offering of Second Lien Notes, dated as of May 20, 2019.

“Original Closing Date” means October 25, 2013.

“Original Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans under the Existing Credit Agreement.

“Original Merger” means the “Merger” as defined in the Existing Credit Agreement.

“Original Merger Agreement” means the “Merger Agreement” as defined in the Existing Credit Agreement.

“Original Term Loan Installment Date” has the meaning assigned to such term in Section 2.06(1).

“Original Transactions” means the “Transactions” as defined in the Existing Credit Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).

~~“Other First Lien Indebtedness” has the meaning assigned to such term in Section 2.08(1)(c).~~

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Other Term Loan Installment Date” has the meaning assigned to such term in Section 2.06(~~2~~3).

“Other Term Loans” has the meaning assigned to such term in Section 2.19(1).

“Parent Entity” means any direct or indirect parent of the Lead Borrower.

“Participant” has the meaning assigned to such term in Section 10.04(4)(a).

“Participant Register” has the meaning assigned to such term in Section 10.04(4)(a).

“Payment Office” means the office of the Administrative Agent located at Eleven Madison Avenue, New York, New York 10010 or such other office as the Administrative Agent may designate to the Lead Borrower and the Lenders from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

“Perfection Certificate” means the Perfection Certificate with respect to the Loan Parties in a form substantially similar to that delivered on the ~~Closing~~Amendment No. 2 Effective Date.

“Permitted Acquisition” means ~~any acquisition of all or substantially all the assets of, or a majority of the Equity Interests in, or merger, consolidation or amalgamation with, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired in a Permitted Acquisition) if (1) no Event of Default is continuing immediately prior to making such Investment or would result therefrom; and (2) immediately after giving effect thereto, with respect to acquisitions of entities that do not become Subsidiary Loan Parties, the aggregate fair market value of all Investments made in such entities since the Closing Date (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value), when taken together with the aggregate amount of payments made with respect to Investments pursuant to Section 6.04(6), will not exceed the greater of (a) $100 million and (b) 1.15% of Consolidated Total Assets as of the date any such acquisition is made.~~the purchase or other acquisition, by merger, consolidation, amalgamation or otherwise, of the Equity Interests in, or the assets of (including all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person, including minority investments and joint ventures (or any subsequent investment made in a Person, business unit, division, product line or line of business previously acquired in a Permitted Acquisition) (any such transaction, an “Acquisition”), provided:

~~“Permitted Amendment” means any Incremental Facility Amendment, Refinancing Amendment or Extension Amendment~~

(1)                                       no Event of Default is continuing immediately prior to making such Investment or would result therefrom;

(2)                                       immediately after giving effect thereto, the aggregate consideration (which shall not include any related transaction costs of the Loan Parties or their Subsidiaries for their own account  but shall include Indebtedness of the target assumed or retained in connection with any applicable transaction) (collectively, the “Aggregate Consideration”) paid (x) in connection with any such individual Acquisition, whether consummated through a single transaction or series of related transactions but excluding from such amount any amounts paid utilizing the Available Contribution Proceeds, shall not exceed, $150.0 million (the “Individual Cap”), plus after such Permitted Acquisition is made, additional incremental amounts not to exceed $25.0 million in the aggregate (the “Incremental Cap”) in such Permitted Acquisition, and (y) for all Permitted Acquisitions since the Amendment No. 2 Effective Date (without taking into account subsequent increases or decreases in value of the target or assets acquired but including any incremental amounts funded pursuant to the preceding clause (x) after any initial Permitted Acquisition), but excluding from such aggregate amount any amounts paid utilizing the Available Contribution Proceeds shall not exceed, together with Indebtedness assumed in connection with such acquisition pursuant to Section 6.01(12), $300.0 million less the Aggregate Consideration paid by TNMG LLC prior to the Amendment No. 2 Effective Date in respect of that certain Investment made by TNMG LLC pursuant to that certain Unit Purchase Agreement, dated as of April 17, 2019, by and among FashionPhile Group, LLC, TNMG LLC and the other parties party thereto (the “Aggregate Cap”);

(3)                                       following the consummation thereof,

(a)                                 any acquired Person, solely to the extent such Person becomes a Wholly Owned Subsidiary of Holdings or any of its Subsidiaries, shall become a Guarantor hereunder, to the extent required by and subject to the limitations of Section 5.10; and

(b)                                 any acquired assets (including any Equity Interests in a Non-Wholly Owned Target) shall constitute Collateral, subject to the limitations set forth in the Loan Documents;

provided, that, (i) no Non-Wholly Owned Target shall be required to become a Guarantor hereunder or pledge any of its assets as Collateral hereunder, (ii) any Non-Wholly Owned Target so acquired pursuant to this definition shall be permitted to fund its ratable share of investments in other bona fide operating businesses, in each case, subject to the Individual Cap, the Incremental Cap and the Aggregate Cap, and (iii) for purposes of clarity, a third party owner (that is not Holdings or any of its Subsidiaries) of a Non-Wholly Owned Target shall not be required to pledge its Equity Interests in such entity as Collateral;

(4)                                       immediately after giving effect to any such Acquisition, on a Pro Forma Basis as of the date any such Acquisition is made, “Excess Availability” as defined in and under the ABL Credit Agreement shall not be less than $300 million;

(5)                                       such Acquisition is not in respect of any Indebtedness of, or Equity Interests in, Holdings or its Subsidiaries nor in any Person that holds any such Indebtedness or Equity Interests; and

(6)                                       any joint venture investment shall (x) not be consummated with Affiliates of Holdings, the Borrowers, or their Subsidiaries (except that such Affiliates (including any Sponsor but excluding Holdings, the Borrowers, and their Subsidiaries) may co-invest in any such joint venture with an unaffiliated third party Person on terms substantially similar to the terms of the applicable Loan Party’s or Subsidiary’s Investment without such Affiliates’ Investments being subject to the caps set forth above), and (y) consist of bona fide operating businesses reasonably related to the Borrowers’ business.

“Permitted Debt” has the meaning assigned thereto in Section 6.01.

“Permitted Holders” means each of:

(1)                                       the Sponsors;

(2)                                       any member of the Management Group (or any controlled Affiliate thereof of which members of the Management Group hold at least 50% of the Voting Stock and 50% of the economic value);

(3)                                       any other holder of a direct or indirect ~~equity interest~~Equity Interest in Holdings that ~~either (a)~~ holds such ~~interest~~Equity Interest as of the ~~Closing Date and is disclosed to the Arrangers prior to the Closing Date or (b) becomes a holder of such interest prior to the three-month anniversary of the Closing Date and is a limited partner of a Sponsor on the Closing Date; provided that the limited partners that become holders of equity interests pursuant to this clause (b) do not own in the aggregate more than 25% of the Voting Stock of Holdings as of such three-month anniversary~~Amendment No. 2 Effective Date;

(4)                                       any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the Persons described in the foregoing clauses (1), (2) or (3) are members; provided that, (a) without giving effect to the existence of such group or any other group, the Persons described in the foregoing clauses (1), (2) and (3), collectively, Beneficially Own Voting Stock representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings or any Permitted Parent (determined on a fully diluted basis but without giving effect to contingent voting rights not yet vested) then held by such group and (b) if the Beneficial Ownership described in subclause (a) is shared with any Person other than the Persons described in clauses (1), (2) and (3) above, the Persons described in clauses (1), (2) and (3) above hold at least 50% of the economic value of the equity securities of Holdings  (or Permitted Parent, as the case may be) then held by such group; and

(5)                                       any Permitted Parent.

“Permitted Holdings Debt” means unsecured Indebtedness of Holdings that:

(1)                                       is not subject to any Guarantee by the ~~Borrower~~Borrowers or any Restricted Subsidiary;

(2)                                       does not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date;

(3)                                       no Event of Default has occurred and is continuing immediately after the issuance or incurrence thereof or would result therefrom;

(4)                                       has no scheduled amortization or payments of principal (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (6) hereof) prior to the Latest Maturity Date;

(5)                                       does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to ~~the earlier to occur of~~ the date that is ninety-one (91) days after the Latest Maturity Date; and

(6)                                       has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those set forth in the Senior Notes Indentures taken as a whole (other than provisions customary for senior discount notes of a holding company), in each case as determined in good faith by a Responsible Officer of the Lead Borrower;

provided that clauses (4) and (5) will not restrict payments that are necessary to prevent such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code; provided, further that the Lead Borrower will deliver to the Administrative Agent final copies of the definitive credit documentation relating to such Indebtedness (unless the Lead Borrower is bound by a confidentiality obligation with respect thereto, in which case the Lead Borrower will deliver a reasonably detailed description of the material terms and conditions of such Indebtedness in lieu thereof).

“Permitted ~~Investment~~Investments” has the meaning assigned to such term in Section 6.04.

“Permitted Investor” means:

(1)                                       each of the Sponsors;

(2)                                       each of their respective Affiliates (other than any member of the NM Group or any other portfolio company of the Sponsors) and investment managers;

(3)                                       any fund or account managed by any of the Persons described in clause (1) or (2) of this definition;

(4)                                       any employee benefit plan of Holdings or any of its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan; and

(5)                                       investment vehicles of members of management of Holdings or the ~~Borrower~~Borrowers that invest in, acquire or trade commercial loans but excluding natural persons.

“Permitted Liens” has the meaning assigned to such term in Section 6.02.

“Permitted Parent” means any Parent Entity for so long as it is controlled only by one or more Persons that are Permitted Holders pursuant to clause (1), (2), (3) or (4) of the definition thereof; provided that such Parent Entity was not formed in connection with, or in contemplation of, a transaction that would otherwise constitute a Change in Control.

“Permitted PropCo Guaranteed Obligations” means, collectively, (i) the 2019 Extended Term Loan Obligations, (ii) the Second Lien Notes Obligations, (iii) the Third Lien Notes Obligations, (iv) the ABL Obligations, (v) the Non-Participating Term Loan Exchange Obligations and (vi) the 2028 Debentures Obligations.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for or converted from, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, “Refinance” or a “Refinancing”) the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(1)                                       the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses);

(2)                                       the final maturity of such Permitted Refinancing Indebtedness is later than the maturity of the Indebtedness so refinanced and the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than ~~or equal to~~ the shorter of (a) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (b) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the Latest Maturity Date were instead due on the date that is one year following the Latest Maturity Date; provided that no Permitted Refinancing Indebtedness incurred in reliance on this subclause (b) will have any scheduled principal payments due prior to the Latest Maturity Date in excess of, or prior to, the scheduled principal payments due prior to such Latest Maturity Date for the Indebtedness being Refinanced;

(3)                                       if the Indebtedness being Refinanced is subordinated in right of payment or, as to any assets, lien priority to the Obligations ~~under this Agreement~~, such Permitted Refinancing Indebtedness is subordinated, as to such assets, in right of payment or lien priority to ~~such~~the Obligations on terms at least as favorable to the applicable Lenders as those contained in the documentation governing the Indebtedness being Refinanced;

(4)                                       no Permitted Refinancing Indebtedness ~~may~~will have different obligors, or greater (including higher ranking priority) Guarantees or security, than the Indebtedness being Refinanced; provided that, with respect to a Refinancing of the ABL Obligations, the Liens, if any, securing such Permitted Refinancing Indebtedness will be on terms not materially less favorable to the Lenders than those contained in the documentation governing the ABL Credit Agreement, as determined in good faith by a Responsible Officer of the Lead Borrower~~;(5)                                  in the case of a Refinancing of  Indebtedness that is secured on a pari passu basis with the Term Loans with Indebtedness that is secured on a pari passu basis with the Term Loans, a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of a First Lien Intercreditor Agreement and, if applicable, the Intercreditor Agreement;~~  (and, for the avoidance of doubt, any Liens securing such Permitted Refinancing Indebtedness may not extend to additional assets or be higher in priority than the Liens securing the Indebtedness being Refinanced);

(5)                                       [reserved];

(6)                                       in the case of a Refinancing of Indebtedness that is secured ~~on a pari passu basis with, or on a junior basis to, the Term Loans with Indebtedness that is secured on a junior basis, to the Term Loans,~~by any Collateral and subject to specified Required Collateral Lien Priority, the applicable Liens securing such Permitted Refinancing Indebtedness do not have a higher priority than the Required Collateral Lien Priority applicable to the Liens securing the Obligations and a Debt Representative acting on behalf of the holders of such Indebtedness has become party to or is otherwise subject to the provisions of ~~a~~the Junior Lien Intercreditor Agreement and, if applicable, the ABL/Term Loan/Notes Intercreditor Agreement; ~~and~~

(7)                                       in the case of a Refinancing of the ABL Obligations, the Liens, if any, securing such Permitted Refinancing Indebtedness are subject to the ABL/Term Loan/Notes Intercreditor Agreement or another intercreditor agreement that is substantially consistent with, and no less favorable to the Lenders in any material respect than, the ABL/Term Loan/Notes Intercreditor Agreement as certified by a Responsible Officer of the Lead Borrower; and

(8)                                       in the case of a Refinancing of the Second Lien Notes Obligations and/or the Third Lien Notes Obligations, the cash interest rate on any such Permitted Refinancing Indebtedness shall not exceed the cash interest rate applicable to such Second Lien Notes Obligations and/or Third Lien Notes Obligations being Refinanced.

Permitted Refinancing Indebtedness may not be incurred to Refinance Indebtedness that is secured on a junior basis to the Term Loans with Indebtedness that is secured on a pari passu basis with the Term Loans.  For the avoidance of doubt, any Permitted Refinancing Indebtedness incurred to refinance any Obligations~~, Incremental Equivalent Term Debt~~ or Credit Agreement Refinancing Indebtedness will be required to satisfy the requirements of the definition of “~~Incremental Equivalent Term Debt” or “~~Credit Agreement Refinancing Indebtedness”~~, as applicable~~.

Indebtedness constituting Permitted Refinancing Indebtedness will not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the Latest Maturity Date after the date of original incurrence thereof.

Notwithstanding the foregoing: (a) Indebtedness incurred to refinance the Remaining Senior Notes must be Remaining Senior Notes Exchange Indebtedness; (b) Indebtedness incurred to refinance the 2013 Term Loans must be unsecured Indebtedness, Junior Lien Indebtedness or Non-Participating Term Loan Exchange Indebtedness; (c) Indebtedness incurred to refinance the Second Lien Notes, Third Lien Notes and/or the Guarantees in respect thereof must be unsecured Indebtedness or Junior Lien Indebtedness; (d) Indebtedness incurred to refinance any Indebtedness Guaranteed by Notes PropCo may not have the benefit of a Guarantee by Notes PropCo that has a higher priority in right of payment than the Guarantee by Notes PropCo of the Indebtedness being refinanced; and (e) Indebtedness incurred to refinance any Indebtedness Guaranteed by 2019 Extended Term Loan PropCo may not have the benefit of a Guarantee by 2019 Extended Term Loan PropCo that has a higher priority in right of payment than the Guarantee by 2019 Extended Term Loan PropCo of the Indebtedness being refinanced.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, government, individual or family trust, Governmental Authority or other entity of whatever nature.

“PIK Interest” has the meaning assigned to such term in Section 2.10(7).

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is (1) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA; and (2) either (a) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by ~~Holdings or any of its Subsidiaries~~any Loan Party or any ERISA Affiliate or (b) in respect of which ~~Holdings or any of its Subsidiaries~~any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 10.17(1).

“Pledged Collateral” means “Pledged Collateral” as defined in the Collateral Agreement.

“Premium Event” has the meaning assigned to such term in Section 2.07(4).

“Pro Forma Basis” or “Pro Forma” means, with respect to the calculation of the Senior Secured First Lien Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio, ~~the Fixed Charge Coverage Ratio~~ or any other calculation under any applicable provision of the Loan Documents, as of any date, that pro forma effect will be given to the Recapitalization Transactions, any

Permitted Acquisition or Investment, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any such financial ratio or other calculation is being calculated) and all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division or store, or any conversion ~~of a Restricted Subsidiary to an Unrestricted Subsidiary or~~ of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of the Lead Borrower being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, and pro forma effect will be given to factually supportable and identifiable pro forma cost savings related to operational efficiencies, strategic initiatives or purchasing improvements and other synergies, in each case, reasonably expected by the ~~Borrower~~Borrowers and the Restricted Subsidiaries to be realized based upon actions taken or reasonably expected to be taken within ~~18~~12 months of the date of such calculation (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, improvements and synergies can be reasonably computed, as certified in writing by the chief financial officer of the ~~Borrower~~Lead Borrower, up to an amount, after giving effect to such application or adjustment, not in excess of 10% of Consolidated EBITDA for any Reference Period.

“Projections” means all projections (including financial estimates, financial models, forecasts and other forward-looking information) furnished to the Lenders or the Administrative Agent by or on behalf of Holdings or any of the Subsidiaries on or prior to the ~~Closing~~Amendment No. 2 Effective Date.

“PropCo Guarantors” means Notes PropCo and 2019 Extended Term Loan PropCo.

“PropCo Operating License” has the meaning assigned to such term in Section 5.10(8).

“PropCo Subordination Agreements” means each of (a) that certain subordination agreement, dated as of the Amendment No. 2 Effective Date, by and among the Administrative Agent, the  representative for the Second Lien Notes, the representative for the Third Lien Notes and any other parties party thereto from time to time, and acknowledged by 2019 Extended Term Loan PropCo, as amended, restated, supplemented or otherwise modified from time to time and (b) that certain subordination agreement, dated as of the Amendment No. 2 Effective Date, by and among the Administrative Agent, the representative for the Second Lien Notes, the representative for the Third Lien Notes and any other parties party thereto from time to time, and acknowledged by Notes PropCo, as amended, restated, supplemented or otherwise modified from time to time.

“Public Lender” has the meaning assigned to such term in Section 10.17(2).

~~“Purchase Date” means the date that the Merger is required to be consummated pursuant to the Merger Agreement.~~

~~“Purchase Documents” means the collective reference to the Merger Agreement, all material exhibits and schedules thereto and all agreements expressly contemplated thereby.~~

~~“Purchasing Borrower Party” means Holdings or any Subsidiary of Holdings that becomes an Assignee or Participant pursuant to Section 10.04(14).~~

“Qualified Counterparty” means any counterparty to any Specified Hedge Agreement that, at the time such Specified Hedge Agreement was entered into or on the Original Closing Date, was an Agent, an Arranger, a Lender or an Affiliate of the foregoing, whether or not such Person subsequently ceases to be an Agent, an Arranger, a Lender or an Affiliate of the foregoing.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Stock.

“Qualified IPO” means an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-4 or Form S-8) of the Equity Interests of any Parent Entity which generates cash proceeds of at least $100.0 million.

~~“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:~~

~~(1)                                 the Board of Directors of the Borrower has determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is, in the aggregate, economically fair and reasonable to the Borrower and the Restricted Subsidiaries;~~

~~(2)                                 all sales of accounts receivable and related assets by the Borrower or any Restricted Subsidiary to the Receivables Subsidiary are made at fair market value (as determined in good faith by a Responsible Officer of the Borrower); and~~

~~(3)                                 the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by a Responsible Officer of the Borrower) and may include Standard Securitization Undertakings. The grant of a security interest in any accounts receivable of the Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure any Indebtedness will not be deemed a Qualified Receivables Financing.~~

“Quarterly Financial Statements” has the meaning assigned to such term in Section 5.04(2).

“Ratio Debt” has the meaning assigned to such term in Section 6.01.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“~~Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower and the Restricted Subsidiaries pursuant to which the Borrower or any Restricted Subsidiary sells its accounts receivable to either (1) a Person that is not a Restricted Subsidiary; or (2) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.~~Recapitalization Transaction Documents” has the meaning assigned to “Recapitalization Transaction Documents” in the TSA.

“~~Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or any Restricted Subsidiaries may sell, convey or otherwise transfer to:~~ Recapitalization Transactions” means, collectively, the transactions to occur pursuant to the Recapitalization Transaction Documents, including:

~~(1)                                 a Receivables Subsidiary (in the case of a transfer by the Borrower or any Restricted Subsidiary that is not a Receivables Subsidiary); and~~

~~(2)                                 any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any Restricted Subsidiary, and any assets related thereto including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedge Agreements entered into by the Borrower or any such Restricted Subsidiary in connection with such accounts receivable.~~

~~“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.~~

~~“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Borrower (or another Person formed solely for the purposes of engaging in a Qualified Receivables Financing with the Borrower and to which the Borrower or any Restricted Subsidiary transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Restricted Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary and:~~

(1)                                       ~~no portion of the Indebtedness or any other obligations (contingent or otherwise):~~ the execution and delivery of the 2019 Extension Amendment and the other Loan Documents, and the creation of the Liens pursuant to the Security Documents;

~~(a)                                 is guaranteed by the Borrower or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);~~

~~(b)                                 is recourse to or obligates the Borrower or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or~~

~~(c)                                  subjects any property or asset of the Borrower or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;~~

(2)                                       ~~with which neither the Borrower nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and~~ the execution and delivery of any amended or amended and restated ABL Loan Documents, and the creation of the Liens pursuant to the ABL Security Documents;

(3)                                       ~~to which neither the Borrower nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.~~ the execution and delivery of the Second Lien Notes Documents and the issuance of the Second Lien Notes under the Second Lien Notes Indenture, and the creation of the Liens pursuant to the Second Lien Notes Security Agreement;

(4)                                       the execution and delivery of the Third Lien Notes Documents and the issuance of the Third Lien Notes under the Third Lien Notes Indentures, and the creation of the Liens pursuant to the Third Lien Notes Security Agreement;

(5)                                       the execution and delivery of the MYT Holdco Preferred Stock Documents and the issuance of the MYT Holdco Preferred Stock; and

(6)                                       ~~Any such designation by the Board of Directors of the Borrower will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and a certificate of a Responsible Officer of the Borrower certifying that such designation complied with the foregoing conditions.~~the payment of all fees, costs and expenses in connection with the foregoing.

“Recipient” means the Administrative Agent and any Lender, as applicable.

“Refinance” has the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness,” and the terms “Refinanced” and “Refinancing” will have correlative meanings.

“Refinancing Amendment” means an amendment to this Agreement (and, as necessary, each other Loan Document) executed by each of (1) the ~~Borrower~~Borrowers and Holdings; (2) the Administrative Agent; and (3) each Lender that agrees to provide any portion of the Other Term Loans in accordance with Section 2.19.

“Register” has the meaning assigned to such term in Section 10.04(2)(d).

~~“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees and collateral provisions) issued by the Borrower in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.~~

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate amount of Net Cash Proceeds received by the ~~Borrower~~Borrowers or a Restricted Subsidiary in connection therewith that are not applied to prepay the Term Loans as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Asset Sale in respect of which the Lead Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that the ~~Borrower~~Borrowers or any Restricted Subsidiary intends and expects to use an amount of funds not to exceed (i) the amount of Net Cash Proceeds of ~~an Asset Sale to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets used or useful in the Borrower’s or a Restricted Subsidiary’s business~~any Asset Sale of any warehouse or distribution center to (a) make an investment in, or purchase of, a warehouse or distribution center within 12 months following the date of the consummation of such Asset Sale or (b) apply such funds to any investments in, or purchases of, a warehouse or distribution center which were made at any time during the 24 months immediately preceding the date of consummation of such Asset Sale, or (ii) with respect to an Asset Sale of any store or stores, an aggregate amount of $30.0 million to fund capital expenditures incurred within 12 months following the date of the consummation of the applicable Asset Sale.

“Reinvestment Prepayment Amount” means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended by the ~~Borrower~~Borrowers or a Restricted Subsidiary prior to the relevant Reinvestment Prepayment Date ~~to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets used or useful in the Borrower’s or a Restricted Subsidiary’s business~~in the manner described in the definition of “Reinvestment Notice”.

“Reinvestment Prepayment Date” means, (i) with respect to any Reinvestment Event in respect of which a Reinvestment Notice is delivered as described in clause (i) of the definition of Reinvestment Notice, the date occurring ~~one year~~24 months after such Reinvestment Event ~~or, if the Borrower or a Restricted Subsidiary has entered into a legally binding commitment within one year after such Reinvestment Event to restore, rebuild, repair, construct, improve, replace or otherwise acquire assets used or useful in the Borrower’s or a Restricted Subsidiary’s business, the date occurring two years~~, and (ii) with respect to any Reinvestment Event in respect of which a Reinvestment Notice is delivered as described in clause (ii) of the definition of “Reinvestment Notice”, the date occurring 12 months after such Reinvestment Event.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Related Persons” has the meaning assigned to such term in Section 6.06(2).

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing~~, depositing, dispersing, emanating or migrating in, into, upon, onto or through~~ into the ~~environment~~Environment.

“~~Remaining Present Value” means, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.~~Released Claim” has the meaning assigned to such term in Section 10.22(7).

“Remaining Senior Notes” means any Senior Notes issued pursuant to the Senior Notes Indentures that the holders thereof declined to exchange into Third Lien Notes pursuant to the exchange offer contemplated by the TSA, which remain outstanding on the Amendment No. 2 Effective Date following the consummation of the Recapitalization Transactions.

“Remaining Senior Notes Exchange Indebtedness” means Remaining Senior Notes Third Lien Exchange Indebtedness and Remaining Senior Notes Unsecured Exchange Indebtedness.

“Remaining Senior Notes Exchange Obligations” means the Indebtedness and the related Indebtedness Obligations under the applicable Remaining Senior Notes Exchange Indebtedness and the other Indebtedness Documents related to the applicable Remaining Senior Notes Exchange Indebtedness.

“Remaining Senior Notes Obligations” means the Indebtedness and the related Indebtedness Obligations under the Indebtedness Documents related to the Remaining Senior Notes.

“Remaining Senior Notes Third Lien Exchange Indebtedness” means, any Indebtedness incurred by the issuers of the Senior Notes or issued in exchange for, or the net proceeds of which are used to Refinance the Senior Notes (or any refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(1)                                       the aggregate principal amount (or accreted value, if applicable) of such Remaining Senior Notes Third Lien Exchange Indebtedness issued shall not exceed an amount equal to 85% of the aggregate outstanding principal amount (or accreted value, if applicable) of the Senior Notes so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses);

(2)                                       such Remaining Senior Notes Third Lien Exchange Indebtedness otherwise qualifies as Permitted Refinancing Indebtedness with respect to the Remaining Senior Notes (except that (a) such Indebtedness and Guarantees thereof may be secured with the same priority on the same Collateral that secures the Third Lien Notes and a Debt Representative acting on behalf of the holders of such Indebtedness shall become (if it is not already) party to or will otherwise be subject to the provisions of the Junior Lien Intercreditor Agreement and ABL/Term Loan/Notes Intercreditor Agreement and (b) such Indebtedness may benefit from the same Guarantees that provide Credit Support to the Third Lien Notes, including by Notes PropCo and 2019 Extended Term Loan PropCo, subject to the Required PropCo Guarantee Priority for Third Lien Notes or otherwise no worse for the Lenders);

(3)                                       such Remaining Senior Notes Third Lien Exchange Indebtedness shall have a cash interest rate not exceeding the cash interest rate on the Third Lien Notes as of the Amendment No. 2 Effective Date;

(4)                                       such Remaining Senior Notes Third Lien Exchange Indebtedness shall not amortize;

(5)                                       such Remaining Senior Notes Third Lien Exchange Indebtedness shall not be subject to any “most favored nation” pricing provisions; and

(6)                                       such Remaining Senior Notes Third Lien Exchange Indebtedness shall mature no earlier than the latest maturity date then applicable to the Third Lien Notes under the Third Lien Notes Indentures.

“Remaining Senior Notes Unsecured Exchange Indebtedness” means, any Indebtedness incurred by the issuers of the Senior Notes or issued in exchange for, or the net proceeds of which are used to Refinance the Senior Notes (or any refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(1)                                       the aggregate principal amount (or accreted value, if applicable) of such Remaining Senior Notes Unsecured Exchange Indebtedness issued shall not exceed an amount equal to 100% of the aggregate outstanding principal amount (or accreted value, if applicable) of the Senior Notes so Refinanced (including any Guarantees thereof) (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses);

(2)                                       such Remaining Senior Notes Unsecured Exchange Indebtedness otherwise qualifies as Permitted Refinancing Indebtedness with respect to the Remaining Senior Notes;

(3)                                       such Remaining Senior Notes Unsecured Exchange Indebtedness shall have a cash interest rate not exceeding the weighted average cash interest rate of the Senior Notes outstanding as of the Amendment No. 2 Effective Date;

(4)                                       such Remaining Senior Notes Unsecured Exchange Indebtedness shall not amortize;

(5)                                       such Remaining Senior Notes Unsecured Exchange Indebtedness shall not be subject to any “most favored nation” pricing provisions; and

(6)                                       such Remaining Senior Notes Unsecured Exchange Indebtedness shall mature no earlier than the latest maturity date then applicable to the Third Lien Notes under the Third Lien Notes Indentures.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30 day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

~~“Repricing Event” means (1) any prepayment of the Term Loans with the proceeds of, or any conversion of Term Loans into, any new or replacement tranche of debt financing bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to the Term Loans and (2) any amendment to the Term Facility that, directly or indirectly, reduces~~

~~the “effective” interest rate applicable to the Term Loans (in each case, taking into account original issue discount and upfront fees, which will be deemed to constitute like amounts of original issue discount, being equated to interest rate margins based on an assumed four-year life to maturity); provided that no Repricing Event will be deemed to occur in connection with a Change in Control.~~

“Required 2019 Extending Term Lenders” means, at any time, Lenders having 2019 Extended Term Loans outstanding that, taken together, represent more than 50.0% of the sum of all 2019 Extended Term Loans outstanding at such time.

“Required Collateral Lien Priority” means, with respect to any Lien on any Collateral, that such Lien on such Collateral has the priority indicated in the table below pursuant to the Intercreditor Agreements or other binding contractual obligation of the applicable secured parties, based on the category of asset subject to such Lien listed at the top of each column and the Indebtedness Obligations secured by such Lien listed at the beginning of each row:

	2019 Extended Term Loan Collateral	2013 Collateral	ABL Priority Collateral	Call Right Collateral (pre-Call Right Cap Recovery)	Call Right Collateral (post-Call Right Cap Recovery)	Equity Interests in 2019 Extended Term Loan PropCo	Limited MYT Guarantee Collateral and MYT Account (A)
2019 Extended Term Loan Obligations and Non-Participating Term Loan Exchange Obligations	1	1	2	3	1	1	None
2013 Term Loan Obligations	None	1	2	None	None	None	None
ABL Obligations	4	4	1	4	5	4	None
Second Lien Notes Obligations	2	2	3	2 (B)	3	2	1
Third Lien Notes Obligations	3	3	4	1(C)	4	3	None
2028 Debentures Obligations	1 (D)	1 (D)	None	3 (D)	2(E)	1 (D)	None

(A)        “MYT Account” shall have the meaning ascribed to it in the Second Lien Notes Indenture.  Liens securing the Second Lien Notes Obligations on Limited MYT Guarantee Collateral to be released following the earlier to occur of (i) a MYT Deposit Event (as defined in the Second Lien Notes Indenture) and (ii) the provision of MYT Alternate Security (as defined in the Second Lien Notes Indenture) pursuant to the terms of the Second Lien Notes Indenture.

(B)        Recovery not to exceed $200.0 million, together with recovery for Second Lien Notes Obligations.

(C)        Recovery not to exceed $200.0 million, together with recovery for Third Lien Notes Obligations.

(D)        Priority will be pari passu with the 2019 Extended Term Loan Liens and Liens securing the Non-Participating Term Loan Exchange Obligations (or if there are no 2019 Extended Term Loan Obligations or Non-Participating Term

Loan Exchange Obligations, (i) with respect to the Call Right Collateral prior to the Call Right Cap Recovery, the 2028 Debentures Obligations will retain its Lien priority thereon (i.e., third priority) and (ii) with respect to the 2019 Extended Term Loan Collateral, the 2013 Collateral, and the Equity Interests in the 2019 Extended Term Loan PropCo, the Lien priority provided for the 2028 Debentures Obligations will be pari passu with the highest priority Lien remaining on the relevant asset) solely on assets if and to the extent required by the 2028 Debentures Indenture as in effect on the Amendment No. 2 Effective Date.

(E)        To the extent no 2019 Extended Term Loan Obligations or Non-Participating Term Loan Exchange Obligations are outstanding, if the Call Right Cap Recovery has occurred, priority will be pari passu with the highest priority Lien remaining on the relevant asset, solely on assets if and to the extent required by the 2028 Debentures Indenture.

“Required Financial Statements” has the meaning assigned to such term in Section 5.04(2).

“Required Lender Consent Items” has the meaning assigned to such term in Section 10.04(12)(c).

“Required Lenders” means, at any time, Lenders having Term Loans outstanding ~~and unused Commitments~~ that, taken together, represent more than 50.0% of the sum of all Term Loans outstanding ~~and Commitments at such time.  The Term Loans and Commitments of any Defaulting Lender will be disregarded in determining Required Lenders; provided that subject to the Borrower’s right to replace Defaulting Lenders as set forth herein, Defaulting Lenders will be included in determining Required Lenders with respect to:~~

~~(1)                                 any amendment that would disproportionately affect the obligation of the Borrower to make payment of the Term Loans or Commitments of such Defaulting Lender as compared to other Lenders holding the same Class of Term Loans or Commitments;~~

~~(2)                                 any amendment relating to:~~

~~(a)                                 increases in the Commitment of such Defaulting Lender;~~

~~(b)                                 reductions of principal, interest, fees or premium applicable to the Term Loans or Commitments of such Defaulting Lender; and~~

~~(c)                                  extensions of final maturity or the due date of any amortization, interest, fee or premium payment applicable to the Term Loans or Commitments of such Defaulting Lender; and (3)             matters requiring the approval of each Lender under subclauses (v) and (vi) of Section 10.08(2)~~at such time.

“Required Percentage” means, with respect to any Excess Cash Flow Period, the percentage set forth in the table below based on Senior Secured First Lien Net Leverage Ratio determined as of the last day of such Excess Cash Flow Period:

Senior Secured First Lien Net Leverage Ratio	Required Percentage
Greater than 4.00 to 1.00	50.0%
Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	25.0%
Less than or equal to 3.50 to 1.00	0%

“Required PropCo Guarantee Priority” means, with respect to any Guarantee of Permitted PropCo Guaranteed Obligations by Notes PropCo or 2019 Extended Term Loan PropCo, that such Guarantee has the priority indicated in the table below in respect of contractual right of payment, based on the Obligations guaranteed by Notes PropCo and 2019 Extended Term Loan PropCo (as the case may be) listed at the beginning of each row:

	Priority of Guarantee by Notes PropCo (pre-Call Right Cap Recovery)	Priority of Guarantee by Notes PropCo (post-Call Right Cap Recovery)	Priority of Guarantee by 2019 Extended Term Loan PropCo
2019 Extended Term Loan Obligations and Non-Participating Term Loan Exchange Obligations	3	1	1
Second Lien Notes Obligations	2	3	3
Third Lien Notes Obligations	1	4	4
2028 Debentures Obligations	3	2	2
ABL Obligations	4	5	5
2013 Term Loan Obligations	Not Permitted	Not Permitted	Not Permitted

To the extent no 2019 Extended Term Loan Obligations or Non-Participating Term Loan Exchange Obligations are outstanding, after a Call Right Cap Recovery, the priority of the Guarantee by Notes PropCo of 2028 Debenture Obligations will match the priority of the senior-most remaining Guarantee.

“Responsible Officer” means, with respect to any Loan Party, the chief executive officer, president, vice president, secretary, assistant secretary or any Financial Officer of such Loan Party or any other individual designated in writing to the Administrative Agent by an existing Responsible Officer of such Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party will be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer will be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payments” has the meaning assigned to such term in Section 6.06.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries will mean Restricted Subsidiaries of the ~~Borrower~~Borrowers.  For the avoidance of doubt, TNMG LLC and The NMG Subsidiary are Restricted Subsidiaries of the Lead Borrower for all purposes hereunder.

~~“Retained Percentage” means, with respect to any Excess Cash Flow Period, 100% minus the Required Percentage with respect to such Excess Cash Flow Period.~~

“S&P” means Standard & Poor’s Ratings Services or any successor entity thereto.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.03.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Second Lien Notes” means the 14.00% Senior Cash Pay/PIK Second Lien Notes due 2024 issued on or prior to the Amendment No. 2 Effective Date pursuant to the Second Lien Notes Indenture, as amended, restated, supplemented or otherwise modified from time to time.

“Second Lien Notes Collateral Agent” means Ankura Trust Company, LLC, together with its permitted successors and assigns.

“Second Lien Notes Documents” means, collectively, the Second Lien Notes Indenture and all other mortgages, security agreements, indentures, note purchase agreements, promissory notes, Guarantees, intercreditor agreements, assignment and assumption agreements and other instruments and agreements evidencing the terms of Second Lien Notes or the collateral therefor.

“Second Lien Notes Indenture” means that certain indenture, dated as of June 7, 2019, among the Second Lien Notes Trustee, the issuers party thereto and the guarantors party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time.

“Second Lien Notes Obligations” means the Indebtedness and the related Indebtedness Obligations under the Second Lien Notes Indenture and the other Indebtedness Documents related to the Second Lien Notes.

“Second Lien Notes Trustee” means Ankura Trust Company, LLC, together with its permitted successors and assigns.

“Secured Notes” means, collectively, the Second Lien Notes and the Third Lien Notes.

“Secured Notes Documents” means, collectively, the Second Lien Notes Documents and the Third Lien Notes Documents.

“Secured Notes Indentures” means, collectively, the Second Lien Notes Indenture and the Third Lien Notes Indentures.

“Secured Parties” means the collective reference to the “Secured Parties” as defined in the Collateral Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered by any Loan Party pursuant thereto or pursuant to Section ~~5.10.~~5.10, including any and all mortgages, deeds of trust and related agreements in respect of Real Property constituting Collateral and any and all Control Agreements.

“Senior Cash Pay Notes” means the 8.00% senior cash pay notes due 2021 issued on or prior to the date hereof pursuant to the Senior Cash Pay Notes Indenture.

“Senior Cash Pay Notes Indenture” means that certain indenture, dated as of October 21, 2013, among the Senior Cash Pay Notes Trustee, the Lead Borrower and the guarantors party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Cash Pay Notes Trustee” means U.S. Bank National Association, together with its permitted successors and assigns.

“Senior Notes” means, collectively, the Senior Cash Pay Notes and the Senior PIK Notes.

“Senior Notes Documents” means, collectively, the Senior Notes Indentures and all other loan agreements, indentures, note purchase agreements, promissory notes, ~~guarantees~~Guarantees, intercreditor agreements, assignment and assumption agreements and other instruments and agreements evidencing the terms of Senior Notes.

“Senior Notes Indentures” means, collectively, the Senior Cash Pay Notes Indenture and the Senior PIK Notes Indenture.

“Senior PIK Notes” means the 8.75% senior PIK notes due 2021 issued on or prior to the date hereof pursuant to the Senior PIK Notes Indenture, as amended, restated, supplemented or otherwise modified from time to time.

“Senior PIK Notes Indenture” means that certain indenture, dated as of October 21, 2013, among the Senior PIK Notes Trustee, the Lead Borrower and the guarantors party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Senior PIK Notes Trustee” means U.S. Bank National Association, together with its permitted successors and assigns.

“Senior Priority Obligations” means (a) prior to the Call Right Cap Recovery with respect to any Asset Sale of the Call Right Collateral, (i) the Third Lien Notes Obligations as compared to the Second Lien Notes Obligations and the Obligations and (ii) the Second Lien Notes Obligations as compared to the Obligations and (b) with respect to any Asset Sale of the Non-Call Right Collateral and, after the Call Right Cap Recovery, with respect to any Asset Sale of the Call Right Collateral, (i) the Obligations as compared to the Second Lien Notes Obligations and the Third Lien Notes Obligations and (ii) the Second Lien Notes Obligations as compared to the Third Lien Notes Obligations.

“Senior Priority Term Loans” means, with respect to any Asset Sale of Collateral, the Class of Term Loans with a senior Lien on such Collateral relative to the Lien of any other Class of Term Loans (and/or relative to any Class without any Lien on such assets) in accordance with the Required Collateral Lien Priority; provided that to the extent that (i) the Liens of any Classes of Term Loans have the same priority with respect to the Collateral sold, transferred or disposed of in such Asset Sale, “Senior Priority Term Loans” shall refer to all such Classes of Term Loans and (ii) only one Class of Term Loans is secured by a Lien on such Collateral, “Senior Priority Term Loans” shall refer to such Class of Term Loans.

“Senior Secured First Lien Net Leverage Ratio” means, as of any date, the ratio of Consolidated First Lien Net Debt as of such date to Consolidated EBITDA for the most recent four fiscal quarter period for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis.

“Similar Business” means, as of any date, any business engaged in by the Lead Borrower and its Restricted Subsidiaries on  such date and any business or other activities that are similar, ancillary, complementary, incidental or related to, or an extension, development or expansion of, the businesses in which the Lead Borrower and its Restricted Subsidiaries are engaged in on such date.

“Specified Event of Default” means any Event of Default under Section 8.01(2), 8.01(3), 8.01(8) or 8.01(9).

“Specified Hedge Agreement” means any Hedge Agreement entered into or assumed between or among the ~~Borrower~~Borrowers or any other Subsidiary and any Qualified Counterparty and designated by the Qualified Counterparty and the ~~Borrower~~Borrowers in writing to the Administrative Agent as a “Specified Hedge Agreement” under this Agreement (but only if such Hedge Agreement has not been designated as a “Specified Hedge Agreement” under the ABL Credit Agreement).

“Specified Hedge Obligations” means all amounts owing to any Qualified Counterparty under any Specified Hedge Agreement.

“Specified ~~Merger Agreement Representations” means such of the representations and warranties made with respect to the Company and its Subsidiaries by the Company in the Merger Agreement to the extent a breach of such representations and warranties is material to the interests of the Lenders.~~Permitted Debt” means (1) Non-Participating Term Loan Exchange Obligations, and (2) Remaining Senior Notes Exchange Indebtedness, and, in each case, any Permitted Refinancing Indebtedness thereof.

~~“Specified Representations” means the representations and warranties of each of Holdings and Merger Sub set forth in the following sections of this Agreement:~~

~~(1)           Section 3.01(1) and (4) (but solely with respect to its organizational existence and status and organizational power and authority as to the execution, delivery and performance of this Agreement and the Collateral Agreement);~~

~~(2)           Section 3.02(1) (but solely with respect to its authorization of this Agreement and the Collateral Agreement);~~

~~(3)           Section 3.02(2)(a)(i) (but solely with respect to non-conflict of this Agreement and the Collateral Agreement with its certificate or article of incorporation or other charter document);~~

~~(4)           Section 3.02(2)(a)(iii) (but solely with respect to non-conflict of this Agreement and the Collateral Agreement with the Existing 2028 Debentures);~~

~~(5)           Section 3.03 (but solely with respect to execution and delivery by it, and enforceability against it, of this Agreement and the Collateral Agreement);~~

~~(6)           Section 3.08(2) (but solely with respect to use of proceeds on the Closing Date);~~

~~(7)           Section 3.09;~~

~~(8)           Section 3.14(1) (but solely with respect to the validity and perfection of the Liens granted by it in the Collateral on the Closing Date (subject to Permitted Liens and subject to the Certain Funds Provisions));~~

~~(9)           Section 3.16; and~~

~~(10)         Section 3.19.~~

“Sponsors” means, any of Ares Corporate Opportunities Fund III, L.P., Ares Corporate Opportunities Fund IV, L.P., the Canada Pension Plan Investment Board and any of their respective Affiliates and funds or partnerships managed or advised by any of them or any of their respective Affiliates, but not including any operating portfolio company of any of the foregoing.

~~“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and Guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower that a Responsible Officer of the Borrower has determined in good faith to be customary in a Receivables Financing including those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation will be deemed to be a Standard Securitization Undertaking.~~

“Statutory Reserves” means, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Term Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Term Loans in such currency are determined.

“Subagent” has the meaning assigned to such term in Section 9.02.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which (1) Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership, limited liability company or other entity are at the time owned by such Person; or (2) more than 50.0% of the Equity Interests are at the time owned by such Person.  Unless otherwise indicated in this Agreement, all references to Subsidiaries will mean Subsidiaries of the ~~Borrower~~Borrowers.  For the avoidance of doubt, as of the Amendment No. 2 Effective Date, TNMG LLC and The NMG Subsidiary are Subsidiaries of the Lead Borrower for all purposes hereunder.

“Subsidiary Loan Parties” means (1) each ~~Wholly Owned Domestic~~Restricted Subsidiary of the Lead Borrower on the ~~Closing~~Amendment No. 2 Effective Date (other than any Excluded Subsidiary); and (2) each ~~Wholly Owned Domestic~~Restricted Subsidiary (other than any Excluded Subsidiary) of the Lead Borrower that becomes, or is required to become, a party to the Collateral Agreement after the ~~Closing Date~~Amendment No. 2 Effective Date; provided, however, that notwithstanding anything herein or in any other Loan Document, any reference to a PropCo Guarantor as a Subsidiary Loan Party in this Agreement or in any other Loan Document shall only mean such Subsidiary Loan Party in its capacity as a Guarantor but not in any capacity as a Grantor (as defined in the Collateral Agreement).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding) or similar charges imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Facility” means the facility and commitments utilized in making Term Loans hereunder.  Following the establishment of any ~~Incremental~~Additional 2019 Extended Term Loans ~~(other than an increase to an existing Term Facility)~~, Other Term Loans or Extended Term Loans, such ~~Incremental~~Additional 2019 Extended Term Loans, Other Term Loans or Extended Term Loans will be considered a separate Term Facility hereunder.  For the avoidance of doubt, (i) as of the Amendment No. 2 Effective Date, there shall be three separate Term Facilities hereunder, consisting of the 2013 Term Loans, the Cash Pay Extended Term Loans and Cash Pay/PIK Extended Term Loans and (ii) any Non-Participating Term Loan Exchange Indebtedness shall be a separate Term Facility from the 2013 Term Loans, the Cash Pay Extended Term Loans, Cash Pay/PIK Extended Term Loans and any Additional 2019 Extended Term Loans.

“Term Loan Agent” means “Term Loan Agent” as defined in the Intercreditor Agreement.

“Term Loan Installment Date” means, as the context requires, an Original Term Loan Installment Date, ~~an Incremental Term Loan Installment Date,~~ an Other Term Loan Installment Date or an Extended Term Loan Installment Date.

“Term Loans” means the ~~term loans made to the Borrower on the Closing Date pursuant hereto, any Incremental~~2013 Term Loans, the 2019 Extended Term Loans, any Other Term Loans and any other Extended Term Loans, collectively (or if the context so requires, any of them individually).

“Term/Note Priority Collateral” means “Term ~~Loan~~/Note Priority Collateral” as defined in the ABL/Term Loan/Notes Intercreditor Agreement.

“The NMG Subsidiary” has the meaning set forth in the preamble hereto.

“Third Lien Notes Collateral Agent” means Wilmington Trust, N.A., together with its permitted successors and assigns.

“Third Lien Notes Documents” means, collectively, the Third Lien Notes Indentures and all other mortgages, security agreements, indentures, note purchase agreements, promissory notes, Guarantees, intercreditor agreements, assignment and assumption agreements and other instruments and agreements evidencing the terms of Third Lien Notes or the collateral therefor.

“Third Lien Notes” means, collectively, the 8.00% and 8.75% senior third lien secured notes due October 25, 2024 issued on or prior to the Amendment No. 2 Effective Date pursuant to the Third Lien Notes Indentures, as amended, restated, supplemented or otherwise modified from time to time.

“Third Lien Notes Indentures” means (x) that certain indenture with respect to the 8.00% senior third lien secured notes, dated on or about the Amendment No. 2 Effective Date, among the Third Lien Notes Trustee, the issuers party thereto and the guarantors party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time and (y) that certain indenture with respect to the 8.75% senior third lien secured notes, dated on or about the Amendment No. 2 Effective Date, among the Third Lien Notes Trustee, the issuers party thereto and the guarantors party thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time.

“Third Lien Notes Obligations” means the Indebtedness and the related Indebtedness Obligations under the Third Lien Notes Indentures and the other Indebtedness Documents related to the Third Lien Notes.

“Third Lien Notes Trustee” means Wilmington Trust, N.A., together with its permitted successors and assigns.

“Total Net Leverage Ratio” means, as of any date, the ratio of Consolidated Total Net Debt as of such date to Consolidated EBITDA for the most recent four fiscal quarter period for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis.

“~~Transaction Documents” means the Purchase Documents, the ABL Loan Documents, the Senior Notes Documents and the Loan Documents.~~Treasury Rate” means, as of any Prepayment Date, the yield to maturity as of such date of the United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Prepayment Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to the first anniversary of the Amendment No. 2 Effective Date; provided, however, that if the period from such date to the first anniversary of the Amendment No. 2 Effective Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be determined, and the information required to be obtained for its calculation shall be obtained, by the Borrowers in consultation with the Administrative Agent.

“~~Transactions” means, collectively, the transactions to occur pursuant to the Transaction Documents, including:~~ TSA” means, collectively, that certain Transaction Support Agreement, dated as of March 25, 2019, by and among the Company Parties (as defined therein), the Sponsors, certain holders of the Term Loans incurred under the Existing Credit Agreement and certain holders of the Senior Notes, together with all exhibits, schedules and annexes thereto, as amended, restated, supplemented or otherwise modified from time to time.

~~(1)           the consummation of the Merger;~~

~~(2)           the execution and delivery of the Loan Documents, the creation of the Liens pursuant to the Security Documents and the initial borrowings hereunder;~~

~~(3)           the Equity Contribution;~~

~~(4)           the execution and delivery of the ABL Loan Documents, the creation of the Liens pursuant to the ABL Security Documents and the initial borrowings under the ABL Credit Agreement;~~

~~(5)           the execution and delivery of the Senior Notes Documents and the issuance of the Senior Notes under the Senior Notes Indentures;~~

~~(6)           the Closing Date Refinancing;~~

~~(7)           the Closing Date Conversions; and~~

~~(8)           the payment of all fees, costs and expenses in connection with the foregoing.~~

“Type” means, when used in respect of any Term Loan or Borrowing, the Rate by reference to which interest on such Term Loan or on the Term Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” means Adjusted LIBO Rate or ABR, as applicable.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unrestricted Cash” means, as of any date, all cash and Cash Equivalents of the ~~Borrower~~Borrowers and ~~its~~their Restricted Subsidiaries as of such date that would not appear as “restricted” on the Required Financial Statements, determined on a consolidated basis in accordance with GAAP, determined based upon the most recent month-end financial statements available internally as of the date of determination, and calculated on a Pro Forma Basis.

“Unrestricted Subsidiary” means ~~any Subsidiary of Holdings (other than the Borrower) designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that the Borrower will only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date or subsequently re-designate any such Unrestricted Subsidiary as a Restricted Subsidiary (by written notice to the Administrative Agent) if:~~ , at any time that such Person is a Subsidiary of the Lead Borrower, any MYT Entity in the event that such MYT Entity is required to be contributed to Holdings or its Subsidiaries in accordance with any settlement, judgment, court order or other resolution of a claim, cause of action or litigation with respect to the MyTheresa Distribution.

~~(1)           no Event of Default is continuing;~~

~~(2)           such designation or re-designation would not cause an Event of Default; and~~

~~(3)           compliance with a Fixed Charge Coverage Ratio of 1.0 to 1.0, determined on a Pro Forma Basis.~~

~~The designation of any Restricted Subsidiary as an Unrestricted Subsidiary will constitute an Investment for purposes of Section 6.04.~~  The redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary will be deemed to be an incurrence at the time of such designation of Indebtedness of such Unrestricted Subsidiary and the Liens on the assets of such Unrestricted Subsidiary, in each case outstanding on the date of such redesignation.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Voting Stock” means, as of any date, the Capital Stock of any Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness as of any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment; by (2)      the then outstanding principal amount of such Indebtedness.

“Wholly Owned Domestic Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Wholly Owned Subsidiary.  Unless otherwise indicated in this Agreement, all references to Wholly Owned Domestic Subsidiaries will mean Wholly Owned Domestic Subsidiaries of the ~~Borrower~~Borrowers.

“Wholly Owned Subsidiary” means, with respect to any Person, a ~~subsidiary~~Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such Person or another Wholly Owned Subsidiary of such Person.  Unless otherwise indicated in this Agreement, all references to Wholly Owned Subsidiaries will mean Wholly Owned Subsidiaries of the ~~Borrower~~Borrowers.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” means, with respect to the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries on a consolidated basis as of any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital will be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) reclassification after the date hereof in accordance with GAAP of assets or liabilities, as applicable, between current and non-current or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02.            Terms Generally.  The definitions set forth or referred to in Section 1.01 will apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms.  Unless the context requires otherwise,

(1)           the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation;”

(2)           in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including;”

(3)           the word “will” will be construed to have the same meaning and effect as the word “shall;”

(4)           the word “incur” will be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” will have correlative meanings);

(5)           the word “or” will be construed to mean “and/or;”

(6)           any reference to any Person will be construed to include such Person’s legal successors and permitted assigns; and

(7)           the words “asset” and “property” will be construed to have the same meaning and effect.

All references herein to Articles, Sections, Exhibits and Schedules will be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires.  Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or organizational document of the Loan Parties means such document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).  Any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation means, unless otherwise specified, such law or regulation as amended, modified or supplemented from time to time.  Whenever this Agreement refers to the “knowledge” of ~~the Company or~~ any Loan Party, such reference will be construed to mean the knowledge of the chief executive officer, president, chief financial officer, treasurer or controller of such Person.

SECTION 1.03.            Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature will be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein will be construed, and all financial computations pursuant hereto will be made, without giving effect to any election under Statement of Financial Accounting Standards Board Accounting Standards Codification 825-10 (or any other Statement of Financial Accounting Standards Board Accounting Standards Codification having a similar effect) to value any Indebtedness or other liabilities of the ~~Borrower~~Borrowers or any Subsidiary at “fair value,” as defined therein.  In the event that any Accounting Change (as defined below) occurs and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Lead Borrower or the Administrative Agent (acting upon the request of the Required Lenders), the ~~Borrower~~Borrowers, the Administrative Agent and the Lenders will enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the ~~Borrower’s~~Borrowers’ financial condition will be the same after such Accounting Change as if such Accounting Change had not occurred; provided that provisions of this Agreement in effect on the date of such Accounting Change will remain in effect until the effective date of such amendment.  “Accounting Change” means (1) any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or (2) any change in the application of GAAP by Holdings or the ~~Borrower~~Borrowers.

SECTION 1.04.            Effectuation of Transfers.  Each of the representations and warranties of Holdings and the ~~Borrower~~Borrowers contained in this Agreement (and all corresponding definitions) is made after giving effect to the Recapitalization Transactions, unless the context otherwise requires.

SECTION 1.05.            Currencies.  Unless otherwise specifically set forth in this Agreement, monetary amounts are in Dollars.  Notwithstanding anything to the contrary herein, no Default or Event of Default will arise as a result of any limitation or threshold set forth in Dollars being exceeded solely as a result of changes in currency exchange rates.

SECTION 1.06.            Required Financial Statements. With respect to the determination of the Senior Secured First Lien Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage

Ratio, ~~the Fixed Charge Coverage Ratio~~ or under any other applicable provision of the Loan Documents ~~(including the definition of Immaterial Subsidiary)~~ made on or prior to the date on which Required Financial Statements have been delivered for the first fiscal quarter ending after the ~~Closing~~Amendment No. 2 Effective Date, such calculation will be determined for the period of four consecutive fiscal quarters most recently ended prior to the ~~Closing~~Amendment No. 2 Effective Date, and calculated on a Pro Forma Basis.

SECTION 1.07.           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

ARTICLE II

The Credits

SECTION 2.01.            Term Loans and Borrowings.

(1)           Subject to the terms and conditions set forth ~~herein~~in the Existing Credit Agreement, each Lender ~~severally agrees to make~~with an Original Commitment on the Original Closing Date made to the Borrower Term Loans denominated in Dollars equal to such Lender’s Original Commitment on the Original Closing Date~~.  The failure of any Lender to make any Term Loan required to be made by it will not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender will be responsible for any other Lender’s failure to make Term Loans as required~~.  Amounts paid or prepaid in respect of such Term Loans may not be reborrowed.

(2)           Subject to the terms and conditions set forth in the 2019 Extension Amendment, each 2019 Extending Term Lender severally agrees to convert, on the Amendment No. 2 Effective Date, the aggregate principal amount of its Term Loans issued in accordance with Section 2.01(1) above, that is outstanding immediately prior to the Amendment No. 2 Effective Date, into an equal principal amount of, at the option of such Lender, Cash Pay Extended Term Loans or Cash Pay/PIK Extended Term Loans, or combination of both, on the terms and subject to the conditions set forth in the 2019 Extension Amendment. Amounts borrowed, converted or exchanged under this Section 2.01(2) and paid or prepaid may not be reborrowed.

(3)           ~~(2)~~ Subject to Sections 2.04(7) and 2.11, each Borrowing is or will be comprised entirely of ABR Loans or Eurocurrency Loans as the Lead Borrower ~~may request~~has requested in accordance herewith.  Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan; provided that any exercise of such option will not affect the obligation of the ~~Borrower~~Borrowers to repay such Term Loan in accordance with the terms of this Agreement, and such Lender will not be entitled to any amounts payable under Section 2.12 or 2.14 solely in respect of increased costs resulting from, and existing at the time of, such exercise.

(4)           ~~(3) Notwithstanding anything to the contrary contained herein, the funded portion of each Term Loan (i.e., the amount advanced in cash to the Borrower on the Closing Date) will~~

~~be equal to 99.50% of the principal amount of such Term Loan (it being agreed that the Borrower is obligated to repay 100.00% of the principal amount of each such Term Loan, the Term Loans will amortize based on 100.00% of the principal amount of each such Term Loan and interest will accrue on 100.00% of the principal amount of each such Term Loan, in each case as provided herein).~~[reserved].

(5)           ~~(4)~~ Notwithstanding any other provision of this Agreement, the ~~Borrower~~Borrowers will not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.02.            ~~Request for Borrowing~~Borrowings as of the Amendment No. 2 Effective Date.

~~The Borrower will deliver to the Administrative Agent a Borrowing Request not later than 12:00 p.m., New York City time, one Business Day prior to the anticipated Closing Date, requesting that the Lenders make Term Loans on the Closing Date.  The Borrowing Request must specify:~~

~~(1)           the principal amount of Term Loans to be borrowed;~~

~~(2)           the requested date of the Borrowing (which will be a Business Day);~~

~~(3)           the Type of Term Loans to be borrowed;~~

~~(4)           in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which will be a period contemplated by the definition of the term “Interest Period;” and~~

~~(5)           the location and number of the Borrower’s account to which funds are to be disbursed.~~

~~If no election as to the Type of Borrowing is specified in the applicable Borrowing Request, then the Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurocurrency Borrowing is specified in the applicable Borrowing Request, then the Borrower will be deemed to have selected an Interest Period of one-month’s duration.  Upon receipt of such Borrowing Request, the Administrative Agent will promptly notify each Lender thereof.  The proceeds of the Term Loans requested under this Section 2.02 will be disbursed by the Administrative Agent in immediately available funds by wire transfer to such bank account or accounts as designated by the Borrower in the Borrowing Request.~~

Schedule 2.01 identifies each of the Lenders and sets forth the principal amount each of Class of Term Loans held by each such Lender as of the Amendment No. 2 Effective Date.

SECTION 2.03.            Funding of Borrowings.

(1)           Each Lender will make each Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Term Loans available to the ~~Borrower~~Borrowers by promptly crediting the amounts so received, in like funds, to an account of ~~the~~any Borrower as specified in the Borrowing Request.

(2)                                 Unless the Administrative Agent has received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (1) of this Section 2.03 and may, in reliance upon such assumption, make available to the ~~Borrower~~Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the ~~Borrower~~Borrowers severally agree to pay to the Administrative Agent, forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the ~~Borrower~~Borrowers to but excluding the date of payment to the Administrative Agent at (a) in the case of such Lender, the greater of (i) the Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (b) in the case of the ~~Borrower~~Borrowers, the interest rate applicable to ABR Loans at such time.  If such Lender pays such amount to the Administrative Agent then such amount will constitute such Lender’s Term Loan included in such Borrowing~~.~~

SECTION 2.04.            Interest Elections.

(1)                                 Each ~~Borrowing initially~~2019 Extended Term Loan that was converted from a 2013 Term Loan that was a Eurocurrency Loan immediately prior to such conversion shall initially be deemed to be a Borrowing of a 2019 Extended Term Loan that is a Eurocurrency Loan with an initial Interest Period equal to the remaining duration (as of the Amendment No. 2 Effective Date) of the Interest Period applicable to such Borrowing of a 2013 Term Loan, but accruing interest at the interest rate applicable to the applicable Class of 2019 Extended Term Loans. Each 2013 Term Loan will be of the Type ~~specified in the applicable Borrowing Request~~ and, in the case of a Eurocurrency Borrowing, will have ~~an initial~~the Interest Period ~~as specified in such Borrowing Request~~in effect under the Existing Credit Agreement immediately prior to the Amendment No. 2 Effective Date.  Thereafter, the Lead Borrower may elect to convert ~~such~~each Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04.  The Lead Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion will be allocated ratably among the Lenders holding the Term Loans comprising such Borrowing, and the Term Loans comprising each such portion will be considered a separate Borrowing; provided that the Term Loans comprising any Borrowing will be in an aggregate principal amount that is an integral multiple of $500,000 and not less than $1,000,000; provided further that there shall not be more than ten Eurocurrency Borrowings outstanding hereunder at any time.

(2)                                 To make an election pursuant to this Section 2.04 following the Original Closing Date, the Lead Borrower will notify the Administrative Agent of such election by telephone (a) in the case of an election to convert to or continue a Eurocurrency Borrowing, not later than 2:00 p.m., New York City time, three Business Days before the effective date of such election or (b) in the case of an election to convert to or continue an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of such election.  Each such telephonic Interest Election Request will be confirmed promptly by hand delivery, facsimile transmission or e-mail to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit D and signed by the Lead Borrower.

(3)                                 Each telephonic and written Interest Election Request will be irrevocable and will specify the following information:

(a)                                 the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (c) and (d) below will be specified for each resulting Borrowing);

(b)                                 the effective date of the election made pursuant to such Interest Election Request, which will be a Business Day;

(c)                                  whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(d)                                 if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which will be a period contemplated by the definition of “Interest Period.”

(4)                                 If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Lead Borrower will be deemed to have selected a Eurocurrency Borrowing having an Interest Period of one month’s duration.

(5)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent will advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(6)                                 If the Lead Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing will be automatically converted into an ABR Borrowing.

(7)                                 Any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurocurrency Borrowing.

(8)                                 Notwithstanding any contrary provision hereof but subject to Section 2.10(5) in respect of a Specified Event of Default, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Lead Borrower, then, so long as such Event of Default is continuing, (a) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (b) unless repaid, each Eurocurrency Borrowing will be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.05.            Promise to Pay; Evidence of Debt.

(1)                                 The ~~Borrower~~Borrowers hereby unconditionally ~~promises~~promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.06.

(2)                                 Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the ~~Borrower~~Borrowers to such Lender resulting from each Term Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(3)                                 The Administrative Agent will maintain accounts in which it will record (a) the amount of each Term Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the ~~Borrower~~Borrowers to each Lender hereunder and (c) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(4)                                 The entries made in the accounts maintained pursuant to paragraph (2) or (3) of this Section 2.05 will be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein will not in any manner affect the obligation of the ~~Borrower~~Borrowers to repay the Term Loans in accordance with the terms of this Agreement.

(5)                                 Any Lender may request that Term Loans made by it be evidenced by a promissory note (a “Note”).  In such event, the ~~Borrower~~Borrowers will prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the ~~Borrower~~Borrowers.  Thereafter, the Term Loans evidenced by such Note and interest thereon will at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).

SECTION 2.06.            Repayment of Term Loans.

(1)                                 The ~~Borrower~~Borrowers will repay to the Administrative Agent for the ratable account of the 2013 Term Loan Lenders on the last Business Day of each fiscal quarter of the ~~Borrower~~Borrowers, commencing with the last Business Day of the fiscal quarter of the ~~Borrower~~Borrowers ending ~~in January 2014,~~after the Amendment No. 2 Effective Date, an aggregate principal amount equal to ~~0.25%~~the product of (x) the aggregate principal amount of ~~the Term Loans outstanding on the Closing~~2013 Term Loans outstanding immediately upon and after the effectiveness of the 2019 Extension Amendment and the 2019 Conversion and (y) a percentage (expressed as a decimal) that would cause each of the 2013 Term Loan Lenders to receive quarterly payments pursuant to this Section 2.06(1) at the same effective rate as the 2013 Term Loan Lenders received quarterly payments pursuant to this Section 2.06(1) for the most recently ended fiscal quarter of the Borrowers ended prior to the Amendment No. 2 Effective Date, which payments will be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07 or 2.08, as applicable (each such date being referred to as an “Original Term Loan Installment Date”).

(2)                                 On the Amendment No. 2 Effective Date, the Borrowers will make the 2019 Prepayment (as defined in the 2019 Extension Amendment).

(3)                                 The Borrowers will repay to the Administrative Agent for the ratable account of the 2019 Extending Term Lenders on the last Business Day of each fiscal quarter of the Borrowers, commencing with the last Business Day of the first full fiscal quarter of the Borrowers ending after the Amendment No. 2 Effective Date, an aggregate principal amount equal to 0.375% of the aggregate principal amount of the 2019 Extended Term Loans outstanding on the Amendment No. 2 Effective Date after giving effect to the 2019 Prepayment, which payments will be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07 or 2.08, as applicable (each such date being referred to as a, “2019 Extended Term Loan Installment Date”);

(4)                                 ~~(2) (a) In the event that any Incremental Term Loans are made, the Borrower will repay Borrowings consisting of Incremental Term Loans on the dates (each an “Incremental Term Loan Installment Date”) and in the amounts set forth in the applicable Incremental Facility Amendment, (b) in the event that~~In the event that (a) any Other Term Loans are made, the ~~Borrower~~Borrowers will repay Borrowings consisting of Other Term Loans on the dates (each an “Other Term Loan Installment Date”) and in the amounts set forth in the applicable Refinancing Amendment and (~~c) in the event that~~b) any Extended Term Loans (other than 2019 Extended Term Loans) are made, the ~~Borrower~~Borrowers will repay Borrowings consisting of Extended Term Loans on the dates (each an “Extended Term Loan Installment Date”) and in the amounts set forth in the applicable Extension Amendment; and

(5)                                 ~~(3) to~~To the extent not previously paid, all outstanding Term Loans will be due and payable on the applicable Maturity Date~~;~~  for the applicable Class of Term Loans.

~~together, in each case, with~~Each repayment pursuant to this Section 2.06 will be accompanied by payment of accrued and unpaid interest on the principal amount ~~to be~~ paid to but excluding the date of such payment.

SECTION 2.07.            Optional Prepayment of Term Loans.  ~~The Borrower~~

(1)                                 Subject to Section 2.07(2), the Borrowers may at any time and from time to time prepay the Term Loans of any Class in whole or in part, without premium or penalty (except as provided in Section ~~2.21~~2.07(5) and subject to Section 2.13), in an aggregate principal amount, (1) in the case of Eurocurrency Loans of any applicable Class, that is an integral multiple of $500,000 and not less than $2.5 million, and (2) in the case of ABR Loans of any applicable Class, that is an integral multiple of $100,000 and not less than $1.0 million, or, in each case, if less, the amount outstanding.  The Lead Borrower will notify the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or e-mail) of such election not later than 2:00 p.m., New York City time, (a) in the case of a Eurocurrency Borrowing, three Business Days before the anticipated date of such prepayment and (b) in the case of an ABR Borrowing, one Business Day before the anticipated date of such prepayment.  Each such notice of prepayment will specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid.  All prepayments under this Section 2.07 will be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment. Any such notice may be revocable or conditioned on a refinancing of all or any portion of the Term Facility.  Any optional prepayments of Term Loans of any applicable Class pursuant to this Section 2.07 will be applied to the remaining scheduled amortization payments of such Term Loans as directed by the Lead Borrower (or in the absence of such direction, in direct order of maturity) ~~and will be applied ratably to the Term Loans included in the prepaid Borrowing.~~.  Notwithstanding anything herein to the contrary, to the extent any Class of the 2019 Extended Term Loans are prepaid pursuant to this Section 2.07, then each Class of 2019 Extended Term Loans shall be prepaid ratably.

(2)                                 Notwithstanding anything to the contrary contained in this Agreement, including this Section 2.07, the Borrowers (i) may not voluntarily prepay any 2013 Term Loans prior to the Maturity Date applicable thereto other than as set forth below, and (ii) shall repurchase, redeem, retire, repay, Refinance or exchange any 2013 Term Loans, whether at maturity or otherwise, as set forth below:

(a)                                 by repurchasing, repaying, exchanging for or refinancing any such 2013 Term Loan Obligations using the proceeds of Non-Participating Term Loan Exchange Indebtedness, unsecured Indebtedness or Junior Lien Indebtedness (including by means of an exchange offer, conversion or modification of the 2013 Term Loan Obligations to become Non-Participating Term Loan Exchange Indebtedness, unsecured Indebtedness or Junior Lien Indebtedness), in each case subject to clauses (1) and (2) of the definition of Permitted Refinancing Indebtedness; provided that the interest rate per annum payable in cash on such unsecured Indebtedness or Junior Lien Indebtedness pursuant to this clause (a) shall not exceed 8.00%;

(b)                                 by repurchasing, repaying, exchanging for or refinancing any such 2013 Term Loan Obligations using (i) the common Equity Interests of, or the cash proceeds of common equity sales by, or common equity contributions to, any Parent Entity, or (ii) any non-cash assets contributed to any Parent Entity in respect of such Parent Entity’s common equity or any cash proceeds received from the sale or disposition of any assets which are contributed to such Parent Entity (including any interests, including Equity Interests of, MYT Holdco so contributed to such Parent Entity, or the cash proceeds of which are contributed to such Parent Entity following a sale or disposition of such interests); or

(c)                                  by repurchasing or repaying all or any portion of any 2013 Term Loan Obligations with cash proceeds from any other source not otherwise described in clauses (a) or (b) above, in an aggregate amount, together with any cash payments or other cash distributions made pursuant to Section 6.09(4)(c), not to exceed $60.0 million for the term of this Agreement; provided that the purchase price or repayment amount of any such 2013 Term Loan Obligations repurchased, repaid, redeemed, retired, acquired, cancelled or terminated pursuant to this subclause (c) more than 45 days prior to the Maturity Date of such 2013 Term Loans may not be greater than 90% of the aggregate principal amount of any such 2013 Term Loans; and

(iii) the Borrowers may not voluntarily prepay any Indebtedness incurred to Refinance any 2013 Term Loans prior to the payment in full of all 2019 Extended Term Loans.

(3)                                 At the Lead Borrower’s election (subject to the prior written consent of the Required 2019 Extending Term Lenders), at any time after the Amendment No. 2 Effective Date, the Borrowers may prepay without premium or penalty on a pro rata basis up to $250.0 million of the aggregate principal amount of 2019 Extended Term Loans at par, with the Net Cash Proceeds from any Real Property monetization or financing transaction consummated after the Amendment No. 2 Effective Date.  Such prepayment shall be applied on a pro rata basis to then outstanding principal amount of 2019 Extended Term Loans as of the date of such prepayment.

(4)                                 If, prior to the date that is three (3) years following the Amendment No. 2 Effective Date, (i) the Borrowers make any voluntary prepayment of the 2019 Extended Term Loans pursuant to Section 2.07(1) or otherwise or any prepayment of the 2019 Extended Term Loans pursuant to Section 2.08(1) (other than as a result of a casualty or condemnation event) or Section 2.08(3), or (ii) the 2019 Extended Term Loans shall be accelerated (whether as a result of an Event of Default, by operation of law or otherwise), including as a result of any Event of Default under Sections 8.01(8) or (9), or there shall occur any satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any bankruptcy, insolvency proceeding, foreclosure

(whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any bankruptcy or insolvency proceeding to any Agent or any Lender in full or partial satisfaction of the Obligations (each of the foregoing, a “Premium Event”), then in each case the Borrowers shall pay to the Administrative Agent, for the ratable account of each applicable Lender, a prepayment premium of (x) if such Premium Event occurs prior to the first anniversary of the Amendment No. 2 Effective Date, the Make-Whole Premium with respect to the aggregate principal amount of 2019 Extended Term Loans being prepaid, refinanced, amended, accelerated, satisfied, released, restructured, reorganized, replaced, reinstated, defeased or compromised, as applicable (such Extended Term Loans being “Prepaid” pursuant to each of the foregoing actions), (y) if such Premium Event occurs on or after the first anniversary of the Amendment No. 2 Effective Date and prior to the second anniversary of the Amendment No. 2 Effective Date, 2.00% of the aggregate principal amount of the 2019 Extended Term Loans being Prepaid, as applicable, or (z) if such Premium Event occurs on or after the second anniversary of the Amendment No. 2 Effective Date and prior to the third anniversary of the Amendment No. 2 Effective Date, 1.00% of the aggregate principal amount of the 2019 Extended Term Loans being Prepaid, as applicable.

(5)                                 Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if any 2019 Extended Term Loans are accelerated (whether as a result of the occurrence and continuance of any Event of Default, by operation of law or otherwise), any premium applicable thereto pursuant to Section 2.07(4) (the “Applicable Premium”), determined as of the date of acceleration, will also be immediately due and payable as though the applicable 2019 Extended Term Loans were prepaid as of such date and shall constitute part of the Obligations for all purposes herein.  The Applicable Premium, if any, shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), by deed in lieu of foreclosure or by any other similar means.  THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION.  The parties hereto further acknowledge and agree that the Applicable Premium is not intended to act as a penalty or to punish the Loan Parties for any repayment or prepayment of the 2019 Extended Term Loans.  The Loan Parties expressly agree that (i) the Applicable Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Applicable Premium, if any, shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Applicable Premium, if any, (iv) the Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this Section 2.07(5), (v) their agreement to pay the Applicable Premium is a material inducement to the 2019 Extending Term Lenders to make the 2019 Extended Term Loans, and (vi) the Applicable Premium represents a good-faith, reasonable estimate and calculation of the lost profits or damages of the 2019 Extending Term Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to any 2019 Extending Term Lender or profits lost by such 2019 Extending Term Lender as a result of any Premium Event.

SECTION 2.08.            Mandatory Prepayment of Term Loans.

(1)                                 The ~~Borrower~~Borrowers will apply all Net Cash Proceeds received in an Asset Sale made pursuant to Section 6.05(2) (other than any ABL Priority Collateral Asset Sale to the extent that

Net Cash Proceeds of ABL Priority Collateral sold pursuant thereto are required to prepay Revolving Loans (as defined in the ABL Credit Agreement) or cash collateralize Letters of Credit (as defined in the ABL Credit Agreement) to remain in compliance with the “Borrowing Base” (as defined in the ABL Credit Agreement) or otherwise) or any Sale and Lease-Back Transaction to prepay Term Loans ~~within ten~~(subject to Section 2.07(4)) or applicable Senior Priority Obligations, within three Business Days following receipt of such Net Cash Proceeds, unless the Lead Borrower has delivered a Reinvestment Notice on or prior to such ~~tenth~~third Business Day; provided that:

(a)                                 if any Event of Default has occurred and is continuing, on or prior to the ~~tenth~~third Business Day following receipt thereof, such Net Cash Proceeds will be deposited in an Asset Sale Proceeds Account; and

(b)                                 subject to the other provisions of this Section 2.08(1), on each Reinvestment Prepayment Date the ~~Borrower~~Borrowers will apply an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event to the prepayment of the Term Loans or applicable Senior Priority Obligations (together with accrued and unpaid interest thereon~~);~~ and any Applicable Premium).

~~(c)                                  if at the time that any such prepayment would be required, the Borrower is required to, or to offer to, repurchase, redeem, repay or prepay Indebtedness secured on a pari passu basis with the Term Loans (any such Indebtedness, “Other First Lien Indebtedness”), then the Borrower may apply such Net Cash Proceeds to redeem, repurchase, repay or prepay Term Loans and Other First Lien Indebtedness on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other First Lien Indebtedness at such time);~~

~~provided, further, that the portion of such Net Cash Proceeds allocated to the Other First Lien Indebtedness will not exceed the amount of such Net Cash Proceeds required to be allocated to the Other First Lien Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds will be allocated to the prepayment of the Term Loans (in accordance with the terms hereof) and to the repurchase or repayment of Other First Lien Indebtedness, and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this clause (1) will be reduced accordingly; provided further, that to the extent the holders of Other First Lien Indebtedness decline to have such Indebtedness repurchased, redeemed, repaid or prepaid with such Net Cash Proceeds, the declined amount of such Net Cash Proceeds will promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (to the extent such Net Cash Proceeds would otherwise have been required to be so applied if such Other First Lien Indebtedness was not then outstanding).~~

(2)                                 Commencing with the fiscal year ending ~~July 26, 2015,~~August 3, 2019, not later than 90 days after the end of each Excess Cash Flow Period, the ~~Borrower~~Borrowers will calculate Excess Cash Flow for such Excess Cash Flow Period and will apply the following amount to the prepayment of Term Loans:

(a)                                 the Required Percentage of such Excess Cash Flow; minus

(b)                                 the amount of any voluntary prepayments during such Excess Cash Flow Period or on or prior to the 90th day after the end of such Excess Cash Flow Period of:

(i)                                     Term Loans (including ~~Incremental Term Loans,~~ Other Term Loans and Extended Term Loans);

(ii)                                  loans under the ABL Credit Agreement~~, any ABL Incremental Facilty~~ or other revolving credit facility that is secured on a pari passu basis with the Term Loans (to the extent accompanied by a corresponding reduction in the commitments);

(iii)                               ~~Other First Lien Indebtedness; or~~[reserved]; or

(iv)                              Permitted Refinancing Indebtedness incurred to Refinance any of the foregoing Indebtedness (or Permitted Refinancing Indebtedness described in this clause (iv)), in each case that is secured on a pari passu basis with the Term Loans;

in each case, to the extent not financed with the proceeds of the issuance or the incurrence of Indebtedness (other than proceeds of revolving loans), the sale or issuance of Equity Interests or Asset Sales; provided that any such voluntary prepayment that is made on or prior to the 90th day after the end of such Excess Cash Flow Period will not reduce Excess Cash Flow for the next succeeding Excess Cash Flow Period pursuant to this clause (b).

Not later than the date on which the Lead Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under Section 5.04(1), the Lead Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Lead Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

(3)                                 The ~~Borrower~~Borrowers will apply 100% of the net cash proceeds from the incurrence, issuance or sale by the ~~Borrower~~Borrowers or any ~~Restricted~~ Subsidiary of any Indebtedness that is not Excluded Indebtedness to the prepayment of Term Loans, on or prior to the date which is ~~five~~three Business Days after the receipt of such net cash proceeds, together with, solely for any such prepayments of 2019 Extended Term Loans made prior to the date that is three (3) years following the Amendment No. 2 Effective Date, any Applicable Premium.

(4)                                 Notwithstanding anything in this Section 2.08 to the contrary, any Lender (such Lender, a “Declining Lender”) may elect, by notice to the Administrative Agent by telephone (confirmed by hand delivery, facsimile transmission or e-mail) at least two Business Days prior to the required prepayment date, to decline all or any portion of any mandatory prepayment of its Term Loans pursuant to this Section 2.08 (other than ~~clause~~clauses (3) of this Section 2.08), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined will be ~~retained by the Borrower and applied for any permitted purpose hereunder~~applied to prepay Term Loans held by Lenders other than Declining Lenders on a ratable basis.  Such prepayments will be applied on a pro rata basis to the then outstanding Class of Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurocurrency Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to this Section 2.08(4), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment will be applied first, with respect to each applicable Class of Term Loans, to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurocurrency Loans in a manner that minimizes the amount of any payments required to be made by the ~~Borrower~~Borrowers pursuant to Section 2.13.

(5)                                 The following general provisions shall apply to all prepayments pursuant to this Section 2.08:

(a)                                 The Lead Borrower will deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.08, (a) a certificate signed by a Financial Officer of the Lead Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (b) to the extent practicable, at least three Business Days prior written notice of such prepayment.  Each notice of prepayment shall specify the prepayment date, the Type and Class of each Term Loan being prepaid and the principal amount of each Term Loan (or portion thereof) to be prepaid.

(b)                                 Prepayment of the Term Loans pursuant to this Section 2.08 will be made ~~without premium or penalty,~~together with any Applicable Premium payable as set forth in Section 2.07(4) and in any case accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment~~, and applied as directed by the Borrower or, absent such direction, to reduce~~.

(c)                                  Each prepayment required under this Section 2.08 shall be applied to the 2019 Extended Term Loans (including each Class thereof, ratably, provided proceeds of Call Right Collateral shall be applied ratably to the Additional 2019 Extended Term Loans prior to the other 2019 Extended Term Loans) until the same are paid in full before being applied to any other Term Facilities and shall reduce, (i) with respect to any prepayments required under Section 2.08(2) or Section 2.08(3), in direct order of maturity ~~the next eight quarterly~~and (ii) with respect to any prepayments required under Section 2.08(1), in inverse order of maturity, in the case of each of the foregoing (i) and (ii), the scheduled amortization payments of ~~Term Loans under Section 2.06(1) and, thereafter, to reduce on a pro rata basis (based on the amount of such amortization payments) the remaining scheduled amortization payments of Term Loans under Section 2.06(1) and will be allocated ratably to the Term Loans included in the prepaid Borrowing; provided that any prepayment of Incremental Term Loans, Other Term Loans or Extended Term Loans will be applied in the order specified in the applicable Permitted Amendment.  No payments under Section 2.13 will be required in connection with a prepayment of Term Loans pursuant to this Section 2.08.  In~~the applicable Term Loans under Section 2.06. Subject to the preceding sentence, in the event of any prepayment of Term Loans pursuant to ~~this~~ Section 2.08 at a time when Term Loans of more than one Class remain outstanding, the aggregate amount of such prepayment will be allocated between each Class of Term Loans pro rata based on the aggregate principal amount of outstanding Term Loans of each such Class (except as otherwise provided in the applicable ~~Permitted~~Extension Amendment, in each case with respect to the applicable Class of Term Loans).

(d)                                 Subject to the terms of the Junior Lien Intercreditor Agreement, any payments from proceeds of the sale of Call Right Collateral shall be applied to repay in full all outstanding Additional 2019 Extended Term Loans prior to being applied to other Obligations hereunder.

(6)                                 Notwithstanding any provisions of this Section 2.08 to the contrary,

(a)                                 to the extent that any or all of the Net Cash Proceeds or Excess Cash Flow giving rise to a prepayment event pursuant to this Section 2.08 is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay Term Loans at the times provided in this Section 2.08, but may be retained by the ~~Borrower~~Borrowers or the applicable Subsidiary for so long, but only so long, as the applicable local law will not permit repatriation to the United States.  Once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected promptly and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the prepayment of the Term Loans pursuant to this Section 2.08 to the extent provided herein; provided that the ~~Borrower~~Borrowers hereby ~~agrees~~agree, and will cause any applicable Subsidiary, to promptly take all commercially reasonable actions required by applicable local law to permit any such repatriation; or

(b)                                 to the extent that a Responsible Officer of the Lead Borrower has reasonably determined in good faith that repatriation of any of or all the Net Cash Proceeds or Excess Cash Flow giving rise to a prepayment event pursuant to this Section 2.08 would have an adverse tax cost consequence, the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay Term Loans at the times provided in this Section 2.08, but may be retained by the ~~Borrower~~Borrowers or the applicable Subsidiary without being repatriated; provided that, in the case of this subclause (b), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.08 (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds to be applied to a prepayment):

(i)                                     the ~~Borrower applies~~Borrowers apply an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been repatriated, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated; or

(ii)                                  such Net Cash Proceeds or Excess Cash Flow are applied towards the permanent extinguishment (including, in the case of a revolving facility, a permanent reduction of commitments only) of Indebtedness of any Subsidiary.

For purposes of this Section 2.08(6), references to “law” mean, with respect to any Person, (1) the common law and any federal, state, local, foreign, multinational or international statutes, laws, treaties, judicial decisions, ~~standards,~~ rules and regulations, ~~guidances, guidelines,~~ ordinances, rules, judgments, writs, orders, decrees, codes, ~~plans,~~ injunctions, permits~~, concessions, grants, franchises, governmental agreements~~ and governmental restrictions (including administrative or judicial precedents ~~or authorities~~), in each case whether now or hereafter in effect, and (2) the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case ~~whether or not having the force of law and~~ that are ~~applicable to or~~ binding upon such Person or any of its property ~~or to which such Person or any of its property is subject~~.

SECTION 2.09.            Fees.

(1)                                 The ~~Borrower agrees~~Borrowers agree to pay to the Administrative Agent, for its own account, the “Term Administrative Fee” set forth in the Fee Letter at the times and on the terms specified therein (the “Administrative Agent Fees”).

(2)                                 The Borrowers agree to pay the “Term Loan Lender Consent Fee” and the “Term Loan Lender Cash Joinder Fee” set forth in the TSA at the times and on the terms specified therein (the “Consent Fees”).

(3)                                 ~~(2)~~ All Fees will be paid on the dates due and payable, in immediately available funds, to the Administrative Agent at the Payment Office for distribution, if and as appropriate, among the Lenders.  Once paid, none of the Fees will be refundable under any circumstances.

SECTION 2.10.                                   Interest.

(1)                                 The 2013 Term Loans comprising each ABR Borrowing will bear interest at the ABR plus the Applicable Margin~~.(2)  The~~ applicable to the 2013 Term Loans.

(2)                                 The 2013 Term Loans comprising each Eurocurrency Borrowing will bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin applicable to the 2013 Term Loans.

(3)                                 The 2019 Extended Term Loans comprising each ABR Borrowing will bear interest at the ABR plus the Applicable Margin applicable to the 2019 Extended Term Loans of the applicable Class.

(4)                                 The 2019 Extended Term Loans comprising each Eurocurrency Borrowing will bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin applicable to the 2019 Extended Term Loans of the Applicable Class.

(5)                                 ~~(3)~~ Following the occurrence and during the continuation of a Specified Event of Default, the ~~Borrower~~Borrowers will pay interest on overdue amounts (including amounts overdue as a result of on-payment upon acceleration) hereunder at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Term Loan, 2.0% per annum plus the rate otherwise applicable to such Term Loan as provided in the preceding paragraphs of this Section 2.10 or (ii) in the case of any other overdue amount, 2.0% per annum plus the rate applicable to ABR Loans as provided in clause (1) of this Section 2.10.  Following the occurrence and during the continuation of a Specified Event of Default, all Eurocurrency Borrowings shall automatically convert to ABR Borrowings upon the expiry of any then-current Interest Period, with no notice or action by any party, and for so long as such Specified Event of Default continues, the Borrowers shall have no right to make and shall not make, any Interest Election Requests requesting to convert or continue any such Borrowing as a Eurocurrency Borrowing.

(6)                                 ~~(4)~~ Accrued interest on each Term Loan will be payable in arrears (i) on each Interest Payment Date for such Term Loan and (ii) on the applicable Maturity Date; provided that (A) interest accrued pursuant to paragraph (~~3~~5) of this Section 2.10 will be payable on demand, (B) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Term Loan will be payable on the effective date of such conversion.  All interest shall be payable in cash except as provided in Section 2.10(7) below.

(7)                                 One percent (1.0%) per annum of the Applicable Margin payable on the Cash Pay/PIK Extended Term Loans and Cash Pay/PIK Additional 2019 Extended Term Loans, as

applicable, will be payable by adding such accrued and unpaid interest to the then outstanding principal amount of Cash Pay/PIK Extended Term Loans or Cash Pay/PIK Additional 2019 Extended Term Loans, as applicable (such capitalized interest, the “PIK Interest”), in each case, on the applicable Interest Payment Date; provided, such interest may be paid in cash at the election of the Lead Borrower in its sole discretion.  For the avoidance of doubt, any such PIK Interest shall be deemed added to the then outstanding principal amount of the Cash Pay/PIK Extended Term Loans or Cash Pay/PIK Additional 2019 Extended Term Loans, as applicable, on each applicable Interest Payment Date and thereafter, shall constitute principal under such Cash Pay/PIK Extended Term Loans or Cash Pay/PIK Additional 2019 Extended Term Loans, as applicable, for all purposes under this Agreement, including the accrual of interest.  For the avoidance of doubt, all other interest owing in respect of the Cash Pay/PIK Extended Term Loans and Cash Pay/PIK Additional 2019 Extended Term Loans, as applicable, will be payable in cash.

(8)                                 ~~(5)~~ All interest hereunder will be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the prime rate, will be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, will be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable ABR, Adjusted LIBO Rate or LIBO Rate will be determined by the Administrative Agent, and such determination will be conclusive absent manifest error.

SECTION 2.11.                                   Alternate Rate of Interest.  (a) If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(1)                                 the Administrative Agent determines (which determination will be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(2)                                 the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Term Loans included in such Borrowing for such Interest Period;

then the Administrative Agent will give notice thereof to the Lead Borrower and the applicable Lenders by telephone, facsimile transmission or e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Lead Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, ~~(a)~~ any Interest Election Request that requests the conversion of any applicable Borrowing to, or continuation of any such Borrowing as, a Eurocurrency Borrowing will be ineffective and such Borrowing will be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing ~~and (b) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing will be made as an ABR Borrowing~~.

(b)                                 If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(1) of this Section 2.11 have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(1) of this Section have not arisen but either (w) the supervisor for the administrator of the LIBO Rate has made a public statement that the administrator of the LIBO Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Rate), (x) the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Rate), (y) the supervisor for the administrator of the LIBO Rate has made a public statement identifying a specific date after which the LIBO Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Lead Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States of America at such time and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin); provided that if such alternate rate of interest as so determined would be less than zero, then such rate shall be deemed to be zero for the purposes of this Agreement.  Notwithstanding anything to the contrary in Section 10.08, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from Required Lenders of each Class stating that such Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this Section 2.11(b) (but, in the case of the circumstances described in clause (ii)(w), clause (ii)(x) or clause (ii)(y) of the first sentence of this Section 2.11(b), only to the extent the LIBO Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.12.                                   Increased Costs.

(1)                                 If any Change in Law:

(a)                                 imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);

(b)                                 imposes on any Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender; or

(c)                                  subjects any Recipient to any Taxes (other than (i) Indemnified Taxes and (ii) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Term Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the ~~Borrower~~Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(2)                                 If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the ~~Borrower~~Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(3)                                 A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (1) or (2) of this Section 2.12 will be delivered to the Lead Borrower and will be conclusive absent manifest error.  The ~~Borrower~~Borrowers will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(4)                                 Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.12, such Lender will notify the Lead Borrower thereof.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 will not constitute a waiver of such Lender’s right to demand such compensation; provided that the ~~Borrower~~Borrowers will not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above will be extended to include the period of retroactive effect thereof.

SECTION 2.13.                                   Break Funding Payments.  Except as otherwise set forth herein, the ~~Borrower~~Borrowers will compensate each Lender for the actual out-of-pocket loss, cost and expense (excluding loss of anticipated profits) attributable to the following events:

(1)                                 the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default);

(2)                                 the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto;

(3)                                 the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto; or

(4)                                 the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Lead Borrower pursuant to Section ~~2.16.~~2.16;

provided, however, that no such losses, costs or expenses attributable to (i) the conversion of 2013 Term Loans constituting Eurocurrency Borrowings and outstanding immediately prior to the Amendment No. 2 Effective Date into 2019 Extended Term Loans, (ii) the pay down of 2019 Extended Term Loans pursuant to the 2019 Extension Amendment or (iii) the payment of interest on the 2019 Extended Term Loans or the 2013 Term Loans pursuant to the 2019 Extension Amendment shall be incurred by the Borrowers pursuant to this Section 2.13. Such loss, cost or expense to any Lender will be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Term Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Term Loan (but not including the Applicable Margin applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Term Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the London interbank market.

A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 will be delivered to the Lead Borrower and will be conclusive absent manifest error.  The ~~Borrower~~Borrowers will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

SECTION 2.14.                                   Taxes.

(1)                                 Any and all payments by or on account of any obligation of any Loan Party hereunder will be made free and clear of and without deduction or withholding for any ~~Indemnified Taxes or Other Taxes; provided that~~Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by a Loan Party, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if a Loan Party is required to deduct any Indemnified Taxes or Other Taxes from such payments, then ~~(a)~~ the sum payable hereunder will be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Administrative Agent or any Lender, as applicable, receives an amount equal to the amount it would have received had no such deductions been made~~, (b) such Loan Party will make such deductions and (c) such Loan Party will timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law~~.

(2)                                 In addition, the Loan Parties will timely pay ~~any Other Taxes~~ to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(3)                                 Each Loan Party will, jointly and severally, indemnify the Administrative Agent and each Lender, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender (other than as a result of the Administrative Agent’s or any Lender’s gross negligence or willful misconduct), on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, will be conclusive absent manifest error.

(4)                                 As soon as practicable after any payment of ~~Indemnified Taxes or Other~~ Taxes by a Loan Party to a Governmental Authority~~,~~ pursuant to this Section 2.14, such Loan Party will deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(5)

(a)                                 Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document will deliver to the Lead Borrower and the Administrative Agent, at the time or times reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Lead Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Lead Borrower or the Administrative Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(5)(b), 2.14(5)(c), 2.14(5)(d) and 2.14(6) below) will not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b)                                 Without limiting the effect of Section 2.14(5)(a) above, each Foreign Lender will deliver to the Lead Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Lead Borrower or the Administrative Agent), two original copies of whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;

(ii)                                  duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto);

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (A) a certificate substantially in the form of the applicable Exhibit F to the effect that such Foreign Lender is not:

~~(x)~~ (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code;

~~(y)~~ (y) a “10 percent shareholder” of the Lead Borrower within the meaning of Section 871(h)(3) or 881(c)(3)(B) of the Code; or

~~(z)~~ (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; and

(B) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or any subsequent versions thereof or successors thereto);

(iv)                              duly completed copies of Internal Revenue Service Form W-8IMY, together with forms and certificates described in clauses (i) through (iii) above (and additional Form W-8IMYs) or Internal Revenue Service Form W-9 as may be required; or

(v)                                 any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the ~~Borrower~~Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.

(c)                                  Credit Suisse AG, Cayman Islands Branch, in its capacity as the Administrative Agent (and any Person succeeding the Administrative Agent upon assignment or succession under Section 9.09, if applicable) will also deliver to the Lead Borrower, on or prior to the execution and delivery of this Agreement,  (i) two duly completed copies of Internal Revenue Service form W-8ECI with respect to any amounts payable to Credit Suisse AG, Cayman Islands Branch for its own account and (ii) two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the ~~Borrower~~Borrowers to be treated as a United States person with respect to such payments (and the ~~Borrower~~Borrowers and Credit Suisse AG, Cayman Islands Branch agree to so treat Credit Suisse AG, Cayman Islands Branch as a United States person with respect to such payments), with the effect that the ~~Borrower~~Borrowers can make payments to Credit Suisse AG, Cayman Islands Branch (acting as the Administrative Agent) without deduction or withholding of any taxes imposed by the United States.

(d)                                 In addition, each Lender that is not a Foreign Lender will deliver to the Lead Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender.

In addition, in each of the foregoing circumstances, each Foreign Lender will deliver such forms, if legally entitled to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender.  Each Foreign Lender will promptly notify the Lead Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Lead Borrower (or any other form of certification adopted by the United States of America or other taxing authorities for such purpose)~~.  In addition, each Lender that is not a Foreign Lender will deliver to the Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender~~.  Notwithstanding any other provision of this paragraph, a Lender will not be required to deliver any form pursuant to this ~~paragraph (5)~~Section 2.14 that such Lender is not legally able to deliver.

(6)                                 If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient will deliver to the Lead Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Lead Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Administrative Agent as may be necessary for the ~~Borrower~~Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this ~~clause~~ Section 2.14(6), “FATCA” will include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Lead Borrower and the Administrative Agent in writing of its legal inability to do so.

(7)                                 If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund (including a credit in lieu of a refund) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.14, it will pay over reasonably promptly such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.14 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in Section 2.14(7), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.14(7) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 2.14(7) will not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith, to be confidential) to the Loan Parties or any other Person.

(8)                                 Each party’s obligations under this Section 2.14 will survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, ~~the termination of the Commitments~~ and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(9)                                 For purposes of this Section 2.14, the term “applicable law” includes FATCA.

SECTION 2.15.                                   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(1)                                 Unless otherwise specified, the ~~Borrower~~Borrowers will make each payment required to be made by it hereunder (whether of principal, interest, fees or otherwise) prior to 2:00 p.m., New York City time, at the Payment Office, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 10.05 will be made directly to the Persons entitled thereto, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  The Administrative Agent will distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof and will make settlements with the Lenders with respect to other payments at the times and in the manner provided in this Agreement.  Except as otherwise provided herein, if any payment hereunder is due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon will be payable for the period of such extension.  Any payment required to be made by the Administrative Agent hereunder will be deemed to have been made by the time required if the Administrative Agent, at or before such time, has taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(2)                                 Except as otherwise provided in this Agreement, if (a) at any time insufficient funds are received by and available to the Administrative Agent from the ~~Borrower~~Borrowers to pay fully all amounts of principal, interest and fees then due from the ~~Borrower~~Borrowers hereunder or (b) at any time an Event of Default shall have occurred and be continuing and the Administrative Agent will receive any proceeds ~~of Term Priority Collateral in connection with the exercise of remedies~~or payments of any kind, such funds will, subject to the Intercreditor Agreements, be applied in accordance with Section 5.02 of the Collateral Agreement ~~(subject to the application of proceeds provisions contained in the Intercreditor Agreement)~~.

(3)                                 Except as otherwise expressly provided in this Agreement, if any Lender, by exercising any right of set-off or counterclaim or otherwise, obtains payment in respect of any principal of or interest on any of its Class of Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Class of Term Loans than the proportion received by any other Lender in such Class, then the Lender receiving such greater proportion will purchase (for cash at face value) participations in the Term Loans of such Class of other Lenders in such Class to the extent necessary so that the benefit of all such payments will be shared by the Lenders in such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans of such Class; provided that (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest, and (b) the provisions of this paragraph (3) will not be construed to apply to any payment made by the ~~Borrower~~Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant.  The ~~Borrower consents~~Borrowers consent to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the ~~Borrower~~Borrowers’ rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the ~~Borrower~~Borrowers in the amount of such participation. Notwithstanding anything herein to the contrary, the 2019 Extended Term Loans shall constitute a single Class for purposes of this provision, subject to Section 5.02 of the Collateral Agreement with respect to proceeds of Call Right Collateral.

(4)                                 Unless the Administrative Agent has received notice from the Lead Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the ~~Borrower~~Borrowers will not make such payment, the Administrative Agent may assume that the ~~Borrower has~~Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the ~~Borrower has~~Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(5)                                 If any Lender fails to make any payment required to be made by it pursuant to Section 2.03(1) or 2.15(3), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under Section 2.03(1) or 2.15(3), as applicable, until all such unsatisfied obligations are fully paid.

SECTION 2.16.                                   Mitigation Obligations; Replacement of Lenders.

(1)                                 If any Lender requests compensation under Section 2.12, or if the ~~Borrower is~~Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender will use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as applicable, in the future and (b) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  The ~~Borrower~~Borrowers hereby ~~agrees~~agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(2)                                 If any Lender requests compensation under Section ~~2.12 or is a Defaulting Lender,~~2.12, or if the ~~Borrower is~~Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then the ~~Borrower~~Borrowers may, at its sole expense, upon notice to such Lender and the Administrative Agent, either (a) prepay such Lender’s outstanding Term Loans hereunder in full on a non-pro rata basis without premium or penalty (including with respect to the processing and recordation fee referred to in Section 10.04(2)(b)(ii)) or (b) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that will assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) in the case of clause (b) above, the Lead Borrower has received the prior written consent of the Administrative Agent, which consent will not unreasonably be withheld, if a consent by the Administrative Agent would be required under Section 10.04 for an assignment of Term Loans to such assignee, (ii) such Lender has received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the ~~Borrower~~Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments.  ~~Nothing in this Section 2.16 will be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.~~

(3)                                 If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination that, pursuant to the terms of Section 10.08, requires the consent of such Lender and with respect to which the Required Lenders have granted their consent, then the ~~Borrower~~Borrowers will have the right (unless such Non-Consenting Lender grants such consent) at ~~its sole expense, to either (a) prepay such Lender’s outstanding Term Loans hereunder in full on a non-pro rata basis without premium or penalty (including with respect to the processing and recordation fee referred to in Section 10.04(2)(b)(ii)) or (b)~~their sole expense, to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Term Loans ~~and its Commitments hereunder~~ to one or more assignees reasonably acceptable to the Administrative Agent if a consent by the Administrative Agent would be required under Section 10.04 for an assignment of Term Loans to such Assignee; provided that (i) all Obligations of the ~~Borrower~~Borrowers owing to such Non-Consenting Lender (including accrued Fees and any amounts due under Section 2.12, 2.13 or 2.14) being removed or replaced will be paid in full to such Non-Consenting Lender concurrently with such removal or assignment and (ii) in the case of clause (b) above, the replacement Lender will purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon.  No action by or consent of the Non-Consenting Lender will be necessary in connection with such removal or assignment, in the case of clause (b) above, which shall be immediately and automatically effective upon payment of such purchase price.  In connection with any such assignment, the ~~Borrower~~Borrowers, the Administrative Agent, such Non-Consenting Lender and the replacement Lender will otherwise comply with Section 10.04; provided that if such Non-Consenting Lender does not comply with Section 10.04 within three Business Days after the Lead Borrower’s request, compliance with Section 10.04 will not be required to effect such assignment.

SECTION 2.17.                                   Illegality.  If any Lender reasonably determines that any change in law has made it unlawful, or if any Governmental Authority has asserted after the Original Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Loans, then, upon notice thereof by such Lender to the ~~Borrower~~Borrowers through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings will be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Lead Borrower will upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Loans.  Upon any such prepayment or conversion, the ~~Borrower~~Borrowers will also pay accrued interest on the amount so prepaid or converted.

SECTION 2.18.                                   ~~Incremental Facilities~~Additional 2019 Extended Term Loans~~.~~

(1)                                 Notice.  At any time ~~and from time to time, on one or more occasions,~~following the occurrence and during the continuance of an Event of Default and subject to the terms and conditions set forth herein, the ~~Borrower may, by notice to~~2019 Extending Term Lenders may fund, and cause the Borrowers to borrow, the Additional 2019 Extended Term Loans, by delivery of a notice of election in respect thereof and a proposed date of consummation of the Call Right through the Administrative Agent~~, increase the aggregate principal amount of any outstanding tranche of Term Loans or add one or more additional tranches of term loans under the Loan Documents (the “Incremental Term Loans;” each such increase or tranche, an “Incremental Facility”)~~ to (i) the Lead Borrower and (ii) the Junior Lien Representatives (as defined in the Junior Lien Intercreditor Agreement), in accordance with the terms of the Junior Lien Intercreditor Agreement, which notice shall be delivered not more than 30 Business Days and not fewer than 5 Business Days prior to such proposed date of consummation.

(2)                                 Ranking.  ~~Incremental Term Loans may, at the discretion of the Borrower, be secured or unsecured.  If Incremental Term Loans are secured on a junior basis to the Term Loans, a Debt Representative, acting on behalf of the holders of such Incremental Term Loans, will become party or otherwise subject to the provisions of a Junior Lien Intercreditor Agreement.~~ Additional 2019 Extended Term Loans shall be secured by the Collateral on a ratable basis with the 2019 Extended Term loans; provided that any (a) payments from proceeds of the Call Right Collateral in connection with the exercise of remedies or otherwise and (b) payments received on account of the unsecured Guarantee by Notes PropCo of the Obligations, shall be applied to satisfy the Obligations in respect of Additional 2019 Extended Term Loans until paid in full prior to application to the Obligations in respect of the other 2019 Extended Term Loan Obligations.

(3)                                 Size.  The principal amount of ~~Incremental Facilities incurred pursuant to this Section 2.18 and Incremental Equivalent Term Debt incurred pursuant to Section 6.01(1) will not exceed, in the aggregate, an amount equal to $650.0 million (the “Non-Ratio Based Incremental Facility Cap”); provided that the Borrower may incur additional Incremental Facilities and Incremental Equivalent Term Debt without regard to the Non-Ratio Based Incremental Facility Cap so long as (a) with respect to any such Incremental Facility or Incremental Equivalent Term Debt to be secured on a pari passu basis with the Term Loans, the Senior Secured First Lien Net Leverage Ratio (determined on the date on which the applicable Incremental Facilities or Incremental Equivalent Term Debt is incurred (and after giving effect to such incurrence) and after giving effect to any acquisition or other transaction consummated in connection with the incurrence of such Incremental Facility or Incremental Equivalent Term Debt) is equal to or less than 4.25 to 1.00; and (b) with respect to any such Incremental Facility to be secured on a junior basis to the Term Loans, subordinated in right of payment to the Term Loans or unsecured and pari passu in right of payment with the Term Loans, the Total Net Leverage Ratio (determined on the date on which the applicable Incremental Facilities or Incremental Equivalent Term Debt is incurred (and after giving effect to such incurrence) and after giving effect to any acquisition or other transaction consummated in connection with the incurrence of such Incremental Facility or Incremental Equivalent Term Debt) is equal to or less than the Closing Date Total Net Leverage Ratio (collectively, the “Available Incremental Term Loan Facility Amount”).~~  Additional 2019 Extended Term Loans incurred pursuant to this Section 2.18 will be equal to $200.0 million.

~~Each tranche of Incremental Term Loans will be in an integral multiple of $1.0 million and in an aggregate principal amount that is not less than $15.0 million (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than the applicable minimum amount or integral multiple amount if such amount represents all the remaining availability under the Available Incremental Term Loan Facility Amount.~~

(4)                                 ~~Incremental~~Additional 2019 Extended Term Loan Lenders.  ~~Incremental~~Additional 2019 Extended Term Loans ~~may be provided by any existing Lender~~shall be funded by participating 2019 Extending Term Lenders, at their election (it being understood that no ~~existing Lender~~2019 Extending Term Lenders will have an obligation to provide ~~Incremental~~

~~Term Loans) or any Additional Lender; provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to any Additional Lender’s providing such Incremental Term Loans if such consent by the Administrative Agent would be required under Section 10.04 for an assignment of Term Loans to such Additional Lender.~~  Additional 2019 Extended Term Loans), with each having a ratable right of participation (and the ratable right to take up any portion not funded by other Lenders).

(5)                                 ~~Incremental Facility~~Additional 2019 Extended Term Loans Amendments.  ~~Each Incremental Facility~~The Additional 2019 Extended Term Loans will become effective pursuant to an amendment (~~each, an~~the “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the ~~Borrower~~Borrowers, each ~~Lender or Additional~~2019 Extending Term Lender providing such ~~Incremental Facility (the “Incremental~~Additional 2019 Extended Term Loans (the “Additional 2019 Extended Term Loan Lenders”) and the Administrative Agent.  The Administrative Agent will promptly notify each Lender as to the effectiveness of ~~each Incremental Facility~~the Additional 2019 Extended Term Loans Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of ~~any Incremental Facility~~the Additional 2019 Extended Term Loans Amendment, this Agreement and the other Loan Documents, as applicable, will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the ~~Incremental Facility and the Incremental~~Additional 2019 Extended Term Loans evidenced thereby.

~~(6)           Conditions.  The availability of Incremental Term Loans will be subject solely to the following conditions:~~

~~(a)           no Default or Event of Default shall have occurred and be continuing on the date such Incremental Term Loans are incurred or would exist immediately after giving effect thereto;~~

~~(b)           the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be accurate in all respects) immediately prior to, and immediately after giving effect to, the incurrence of such Incremental Term Loans; and~~

~~(c)           such other conditions (if any) as may be required by the Incremental Lenders providing such Incremental Term Loans, unless such other conditions are waived by such Incremental Lenders;~~

~~provided that if the proceeds of such Incremental Term Loans will be used to finance, in whole or in part, the acquisition of all or substantially all the assets of, or a majority of the Equity Interests in, or the merger, consolidation or amalgamation with, a Person or division or line of business of a Person,~~

~~(i)            the condition in the foregoing clause (a) may be waived (or not required) by the Incremental Lenders providing such Incremental Term Loans; and~~

~~(ii)           the condition in the foregoing clause (b) may be limited to the accuracy in all material respects of (A) the Specified Representations and (B) any representations and warranties made with respect to such Person, division or line of business in the agreement governing such acquisition, merger, consolidation or amalgamation to the extent the breach of such representations and warranties is material to the interests of the Lenders; provided that the failure of any such representation or warranty will not result in a failure of the conditions set forth in the foregoing clause (b) unless such breach results in a failure of a condition precedent of the obligations of the Borrower or a Restricted Subsidiary to consummate such acquisition, merger, consolidation or amalgamation or permits the Borrower or a Restricted Subsidiary to terminate such agreement (after giving effect to any applicable notice and cure provisions).~~

(6)                                 ~~(7)~~ Terms.  ~~Each notice delivered pursuant to this Section 2.18 will set forth the amount and proposed terms of the relevant Incremental Term Loans.  The terms of each tranche of Incremental Term Loans will be as agreed between the Borrower and the Incremental Lenders providing such Incremental Term Loans; provided that:~~Subject to clause (2) above, the terms of the Additional 2019 Extended Term Loans shall be identical to the terms of the applicable existing 2019 Extended Term Loans; provided that (i) each of the Cash Pay Additional 2019 Extended Term Loans and Cash Pay/PIK Additional 2019 Extended Term Loans shall be a separate Class of Term Loans and a separate Term Facility hereunder, and (ii) the Additional 2019 Extended Term Loans shall not amortize but shall have the same Maturity Date as the other 2019 Extended Term Loans and share ratably in mandatory and voluntary prepayments.

~~(a)           the final maturity date of such Incremental Term Loans will be no earlier than the Latest Maturity Date of the Term Loans;~~

~~(b)           the Weighted Average Life to Maturity of such Incremental Term Loans will be no shorter than the longest remaining Weighted Average Life to Maturity of the Term Loans; and~~

~~(c)           such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of the Term Loans.~~

(7)                                 Use of Proceeds.  Upon exercise of the Call Right and funding of the Additional 2019 Extended Term Loans, the Lead Borrower shall cause the applicable Junior Financing to be redeemed in accordance with the terms thereof, it being understood the Loan Parties shall pay any accrued and unpaid interest on the Indebtedness redeemed and bear any costs and expenses from their cash on hand or other sources of liquidity.  Upon consummation of the Call Right and the redemption of the applicable Indebtedness, (i) any Liens on Call Right Collateral securing the remaining Third Lien Notes Obligations and Second Lien Notes Obligations not so redeemed shall be subordinated to the Liens on the Call Right Collateral securing the First Lien Obligations as defined in, and in accordance with Section 2.1 of, the Junior Lien Intercreditor Agreement, (ii) the Call Right Collateral shall become Senior Priority Collateral (as defined in the Junior Lien Intercreditor Agreement) in support of the Obligations, (iii) the Call Right Collateral shall thereafter be subject to substantially similar provisions as other Collateral securing the 2019 Extended Term Loans, subject to exceptions as set forth in the Junior Lien Intercreditor Agreement and the Collateral Agreement, (iv) Guarantees provided by Notes PropCo shall have the priorities set forth in the “post-Call Right Cap Recovery” column in the definition of “Required PropCo Guarantee Priority” and (v) the amount funded by such Lenders of 2019 Extended Term Loans to finance the Call Right shall be treated for all purposes under this Agreement as “Obligations” and under the Junior Lien Intercreditor Agreement as “Additional First Lien Obligations”.  Capitalized terms used in this clause (7) but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

(8)                                 Pricing.  The ~~interest rate, fees and original issue discount for any Incremental Term Loans will be as determined by a Responsible Officer of the Borrower and the Incremental Lenders providing such Incremental Term Loans; provided that if the yield (as determined below) on any such Incremental Term Loans that are secured on a pari passu basis with the Term Loans (such yield, the “Incremental Yield”) exceeds the yield (as determined below) on the Term Loans incurred on the Closing Date by more than 50 basis points, then the interest margins for the Term Loans incurred on the Closing Date will automatically be increased to a level such that the yield on the Term Loans incurred on the Closing Date will be 50 basis points below the Incremental Yield on such Incremental Term Loans.  Any increase in yield on the Term Loans incurred on the Closing Date required pursuant to this Section 2.18(8) and resulting from the application of an Adjusted LIBO Rate or ABR “floor” on any Incremental Term Loans will be effected solely through an increase in such “floor” (or an implementation thereof, as applicable) in respect of the Term Loans.  In determining whether the Incremental Yield on Incremental Term Loans exceeds the yield on the Term Loans incurred on the Closing Date by more than 50 basis points, such determination will take into account interest margins, minimum Adjusted LIBO Rate, minimum ABR, upfront fees and original issue discount on the applicable Term Loans, with upfront fees and original issue discount being equated to interest margins based on an assumed four-year life to maturity, but will exclude any arrangement, syndication, structuring, commitment or other fees payable in connection therewith~~Additional 2019 Extended Term Loans shall bear interest, at the election of each Additional 2019 Extended Term Loan Lender, at a rate equal to either (i) the rate applicable to the Cash Pay Extended Term Loans (such Additional 2019 Extended Term Loans, the “Cash Pay Additional 2019 Extended Term Loans”) or (ii) the rate applicable to the Cash Pay/PIK Extended Term Loans (such Additional 2019 Extended Term Loans, the “Cash Pay/PIK Additional 2019 Extended Term Loans”), as set forth in the Additional 2019 Extended Term Loans Amendment.

SECTION 2.19.                                   Other Term Loans.

(1)                                 Other Term Loans.  Credit Agreement Refinancing Indebtedness may, at the election of the ~~Borrower~~Borrowers, take the form of new Term Loans under an additional Term Facility hereunder (“Other Term Loans”) pursuant to a Refinancing Amendment. For the avoidance of doubt, Other Term Loans shall only be incurred if such Other Term Loans satisfy the requirements set forth in the definition of “Credit Agreement Refinancing Indebtedness”.

(2)                                 Refinancing Amendments.  The effectiveness of any Refinancing Amendment will be subject only to the satisfaction or waiver on the date thereof of ~~such of the conditions set forth in Section 4.01~~the following conditions:  (i) the absence of any Default or Event of Default, (ii) a customary bring-down of each of the representations and warranties contained in Article III hereof, and (iii) such other customary conditions as may be requested by the providers of Other Term Loans (and the parties acknowledge and agree that the conditions set forth in Section 4.01 are customary conditions).  The Administrative Agent will promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Other Term Loans incurred pursuant thereto (including any amendments necessary to treat the Term Loans subject thereto as Other Term Loans).

(3)                                 Required Consents.  Any Refinancing Amendment may, without the consent of any Person other than the Administrative Agent, the ~~Borrower~~Borrowers and the Lenders or Additional Lenders providing Other Term Loans, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the ~~Borrower~~Borrowers, to effect the provisions of this Section 2.19.  This Section 2.19 supersedes any provisions in Section 10.08 to the contrary.

(4)                                 Providers of Other Term Loans.  Any Lender approached to provide all or a portion of Other Term Loans may elect or decline, in its sole discretion, to provide such Other Term Loans (it being understood that there is no obligation to approach any existing Lenders to provide Other Term Loans).  The consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) will be required in respect of any Person providing Other Term Loans if such consent would be required under Section 10.04 for an assignment of Term Loans to such Person.  For the avoidance of doubt, any Affiliated Lender shall be permitted to provide all or a portion of Other Term Loans, subject to the applicable limitations set forth in Section 10.04(10) with respect to Term Loans held by Affiliated Lenders.

SECTION 2.20.                                   Extensions of Term Loans.

(1)                                 Extension Offers.  ~~Pursuant~~Except as contemplated by Section 2.20(5) below, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the ~~Borrower~~Borrowers to all Lenders of Term Loans with a like Maturity Date, the ~~Borrower~~Borrowers may extend the Maturity Date of Term Loans and otherwise modify the terms of Term Loans pursuant to the terms set forth in the relevant Extension Offer (each, an “Extension,” and each group of Term Loans so extended, as well as the original Term Loans not so extended, being a “tranche”).  Each Extension Offer will specify the minimum amount of Term Loans with respect to which an Extension Offer may be accepted, which will be an integral multiple of $1.0 million and an aggregate principal amount that is not less than $125.0 million (or (a) if less, the aggregate principal amount of such Term Loans or (b) such lesser minimum amount as is approved by the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed), and will be made on a pro rata basis to all Lenders of Term Loans with a like Maturity Date.  If the aggregate outstanding principal amount of Term Loans (calculated on the face amount thereof) in respect of which Lenders have accepted an Extension Offer exceeds the maximum aggregate principal amount of Term Loans offered to be extended pursuant to an Extension Offer, then the Term Loans of such Lenders will be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer.  There is no requirement that any Extension Offer or Extension Amendment (defined as follows) be subject to any “most favored nation” pricing provisions.  Each Lender accepting an Extension Offer is referred to herein as an “Extending Term Lender,” and the Term Loans held by such Lender accepting an Extension Offer is referred to herein as “Extended Term Loans.”

(2)                                 Extension Amendments.  The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the ~~Borrower~~Borrowers as may be necessary in order to establish new tranches in respect of Term Loans extended pursuant to an Extension Offer and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the ~~Borrower~~Borrowers in connection with the establishment of such new tranches.  This Section 2.20 supersedes any provisions in Section 10.08 to the contrary.  Except as otherwise set forth in an Extension Offer, there will be no conditions to the effectiveness of an Extension Amendment.  Extensions will not constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

(3)                                 Terms of Extension Offers and Extension Amendments.  ~~The~~Except as contemplated by Section 2.20(5) below, the terms of any Extended Term Loans will be set forth in an Extension Offer and as agreed between the ~~Borrower~~Borrowers and the ~~Extended~~Extending Term Lenders accepting such Extension Offer; provided that:

(a)                                 the final maturity date of such Extended Term Loans will be no earlier than the Latest Maturity Date of the Term Loans subject to such Extension Offer;

(b)                                 the Weighted Average Life to Maturity of such Extended Term Loans will be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans subject to such Extension Offer;

(c)                                  such Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of Term Loans;

(d)                                 such Extended Term Loans are not secured by any assets or property that does not constitute Collateral;

(e)                                  such Extended Term Loans are not guaranteed by any Subsidiary of the ~~Borrower~~Borrowers (or any other Person) other than a Subsidiary Loan Party (or another Guarantor) (unless such entity becomes a Subsidiary Loan Party in connection with the incurrence of such Indebtedness); and

(f)                                   except as to pricing terms (interest rate, fees, funding discounts and prepayment premiums) and maturity, the terms and conditions of such Extended Term Loans are substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to the Term Loans subject to such Extension Offer (or, in the case of any Non-Participating Term Loan Exchange Indebtedness, the 2019 Extended Term Loans), as determined in good faith by a Responsible Officer of the Lead Borrower.

Any Extended Term Loans will constitute a separate tranche of Term Loans from the Term Loans held by Lenders that did not accept the applicable Extension Offer.

(4)                                 Required Consents.  No consent of any Lender or any other Person will be required to effectuate any Extension, other than the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or condition), the ~~Borrower~~Borrowers and the applicable Extending Term Lender.  The transactions contemplated by this Section 2.20 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term

Loans on such terms as may be set forth in the relevant Extension Offer) will not require the consent of any other Lender or any other Person, and the requirements of any provision of this Agreement (including Sections 2.08 and 2.15) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.20 will not apply to any of the transactions effected pursuant to this Section 2.20.  For the avoidance of doubt, any Affiliated Lender shall be permitted to accept an Extension Offer and hold all or a portion of Extended Term Loans, subject to the applicable limitations set forth in Section 10.04(10) with respect to Term Loans held by Affiliated Lenders.

(5)                                 2019 Extended Term Loans.  Notwithstanding anything to the contrary contained in this Agreement (including clauses (1) through (4) of this Section 2.20), from and after the Initial Amendment Effective Time (as defined in the 2019 Extension Amendment), the 2013 Term Loans of a 2019 Extending Term Lender may be converted into 2019 Extended Term Loans on the terms and conditions set forth in the 2019 Extension Amendment and as contemplated in this Agreement for any such 2019 Extended Term Loans.

SECTION 2.21.                                   ~~Repricing Event~~Joint and Several Liability of Borrowers.

(1)                                 Each of the Borrowers hereby accepts joint and several, primary liability for all Obligations hereunder in consideration of the financial accommodations provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the Obligations of each of them under the Loan Documents.

(2)                                 Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all of the Obligations are the joint and several obligations of each of the Borrowers without preferences or distinction among them.

(3)                                 If and to the extent that any of the Borrowers fails to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(4)                                 The obligations of each Borrower under the provisions of this Section 2.21 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets.

(5)                                 Notwithstanding any provision to the contrary contained herein or in any other Loan Document, the obligations of each Borrower hereunder will be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of Title 11 of the United States Code, as now constituted or hereafter amended or any comparable provisions of any applicable state law.

SECTION 2.22.                                Designation of Lead Borrower.  ~~In the event that, prior to the first year anniversary of the Closing Date, the Borrower refinances or makes any prepayment of, or amends the terms of, Term Loans in connection with any Repricing Event, the Borrower will pay to the Administrative Agent, for the ratable account of each applicable Lender, a payment of 1.00% of the aggregate principal amount of the Term Loans so refinanced, prepaid or amended, as the case may be.~~Each Borrower hereby appoints the Lead Borrower to act as its exclusive agent for all purposes under this Agreement and the other Loan Documents (including with respect to all matters related to the borrowing and repayment of Term Loans as described in Article II hereof).  Each Borrower (in such capacity) acknowledges and agrees that (1) the Lead Borrower may execute such documents on behalf of all the Borrowers as the Lead Borrower deems appropriate in its sole discretion and each Borrower (in such capacity) will be bound by and obligated by all of the terms of any such document executed by the Lead Borrower on its behalf, (2) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to the Lead Borrower will be deemed to have been delivered to each Borrower, and (3) the Administrative Agent and each of the Lenders will accept (and will be permitted to rely on) any document or agreement executed by the Lead Borrower on behalf of the Borrowers (or any of them).

ARTICLE III

Representations and Warranties

Each of Holdings and ~~Merger Sub~~each Borrower represents and warrants to each Agent and to each of the Lenders~~, with respect to Borrowings made on the Closing Date, that on the Closing Date immediately prior to consummation of the Merger, the Specified Merger Agreement Representations and the Specified Representations are true and correct in all material respects.  With respect to any Borrowing made after the Closing Date pursuant to Section 2.18, to the extent required by Section 2.18(6), the Borrower, with respect to itself and each of the Restricted Subsidiaries, and Holdings, solely with respect to Sections 3.01, 3.02, 3.03 and 3.19, will represent and warrant to each Agent and to each of the Lenders~~ that:

SECTION 3.01.                                   Organization; Powers.  Each of Holdings, ~~the~~each Borrower and each Restricted Subsidiary:

(1)                                 is a partnership, limited liability company, corporation, or trust duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such status or an analogous concept applies to such an organization);

(2)                                 has all requisite power and authority to own its property and assets and to carry on its business as now conducted;

(3)                                 is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect; and

(4)                                 has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is a party and, in the case of the ~~Borrower~~Borrowers, to borrow and otherwise obtain credit hereunder.

SECTION 3.02.                                   Authorization.  The execution, delivery and performance by the Loan Parties of each of the Loan Documents to which it is a party, the Borrowings hereunder and the Recapitalization Transactions:

(1)                                 have been duly authorized by all corporate, stockholder, partnership, limited liability company or other applicable action required to be taken by the Loan Parties; and

(2)                                 will not:

(a)                                 violate:

(i)            any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreement or by-laws) of any Loan Party;

(ii)           any applicable order of any court or any rule, regulation or order of any Governmental Authority; or

(iii)          any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound;

(b)                                 be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under, or give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under, any such indenture, certificate of designation for preferred stock, agreement or other instrument; or

(c)                                  result in the creation or imposition of any Lien upon any property or assets of any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens;

except with respect to clauses (a) and (b) of this Section 3.02(2) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.03.                                   Enforceability.  This Agreement has been duly executed and delivered by Holdings and the ~~Borrower~~Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to:

(1)                                 the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally;

(2)                                 general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(3)                                 implied covenants of good faith and fair dealing; and

(4)                                 any foreign laws, rules and regulations as they relate to pledges of Equity Interests in Foreign Subsidiaries.

SECTION 3.04.                                   Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Recapitalization Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for:

(1)                                 the filing of Uniform Commercial Code financing statements and equivalent filings in foreign jurisdictions;

(2)                                 filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions;

(3)                                 filings of deeds of trusts or mortgages with the applicable filing offices;

(4)                                 ~~(3)~~ filings which may be required under Environmental Laws;

(5)                                 ~~(4)~~ filings as may be required under the Exchange Act and applicable stock exchange rules in connection therewith;

(6)                                 ~~(5)~~ such as have been made or obtained and are in full force and effect;

(7)                                 ~~(6)~~ such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect; or

(8)                                 ~~(7)~~ filings or other actions listed on Schedule 3.04.

SECTION 3.05.                                   Title to Properties; Possession Under Leases.

(1)                                 Each of the ~~Borrower~~Borrowers and the Subsidiary Loan Parties has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all of its Real Properties and valid title to its personal property and assets, in each case, except for Permitted Liens or defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes, in each case, except where the failure to have such title, interest, easement or right would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  All such properties and assets are free and clear of Liens, other than Permitted Liens.

(2)                                 Neither ~~the~~any Borrower nor any of the Restricted Subsidiaries has defaulted under any lease to which it is a party, except for such defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Each of the ~~Borrower’s~~Borrowers’ and the Restricted Subsidiaries’ leases is in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 3.05(2), on the ~~Closing~~Amendment No. 2 Effective Date the ~~Borrower~~Borrowers and each of the Restricted Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.06.                                   Subsidiaries.

(1)                                 Schedule 3.06(1) sets forth as of the ~~Closing~~Amendment No. 2 Effective Date the name and jurisdiction of incorporation, formation or organization of Holdings, the ~~Borrower~~Borrowers and each Restricted Subsidiary and, as to each Restricted Subsidiary, the percentage of each class of Equity Interests owned by the ~~Borrower~~Borrowers or by any other Subsidiary of the ~~Borrower~~Borrowers.

(2)                                 As of the ~~Closing~~Amendment No. 2 Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Equity Interests owned or held by Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary.

SECTION 3.07.                                   Litigation; Compliance with Laws.

(1)                                 There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Lead Borrower, threatened in writing against or affecting the ~~Borrower~~Borrowers or any Restricted Subsidiary or any business, property or rights of any such Person (but excluding any actions, suits or proceedings arising under or relating to any Environmental Laws, which are subject to Section 3.13), in each case, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(2)                                 To the knowledge of the Lead Borrower, none of the ~~Borrower, any~~Borrowers, the Restricted ~~Subsidiary~~Subsidiaries or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval, or any building permit, but excluding any Environmental Laws, which are subject to Section 3.13) or any restriction of record or agreement affecting any property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.08.                                   Federal Reserve Regulations.

(1)                                 None of Holdings, ~~the~~any Borrower or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(2)                                 No part of the proceeds of any Term Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.09.                                   Investment Company Act.  None of Holdings, ~~the~~any Borrower or any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.10.                                   Use of Proceeds.  The Lead Borrower ~~shall use~~used the proceeds of the Term Loans made on the Original Closing Date to finance a portion of the Original Transactions.

SECTION 3.11.                                   Tax Returns.  Except as set forth on Schedule 3.11:

(1)                                 Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Holdings, the ~~Borrower~~Borrowers and the Restricted Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it; and

(2)                                 Each of Holdings, the ~~Borrower~~Borrowers and the Restricted Subsidiaries has timely paid or caused to be timely paid (a) all Taxes shown to be due and payable by it on the returns referred to in clause (1) of this Section 3.11 and (b) all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the ~~Closing~~Amendment No. 2 Effective Date, which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in each case except Taxes or assessments that are being contested in good faith by appropriate proceedings and for which Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary (as the case may be) has set aside on its books adequate reserves in accordance with GAAP.

SECTION 3.12.                                   No Material Misstatements.

(1)                                 All written factual information and written factual data (other than the Projections, any other projections, estimates and information of a general economic or industry specific nature) concerning Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary that has been made available to the Administrative Agent or the Lenders, directly or indirectly, by or on behalf of Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary in connection with the Recapitalization Transactions, when taken as a whole and after giving effect to all supplements and updates provided thereto, is correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.  As of the Amendment No. 2 Effective Date, to the best knowledge of the Borrowers, the information included in the Beneficial Ownership Certification provided on or prior to the Amendment No. 2 Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

(2)                                 The Projections that have been made available to the Administrative Agent or the Lenders by or on behalf of the ~~Borrower~~Borrowers in connection with the Recapitalization Transactions, when taken as a whole, have been prepared in good faith based upon assumptions that are believed by the ~~Borrower~~Borrowers to be reasonable at the time made and at the time delivered to the Administrative Agent or the Lenders, it being understood by the Administrative Agent and the Lenders that:

(a)                                 the Projections are merely a prediction as to future events and are not to be viewed as facts;

(b)                                 the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Holdings, the ~~Borrower, the Company~~Borrowers, and/or the Sponsors;

(c)                                  no assurance can be given that any particular Projections will be realized; and

(d)                                 actual results may differ and such differences may be material.

SECTION 3.13.                                   Environmental Matters.  Except as set forth on Schedule 3.13 or as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(1)                                 ~~the~~each Borrower and each of the Restricted Subsidiaries are in compliance with all Environmental Laws (including having obtained and complied with all permits, licenses and other approvals required under any Environmental Law for the operation of its business);

(2)                                 neither ~~the~~any Borrower nor any Restricted Subsidiary has received notice of or is subject to any pending, or to the Lead Borrower’s knowledge, threatened action, suit or proceeding alleging a violation of, or liability under, any Environmental Law that remains outstanding or unresolved;

(3)                                 to the Lead Borrower’s knowledge, no Hazardous Material is located at, on or under any property currently or formerly owned, operated or leased by the ~~Borrower~~Borrowers or any Restricted Subsidiary and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the ~~Borrower~~Borrowers or any Restricted Subsidiary and transported to or ~~Released~~released at any location which, in each case, described in this clause (3), would reasonably be expected to result in liability to the ~~Borrower~~Borrowers or any Restricted Subsidiaries; and

(4)                                 there are no agreements in which the ~~Borrower~~Borrowers or any Restricted Subsidiary has expressly assumed or undertaken responsibility for any known or reasonably anticipated liability or obligation of any other Person arising under or relating to Environmental Laws or Hazardous Materials.

SECTION 3.14.                                   Security Documents.

(1)                                 The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) legal and valid Liens on the Collateral described therein; and when financing statements in appropriate form are filed in the offices specified on Schedule IV to the Collateral Agreement, a short form grant of security interest in intellectual property (in substantially the form of Exhibit II to the Collateral Agreement (for trademarks), Exhibit III to the Collateral ~~Aggreement~~Agreement (for patents) or Exhibit IV to the Collateral Agreement (for copyrights)) is properly filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the Pledged Collateral described in the Collateral Agreement is delivered to the Collateral Agent, the Liens on the Collateral granted pursuant to the Collateral Agreement will constitute fully perfected Liens on all right, title and interest of the grantors in such Collateral in which (and to the extent) a security interest can be perfected under Article 9 of the Uniform Commercial Code, in each case prior to and superior in right of the Lien of any other Person (except for Permitted Liens).

(2)                                 When financing statements in appropriate form are filed in the offices specified on Schedule IV to the Collateral Agreement and the Collateral Agreement or a summary thereof or a short form grant of security interest in intellectual property (in substantially the form of Exhibit II to the Collateral Agreement (for trademarks), Exhibit III to the Collateral Agreement (for patents) or Exhibit IV to the Collateral Agreement (for copyrights)) is properly filed in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, the Liens on the Collateral granted pursuant to the Collateral Agreement shall constitute fully perfected Liens on all right, title and interest of the Loan Parties thereunder in the domestic intellectual property, in each case prior and superior in right to the Lien of any other Person (except for Permitted Liens) (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the ~~Closing~~Amendment No. 2 Effective Date).

(3)                                 Notwithstanding anything herein (including this Section 3.14) or in any other Loan Document to the contrary, neither ~~the~~any Borrower nor any other Loan Party (i) makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, in each case, under foreign law, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law or (ii) shall be required to take any action to perfect any Lien in any intellectual property registered (or where an application for registration has been filed) in any jurisdiction other than the United States of America.

SECTION 3.15.                                   Location of Real Property and Leased Premises.

(1)                                 Schedule 3.15(1) correctly identifies, in all material respects, as of the ~~Closing~~Amendment No. 2 Effective Date, all ~~material~~ Real Property owned in fee by the Loan Parties~~.  As of the Closing~~, including all such Real Property required to be subject to a mortgage or deed of trust pursuant to the terms of the TSA.  As of the Amendment No. 2 Effective Date, the Loan Parties own in fee all the Real Property set forth as being owned by them on Schedule 3.15(1).

(2)                                 Schedule 3.15(2) lists correctly in all material respects, as of the ~~Closing~~Amendment No. 2 Effective Date, all material Real Property (including all leased full-line Neiman Marcus and Bergdorf Goodman stores and all leased warehouses or distribution centers) leased by any Loan Party and the best known addresses thereof~~.  As of the Closing~~, including any such Real Property required to be subject to a mortgage or deed of trust pursuant to the terms of the TSA.  As of the Amendment No. 2 Effective Date, the Loan Parties have in all material respects valid leases in all material Real Property set forth as being leased by them on Schedule 3.15(2).

SECTION 3.16.                                   Solvency.  On the ~~Closing~~Amendment No. 2 Effective Date, after giving effect to the consummation of the Recapitalization Transactions, including the making of the Term Loans hereunder, and after giving effect to the application of the proceeds of ~~the~~such Term Loans:

(1)                                 the fair value of the assets of the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities (subordinated, contingent or otherwise);

(2)                                 the present fair saleable value of the property of the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities (subordinated, contingent or otherwise) as such debts and other liabilities become absolute and matured;

(3)                                 the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities (subordinated, contingent or otherwise) as such liabilities become absolute and matured; and

(4)                                 the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Section 3.16, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

SECTION 3.17.                                   No Material Adverse Effect.  Since ~~August 3, 2013,~~July 28, 2018, there has been no event that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

SECTION 3.18.                                   Insurance.  Schedule 3.18 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of the ~~Borrower~~Borrowers or any Restricted Subsidiary as of the ~~Closing~~Amendment No. 2 Effective Date.  As of such date, such insurance is in full force and effect.

SECTION 3.19.                                   USA PATRIOT Act; FCPA; OFAC.

(1)                                 To the extent applicable, each of Holdings, the ~~Borrower~~Borrowers and the Restricted Subsidiaries is in compliance, in all material respects, with the USA PATRIOT Act.

(2)                                 No part of the proceeds of the Term Loans will be used by Holdings, the ~~Borrower~~Borrowers or any of their respective Subsidiaries, directly or, to the knowledge of Holdings and/or the Borrowers, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of ~~1977~~1977, as amended (“FCPA”).

(3)                                 None of Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary is any of the following:

(a)                                 a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 (the “Executive Order”);

(b)                                 a Person owned or Controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)                                  a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any applicable laws with respect to terrorism or money laundering;

(d)                                 a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(e)                                  a Person that is named ~~as a “specially designated national and blocked Person”~~ on the most current ~~list~~List of Specially Designated Nationals and Blocked Persons as published by the U.S. ~~Treasury~~ Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list and none of the proceeds of the Term Loans will be, directly or knowingly, indirectly, offered, lent, contributed or otherwise made available to any Restricted Subsidiary, joint venture partner or other Person for the purpose of financing the activities of any Person currently the subject of sanctions administered by OFAC.

SECTION 3.20.                                   Intellectual Property; Licenses, Etc.  Except as set forth on Schedule 3.20:

(1)                                 except as would not reasonably be expected to have a Material Adverse Effect, the ~~Borrower~~Borrowers and each Restricted Subsidiary owns, or possesses the right to use, all of the patents, patent rights, trademarks, service marks, trade names, copyrights or mask works, domain names, trade secrets and other intellectual property rights (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person;

(2)                                 except as would not reasonably be expected to have a Material Adverse Effect, neither ~~the~~any Borrower nor any of the Restricted Subsidiaries nor any Intellectual Property Rights, product, process, method, substance, part or other material now employed, sold or offered by the

~~Borrower~~Borrowers or the Restricted Subsidiaries is infringing upon, misappropriating or otherwise violating Intellectual Property Rights of any Person; and

(3)                                 no material claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Lead Borrower, threatened.

SECTION 3.21.                                   Employee Benefit Plans~~.  The Borrower and each of its~~ Except as would not reasonably be expected to have a Material Adverse Effect, with respect to Plans the Loan Parties and the ERISA Affiliates are in compliance ~~in all material respects~~ with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, would reasonably be expected to have a Material Adverse Effect.  Except as would not reasonably be expected to have a Material Adverse Effect, the present value of all accumulated benefit obligations under all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. ~~87~~87, as updated, amended or superseded) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans, in the aggregate.

ARTICLE IV
Conditions of Lending

SECTION 4.01.                                   Conditions Precedent to the Original Closing Date.  The agreement of each Lender to make Term Loans on the Original Closing Date is subject solely to the satisfaction or waiver by the Administrative Agent, prior to or concurrently with the making of the Term Loans on the Original Closing Date, of the following conditions precedent:

(1)                                 Loan Documents.  The Administrative Agent shall have received this Agreement and the Collateral Agreement, in each case, duly executed and delivered by a Responsible Officer of each of Holdings and Merger Sub.

(2)                                 Borrowing Request.  On or prior to the Original Closing Date, the Administrative Agent shall have received a Borrowing Request.

(3)                                 Acquisition Transactions.  Merger Sub or Holdings shall have confirmed to the Administrative Agent that the following transactions have been consummated or will be consummated substantially concurrently with the making of the Term Loans on the Original Closing Date:

(a)                                 the Original Merger;

(b)                                 the Equity Contribution; and

(c)                                  the Closing Date Refinancing.

(4)                                 Pro Forma Balance Sheet; Financial Statements.  The Administrative Agent shall have received a pro forma consolidated balance sheet and income statement of the Company as of August 3, 2013 and for the four-quarter period then ended, in each case, prepared on a pro forma basis giving effect to the Original Transactions as if the Original Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such income statement).

(5)                                 Fees.  Payment of all fees (a) required to be paid pursuant to the Fee Letter and (b) reasonable (and reasonably documented) out-of-pocket expenses required to be paid on the Original Closing Date pursuant to the Commitment Letter, in each case to the extent invoiced in reasonable detail at least five Business Days prior to the Original Closing Date.

(6)                                 Solvency Certificate.  The Administrative Agent shall have received a solvency certificate substantially in the form attached hereto as Exhibit B.

(7)                                 Closing Date Certificates.  The Administrative Agent shall have received a certificate of a Responsible Officer of each of Holdings and Merger Sub dated the Original Closing Date and certifying:

(a)                                 that attached thereto is a true and complete copy of the charter or other similar organizational document of Holdings or Merger Sub, as applicable, and each amendment thereto, certified (as of a date reasonably near the Original Closing Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which Holdings or Merger Sub, as applicable, is organized;

(b)                                 that attached thereto is a true and complete copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which Holdings or Merger Sub, as applicable, is organized, dated reasonably near the Original Closing Date, listing the charter or other similar organizational document of such Person and each amendment thereto on file in such office and, if available, certifying that (i) such amendments are the only amendments to such Person’s charter on file in such office, (ii) such Person has paid all franchise taxes to the date of such certificate and (iii) such Person is duly organized and in good standing under the laws of such jurisdiction;

(c)                                  that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of Holdings or Merger Sub, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith on the Original Closing Date and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect;

(d)                                 as to the incumbency and specimen signature of each Responsible Officer executing the Loan Documents specified in Section 4.01(1) (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this Section 4.01(7)); and

(e)                                  that on the Original Closing Date following consummation of the Equity Contribution the Sponsors will control Merger Sub.

(8)                                 Legal Opinions.  The Administrative Agent shall have received a customary legal opinion of each of (a) Latham & Watkins LLP, special counsel to the Loan Parties and (b) K&L Gates LLP, local counsel to the Loan Parties.

(9)                                 Pledged Equity Interests; Pledged Notes.  Except as otherwise agreed by the Administrative Agent, the Administrative Agent shall have received the certificates representing the Equity Interests (if such Equity Interests are certificated) of (a) Merger Sub and (b) to the extent obtained by Merger Sub from the Company on or prior to the Original Closing Date, the Company and each Subsidiary Loan Party, in each case to the extent such Equity Interests are included in the Collateral and required to be pledged pursuant to the Collateral Agreement (as defined in the Existing Credit Agreement), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(10)                          Lien Searches.  The Administrative Agent shall have received a completed Perfection Certificate dated as of the Original Closing Date and signed by a Responsible Officer of Holdings and the Existing Borrower, together with, if requested by the Administrative Agent at least 21 days prior to the Original Closing Date, the results of a search of Uniform Commercial Code filings made with respect to the Loan Parties (for purposes of this clause (10), giving effect to the Original Transactions) in the applicable jurisdiction of organization of each Loan Party and copies of the financing statements (or similar documents) disclosed by such search.

(11)                          No Material Adverse Effect.  Except as disclosed in the disclosure schedules to the Original Merger Agreement, the audited consolidated financial statements of the Company (including the related notes) at and for the fiscal year ended on August 3, 2013, certified by the Company’s auditors or in the Company SEC Documents (as defined in the Original Merger Agreement) filed with, or furnished to, the SEC prior to the date of the Original Merger Agreement (other than any risk factor disclosures contained in the “Risk Factors” section thereof, sections relating to forward-looking statements and any other disclosures that constitute predictive, cautionary or forward-looking statements), there shall not have occurred any event that has had, or would reasonably be expected to have, a Material Adverse Effect (as defined in the Original Merger Agreement) since August 3, 2013 that would result in a failure of a condition precedent to the obligations of Merger Sub under the Original Merger Agreement.

(12)                          Know Your Customer and Other Required Information.  All documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, as has been reasonably requested in writing by the Administrative Agent at least ten calendar days prior to the Purchase Date, will be provided not later than the date that is three Business Days prior to the Purchase Date.

(13)                          Representations and Warranties.  Subject to the Certain Funds Provisions, the Specified Merger Agreement Representations and Specified Representations will be true and correct in all material respects; provided that the failure of a Specified Merger Agreement Representation to be true and correct will not result in a failure of a condition precedent under this Article IV unless such failure gives Merger Sub the right to terminate the Original Merger Agreement pursuant to its terms (after giving effect to any applicable notice and cure provisions).

There are no conditions, implied or otherwise, to the making of Term Loans on the Original Closing Date other than as set forth in the preceding clauses (1) through (13) and upon satisfaction or waiver by the Administrative Agent of such conditions the Term Loans will be made by the Lenders.  Notwithstanding anything herein to the contrary, capitalized terms used in this Article IV to the extent not otherwise defined in this Agreement shall have the meaning given such terms in the Existing Credit Agreement.

ARTICLE V

Affirmative Covenants

~~The~~Each Borrower covenants and agrees with each Lender that so long as this Agreement is in effect ~~and until the Commitments have been terminated~~ and the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) have been paid in full, unless the Required Lenders otherwise consent in writing, the ~~Borrower~~Borrowers will, and will cause ~~its~~their Restricted Subsidiaries, to:

SECTION 5.01.                                   Existence; Businesses and Properties.

(1)                                 Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except:

(a)                                 in the case of a Restricted Subsidiary, where the failure to do so would not reasonably be expected to have a Material Adverse Effect;  or

(b)                                 in connection with a transaction permitted under Section 6.05.

(2)                                 (a) Do or cause to be done all things necessary to lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual Property Rights, licenses and rights with respect thereto necessary to the normal conduct of its business and (b) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times, in each case, except:

(i)                                     as expressly permitted by this Agreement;

(ii)                                  such as may expire, be abandoned or lapse in the ordinary course of business; or

(iii)                               where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02.                                   Insurance.

(1)                                 Maintain, with insurance companies reasonably believed to be financially sound and reputable, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations, and cause the Collateral Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies.  The Lead Borrower will furnish to the Administrative Agent or Collateral Agent, upon request, information in reasonable detail as to the insurance so maintained.  Notwithstanding the foregoing, it is understood and agreed that no Loan Party will be required to maintain flood insurance unless any material Real Property owned by it is required to be so insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because such material Real Property is located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area.”

(2)                                 Use commercially reasonable efforts to: (a) if insurance is procured from insurance companies, obtain certificates and endorsements reasonably acceptable to the Administrative Agent with respect to property and casualty insurance; (b) cause each insurance policy referred to in this Section 5.02 and procured from an insurance company to provide that it shall not be cancelled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent; and (c) deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

SECTION 5.03.                                   Taxes.

(1)                                 Pay and discharge promptly when due all material Taxes imposed upon it or its income or profits or in respect of its property, before the same becomes delinquent or in default; provided that such payment and discharge will not be required with respect to any Tax if (1) the validity or amount thereof is being contested in good faith by appropriate proceedings and (2) Holdings, the ~~Borrower~~Borrowers or any affected Restricted Subsidiary, as applicable, has set aside on its books reserves in accordance with GAAP with respect thereto.

(2)                                 The Loan Parties agree, for U.S. federal (and applicable state and local) income tax purposes, (a) to treat TNMG LLC and The NMG Subsidiary, in each case, as an entity disregarded as separate from the Lead Borrower (b) to treat any Consent Fee as additional consideration realized on the exchange of the 2013 Term Loans for the 2019 Extended Term Loans and (c) the payment of the Consent Fee shall be made in connection with the exchange of the 2013 Term Loans for the 2019 Extended Term Loans without deduction or withholding in respect of taxes or otherwise. None of the Loan Parties shall (and each shall cause its Affiliates not to) take any position inconsistent with the foregoing, or with the treatment of the exchange of the 2013 Term Loans for the 2019 Extended Term Loans as a “recapitalization” qualifying under Section 368(a)(1)(E) of the Code, on any Tax return, Tax form (including, for the avoidance of doubt, on Internal Revenue Service Form 8832 or 8937) or in connection with any Tax proceeding, except to the extent otherwise by a “determination” within the meaning of Section 1313(a) of the Code (or a similar provision of foreign, state or local Law).

SECTION 5.04.                                   Financial Statements, Reports, etc.  Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders)~~:(1) within 120 days following the end of the fiscal year ending August 2, 2014, and~~ and, subject to customary confidentiality undertakings, make available to potential Lenders/assignees:

(1)                                 within 90 days following the end of each fiscal year ~~thereafter~~(commencing with the fiscal year ending August 3, 2019), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the ~~Borrower~~Borrowers and the Restricted Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and, in each case, ~~starting with the fiscal year ending August 2, 2014,~~ setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity will be audited by independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Administrative Agent, and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered or anticipated (but not actual) covenant non-compliance)) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the ~~Borrower~~Borrowers and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP (the applicable financial statements delivered pursuant to this clause (1) being the “Annual Financial Statements”);

(2)                                 ~~within 60 days following the end of the fiscal quarters ending November 2, 2013 and February 1, 2014, and, thereafter,~~ within 45 days following the end of each of the first three fiscal quarters of each fiscal year, (commencing with the fiscal quarter ending April 27, 2019) a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the ~~Borrower~~Borrowers and the Restricted Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and, in each case, the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, which consolidated balance sheet and related statements of operations and cash flows will be certified by a Responsible Officer of the Lead Borrower on behalf of the ~~Borrower~~Borrowers as fairly presenting, in all material respects, the financial position and results of operations of the ~~Borrower~~Borrowers and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes (the applicable financial statements delivered pursuant to this clause (2) being the “Quarterly Financial Statements” and, together with the Annual Financial Statements, the “Required Financial Statements”);

(3)                                 together with any such Required Financial Statements, (a) the revenue of the Borrowers and the Restricted Subsidiaries derived from (i) “brick and mortar” or retail stores at owned and leased locations, on the one hand, and (ii) online operations or e-commerce sales, on the other hand, in each case on a current and prior-year period comparable basis and (b) condensed consolidating financial information regarding Holdings, the Borrowers and their subsidiaries in form and substance substantially the same as that disclosed in the Parent Entity’s latest Form 10-K and Form 10-Q prior to the Amendment No. 2 Effective Date (or at the Lead Borrower’s election, as to the businesses conducted as of the Amendment No. 2 Effective Date by Bergdorf Goodman Inc., a New York corporation, Bergdorf Graphics, Inc., a New York corporation, and BG Productions, Inc., a Delaware corporation, on a consolidated basis) irrespective of whether such information is required to be disclosed under law; and

(4)                                 whether or not NMG or any of its Subsidiaries is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the following reports: (a) together with any such Annual Financial Statements delivered pursuant to Section 5.04(1), a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”  containing the information required under such caption of Form 10-K of the Exchange Act, and (b) together with any such Quarterly Financial Statements delivered pursuant to Section 5.04(2), a “Management’s Discussions and Analysis of Financial Condition and Results of Operations” containing the information required under such caption of Form 10-Q of the Exchange Act, and in the case of the second and third fiscal quarters, the period from the beginning of such fiscal year to the end of such fiscal quarter, which shall include, in the case of each of the foregoing (a) and (b), a reasonably detailed description during the most recently completed fiscal quarter of any Permitted Investment in excess of $15.0 million);

(5)                                 whether or not NMG is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, within the time period specified for filing current reports on Form 8-K by the SEC, all current reports that would be required to be filed with the SEC on Form 8-K if the Lead Borrower were required to file such reports for any of the following events (i) “Entry into a Material Definitive Agreement” pursuant to Item 1.01 on Form 8-K (ii) “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” pursuant to Item 2.03 on Form 8-K, (iii) any significant acquisitions or dispositions by the Lead Borrower or any of its Restricted Subsidiaries, (iv) the bankruptcy of the Lead Borrower or any of its Restricted Subsidiaries, (v) the acceleration of any

Indebtedness of the Lead Borrower or any of its Restricted Subsidiaries having a principal amount in excess of $15.0 million, (vi) a change in any of the Borrowers’ certifying independent auditor, (vii) the appointment or departure of the Chief Executive Officer or Chief Financial Officer (or persons fulfilling similar duties) of the Lead Borrower or any of its Restricted Subsidiaries, (viii) non-reliance on previously issue financial statements of the Lead Borrower or any of its Restricted Subsidiaries, (ix) entering into, materially modifying, or terminating material contracts (to the extent not otherwise required under clause (i) above) of the Lead Borrower or any of its Restricted Subsidiaries (for the avoidance of doubt, excluding officer employment arrangements) and (x) the incurrence of costs associated with exit or disposal activities by the Lead Borrower or any of its Restricted Subsidiaries;

(6)                                 ~~(3)~~ concurrently with any delivery of Required Financial Statements (except that with respect to the fiscal quarter ending April 27, 2019, within 60 days following the end of such fiscal quarter), a certificate of a Financial Officer of the Lead Borrower:

(a)                                 certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

~~(b)                                 setting forth the calculation and uses of the Available Amount for the fiscal period then ended if the Borrower has used the Available Amount for any purpose during such fiscal period;~~

~~(c)                                  certifying a list of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (2) of the definition of the term “Immaterial Subsidiary;”~~

(b)                                 ~~(d)~~ setting forth, in reasonable detail, the calculation of the Senior Secured First Lien Net Leverage Ratio for the most recent period of four consecutive fiscal quarters as of the close of such fiscal year or such fiscal quarter, as applicable; and

(c)                                  ~~(e)~~ certifying a list of all Unrestricted Subsidiaries at such time and that each Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary; and

(d)                                 certifying to the aggregate outstanding principal amount of the Second Lien Notes held by any Sponsor as of the last date of the reporting period covered by such Required Financial Statements;

(7)                                 ~~(4)~~ promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials publicly filed by Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary with the SEC or, after an initial public offering, distributed to its stockholders generally, as applicable;

(8)                                 ~~(5) within 120 days following the end of the fiscal year ending August 2, 2014, and~~ within 90 days following the end of each fiscal year ~~thereafter~~(commencing with the fiscal year ending August 3, 2019), a consolidated annual budget for such fiscal year in the form customarily prepared by the ~~Borrower~~Borrowers (the “Budget”), which Budget will in each case be accompanied by the statement of a Financial Officer of the Lead Borrower on behalf of the ~~Borrower~~Borrowers to the effect that the Budget is based on assumptions believed by the Lead Borrower to be reasonable as of the date of delivery thereof;

(9)                                 ~~(6) upon the reasonable request of the Collateral Agent,~~ concurrently with the delivery of the Annual Financial Statements, an updated Perfection Certificate ~~(or, to the extent such request relates to specified information contained in the Perfection Certificate, such information)~~ reflecting all changes since the date of the information most recently received pursuant to this paragraph (~~6~~9) or Section 5.10;

(10)                          ~~(7)~~ promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary, in each case, as the Administrative Agent may reasonably request (for itself or on behalf of any Lender); ~~and~~

(11)                          ~~(8)~~ promptly upon request by the Administrative Agent (so long as the following are obtainable using commercially reasonable measures), copies of any documents described in Section 101(k)(1) of ERISA that the Lead Borrower ~~or any of its ERISA Affiliates~~ may request with respect to any Multiemployer Plan; provided that if the Lead Borrower ~~or any of its ERISA Affiliates~~ has not requested such documents from the administrator or sponsor of the applicable Multiemployer Plan, the Lead Borrower ~~or the applicable ERISA Affiliate~~ shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(12)                          promptly, from time to time, copies of all operative Indebtedness Documents (including full and complete schedules and exhibits thereto) with respect to any outstanding Indebtedness of the Lead Borrower and any of its Restricted Subsidiaries whose principal amount (or committed amount) exceeds $25.0 million.

Anything to the contrary notwithstanding, the obligations in clauses (1), (2), (3), (4) and (~~2~~5) of this Section 5.04 may be satisfied with respect to financial information of the ~~Borrower~~Borrowers and the Restricted Subsidiaries by furnishing (1) the applicable financial statements of Holdings (or any other Parent Entity) or (2) the ~~Borrower’s~~Borrowers’ or Holdings’ (or any such other Parent Entity’s), as applicable, Form 10-K or 10-Q or 8-K, as applicable, filed with the SEC; provided that with respect to each of ~~the foregoing clauses~~clause (1) and (2) of this paragraph (a) to the extent such information relates to Holdings (or a Parent Entity), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such Parent Entity), on the one hand, and the information relating to the ~~Borrower~~Borrowers and the Restricted Subsidiaries on a standalone basis, on the other hand, and (b) to the extent such information is in lieu of information required to be provided under Section 5.04(1), such materials are accompanied by a report and opinion of independent public accountants of recognized national standing, or such other accountants as are reasonably acceptable to the Administrative Agent, and accompanied by an opinion of such accountants (which opinion shall not be subject to any “going concern” statement, explanatory note or like qualification or exception (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered or anticipated (but not actual) covenant non-compliance)). The obligations in clauses (1) ~~and~~, (2), (3), (4) and (5) of this Section 5.04 may be satisfied by delivery of financial information of the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries so long as such financial statements include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the ~~Borrower~~Borrowers and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the ~~Borrower~~Borrowers.

Documents required to be delivered pursuant to this Section 5.04 may be delivered electronically in accordance with Section 10.01(5).

Within 10 Business Days of the date the Required Financial Statements for the prior fiscal period have been furnished pursuant to this Section 5.04(1) and (2), as applicable, the Lead Borrower shall cause a Financial Officer of the Lead Borrower and such other members of senior management of the Lead Borrower as the Lead Borrower deems appropriate in consultation with the Administrative Agent, to hold a conference call to which all Lenders and third-party research analysts will be invited, which shall include a reasonable “question and answer” session with the Lenders and the Lenders’ respective representatives and advisors to discuss the state of the Borrowers’ business, including, but not limited, to recent performance, cash and liquidity management, operational activities, current business and market conditions and material performance changes; provided that any such conference call shall be held at a reasonable time within the specified ten-Business Day period to be mutually agreed by the Lead Borrower and the Administrative Agent.  No fewer than two Business Days prior to the date such conference call is to be held, (a) the Administrative Agent shall inform the Lenders of the time and the date of such conference call and provide the dial-in details of such conference call, and (b) the Lead Borrower will post to its website or a non-public, password-protected website maintained by the Lead Borrower or a third party, an announcement of such quarterly conference call for the benefit of the Lenders, prospective holder of the Term Loans, securities analysts and market making financial institutions, which announcement will contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Lead Borrower (for whom contact information will be provided in such notice) to obtain information on how to access such quarterly conference call; provided that any Person other than a Lender who attends such conference call with the Lead Borrower will be required to represent to and agree with the Lead Borrower (and by attending such conference call, such person will be deemed to have represented and agreed with the Lead Borrower) to clauses (1) through (6) of the following paragraph.

Without limiting the foregoing obligations of each Borrower to the Lenders pursuant to this Section 5.04, at any time that the Lead Borrower (and any applicable Parent Entity) is not subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act, in lieu of filing the reports contemplated by clauses (1), (2), (3), (4) and (5) of this Section 5.04 with the SEC, the Lead Borrower may make available such information electronically (including by posting to a non-public, password-protected website maintained by the Lead Borrower or a third party) to any bona fide prospective holder of the Term Loans, any bona fide market maker (or person who intends to be a market maker) in the Term Loans or any bona fide securities analyst, in each case, who provides to the Lead Borrower its email address, employer name and other information reasonably requested by the Lead Borrower. Any Person who requests such financial information from the Lead Borrower or seeks to participate in any conference call required by this covenant (excluding for the avoidance of doubt, each Lender) may be excluded to the extent it constitutes a Disqualified Institution and may be required by the Lead Borrower to represent to and agree with the Lead Borrower that:

(1)                                 it is a holder of the Term Loans, a bona fide prospective holder of the Term Loans, a bona fide market maker (or intended market maker) with respect to the Term Loans or a bona fide securities analyst, as applicable;

(2)                                 if it is a prospective holder of the Term Loans, it would meet all the requirements to be a Lender under Section 10.04(2);

(3)                                 it will not use the information in violation of applicable securities laws or regulations;

(4)                                 it will not communicate the information to any Person and will keep the information confidential;

(5)                                 it will use such information only in connection with evaluating an investment in the Term Loans (or, if it is a bona fide market maker or intended market maker, only in connection with making a market in the Term Loans or, if it is a bona fide securities analyst, for preparing analysis for holders of and prospective holders of the Term Loans that otherwise have access to the financial information in compliance with this covenant); and

(6)                                 it (a) will not use such information in any manner intended to compete with the business of the Lead Borrower and (b) is not a Person (which includes such Person’s Affiliates, other than the Affiliates of a bona fide securities research analyst with whom such research analyst does not share such information) that (i) is principally engaged in a Similar Business or (ii) derives a significant portion of its revenues from operating or owning a business substantially Similar Business.

SECTION 5.05.                                   Litigation and Other Notices.  Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of the Lead Borrower obtains actual knowledge thereof:

(1)                                 any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(2)                                 the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings or any of the Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and

(3)                                 the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, would reasonably be expected to ~~have a Material Adverse Effect.~~ result in a material liability to a Loan Party.

SECTION 5.06.                                   Compliance with Laws.  Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA, FCPA, OFAC and the PATRIOT Act), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 will not apply to Environmental Laws, which are the subject of Section 5.09, or laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07.                                   Maintaining Records; Access to Properties and Inspections.  Permit any Persons designated by the Administrative Agent (or any group of Lenders holding not less than 25% of the aggregate Term Loans) to visit and inspect the financial records and the properties of the ~~Borrower~~Borrowers or any Restricted Subsidiary at reasonable times, upon reasonable prior notice to the Lead Borrower, and as often as reasonably requested, to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent, upon reasonable prior notice to the Lead Borrower to discuss the affairs, finances and condition of Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary with the officers thereof and independent accountants therefor (subject to such accountant’s policies and procedures); provided that the Administrative Agent and/or any group of

Lenders may not exercise such rights more often than two times during any calendar year in the aggregate unless an Event of Default is continuing and only one such time will be at the ~~Borrower’s~~Borrowers’ expense; and provided, further, that when an Event of Default is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the ~~Borrower~~Borrowers at any time during normal business hours and upon reasonable advance notice.

Notwithstanding anything to the contrary in this Agreement (including Sections 5.04(7), 5.05, 5.07 and 5.12) or any other Loan Document, none of the Loan Parties or any of the Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter with any competitor to the ~~Borrower~~Borrowers or any of ~~its~~their Subsidiaries or that (1) constitutes non-financial trade secrets or non-financial proprietary information, (2) in respect of which disclosure is prohibited by law or any binding agreement, (3) is subject to attorney-client or similar privilege or constitutes attorney work product or (4) creates an unreasonably excessive expense or burden on the ~~Borrower~~Borrowers or any of ~~its~~their Subsidiaries.

SECTION 5.08.                                   Use of Proceeds.  Use the proceeds of the Term Loans made on the Original Closing Date to finance, in part, the Original Transactions.

SECTION 5.09.                                   Compliance with Environmental Laws.  Comply, and make commercially reasonable efforts to cause all lessees and other Persons occupying its fee-owned Real Properties to comply, with all Environmental Laws applicable to its operations and properties, and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10.                                   Further Assurances; Additional Security.

(1)                                 If (a) a Restricted Subsidiary (other than an Excluded Subsidiary) of ~~the~~any Borrower is formed or acquired or ceases to be an Excluded Subsidiary after the ~~Closing~~Amendment No. 2 Effective Date ~~or~~, (b) an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary~~, within five Business Days after the date such Restricted Subsidiary is formed or acquired or such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, as applicable,~~ or (c) an Immaterial Subsidiary existing on the Amendment No. 2 Effective Date is not dissolved, liquidated or merged out of existence within 90 days following such date, then, in each case, the Lead Borrower shall promptly notify the Collateral Agent thereof and, within ~~20~~15 Business Days after the date such Restricted Subsidiary is formed ~~or~~, acquired or redesignated or ceases to be an Excluded Subsidiary (or such longer period as the Collateral Agent agrees~~), the~~ in its discretion but not to exceed 20 Business Days unless otherwise agreed by the Required Lenders including through electronic means or e-mail) or, for Immaterial Subsidiaries, within 1 Business Day following the post-closing date set forth in clause (c) above, as applicable, the Lead Borrower will or will cause such Restricted Subsidiary or Immaterial Subsidiary, as applicable, to:

(i)            deliver a joinder to the Collateral Agreement, substantially in the form specified therein, duly executed on behalf of such Restricted Subsidiary;

(ii)           to the extent required by and subject to the exceptions set forth in the Collateral Agreement, pledge the outstanding Equity Interests (other than Excluded Equity Interests) owned by such Restricted Subsidiary, and cause each Loan Party owning any Equity Interests issued by such Restricted Subsidiary to pledge such outstanding Equity Interests (other than Excluded Equity Interests), and deliver all certificates (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the Collateral Agent (or a designated bailee thereof);

(iii)          to the extent required by and subject to the exceptions set forth in this Section 5.10 or the Security Documents, deliver to the Collateral Agent (or a designated bailee thereof) Uniform Commercial Code financing statements with respect to such Restricted Subsidiary and such other documents reasonably requested by the Collateral Agent to create the Liens intended to be created under the Security Documents and perfect such Liens to the extent required by the Security Documents; and

(iv)          except as otherwise contemplated by this Section 5.10 or any Security Document, obtain all consents and approvals required to be obtained by it in connection with (A) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (B) the performance of its obligations thereunder.

(2)                                 (A) If any Loan Party (i)(a) acquires fee simple title in Real Property after the ~~Closing~~Amendment No. 2 Effective Date or (b) owns fee simple title in Real Property on the date it enters a joinder pursuant to Section 5.10(1)(i) hereof, that, ~~combined with all other Real Property owned in fee simple by the Loan Parties~~in each case of subclauses (a) and (b) of this clause (A)(i), on the date of such acquisition or joinder, as applicable, has an ~~aggregate~~individual fair market value (as determined in good faith by a Responsible Officer of the Lead Borrower in consultation with the Collateral Agent) of $~~50.0 million or more within 20 Business Days~~ 2.5 million or more or (ii)(a) acquires a leasehold interest in Real Property after the Amendment No. 2 Effective Date with respect to a full-line Neiman Marcus or Bergdorf Goodman store or a warehouse or distribution center or (b) owns leasehold title in Real Property with respect to a full-line Neiman Marcus or Bergdorf Goodman store or a warehouse or distribution center on the date it enters a joinder pursuant to Section 5.10(1)(i) hereof or (B) any Non-Mortgageable Lease of a Loan Party with respect to a full-line Neiman Marcus or Bergdorf Goodman store or a warehouse or distribution center ceases to be a Non-Mortgageable Lease hereunder, then in each case of the foregoing clauses (A) and (B) above, within 20 Business Days (unless otherwise agreed by the Required Lenders including through electronic means or e-mail)after such acquisition or entry of a joinder or such Non-Mortgageable Lease ceases to be a Non-Mortgageable Lease hereunder (as applicable):

(a)                                 notify the Collateral Agent thereof;

(b)                                 cause any such acquired Real Property owned in fee simple that has a fair market value (as determined in good faith by a Responsible Officer of the Lead Borrower in consultation with the Collateral Agent) of $~~7.5~~2.5 million or more to be subjected to a customary mortgage or deed of trust securing the Obligations (other than the 2013 Term Loan Obligations);

(c)                                  cause any such acquired or owned leasehold Real Property to be subjected to a customary mortgage or deed of trust securing the Obligations (other than the 2013 Term Loan Obligations);

(d)                                 ~~(c)~~ with respect to any such Real Property, to the extent requested by the Collateral Agent in its sole discretion, obtain fully paid American Land Title Association Lender’s Extended Coverage title insurance policies, with endorsements (including a standard survey endorsement or equivalent (only with respect to any such Real Property acquired or owned in fee simple) and zoning endorsements where available) and in customary amounts that in no event shall be less than fair market value of such Real Property (the “Mortgage Policies”);

(e)                                  ~~(d)~~ with respect to any such Real Property acquired or owned in fee simple pursuant to Section 5.10(2)(A), to the extent necessary to issue the Mortgage Policies, obtain American Land Title Association/American Congress on Surveying and Mapping form surveys, dated no more than 30 days before the date of their delivery to the Collateral Agent, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent and sufficient for the issuer of the Mortgage Policies to omit as an exception to each title policy the standard printed survey exception relating to such Real Property;

(f)                                   ~~(e)~~ provide evidence of insurance (including all insurance required to comply with applicable flood insurance laws) naming the Collateral Agent as loss payee and additional insured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as are reasonably available for similar properties in the same geographical area and as are reasonably satisfactory to the Collateral Agent, including the insurance required by the terms of any mortgage or deed of trust;

(g)                                 ~~(f)~~ obtain customary mortgage or deed of trust enforceability opinions of local counsel for the Loan Parties in the states in which such ~~acquired~~ Real Properties ~~owned in fee simple~~ are located; and

(h)                                 ~~(g)~~ take, or cause the applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to perfect such Liens, in each case, at the expense of the Loan Parties, subject to paragraph (5) of this Section 5.10.

(3)                                 Furnish to the Collateral Agent five Business Days prior written notice of any change in any Loan Party’s:

(a)                                 corporate or organization name;

(b)                                 organizational structure;

(c)                                  location (determined as provided in UCC Section 9-307); or

(d)                                 organizational identification number (or equivalent) or, solely if required for perfecting a security interest in the applicable jurisdiction, Federal Taxpayer Identification Number~~;~~.

~~except, in the case of each of the foregoing clauses (a) through (c), in connection with the Closing Date Conversions.~~

The ~~Borrower~~Borrowers will not effect or permit any such change unless all filings have been made, or will be made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest, for the benefit of the applicable Secured Parties, in all Collateral held by such Loan Party.

(4)                                 Execute any and all other documents, financing statements, agreements and instruments, and take all such other actions (including the filing and recording of financing statements and other documents), not described in the preceding clauses (1) through (3) and that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the requirements set forth in this Section 5.10 and in the Security Documents with respect to the creation and perfection of the Liens on the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, contemplated herein and in the Security Documents and to cause such requirement to be and remain satisfied, all at the expense of the ~~Borrower~~Borrowers, and provide to the Collateral Agent, from time to time upon reasonable request, evidence as to the perfection and priority of the Liens created by the Security Documents.

(5)                                 Notwithstanding anything herein to the contrary,

(a)                                 the other provisions of this Section 5.10 need not be satisfied with respect to any Excluded Assets or Excluded Equity Interests or any exclusions and carve-outs from the perfection requirements set forth in the Collateral Agreement;

(b)                                 neither ~~the~~any Borrower nor the other Loan Parties will be required to grant a security interest in any asset or perfect a security interest in any Collateral to the extent the cost, burden, difficulty or consequence of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by a Responsible Officer of the Lead Borrower and the Administrative Agent; and

(c)                                  no actions will be required outside of the United States in order to create or perfect any security interest in any assets located outside of the United States and no foreign law security or pledge agreements, foreign law mortgages or deeds or foreign intellectual property filings or searches will be required, in each case, other than with respect to (1) debt or Equity Interests acquired pursuant to a Permitted Acquisition and (2) Foreign Subsidiaries that are or become Subsidiary Loan Parties; provided, however, that (i) in the event a Responsible Officer of the Lead Borrower (reasonably and in good faith) and the Collateral Agent (in consultation with not fewer than three (3) Lenders holding not less than $500.0 million principal amount of Loans in aggregate) mutually determine that the burden or cost of obtaining foreign-law governed Security Documents or creating or taking perfections steps in any such foreign jurisdictions outweighs the benefit afforded thereby to the Secured Parties or obtaining foreign-law governed Security Documents or creating or taking such perfection steps in any such foreign jurisdictions is impracticable, impossible or ineffective or would give rise to or result in any violation of applicable law, then no such foreign-law governed Security Documents nor creation or the taking of perfection steps in any such foreign jurisdictions shall be required to be provided with respect to such Subsidiary Loan Party and (ii) notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event that any foreign-law governed Security Documents or the creation or taking of perfection steps in any such foreign jurisdictions are being obtained in accordance with this clause (c), the Lead Borrower and the Collateral Agent (in consultation with not fewer than three (3) Lenders holding not less than $500.0 million principal amount of Loans in aggregate) shall mutually agree on customary “Agreed Security Principles” and a reasonable and customary timeline to complete such Security Documents and/or filings or perfection actions or steps (which may be longer than the timelines otherwise agreed to in this Section 5.10, but in no event shall be longer than 25 business days unless otherwise agreed by the Required Lenders including through electronic means or e-mail).

(6)                                 Notwithstanding anything herein to the contrary, if Holdings, the Borrowers, or any Restricted Subsidiary consummates a Permitted Acquisition, within 5 business days after the date such Permitted Acquisition is consummated the Lead Borrower shall notify the Collateral Agent thereof and, within 15 Business Days after the date such Permitted Acquisition is consummated (or such longer period as the Collateral Agent agrees but not to exceed 20 Business Days unless otherwise agreed by the Required Lenders including through electronic means or e-mail), the Lead Borrower will or will cause such Restricted Subsidiary to:

(a)                                 pledge the outstanding Equity Interests (regardless of whether otherwise constituting Excluded Equity Interests or Excluded Assets) acquired by Holdings, the Borrowers, or a Restricted Subsidiary in such Permitted Acquisition, and deliver all certificates (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the Collateral Agent (or a designated bailee thereof);

(b)                                 deliver to the Collateral Agent such other documents and take such other actions reasonably requested by the Collateral Agent to create and perfect the Liens contemplated by this Section 5.10(6); and

(c)                                  obtain all consents and approvals required to be obtained in connection with (A) the execution and delivery of all Security Documents (or supplements thereto), if applicable, in connection with the foregoing clauses (6)(a) and (6)(b) and the granting of the Liens contemplated thereby and (B) the performance of any obligations thereunder.

(7)                                 Notwithstanding anything herein to the contrary, (i) within 15 Business Days of the incurrence of any Indebtedness pursuant to Section 6.01(8) or otherwise (or such longer period agreed by the Required Lenders including through electronic means or e-mail), owing to Holdings, the Borrowers or any Restricted Subsidiary that is a Subsidiary Loan Party by any Restricted Subsidiary that is not a Guarantor, pledge such Indebtedness (other than Excluded Assets), including instruments and promissory notes, if any, evidencing such Indebtedness, and all interest, cash, instruments, and other property from time to time received, receivable or otherwise distributed in exchange for any or all of such Indebtedness, together with duly executed instruments of transfer with respect thereto endorsed in blank, to the Collateral Agent (or a designated bailee thereof), in each case in form and substance satisfactory to the Collateral Agent and (ii) within 15 Business Days of any Investments made (x) pursuant to Section 6.04(5) (or such longer period as the Collateral Agent agrees but not to exceed 25 Business Days unless otherwise agreed by the Required Lenders including through electronic means or e-mail), by any Loan Party in Restricted Subsidiaries that are not Guarantors and (y) pursuant to Section 6.04(28) (other than Excluded Equity Interests) acquired or obtained by a Loan Party in connection with such Investment, deliver all certificates (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the Collateral Agent (or a designated bailee thereof), in each case in form and substance satisfactory to the Collateral Agent.

(8)                                 Notwithstanding anything herein to the contrary, (i) within 15 Business Days of the contribution of any Non-Mortgageable Lease to a PropCo Guarantor (or such longer period as the Collateral Agent agrees but not to exceed 25 Business Days unless otherwise agreed by the Required Lenders including through electronic means or e-mail), the applicable PropCo Guarantor receiving such Non-Mortgageable Lease shall grant a lease or license with respect to such contributed Non-Mortgageable Lease, substantially in the form of Exhibit C or such other form that is approved by the Collateral Agent in consultation with the Lenders and reasonably satisfactory to the Lead Borrower (a “PropCo Operating License”) to each applicable Subsidiary of Holdings to operate on the relevant 2019 Extended Term Loan PropCo Asset or Notes PropCo Asset contributed to such PropCo Guarantor, as applicable, and (ii) from and after the Amendment No. 2 Effective Date, each of 2019 Extended Term Loan PropCo, Notes PropCo, and the Loan Parties shall at all times maintain, preserve, and keep in full force and effect without any amendment thereto that would adversely affect the Lenders in any material respect the PropCo Operating Licenses with respect to any Non-Mortgageable Lease that remains in existence on or after the Amendment No. 2 Effective Date.

(9)                                 Notwithstanding anything herein to the contrary, in the event any MYT Entity is required to be contributed to Holdings or its Subsidiaries, 100% of the Equity Interests of the top-tier MYT Entity (the “Contributed MYT Equity Interests”) held by Holdings or any Subsidiary Loan Party immediately following such contribution shall be required to be pledged as Collateral to the Collateral Agent to secure the 2019 Extended Term Loan Obligations, the 2028 Debentures Obligations and Non-Participating Term Loan Exchange Obligations (if any) on a first-priority basis; provided, however, that notwithstanding the foregoing, such pledge of Contributed MYT Equity Interests shall not affect the MYT Waterfall contemplated herein or the “Distributions Upon Realizations of Value by MYT HoldCo” contemplated in the Offering Circular; provided, further, however that in the event such Contributed MYT Equity Interests are distributed in accordance with clause (12) of Section 6.06, then any such equity pledges or Liens granted on such Contributed MYT Equity Interests contemplated by this Section 5.10(9) shall be automatically and immediately released without any further action by any party.

SECTION 5.11.                                   Credit Ratings.  Use commercially reasonable efforts to maintain at all times (a) a credit rating by each of S&P and Moody’s in respect of the Term Facility and (b) a public corporate rating by S&P and a public corporate family rating by Moody’s for the Lead Borrower, in each case with no requirement to maintain any specific minimum rating.

~~Section 5.12.                          Lender Calls.  Following receipt by the Borrower of a request by the Required Lenders, use commercially reasonable efforts to hold an update call (which call shall take place on or prior to the date that is 10 Business Days following the receipt of such notice) with a Financial Officer of the Borrower, such other members of senior management of the Borrower as the Borrower deems appropriate, the Lenders and the Lenders’ respective representatives and advisors to discuss the state of the Borrower’s business, including, but not limited, to recent performance, cash and liquidity management, operational activities, current business and market conditions and material performance changes; provided that in no event shall more than one such call be requested in any fiscal quarter (in total with respect to this Agreement and the ABL Credit Agreement).~~

SECTION 5.12.                                ~~Section 5.13.~~ Post-Closing Matters.  Deliver to Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule ~~5.13~~5.12 hereof on or before the dates specified with respect to such items on Schedule ~~5.13~~5.12 (or, in each case, such later date as may be agreed to by Administrative Agent in its sole discretion or, with respect to matters relating primarily to the ABL Priority Collateral, in the sole discretion of the administrative agent under the ABL Credit Agreement).  All representations and warranties contained in this Agreement and the other Loan Documents will be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule ~~5.13~~5.12 within the time periods specified thereon, rather than as elsewhere provided in the Loan Documents).

ARTICLE VI

Negative Covenants

~~The~~Each Borrower covenants and agrees with each Lender that, so long as this Agreement is in effect and until ~~the Commitments have been terminated and~~ the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) have been paid in full, unless the Required Lenders otherwise consent in writing, it will not and will not permit any of its Restricted Subsidiaries to:

SECTION 6.01.                                   Indebtedness.  Issue, incur or assume any Indebtedness; provided that the ~~Borrower~~Borrowers and the ~~Restricted Subsidiaries~~Subsidiary Guarantors may issue, incur or assume Junior Lien Indebtedness or unsecured Indebtedness so long as immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Interest Coverage Ratio is ~~2.00~~2.25 to 1.00 or greater (“Ratio Debt”)~~; and provided, further, that the aggregate principal amount of Ratio Debt incurred by Restricted Subsidiaries  that are not Guarantors may not exceed $100.0 million at any time outstanding~~.

The foregoing limitation will not apply to (collectively, “Permitted Debt”):

(1)                                 (a) Indebtedness created under the Loan Documents (including ~~Incremental~~2013 Term Loans, Other Term Loans ~~and Extended Term Loans); (b) Incremental Equivalent Term Debt and (c~~, Extended Term Loans, 2019 Extended Term Loans, Additional 2019 Extended Term Loans, and Non-Participating Term Loan Exchange Indebtedness); and (b) Credit Agreement Refinancing Indebtedness (and any Permitted Refinancing Indebtedness in respect thereof) and any Guarantees thereof, in each case incurred by one or more Loan Parties (subject, in the case of the Guarantees provided by 2019 Extended Term Loan PropCo and Notes PropCo, to such Guarantee having the Required PropCo Guarantee Priority);

(2)                                 (a) Indebtedness incurred pursuant to the ABL Credit Agreement ~~(including Indebtedness created under ABL Incremental Facilities, ABL Other Loans and ABL Extended Revolving Commitments)~~or any other loan facility, credit agreement or indenture, and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) ~~up to an aggregate outstanding principal amount as of any date, (b) ABL Incremental Equivalent Debt and (c) ABL Credit Agreement Refinancing Indebtedness, including~~and (b) all Permitted Refinancing Indebtedness ~~incurred to Refinance any Indebtedness originally incurred pursuant to this clause (2)~~in respect thereof (and any successive Permitted Refinancing Indebtedness), not to exceed ~~the greater of (i) $1,100.0 million and (ii) the Borrowing Base as of the date any such Indebtedness is~~$1,000.0 million aggregate principal amount outstanding at any one time for all Indebtedness incurred~~;~~ pursuant to this clause (2), plus, in the case of ~~ABL Credit Agreement~~Permitted Refinancing Indebtedness in respect thereof, the amount of accrued and unpaid interest, fees and premiums on the Indebtedness being Refinanced, and any Guarantees by the Loan Parties of the foregoing (and subject, in the case of the Guarantees provided by 2019 Extended Term Loan PropCo and Notes PropCo, to such Guarantee having the Required PropCo Guarantee Priority);

(3)                                 ~~the Senior Notes issued on the Closing Date and any notes issued in exchange for the Senior Notes pursuant to a registration rights agreement;~~(a) (i) the Second Lien Notes issued on or prior to the Amendment No. 2 Effective Date (and any Second Lien Notes issued under the Second Lien Notes Indenture in respect of interest paid in kind), (ii) any Permitted Refinancing Indebtedness in respect of any of the Indebtedness described in subclause (i), and (iii) any Guarantee by a Loan Party of the foregoing (subject, in the case of the Guarantees provided by 2019 Extended Term Loan PropCo and Notes PropCo, to such Guarantee having the Required PropCo Guarantee Priority);

(b)                                 (i) the Third Lien Notes issued on or prior to the Amendment No. 2 Effective Date, (ii) any Permitted Refinancing Indebtedness in respect of any of the Indebtedness described in subclause (i), and (iii) any Guarantee by a Loan Party of the foregoing (subject, in the case of the Guarantees provided by 2019 Extended Term Loan PropCo and Notes PropCo, to such Guarantee having the Required PropCo Guarantee Priority);

(c)                                  (i) the 2028 Debentures outstanding on or prior to the Amendment No. 2 Effective Date and the incurrence by 2019 Extended Term Loan PropCo and Notes PropCo of a Guarantee of such 2028 Debentures having the Required PropCo Guarantee Priority and (ii) any Permitted Refinancing Indebtedness in respect of any of the Indebtedness described in subclause (i); and

(d)                                 (i) the Remaining Senior Notes and (ii) (a) any Remaining Senior Notes Exchange Indebtedness or other Permitted Refinancing Indebtedness in respect of any of the Indebtedness described in subclause (i) and (b) any Guarantee by a Loan Party of the Indebtedness incurred pursuant to clause (ii)(a) (subject, in the case of the Guarantees provided by 2019 Extended Term Loan PropCo and Notes PropCo, to such Guarantee having the Required PropCo Guarantee Priority);

(4)                                 Indebtedness existing on the ~~Closing~~Amendment No. 2 Effective Date (other than Indebtedness described in clause (1), (2), or (3) above~~), including the Existing 2028 Debentures;~~  or clause (5) below), provided that Indebtedness outstanding as of the Amendment No. 2 Effective Date which was incurred or allocated under a specific clause of the definition of “Permitted Debt” under the Existing Credit Agreement shall be deemed to be incurred on the Amendment No. 2 Effective Date under the corresponding specific clause of the definition of “Permitted Debt” under this Agreement, and not under this clause (4);

(5)                                 Capital Lease Obligations, Indebtedness with respect to mortgage financings and purchase money Indebtedness (including, for the avoidance of doubt, the Hudson Yards Indebtedness outstanding as of the date hereof) to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of the

~~Borrower~~Borrowers or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the ~~Borrower~~Borrowers or such Restricted Subsidiary, in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (5) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (a) $200.0 million and (b) 2.25% of Consolidated Total Assets as of the date any such Indebtedness is incurred (the “Capital Lease Obligations Cap”); provided that (i) such Indebtedness is incurred within 270 days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness and (ii) the Capital Lease Obligations Cap shall be reduced from time to time by an amount equal to the amount that the Hudson Yards Indebtedness is reduced from time to time (whether by repayment, retirement, recharacterization, discharge or otherwise) after the Amendment No. 2 Effective Date (provided that (x) once so reduced, the Capital Lease Obligations Cap shall not be increased and (y) such reductions shall not result in a Capital Lease Obligations Cap of less than the greater of (a) $100.0 million and (b) 1.125% of Consolidated Total Assets as of the date any such Indebtedness is incurred);

(6)                                 Indebtedness owed to (including obligations in respect of letters of credit or bank Guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits (whether to current or former employees) or property, casualty or liability insurance or self-insurance in respect of such items, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance; provided that upon the incurrence of any Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 45 days following such incurrence;

(7)                                 Indebtedness arising from agreements of the ~~Borrower~~Borrowers or any Restricted Subsidiary providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Original Transactions, any Permitted Acquisition or the disposition of any business, assets or Restricted Subsidiaries not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiaries for the purpose of financing any such Permitted Acquisition;

(8)                                 intercompany Indebtedness between or among the ~~Borrower~~Borrowers and the Restricted Subsidiaries; provided that the aggregate outstanding principal amount of such Indebtedness that is owing by any Restricted Subsidiary that is not a Guarantor to a Loan Party may not exceed the amount, as of the date such Indebtedness is incurred, permitted pursuant to ~~Sections 6.04(5) and (6~~Section 6.04(5) and no such Indebtedness owing by 2019 Extended Term Loan PropCo or Notes PropCo shall be incurred hereunder except to the extent permitted pursuant to Section 6.04(5); provided further that (i) such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor shall be subordinated in right of payment to the Obligations or Guarantee of such Loan Party, as applicable, and (ii) any subsequent issuance or transfer of any Equity Interests or any other event that results in such Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to a Loan Party) will be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)                                 Indebtedness pursuant to Hedge Agreements;

(10)                          Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion Guarantees and similar obligations, in each case, provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(11)                          Guarantees of Indebtedness of the ~~Borrower~~Borrowers or the ~~Restricted Subsidiaries~~Subsidiary Loan Parties or any other Subsidiary permitted to be incurred under this Agreement to the extent such Guarantees are not prohibited by the provisions of Section 6.04 (other than Section 6.04(20));

(12)                          (a) Indebtedness incurred or assumed in connection with a Permitted Acquisition and Indebtedness of any Person that becomes a Restricted Subsidiary if such Indebtedness was not created in anticipation or contemplation of such Permitted Acquisition or such Person becoming a Restricted Subsidiary and (b) Indebtedness incurred or assumed in anticipation or contemplation of a Permitted Acquisition; provided that, in each case of the foregoing subclauses (a) and (b):

(i)                                     no Event of Default is continuing immediately before such Permitted Acquisition or would result therefrom;

(ii)                                  immediately after giving effect to such Permitted Acquisition, on a Pro Forma Basis, either (A) the ~~Borrower~~Borrowers would be permitted to incur at least $~~1~~1.00 of Ratio Debt or (B) the Interest Coverage Ratio would increase; and

(iii)                              the aggregate principal amount of any such Indebtedness incurred pursuant to this clause (12) by Restricted Subsidiaries that are not Guarantors, together with any Permitted Refinancing Indebtedness incurred by Restricted Subsidiaries that are not Guarantors to Refinance any Indebtedness originally incurred pursuant to this clause (12) (and any successive Permitted Refinancing Indebtedness), may not exceed $~~75.0~~50.0 million at any one time outstanding ~~as of the date such Indebtedness is incurred;~~ ;

(iv)                             the aggregate principal amount of any Indebtedness incurred or assumed under the foregoing subclauses (a) and (b), together with (x) the aggregate principal amount of any Permitted Refinancing Indebtedness in respect thereof and (y) the aggregate amount of any Investments outstanding under clause (4) of the definition of Permitted Investments, does not exceed the limits set forth in that clause; and

(v)                                 the assets acquired, if held in a Borrower or a Subsidiary Loan Party (other than a PropCo Guarantor), shall be pledged as Collateral, subject to Liens with the Required Collateral Lien Priority;

(13)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness (other than credit or purchase cards) is extinguished within 10 Business Days after notification received by the ~~Borrower~~Borrowers of its incurrence;

(14)                          Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(15)                          ~~Indebtedness in an aggregate outstanding principal amount not to exceed an amount equal to 100% of the net proceeds received by the Borrower from the issuance or sale of its Equity Interests or as a contribution to its capital, other than (a) proceeds from the issuance or sale of the Borrower’s Disqualified Stock, (b) Excluded Contributions, (c) Cure Amounts and (d) any such proceeds that are used prior to the date of incurrence to (i) make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(15) or a payment in respect of Junior Financing under Section 6.09(2)(a), in each case utilizing the Available Amount or (ii) make a Restricted Payment under Section 6.06(1) or Section 6.06(2)(b) (any such Indebtedness, “Contribution Indebtedness”);~~[reserved];

(16)                          Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(17)                          ~~Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Borrower or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);~~ [reserved];

(18)                          Cash Management Obligations and other Indebtedness in respect of Cash Management Services entered into in the ordinary course of business;

(19)                          Indebtedness issued to future, current or former officers, directors, managers, and employees, consultants and independent contractors of the ~~Borrower~~Borrowers or any Restricted Subsidiary or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of any Parent Entity permitted by Section 6.06;

(20)                          ~~Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate outstanding principal amount of such Indebtedness, together with any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant to this clause (20) (and any successive Permitted Refinancing Indebtedness) may not exceed the greater of (a) $50.0 million and (b) 0.50% of Consolidated Total Assets as of the date any such Indebtedness is incurred;~~[reserved];

(21)                          Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount, together with any Permitted Refinancing Indebtedness incurred by Foreign Subsidiaries to Refinance any Indebtedness originally incurred pursuant to this clause (21) (and any successive Permitted Refinancing Indebtedness), not to ~~not~~ exceed ~~the greater of (a) $50.0 million and (b) 0.50% of Consolidated Total Assets as of the date any such Indebtedness is incurred~~$25.0 million;

(22)                          unsecured Indebtedness in respect of short-term obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are incurred in the ordinary course of business and not in connection with the borrowing of money;

(23)                          Indebtedness representing deferred compensation or other similar arrangements incurred by the ~~Borrower~~Borrowers or any Restricted Subsidiary (a) in the ordinary course of business or (b) in connection with the Original Transactions or any Permitted Investment;

(24)                          any Permitted Refinancing Indebtedness incurred to Refinance ~~Incremental Equivalent Term Debt, Credit Agreement Refinancing Indebtedness or~~ Indebtedness incurred under ~~clauses (2), (3), (4), (5), (12), (15), (20), (21),~~clause (4) or this clause (24) ~~or  clause (27)~~ of this Section 6.01;

(25)                          customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(26)                          Indebtedness incurred by the ~~Borrower~~Borrowers or any Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business; and

(27)                          additional Indebtedness in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred pursuant this clause (27) (and any successive Permitted Refinancing Indebtedness), not to exceed ~~the greater of (a) $250.0 million and (b) 2.75% of Consolidated Total Assets as of the date~~$100.0 million; provided that the cash interest rate on any such Indebtedness ~~is~~ incurred pursuant to this clause (27) shall not exceed 8.00% per annum.

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be incurred as Ratio Debt, the ~~Borrower~~Borrowers may, in ~~its~~their sole discretion, at the time of incurrence, combine, divide, classify or reclassify, or at any later time combine, divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant; provided that (i) all Indebtedness ~~outstanding~~ under ~~the Loan Documents and~~ the ABL Credit Agreement or Guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) will be deemed to have been incurred ~~in reliance on the exception in clauses (1) and (2), respectively,~~pursuant to clause (2) of the definition of “Permitted Debt~~” and shall not be permitted to be reclassified pursuant to this paragraph.~~ ,” (ii) all Indebtedness under the Second Lien Notes or Guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) will be deemed to have been incurred pursuant to clause (3)(a) of the definition of “Permitted Debt,” (iii) all Indebtedness under the Third Lien Notes or Guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) will be deemed to have been incurred pursuant to clause (3)(b) of the definition of “Permitted Debt,” (iv) all Indebtedness under the 2028 Debentures or Guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) will be deemed to have been incurred pursuant to clause (3)(c) of the definition of “Permitted Debt,” and (v) all Indebtedness under the Remaining Senior Notes or Guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) will be deemed to have been incurred pursuant to clause (3)(d) of the definition of “Permitted Debt,” and, in each case of clauses (i) through (v) above, the Borrowers will not be permitted to reclassify at any later date all or any portion of such Indebtedness. All ~~unsecured Permitted Debt~~Indebtedness originally incurred under clause (~~5), (20), (21) or (~~27) of the definition of “Permitted Debt” will be automatically reclassified as Ratio Debt on the first date on which such Indebtedness would have been permitted to be incurred by the obligor thereon as Ratio Debt.  Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms (including pay-in-kind interest on the Cash Pay/PIK Extended Term Loans, Cash Pay/PIK Additional 2019 Extended Term Loans, Second Lien Notes, or Senior Notes), and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.  Guarantees of, or obligations in respect of letters of credit relating to Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this Section 6.01.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed or first incurred (whichever yields the lower Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith).

SECTION 6.02.                                   Liens.  Create, incur, assume or permit to exist any Lien that secures obligations under any Indebtedness on any property or assets at the time owned by it, except the following (collectively, “Permitted Liens”):

(1)                                 ~~Liens securing Indebtedness incurred in accordance with Sections 6.01(1) or 6.01(2); provided that, in the case of Indebtedness incurred in accordance with Section 6.01(2), the applicable Liens are subject to the Intercreditor Agreement or other intercreditor agreement(s) substantially consistent with and no less favorable to the Lenders in any material respect than the Intercreditor Agreement as determined in good faith by a Responsible Officer of the Borrower;~~ (a)         Liens securing the Obligations pursuant to the Loan Documents, other than the 2013 Term Loans and 2013 Term Loan Obligations;

(b)                                 Liens on the Collateral having the Required Collateral Lien Priority for ABL Obligations pursuant to the applicable Intercreditor Agreements securing Indebtedness incurred in accordance with clause (2) of the definition of “Permitted Debt” and ABL Obligations related thereto;

(c)                                  Liens on the Collateral (and on Other Second Lien Collateral (as defined in the Junior Lien Intercreditor Agreement)) having the Required Collateral Lien Priority pursuant to the applicable Intercreditor Agreements securing Second Lien Notes and Indebtedness incurred in accordance with clause (3)(a) of the definition of “Permitted Debt” and the Second Lien Notes Obligations related thereto;

(d)                                 Liens on the Collateral (and on Other Third Lien Collateral (as defined in the Junior Lien Intercreditor Agreement)) having the Required Collateral Lien Priority pursuant to the applicable Intercreditor Agreements securing the Third Lien Notes and Indebtedness incurred in accordance with clause (3)(b) of the definition of “Permitted Debt” and the Third Lien Notes Obligations related thereto;

(e)                               Liens on the 2028 Debentures Collateral having the Required Collateral Lien Priority pursuant to the applicable Intercreditor Agreements and the Loan Documents securing the 2028 Debentures and Indebtedness incurred in accordance with clause (3)(c) of the definition of “Permitted Debt” and the 2028 Debentures Obligations related thereto;

(f)                                   Liens on 2013 Collateral securing 2013 Term Loans and 2013 Term Loan Obligations; and

(g)                                 Liens securing any Remaining Senior Notes Third Lien Exchange Indebtedness incurred in accordance with clause (3)(d)(ii) of the definition of “Permitted Debt” and Remaining Senior Notes Exchange Obligations related thereto;

(2)                                 Liens securing Indebtedness existing on the ~~Closing~~Amendment No. 2 Effective Date; provided that such Liens only secure the obligations that they secure on the ~~Closing~~Amendment No. 2 Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01) and do not apply to any other property or assets of the ~~Borrower~~Borrowers or any Restricted Subsidiary other than replacements, additions, accessions and improvements thereto; provided further that Liens outstanding as of the Amendment No. 2 Effective Date that were incurred or allocated under a specific Liens clause under the Existing Credit Agreement shall be deemed to be incurred on the Amendment No. 2 Effective Date under the corresponding Liens clause under this Agreement, and not under this clause (2);

(3)                                 Liens securing Indebtedness incurred in accordance with Sections 6.01(5); provided that such Liens only extend to the assets financed with such Indebtedness (and any replacements, additions, accessions and improvements thereto);

(4)                                 (a) Liens on ~~accounts receivable and related assets of the type specified in the definition of Qualified Receivables Financing securing Indebtedness incurred in accordance with Section 6.01(17);~~assets of Foreign Subsidiaries that are not Subsidiary Loan Parties and (b) Junior ~~(5)~~  Liens on assets of Foreign Subsidiaries that are Subsidiary Loan Parties, in either case securing Indebtedness incurred in accordance with Section 6.01(21);

(5)                                 ~~(6)~~ Liens securing Permitted Refinancing Indebtedness incurred in accordance with Section 6.01(24); provided that the Liens securing such Permitted Refinancing Indebtedness are limited to all or part of the same property ~~that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien~~ (plus any replacements, additions, accessions and improvements thereto) that secured the Indebtedness so Refinanced and are not higher in priority than the original Lien;

(6)                                 ~~(7)~~ (a) Liens on property or Equity Interests of a Person at the time such Person becomes a Restricted Subsidiary if such Liens were not created in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary and (b) Liens on property at the time the ~~Borrower~~Borrowers or a Restricted Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the ~~Borrower~~Borrowers or any of the Restricted Subsidiaries, if such Liens were not created in connection with, or in contemplation of, such acquisition;

~~(8)                                 Liens on property or assets of any Restricted Subsidiary that is not a Guarantor;~~

(7)                                 [reserved;]

(8)                                 ~~(9)~~ Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(9)                                 ~~(10)~~ Liens disclosed by the title insurance commitments or policies delivered on or subsequent to the Original Closing Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(10)                          ~~(11)~~ Liens securing judgments that do not constitute an Event of Default under Section 8.01(10) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and in respect of which Holdings, the ~~Borrower~~Borrowers or any affected Restricted Subsidiary has set aside on its books reserves in accordance with GAAP with respect thereto;

(11)                          ~~(12)~~ Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the ~~Borrower~~Borrowers or a Restricted Subsidiary has set aside on its books reserves in accordance with GAAP;

(12)                          ~~(13)~~ (a) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other similar laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (b) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the ~~Borrower~~Borrowers or any Restricted Subsidiary;

(13)                          ~~(14)~~ deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), the delivery of merchandise or services with factors (to company suppliers), vendors, shippers, brand partners, credit insurers and other service providers (but not to secure Indebtedness or receivables or Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by the ~~Borrower~~Borrowers or any Restricted Subsidiary, in each case, in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(14)                          ~~(15)~~ survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights of way covenants, conditions, restrictions and declarations on or with respect to the use, ownership or operation of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the ~~Borrower~~Borrowers or any Restricted Subsidiary;

(15)                          ~~(16)~~ any interest or title of a lessor or sublessor under any leases or subleases entered into by the ~~Borrower~~Borrowers or any Restricted Subsidiary in the ordinary course of business;

(16)                          ~~(17)~~ Liens that are contractual rights of set-off (a) relating to pooled deposit or sweep accounts of the ~~Borrower~~Borrowers or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the ~~Borrower~~Borrowers or any Restricted Subsidiary or (b) relating to purchase orders and other agreements entered into with customers of the ~~Borrower~~Borrowers or any Restricted Subsidiary in the ordinary course of business;

(17)                          ~~(18)~~ Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(18)                          ~~(19)~~ leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business that do not interfere in any material respect with the business of the ~~Borrower~~Borrowers and the Restricted Subsidiaries, taken as a whole;

(19)                          ~~(20)~~ Liens solely on any cash earnest money deposits made by the ~~Borrower~~Borrowers or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment;

(20)                          ~~(21)~~ the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(21)                          ~~(22)~~ Liens arising from precautionary Uniform Commercial Code financing statements;

(22)                          ~~(23)~~ Liens on Equity Interests of any joint venture, to the extent such Equity Interests are Excluded Equity Interests, (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(23)                          ~~(24)~~ Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(24)                          ~~(25)~~ Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(25)                          ~~(26)~~ Liens securing insurance premium financing arrangements;

(26)                          ~~(27) Liens on vehicles or equipment of the Borrower or any of the Restricted Subsidiaries granted in the ordinary course of business;~~[reserved];

(27)                          ~~(28)~~ Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Agreement;

(28)                          ~~(29)~~ Liens:

(a)                                 of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection;

(b)                                 attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; or

(c)                                  in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(29)                          ~~(30)~~ Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(30)                          [reserved];

(31)                          ~~Liens that rank pari passu with the Liens securing the Obligations if the Senior Secured First Lien Net Leverage Ratio as of the date on which such Liens are first created is less than or equal to the Closing Date Senior Secured First Lien Net Leverage Ratio~~Junior Liens that secure Ratio Debt and/or Indebtedness incurred in accordance with Section 6.01(27); provided that a Debt Representative acting on behalf of the holders of such Indebtedness will become party to or otherwise subject to the provisions of the ABL/Term Loan/Notes Intercreditor Agreement and ~~a First~~the Junior Lien Intercreditor Agreement;

(32)                          ~~Liens that rank junior to the Liens securing the Obligations if the Total Net Leverage Ratio as of the date on which such Liens are first created is less than or equal to the Closing Date Total Net Leverage Ratio; provided that a Debt Representative acting on behalf of the holders of such Indebtedness will become party to or otherwise subject to the provisions of the Intercreditor Agreement and a Junior Lien Intercreditor Agreement;~~Junior Liens on the Collateral securing additional obligations in an aggregate outstanding principal amount not to exceed $50.0 million; provided that the cash interest rate on any such obligations may not exceed 8.00% per annum; and

~~(33)                          Liens securing additional obligations in an aggregate outstanding principal amount not to exceed the greater of (a) $250.0 million and (b) 2.75% of Consolidated Total Assets as of the date such Liens are first created; and~~

(33)                          ~~(34)~~ Liens securing (a) Specified Hedge Obligations and Cash Management Obligations, which amounts are secured under the Loan Documents, and (b) amounts owing to any Qualified Counterparty (as defined in the ABL Credit Agreement) under any Specified Hedge Agreement (as defined in the ABL Credit Agreement) and Cash Management Obligations (as defined in the ABL Credit Agreement), which amounts are secured under the ABL Loan Documents; provided that, in each case, the applicable Liens are subject to the Intercreditor Agreement or other intercreditor agreement(s) substantially consistent with and no less favorable to the Lenders in any material respect than the Intercreditor Agreement as determined in good faith by a Responsible Officer of the Lead Borrower.

For purposes of this Section 6.02, ~~Indebtedness will not be considered incurred under a subsection or clause of Section 6.01 if it is later reclassified as outstanding under another subsection or clause of Section 6.01 (in which event, and at which time, same will be deemed incurred under the subsection or clause to which reclassified)~~(x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Lead Borrower will, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (1) or (32) above (giving effect to the incurrence of such portion of such Indebtedness), the Lead Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (1) or (32) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.  Notwithstanding the foregoing, (A) all Liens securing ABL Obligations shall be incurred under clause (1)(b) of this Section 6.02, (B) all Liens securing Second Lien Notes and other Indebtedness incurred under clause (3)(a) of the definition of “Permitted Debt” and the Second Lien Notes Obligations and other Indebtedness Obligations related thereto shall be incurred under clause (1)(c) of this Section 6.02, (C) all Liens securing Third Lien Notes and other Indebtedness incurred under clause (3)(b) of the definition of “Permitted Debt” and the Third Lien Notes Obligations and other Indebtedness Obligations related thereto shall be incurred under clause (1)(d) of this Section 6.02, (D) all Liens securing the 2028 Debentures and other Indebtedness Obligations incurred under clause (3)(c) of the definition of “Permitted Debt” shall be incurred under clause (1)(e) of this Section 6.02, (E) all Liens securing Remaining Senior Notes Third Lien Exchange Indebtedness incurred under clause (3)(d)(ii) of the definition of “Permitted Debt” and the Indebtedness Obligations related thereto shall be incurred under clause (1)(g) of this Section 6.02, and (F) all Liens securing 2013 Term Loans and the 2013 Term Loan Obligations shall be incurred under clause (1)(f) of this Section 6.02 and, in each case of subclauses (A) through (F) above, such Liens may not be later reallocated.

SECTION 6.03.                                   Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), except the following:

(1)                                 Sale and Lease-Back Transactions with respect to property owned ~~(a)~~ by the ~~Borrower~~Borrowers or any of ~~its Domestic~~their Subsidiaries that is acquired after the Original Closing Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property ~~or (b) by any Foreign Subsidiary of the Borrower regardless of when such property was acquired~~; and

(2)                                 Sale and Lease-Back Transactions approved by the Required 2019 Extending Term Lenders with respect to any property owned by the ~~Borrower~~Borrowers or any Restricted Subsidiary, ~~if (a) at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of such lease~~to the extent that (a) the Net Cash Proceeds would not exceed $~~200.0~~250.0 million and (b) the Net Cash Proceeds thereof are applied in accordance with Section ~~2.08(1~~2.07(3).

SECTION 6.04.                                   Investments, Loans and Advances.  Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a Person that is not a Wholly Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, a “Investment”), any other Person, except the following (collectively, “Permitted Investments”):

(1)                                 ~~the~~Investments made in order to consummate or complete the Recapitalization Transactions ~~(including payment of the purchase consideration under the Merger Agreement)~~;

(2)                                 loans and advances to officers, directors, employees or consultants of any Parent Entity, the ~~Borrower~~Borrowers or any Restricted Subsidiary not to exceed $~~25.0~~5.0 million in an aggregate principal amount at any time outstanding (calculated without regard to write-downs or write-offs thereof after the date made); provided that loans and advances to consultants in the form of upfront payments made in connection with employment or consulting arrangements entered into in the ordinary course of business shall not be subject to such $5.0 million cap;

(3)                                 Investments ~~in an amount not to exceed the Available Amount as of the date such Investments are made; provided that no Event of Default has occurred and is continuing immediately prior to making such Investment or would result therefrom;~~made with Available Contribution Proceeds;

(4)                                 Permitted Acquisitions and pre-existing Investments held by Persons acquired in Permitted Acquisitions ~~or acquired in connection with~~ , subject to the additions and limitations described in the definition of “Permitted Acquisitions”;

(5)                                 intercompany Investments ~~among the Borrower and the Restricted Subsidiaries~~ (including intercompany Indebtedness)~~; provided that the sum of (a~~ (i) among the Borrowers and the Subsidiary Loan Parties (other than Notes PropCo or 2019 Extended Term Loan PropCo; provided, that any Loan Party (other than Notes PropCo and 2019 Extended Term Loan PropCo) shall be permitted to fund, solely in the form of cash equity Investments, lease and other operating payments that are due in the ordinary course of business, or to maintain the legal existence, of Notes PropCo or the 2019 Extended Term Loan PropCo, as applicable), and (ii) among the Loan Parties (other than Notes PropCo and 2019 Extended Term Loan PropCo) and Restricted Subsidiaries that are not Guarantors; provided that (a) the sum of (1) the aggregate fair market value of all such Investments under subclause (ii) (other than intercompany Indebtedness and Guarantees of Indebtedness) made since the ~~Closing~~Amendment No. 2 Effective Date (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value) by the ~~Borrower and the Guarantors~~Loan Parties in Restricted Subsidiaries that are not Guarantors; (~~b~~2) the aggregate principal amount of Indebtedness owing to the ~~Borrower and the Guarantors~~Loan Parties by Restricted Subsidiaries that are not Guarantors at any time outstanding; and (~~c~~3) the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Guarantors that is Guaranteed by the ~~Borrower~~Borrowers and the Guarantors ~~at any time outstanding,~~ may not exceed ~~the greater of (i) $50.0~~$25.0 million at any time outstanding; and (~~ii) 0.50% of Consolidated Total Assets as of the date any such Investment is made, plus an amount equal to any returns of capital or sale proceeds actually received in respect of any such Investments (which such amount shall not exceed the amount of such Investment (as determined above) at the time such Investment was made)~~b) any such Investment consisting of an intercompany loan by the Borrowers or the Guarantors in Restricted Subsidiaries that are not Guarantors shall be pledged as Collateral to secure the Obligations, subject to carve outs for Excluded Assets; provided further that Investments by Borrowers or their respective Restricted Subsidiaries in Subsidiaries that are not Wholly Owned Subsidiaries shall be on arm’s-length terms;

(6)                                 ~~Investments in Foreign Subsidiaries; provided that the sum of (a) the aggregate fair market value of all such Investments (other than intercompany Indebtedness and Guarantees of Indebtedness) made by the Borrower and the Restricted Subsidiaries since the Closing Date (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value); (b) the aggregate principal amount of Indebtedness of Foreign Subsidiaries owing to the Borrower and the other Restricted Subsidiaries at any time outstanding; and (c) the aggregate principal amount of Indebtedness of Foreign Subsidiaries that is Guaranteed by the Borrower and the other Restricted Subsidiaries at any time outstanding, when taken together with the aggregate amount of payments made with respect to entities that do not become Guarantors pursuant to clause (2) of the definition of Permitted Acquisitions, may not exceed the greater of (i) $100 million and (ii) 1.15% of Consolidated Total Assets as of the date any such Investment is made, plus an amount equal to any returns of capital or sale proceeds actually received in respect of any such Investments (which such amount shall not exceed the amount of such Investment (as determined above) at the time such Investment was made);~~[reserved];

(7)                                 Cash Equivalents and, to the extent not made for speculative purposes, Investment Grade Securities or Investments that were Cash Equivalents or Investment Grade Securities when made;

(8)                                 Investments arising out of the receipt by the ~~Borrower~~Borrowers or any of the Restricted Subsidiaries of non-cash consideration in connection with any sale of assets permitted under Section 6.05;

(9)                                 accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(10)                          Investments acquired as a result of a foreclosure by the ~~Borrower~~Borrowers or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(11)                          Hedge Agreements;

(12)                          Investments existing on, or contractually committed as of, the ~~Closing~~Amendment No. 2 Effective Date and set forth on Schedule 6.04 and any replacements, refinancings, refunds, extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (12) is not increased at any time above the amount of such Investments existing or committed on the ~~Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);~~Amendment No. 2 Effective Date; provided that Investments outstanding as of the Amendment No. 2 Effective Date which were incurred or allocated under clause (4) of this Section 6.04 under the Existing Credit Agreement shall be deemed incurred on the Amendment No. 2 Effective Date under clause (4) of this Section 6.04 under this Agreement and not under this clause (12);

(13)                          Investments resulting from pledges and deposits that are Permitted Liens;

(14)                          intercompany loans among Foreign Subsidiaries and Guarantees by Foreign Subsidiaries permitted by Section 6.01(21);

(15)                          acquisitions of obligations of one or more officers or other employees of any Parent Entity, ~~Borrower~~Borrowers or any Subsidiary of the ~~Borrower~~Borrowers in connection with such officer’s or employee’s acquisition of Equity Interests of any Parent Entity, so long as no cash is actually advanced by the ~~Borrower~~Borrowers or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(16)                          Guarantees of operating leases (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the ~~Borrower~~Borrowers or any Restricted Subsidiary in the ordinary course of business;

(17)                          Investments to the extent that payment for such Investments is made with Equity Interests of any Parent Entity;

(18)                          Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;

(19)                          Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(20)                          Guarantees permitted under Section 6.01;

(21)                          advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the ~~Borrower~~Borrowers or any Restricted Subsidiary;

(22)                          Investments, including loans and advances, to any Parent Entity so long as ~~Borrower~~Borrowers or any Restricted Subsidiary would otherwise be permitted to make a Restricted Payment in such amount; provided that the amount of any such Investment will be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this Agreement;

(23)                          Investments consisting of the leasing or licensing of intellectual property in the ordinary course of business or the contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(24)                          purchases or acquisitions of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or intellectual property in each case in the ordinary course of business;

(25)                          Investments in assets useful in the business of the ~~Borrower~~Borrowers or any Restricted Subsidiary made with (or in an amount equal to) any ~~Reinvestment Deferred Amount or~~ Below Threshold Asset Sale Proceeds; provided that if the underlying Asset Sale was with respect to assets of the ~~Borrower~~Borrowers or a Subsidiary Loan Party, then such Investment shall be consummated by the Borrower or a Subsidiary Loan Party;

(26)                          ~~any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case in connection with a Qualified Receivables Financing,~~

~~including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;~~ [reserved];

(27)                          intercompany current liabilities owed to ~~Unrestricted Subsidiaries or~~ joint ventures incurred in the ordinary course of business in connection with the cash management operations of the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries~~;(28)                                                Investments that are made with Excluded Contributions~~; and

(28)                          ~~(29)~~ additional Investments; provided that the aggregate fair market value of such Investments made since the ~~Closing~~Amendment No. 2 Effective Date that remain outstanding (with all such Investments being valued at their original fair market value and without taking into account subsequent increases or decreases in value), ~~when taken together with the aggregate amount of payments made with respect to Junior Financings pursuant to Section 6.09(2)(c) and Restricted Payments pursuant to Section 6.06(16), does not exceed the greater of (a) $150.0 million and (b) 1.75% of Consolidated Total Assets as of the date any such Investment is made, in each case, plus any returns of capital actually received by the Borrower or any of the Restricted Subsidiary in respect of such Investments.~~does not exceed $25.0 million; provided that any Investments pursuant to this clause (28) cannot be in any Parent Entity or its Subsidiaries (other than a Loan Party or any of its Subsidiaries), including any MYT Entity, and any such Investment in the form of an intercompany loan shall be pledged as Collateral to secure the Obligations, subject to carve outs for Excluded Assets; provided further that Investments by Borrowers or their respective Restricted Subsidiaries in Subsidiaries that are not Wholly Owned Subsidiaries shall be on arm’s-length terms;

provided that a Loan Party shall not, directly or indirectly, use any Investments made pursuant to the definition of “Permitted Investments” to (i) provide assets to a Person that incurs Indebtedness or issues Equity Interests, which Indebtedness, Equity Interests or proceeds thereof (as the case may be) are used to purchase, Refinance or otherwise invest in any Indebtedness of Holdings and its Subsidiaries or (ii) make a Restricted Payment.

SECTION 6.05.                                   Mergers, Consolidations, Sales of Assets and Acquisitions.  Merge into, or consolidate or amalgamate with, any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets, or issue, sell, transfer or otherwise dispose of any Equity Interests of any Restricted Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person or any division, unit or business of any other Person, except that this Section 6.05 will not prohibit:

(1)                                 if at the time thereof and immediately after giving effect thereto no Event of Default has occurred and is continuing or would result therefrom:

(a)                                 the merger, consolidation or amalgamation of any Restricted Subsidiary into (or with) the ~~Borrower~~Borrowers in a transaction in which ~~the~~a Borrower is the survivor;

(b)                                 the merger, consolidation or amalgamation of any Restricted Subsidiary (other than Notes PropCo and Extended Term Loan PropCo) into or with any Subsidiary Loan Party (other than Notes PropCo and Extended Term Loan PropCo) in a transaction in which the surviving or resulting entity is a Subsidiary Loan Party;

and, in the case of each of the foregoing clauses (a) and (b), no Person other than ~~the~~a Borrower or a Subsidiary Loan Party receives any consideration;

(c)                                  the merger, consolidation or amalgamation of any Restricted Subsidiary that is not a Loan Party into or with any other Restricted Subsidiary that is not a Loan Party;

(d)                                 (i) any transfer of inventory among the ~~Borrower~~Borrowers and ~~its~~their Restricted Subsidiaries or between Restricted Subsidiaries and any other transfer of property or assets among the ~~Borrower~~Borrowers and ~~its~~their Restricted Subsidiaries or between Restricted Subsidiaries, in each case,  in the ordinary course of business or (ii) any other transfer of property or assets among the Borrower and any Subsidiary Loan Party (other than a PropCo Guarantor), provided any Collateral so transferred pursuant to this clause (ii) shall remain Collateral subject to valid and perfected Liens in favor of the Collateral Agent;

(e)                                  the liquidation or dissolution or change in form of entity of any Restricted Subsidiary of ~~the~~a Borrower if a Responsible Officer of ~~the~~such Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of ~~the~~such Borrower and is not materially disadvantageous to the Lenders; ~~or~~

(f)                                   the merger, consolidation or amalgamation of any Restricted Subsidiary with or into any other Person in order to effect a Permitted Investment so long as the continuing or surviving Person will be a Subsidiary Loan Party if the merging, consolidating or amalgamating Subsidiary was a Subsidiary Loan Party and which, together with each of its Subsidiaries, shall have complied with the requirements of Section 5.10; or

(g)                                 the liquidation or dissolution of (i) any Immaterial Subsidiary or (ii) in the event that none of the Notes PropCo Assets constitute Non-Mortgageable Leases, Notes PropCo;

(2)                                 any sale, transfer or other disposition if:

(a)                                 the Net Cash Proceeds therefrom are to be applied in accordance with Section 2.08(1);

(b)                                 at least 75% of the consideration therefor is in the form of cash and Cash Equivalents; and

(c)                                  such sale, transfer or disposition is made for fair market value (as determined by a Responsible Officer of the Lead Borrower in good faith);

provided that each of the following items will be deemed to be cash for purposes of this Section 6.05(2):

(i)                                     any liabilities of the ~~Borrower~~Borrowers or the Restricted Subsidiaries (as shown on the most recent Required Financial Statements or in the notes thereto)~~,~~ (other than liabilities that are ~~by their terms subordinated in right of payment to the Obligations,~~Junior Financing) that are assumed by the transferee with respect to the applicable disposition and for which the ~~Borrower~~Borrowers and the Restricted Subsidiaries have been validly released by all applicable creditors in writing; and

(ii)                                  any securities received by the ~~Borrower~~Borrowers or any Restricted Subsidiary from such transferee that are converted by the ~~Borrower~~Borrowers or such Restricted Subsidiary into cash (to the extent of the cash received) within ~~180~~90 days following the closing of the applicable disposition; ~~and~~

~~(iii)                               any Designated Non-Cash Consideration received in respect of such disposition; provided that the aggregate fair market value of all such Designated Non-Cash Consideration, as determined by a Responsible Officer of the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is then outstanding, does not exceed the greater of (A) $125.0 million and (B) 1.50% of Consolidated Total Assets as of the date any such Designated Non-Cash Consideration is received, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;~~

(3)                                 (a) the purchase and sale of inventory in the ordinary course of business, (b) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business, (c) the sale of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business or (d) the disposition of Cash Equivalents (or Investments that were Cash Equivalents when made);

(4)                                 Sale and Lease-Back Transactions permitted by Section 6.03;

(5)                                 Investments permitted by Section 6.04, Permitted Liens, and Restricted Payments permitted by Section 6.06;

(6)                                 the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(7)                                 Permitted Acquisitions, including any merger, consolidation or amalgamation in order to effect a Permitted Acquisition; provided that following any such merger, consolidation or amalgamation:

(a)                                 involving ~~the~~a Borrower, ~~the~~such Borrower is the surviving corporation;

~~(b)                                 at least 75% of the consideration therefor is in the form of cash and Cash Equivalents or exchanged for other assets of comparable or greater market value or usefulness to the business of the Borrower and the Restricted Subsidiaries, taken as a whole, and the Net Cash Proceeds therefrom are applied in accordance with Section 2.08(1); and~~

(b)                                 ~~(c)~~ involving a Foreign Subsidiary, the surviving or resulting entity is a Wholly Owned Subsidiary;

(8)                                 leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business;

(9)                                 sales, licenses, transfers, abandonments, allowances to lapse or other dispositions of Intellectual Property (as defined in the Collateral Agreement) that is immaterial or no longer useful or necessary in the operation of the business of the Borrowers or such Restricted Subsidiary, as determined by a Responsible Officer of the Lead Borrower reasonably and in good faith;

(10)                          sales, leases or other dispositions of inventory of the ~~Borrower~~Borrowers or any Restricted Subsidiary determined by the management of the ~~Borrower~~Borrowers to be no longer useful or necessary in the operation of the business of the ~~Borrower~~Borrowers or such Restricted Subsidiary, as determined by a Responsible Officer of the Lead Borrower reasonably and in good faith;

(11)                          ~~(10)~~ acquisitions and purchases made with Below Threshold Asset Sale Proceeds;

(12)                          ~~(11)~~ to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the ~~Borrower~~Borrowers or any Restricted Subsidiary that is not in contravention of Section 6.08; provided that to the extent the property being transferred constitutes Term/Note Priority Collateral, such replacement property will constitute Term/Note Priority Collateral; ~~or~~

(13)                          ~~(12)~~ any sale, transfer or other disposition, in a single transaction or a series of related transactions, of any asset or assets having a fair market value, as determined by a Responsible Officer of the Lead Borrower reasonably and in good faith, of not more than $~~10.0~~5.0 million;

(14)                          any sale, transfer or other disposition made to consummate any Real Property monetization or financing transaction consummated after the Amendment No. 2 Effective Date the Net Cash Proceeds of which are applied in accordance with Section 2.07(3); or

(15)                          any sale, transfer or other disposition made in connection with, and for the sole purpose of the implementation of, the Recapitalization Transactions.

To the extent any Collateral is disposed of in a transaction expressly permitted by this Section 6.05 to any Person other than Holdings, the ~~Borrower~~Borrowers or any Guarantor, such Collateral will be free and clear of the Liens created by the Loan Documents, and the Administrative Agent will take, and each Lender hereby authorizes the Administrative Agent to take, any actions reasonably requested by the Lead Borrower in order to evidence the foregoing, in each case, in accordance with Section 10.18.

SECTION 6.06.                                   Restricted Payments.  Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), directly or indirectly, whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the Person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”) other than:

(1)                                 ~~the making of anyfdispo Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Borrower) of, Equity Interests of the Borrower (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Borrower, other than~~

~~(a) Excluded Contributions, (b) Cure Amounts and (c) any such proceeds that are used prior to the date of determination to (i) make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(15) or a payment in respect of Junior Financing under Section 6.09(2)(a), in each case utilizing the Available Amount, (ii) make a Restricted Payment under Section 6.06(2)(b) or (iii) incur Contribution Indebtedness;~~[reserved];

(2)                                 Restricted Payments to any Parent Entity the proceeds of which are used to purchase, retire, redeem or otherwise acquire, or to any Parent Entity for the purpose of paying to any other Parent Entity to purchase, retire, redeem or otherwise acquire, the Equity Interests of such Parent Entity (including related stock appreciation rights or similar securities) held directly or indirectly by then present or former directors, consultants, officers, employees, managers or independent contractors (collectively, “Related Persons”) of Holdings, the ~~Borrower~~Borrowers or any of the Restricted Subsidiaries or any Parent Entity or their estates, heirs, family members, spouses or former spouses (including for all purposes of this clause (2), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided that the aggregate amount of such purchases or redemptions may not exceed:

(a)                                 $~~30.0~~20.0 million in any fiscal year ~~(with any unused amounts in any fiscal year being carried over to the next three succeeding fiscal years); plus~~ for purchases or redemptions from Persons that are current Related Persons at the time of such purchase or redemption; plus

(b)                                 $5.0 million in the aggregate from the Amendment No. 2 Effective Date for purchases or redemptions from former Related Persons; plus

(c)                                  ~~(b)~~ the amount of net cash proceeds contributed to the Lead Borrower that were received by any Parent Entity since the ~~Closing~~Amendment No. 2 Effective Date from sales of Equity Interests of any Parent Entity to directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, the ~~Borrower~~Borrowers or any Restricted Subsidiary in connection with permitted employee compensation and incentive arrangements~~, other than (a) Excluded Contributions, (b) Cure Amounts and (c) any such proceeds that are used prior to the date of determination to (1) make an Investment under Section 6.04(3), a Restricted Payment under Section 6.06(15) or a payment in respect of Junior Financing under Section 6.09(2)(a), in each case utilizing the Available Amount, (2) make a Restricted Payment under Section 6.06(1) or (3) incur Contribution Indebtedness~~; plus

(d)                                 ~~(c)~~ the amount of net proceeds of any key man life insurance policies received during such fiscal year; plus

(e)                                  ~~(d)~~ the amount of any bona fide cash bonuses otherwise payable (but not actually paid) to directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, the ~~Borrower~~Borrowers or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests~~, the fair market value of which is equal to or~~

~~less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year~~;

and provided, further, that cancellation of Indebtedness owing to the ~~Borrower~~Borrowers or any Restricted Subsidiary from directors, consultants, officers, employees, managers or independent contractors of any Parent Entity, the ~~Borrower~~Borrowers or any Restricted Subsidiary in connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a Restricted Payment;

(3)                                 ~~Restricted Payments to consummate the Transactions or to pay any amounts pursuant to the Merger Agreement;~~[reserved];

(4)                                 ~~at any time after the consummation of a Qualified IPO, Restricted Payments in an amount equal to 6.0% per annum of the net cash proceeds received from any public sale of the Equity Interests of the Borrower or any Parent Entity that are contributed to the Borrower;~~[reserved];

(5)                                 Restricted Payments to any Parent Entity that files, or to any Parent Entity for the purpose of paying to any other Parent Entity that files, a consolidated U.S. federal or combined or unitary state tax return that includes the ~~Borrower~~Borrowers and the Subsidiaries (or the taxable income thereof), or to any Parent Entity that is a partner or a sole owner of the Lead Borrower in the event ~~the~~any Borrower is treated as a partnership or a “disregarded entity” for U.S. federal income tax purposes, in each case, in an amount not to exceed the amount that ~~the~~such Borrower and its Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such fiscal year if ~~the~~such Borrower and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group)~~; provided~~ (such amounts, plus any cash actually distributed by an Unrestricted Subsidiary for such period pursuant to the second proviso below, the “Tax Amount”); provided that any amounts paid pursuant to this clause (5) shall actually be used by a Parent Entity to pay taxes to an applicable taxing authority; provided further that Restricted Payments will be permitted in respect of the income of an Unrestricted Subsidiary only to the extent of the amount of cash distributed to the ~~Borrower~~Borrowers or any Restricted Subsidiary by such Unrestricted Subsidiary  for such purpose; provided further that amounts paid under this clause (5) and taken together with any amounts paid in respect of federal, state or local Taxes under clause (16) of Section 6.07 shall not exceed the Tax Amount for any applicable year;

(6)                                 Restricted Payments to permit any Parent Entity to:

(a)                                 pay operating, overhead, legal, accounting and other professional fees and expenses (including directors’ fees and expenses and administrative, legal, accounting, filings and similar expenses), in each case to the extent related to its separate existence as a holding company or to its ownership of the ~~Borrower~~Borrowers and the Restricted Subsidiaries~~;~~ , but not, for the avoidance of doubt, any costs, fees and expenses for, or directly allocable to, the MYT Entities, or in respect of any litigation related thereto (other than litigation for defense of Claims brought against any Parent Entity which may be covered so long as reasonably related to the Loan Parties and their respective Subsidiaries; for the avoidance of doubt, prosecution of defamation or similar claims and defense against claims of wrongful disclosures by a Parent Entity shall not be paid for, directly or indirectly, by any Restricted Payment to a Parent Entity), subject to reasonable pro-ration of joint services, costs, fees and expenses;

(b)                                 pay fees and expenses related to any public offering or private placement of debt or equity securities of, or incurrence of any Indebtedness by, any Parent Entity or any Permitted Investment, whether or not consummated, to the extent the proceeds of any of the foregoing transactions are contributed to the Borrowers;

(c)                                  pay franchise taxes and other fees, income or other taxes and expenses in connection with any Parent Entity’s ownership of any Restricted Subsidiary or the maintenance of its legal existence;

(d)                                 make payments under transactions permitted under Section 6.07 (other than Section 6.07(8)) ~~or Article VII~~, in each case to the extent such payments are due at the time of such Restricted Payment; or

(e)                                  pay customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of any Parent Entity to the extent related to its ownership of the ~~Borrower~~Borrowers and the Restricted Subsidiaries, but not, for the avoidance of doubt, any indemnities, costs, fees and expenses for, or directly allocable to, the MYT Entities, or in respect of any litigation related thereto (other than litigation for defense of Claims brought against any Parent Entity which may be covered so long as reasonably related to the Loan Parties and their respective Subsidiaries; for the avoidance of doubt, prosecution of defamation or similar claims and defense against claims of wrongful disclosures by a Parent Entity shall not be paid for, directly or indirectly, by any Restricted Payment to a Parent Entity), incurred after the Amendment No. 2 Effective Date, subject to reasonable pro-ration of joint services, indemnities, costs, fees and expenses;

(7)                                 non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8)                                 Restricted Payments to allow any Parent Entity to make, or to any Parent Entity for the purpose of paying to any other Parent Entity to make, payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person, in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of Equity Interests;

(9)                                 ~~so long as no Event of Default is continuing, Restricted Payments to any Parent Entity for the purpose of paying (a) monitoring, consulting, management, transaction, advisory, termination or similar fees payable to any Sponsor in accordance with the Management Agreement in an amount not to exceed amounts payable pursuant to the Management Agreement (it being understood that any amounts that are not paid due to the existence of an Event of Default shall accrue and may be paid when the applicable Event of Default ceases to exist or is otherwise waived) and (b) indemnities, reimbursements and reasonable and documented out-of-pocket fees and expenses of any Sponsor;~~ Restricted Payments to any Parent Entity for the purpose of paying indemnities of, and reimbursement of reasonable and documented out-of-pocket fees and expenses to Sponsors, in each case incurred in connection with the provision by Sponsors of bona fide services (including such services provided under the Management Agreement) to any Parent Entity for the benefit of Holdings and its Subsidiaries and not, for the avoidance of doubt, in respect of MYT Entities, the MyTheresa Distribution or any litigation related thereto (other than litigation for defense of

Claims brought against any Parent Entity which may be covered so long as reasonably related to the Loan Parties and their respective Subsidiaries; for the avoidance of doubt, prosecution of defamation or similar claims and defense against claims of wrongful disclosures by a Parent Entity shall not be paid for, directly or indirectly, by any Restricted Payment to a Parent Entity), subject to reasonable pro-ration of joint services, indemnities, fees, costs and expenses; or

(10)                          Restricted Payments to the ~~Borrower~~Borrowers or any Restricted Subsidiary (or, in the case of non-Wholly Owned Subsidiaries, to the ~~Borrower~~Borrowers and to each other owner of Equity Interests of such Restricted Subsidiary on a pro rata basis (or more favorable basis from the perspective of the ~~Borrower~~Borrowers or such Restricted Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a Person that is not the ~~Borrower~~Borrowers or a Restricted Subsidiary is permitted under Section 6.04);

(11)                          [reserved]; or

(12)                          ~~(11)~~ Restricted Payments ~~to any Parent Entity to finance, or to any Parent Entity for the purpose of paying to any other Parent Entity to finance, any Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such Parent Entity causes (i) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or any Restricted Subsidiary of the Borrower or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 6.05) of the Person formed or acquired into the Borrower or any Restricted Subsidiary of the Borrower in order to consummate such Permitted Investment, in each case, in accordance with the requirements of Section 5.10;~~ of the MyTheresa Assets (or the net cash proceeds received from a sale of the MyTheresa Assets or the MYT Entities) in the event the MyTheresa Assets (or proceeds from such sale) are contributed to Holdings or any of its Subsidiaries on or after the Amendment No. 2 Effective Date to the extent that the MyTheresa Assets (or such proceeds) are required to be distributed in accordance with any settlement, judgment, court order or other resolution of a Claim, Cause of Action or litigation with respect to the MyTheresa Distribution or the MyTheresa Designation, subject to (i) restoration of all terms set forth in the MYT Holdco Preferred Series A Certificate, (ii) compliance by the MYT Entities with all of the MYT Covenants (as defined in the Offering Circular), and (iii) the automatic release of any pledges or Liens on the Contributed MYT Equity Interests contemplated by the definition of “Unrestricted Subsidiary”.

~~(12)                          the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;~~

~~(13)                          Restricted Payments that are made with Excluded Contributions;~~

~~(14)                          the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or any Restricted Subsidiary by, one or more Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash or Cash Equivalents);~~

~~(15)                          any Restricted Payment in an amount not to exceed the Available Amount on the date such Restricted Payment is made if (a) no Event of Default is continuing immediately prior to making such Restricted Payment or would result therefrom and (b) the Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 after giving effect thereto; or~~

~~(16)                          additional Restricted Payments in an aggregate amount, when taken together with the aggregate amount of payments made with respect to Junior Financings pursuant to Section 6.09(2)(c) and Investments made pursuant to Section 6.04(29) that remain outstanding, not to exceed the greater of (a) $100.0 million and (b) 1.15% of Consolidated Total Assets as of the date any such Restricted Payment is made.~~

SECTION 6.07.                                   Transactions with Affiliates.  Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates in a transaction involving aggregate consideration in excess of $~~15.0~~2.5 million, unless such transaction is ~~(i) otherwise permitted (or required) under this Agreement or (ii)~~ upon terms no less favorable to the ~~Borrower~~Borrowers and the Restricted Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, except that this Section 6.07 will not prohibit:

(1)                                 transactions between or among (a)(i) the ~~Borrower~~Borrowers and the ~~Restricted Subsidiaries~~Subsidiary Loan Parties or (~~b~~ii) the ~~Borrower~~Borrowers and any Person that becomes a ~~Restricted~~ Subsidiary Loan Party as a result of such transaction (including by way of a merger, consolidation or amalgamation in which a Loan Party is the surviving entity)~~;(2)                                          so long as no Event of Default is continuing, payment of management, monitoring, consulting, transaction, oversight, advisory and similar fees and payment of all expenses and indemnification claims, in each case, in accordance with the Management Agreement (it being understood that any amounts that are not paid due to the existence of an Event of Default will accrue and may be paid when the applicable Event of Default ceases to exist or is otherwise waived);~~ and (b) the Borrowers and any Restricted Subsidiary that is not a Subsidiary Loan Party as of the date of the consummation, so long as (i) such transaction is on an arms’ length basis or (ii) involves the sharing of operating, overhead, legal, accounting and other professional fees and expenses (including directors’ fees and expenses and administrative, legal, accounting, filings and similar expenses) in the ordinary course of business;

(2)                                 [reserved];

(3)                                 any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the ~~Borrower~~Borrowers or any Parent Entity in good faith;

(4)                                 loans or advances to employees or consultants of any Parent Entity, the ~~Borrower~~Borrowers or any Restricted Subsidiary in accordance with Section 6.04(2);

(5)                                 the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of any Parent Entity, the ~~Borrower~~Borrowers or any of the Restricted Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the ~~Borrower~~Borrowers and the Restricted

Subsidiaries ~~(which shall be 100% for so long as such Parent Entity owns no assets other than the Equity Interests in the Borrower and assets incidental to the ownership of the Borrower and its Restricted Subsidiaries)~~and subject to reasonable pro-ration of joint services, indemnities, costs, fees and expenses);

(6)                                 the Recapitalization Transactions and transactions pursuant to the Recapitalization Transaction Documents and other transactions, agreements and arrangements in existence on the ~~Closing~~Amendment No. 2 Effective Date and set forth on Schedule ~~6.07~~6.07, or any amendment thereto ~~to the extent such amendment is not adverse to the Lenders in any material respect as determined in good faith by a Responsible Officer of the Borrower~~on arm’s-length terms;

(7)                                 (a) any employment agreements entered into by the ~~Borrower~~Borrowers or any of the Restricted Subsidiaries in the ordinary course of business, (b) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors and (c) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(8)                                 Restricted Payments permitted under Section 6.06, including payments to any Parent Entity;

(9)                                 any purchase by any Parent Entity of the Equity Interests of the ~~Borrower~~Borrowers and the purchase by the ~~Borrower~~Borrowers of Equity Interests in any Restricted Subsidiary;

(10)                          ~~payments to the Sponsors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Borrower, or a majority of the Disinterested Directors of the Borrower, in good faith;~~[reserved];

(11)                          transactions with Restricted Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business and on arm’s length terms;

(12)                          any transaction in respect of which the Lead Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of Holdings or the ~~Borrower~~Borrowers from an accounting, appraisal or investment banking firm, in each case, of nationally recognized standing that is (a) in the good faith determination of the ~~Borrower~~Borrowers qualified to render such letter and (b) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the ~~Borrower~~Borrowers or the Restricted Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate;

(13)                          transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(14)                          the issuance, sale or transfer of Equity Interests of the ~~Borrower~~Borrowers to any Parent Entity and capital contributions by any Parent Entity to the ~~Borrower~~Borrowers (and payment of reasonable out-of-pocket expenses incurred by the Sponsors in connection therewith);

(15)                          the issuance of Equity Interests to the management of Holdings, the ~~Borrower~~Borrowers or any of the Restricted Subsidiaries in connection with the Original Transactions;

(16)                          payments by ~~Holdings~~any Parent Entity, the ~~Borrower~~Borrowers or any of the Restricted Subsidiaries pursuant to tax sharing agreements among ~~Holdings~~any Parent Entity, the ~~Borrower~~Borrowers and any of the Restricted Subsidiaries, which payments would otherwise be permitted under clause (5) of Section 6.06 and shall be subject to the same restrictions as set forth under clause (5) of Section 6.06; provided, that amounts paid under this clause (16) in respect of federal, state or local Taxes taken together with any amounts paid under clause (5) of Section 6.06 shall not exceed the Tax Amount for any applicable year;

(17)                          payments or loans (or cancellation of loans) to employees or consultants that are:

(a)                                 approved by a majority of the Disinterested Directors of Holdings or the ~~Borrower~~Borrowers in good faith;

(b)                                 made in compliance with applicable law; and

(c)                                  otherwise permitted under this Agreement;

(18)                          transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, that are fair to the ~~Borrower~~Borrowers and the Restricted Subsidiaries;

(19)                          ~~transactions between or among the Borrower and the Restricted Subsidiaries and any Person, a director of which is also a director of the Borrower or any Parent Entity, so long as (a) such director abstains from voting as a director of the Borrower or such Parent Entity, as the case may be, on any matter involving such other Person and (b) such Person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity;~~[reserved];

(20)                          ~~transactions pursuant to, and complying with, the provisions of Section 6.01, Section 6.04 or Section 6.05(1);~~ [reserved];

(21)                          the existence of, or the performance by any Loan Party of its obligations under the terms of, any customary registration rights agreement to which a Loan Party or any Parent Entity is a party or becomes a party in the future; and

(22)                          intercompany transactions undertaken in good faith (as certified by a Responsible Officer of the Lead Borrower) for the purpose of improving the consolidated tax efficiency of Holdings and the Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

SECTION 6.08.                                   Business of the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries.  Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by the ~~Borrower~~Borrowers and the Restricted Subsidiaries on the ~~Closing~~Amendment No. 2 Effective Date (after giving effect to the Recapitalization Transactions) and any similar, corollary, related, ancillary, incidental or complementary business or business activities or a reasonable extension, development or expansion thereof or ancillary thereto.

SECTION 6.09.                                   Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc.

(1)                                 amend or modify in any manner materially adverse to the Lenders the articles or certificate of incorporation (or similar document), by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the ~~Borrower~~Borrowers or any Restricted Subsidiary;

(2)                                 make any cash payment or other distribution in cash in respect of, or amend or modify, or permit the amendment or modification of, any provision of, any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposits, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing (subject to Section 6.09(4)); except in the case of this clause (2):

(a)                                 ~~payments in respect of Junior Financings in an amount not to exceed the Available Amount on the date the payments are made if no Event of Default is continuing immediately prior to making such payment or would result therefrom;~~ (i) payments in an amount not to exceed $5.0 million in the aggregate in respect of (a) Senior Notes pursuant to Section 5.10 of the Senior Notes Indentures and/or (b) Third Lien Notes pursuant to the “AHYDO” provisions of the Third Lien Notes Indentures, (ii) for the avoidance of doubt, the redemption of Third Lien Notes in accordance with clause (4)(y) under the MYT Waterfall with the cash or other assets received by in connection with a MYT Secondary Sale, and (iii) the redemption or repurchase of Third Lien Notes Obligations or Second Lien Notes Obligations in accordance with the exercise of the Call Right;

(b)                                 ~~payments in respect of Junior Financings so long as (i) immediately after giving effect to such payment, the Borrower’s Total Net Leverage Ratio is 4.50 to 1.00 or less and (ii) no Event of Default is continuing immediately prior to making such Restricted Payment or would result therefrom;~~ transactions described in clause (4) of this Section in respect of the Senior Notes;

~~(c)                                  additional payments in respect of Junior Financings, when taken together with the aggregate amount of payments made with respect to Investments pursuant to Section 6.04(29) and Restricted Payments pursuant to Section 6.06(16), in an amount not to exceed the greater of (i) $100.0 million and (ii) 1.15% of Consolidated Total Assets as of the date such payment is made;~~

(c)                                  ~~(d)~~  (i) the conversion or exchange of any Junior Financing into or for Equity Interests of any Parent Entity or other Junior Financing and (ii) any payment (other than on account of the Senior Notes or Third Lien Notes, as to which clause (a)(i) shall apply) that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(d)                                 ~~(e)~~ the ~~incurrence of~~refinancing or replacement of any Junior Financing with Permitted Refinancing Indebtedness in respect thereof;

(e)                                  ~~(f)~~ (i) payments of regularly scheduled principal and interest; (ii) mandatory offers to repay, repurchase or redeem (including in connection with the Net Cash Proceeds of Asset

Sales); (iii) mandatory prepayments of principal, premium and interest; ~~and~~ (iv) payments of fees, expenses and indemnification obligations, in each case, with respect to such Junior Financing, in accordance with contractual requirements in effect as of the Amendment No. 2 Effective Date (or with respect to any refinancing, no less favorable in any material respect to the Lenders than those in effect as of the Amendment No. 2 Effective Date; and

(f)                                   ~~(g)~~ payments or distributions in respect of all or any portion of such Junior Financing ~~with the proceeds contributed directly or indirectly to the Borrower by any Parent Entity~~using Available Contribution Proceeds from the issuance, sale or exchange by any Parent Entity of Equity Interests made within 18 months prior thereto; ~~or~~

(3)                                 permit any ~~Material~~Restricted Subsidiary to enter into any agreement or instrument that by its terms restricts (a) with respect to any such ~~Material~~Restricted Subsidiary that is not a Guarantor, Restricted Payments from such ~~Material~~Restricted Subsidiary to the ~~Borrower~~Borrowers or any other Loan Party that is a direct or indirect parent of such ~~Material~~Restricted Subsidiary or (b) with respect to any such ~~Material~~Restricted Subsidiary that is a Guarantor, the granting of Liens by such ~~Material~~Restricted Subsidiary pursuant to the Security Documents; except in the case of this clause (3):

(a)                                 restrictions imposed by applicable law;

(b)                                 contractual encumbrances or restrictions:

(i)                                     under the ABL Loan Documents;

(ii)                                  under the Senior Notes Documents;

(iii)                            under the Secured Notes Documents; or

(iv)                             ~~(iii)~~ under any other agreement relating to Ratio Debt, Indebtedness incurred pursuant to Section 6.01(1), (2), (3), (4), (5), (7), (12), (15), ~~(20),~~ (21), (24) or (27), ~~Indebtedness that is secured on a pari passu basis with Indebtedness under the Loan Documents or~~ Indebtedness under the ABL Credit Agreement, or any Permitted Refinancing Indebtedness in respect thereof, that does not materially expand the scope of any such encumbrance or restriction;

(c)                                  any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Restricted Subsidiary pending the closing of such sale or disposition;

(d)                                 customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(e)                                  any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(f)                                   customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(g)                                  customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(h)                                 customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(i)                                     customary restrictions and conditions contained in any agreement relating to the sale, transfer or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer or other disposition;

(j)                                    customary restrictions and conditions contained in the document relating to any Lien, so long as (i) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(k)                                 customary net worth provisions contained in Real Property leases entered into by Restricted Subsidiaries, so long as a Responsible Officer of the Lead Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the ~~Borrower~~Borrowers and the other Restricted Subsidiaries to meet their ongoing obligations;

(l)                                     any agreement in effect at the time any Person becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary;

(m)                             restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Restricted Subsidiary that is not a Subsidiary Loan Party;

(n)                                 customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(o)                                 restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; or

(p)                                 any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (o) above, so long as such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the ~~Borrower~~Borrowers, not materially more restrictive with respect to such Lien, dividend and other payment restrictions, taken as a whole, than those contained in the Lien, dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(4)                                 repurchase, redeem, retire, repay, Refinance or exchange Remaining Senior Notes Obligations, whether at maturity or otherwise, except in the case of this clause (4):

(a)                                 repurchasing, repaying, exchanging for or refinancing any such Remaining Senior Notes Obligations using the proceeds of Remaining Senior Notes Exchange Indebtedness (including by means of an exchange offer, conversion or modification of the Remaining Senior Notes Obligations to become Remaining Senior Notes Exchange Indebtedness);

(b)                                 repurchasing, repaying, exchanging for or refinancing any such Remaining Senior Notes Obligations using  (i) the common Equity Interests of, or the cash proceeds of common equity sales by, or common equity contributions to, Holdings, or (ii) any non-cash assets contributed, exchanged or sold to Holdings in respect of Holding’s common equity or any cash proceeds received from the sale or disposition of any assets which are contributed to Holdings (including any interests, including Equity Interests of, MYT Holdco so contributed to or purchased by Holdings, or the cash proceeds of which are contributed to Holdings following a sale or disposition of such interests); or

(c)                                  repurchasing or repaying all or any portion of any Remaining Senior Notes Obligations with cash proceeds from any other source not otherwise described in clauses (a) or (b) above, in an aggregate amount, together with any cash payments or other cash distributions made pursuant to Section 2.07(2)(c), not to exceed $60.0 million for the term of this Agreement; provided that the total purchase price or repayment amount of any such Remaining Senior Notes Obligations repurchased or repaid (or any portion of which is repurchased or repaid) pursuant to this clause (c) more than 45 days prior to October 15, 2021 may not be greater than 40% of the aggregate face value of any such Remaining Senior Notes.

ARTICLE VII

Holdings ~~Covenant~~and PropCo Guarantors Covenants

SECTION 7.01.                                   Holdings Covenant.  Holdings will not, so long as this Agreement is in effect and until all Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) have been paid in full, unless the Required Lenders otherwise consent in writing, conduct, transact or otherwise engage in any active trade or business or operations other than through the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries.

The foregoing will not prohibit Holdings from taking actions related to the following (and activities incidental thereto):

(1)                                 its ownership of the Equity Interests of the Lead Borrower;

(2)                                 the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance);

(3)                                 the performance of its obligations with respect to the ABL Facility, the Term ~~Facility,~~Facilities, and other Indebtedness permitted by this ~~Agreement, the Merger Agreement and the other agreements contemplated by the Merger~~ Agreement;

(4)                                 any offering of its common stock or any other issuance of its Equity Interests;

(5)                                 the making of Restricted Payments; provided that Holdings will not be permitted to make Restricted Payments using the cash from the ~~Borrower~~Borrowers or any Subsidiary unless such cash has been dividended or otherwise distributed to Holdings as a permitted Restricted Payment;

(6)                                 the incurrence of Permitted Holdings Debt;

(7)                                 making contributions to the capital or acquiring Equity Interests of its Subsidiaries;

(8)                                 guaranteeing the obligations of the ~~Borrower~~Borrowers and ~~its~~their Subsidiaries;

(9)                                 participating in tax, accounting and other administrative matters as a member or parent of the consolidated group;

(10)                          holding any cash or property (including cash and property received in connection with Restricted Payments made by the ~~Borrower~~Borrowers, but excluding the Equity Interests of any Person other than the ~~Borrower~~Borrowers);

(11)                          providing indemnification to officers and directors;

(12)                          the making of Investments consisting of Cash Equivalents or, to the extent not made for speculative purposes, Investment Grade Securities; and

(13)                          activities incidental to the businesses ~~or~~, activities or operations described above.

SECTION 7.02.                                PropCo Guarantors Covenant.  No PropCo Guarantor will, so long as this Agreement is in effect and until all Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) have been paid in full, unless the Required 2019 Extending Term Lenders otherwise consent in writing, (i) conduct, transact or otherwise engage in any active trade or business or operations other than own interests in, and perform its obligations pursuant to, any Non-Mortgageable Leases (ii) issue, incur or assume any Indebtedness or Guarantee any Indebtedness of another Person, (iii) create, incur, assume or permit to exist any Lien securing Indebtedness or on any property or assets at the time owned by it, (iv) sell, lease, transfer or otherwise dispose of any of its properties or assets or (v) own or acquire any property or assets other than Non-Mortgageable Leases and immaterial assets incident thereto.

The foregoing will not prohibit either PropCo Guarantor from taking actions related to the following (and activities incidental thereto):

(1)                                 the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance);

(2)                                 the performance of its obligations with respect to Permitted PropCo Guaranteed Obligations;

(3)                                 the making of Restricted Payments permitted under Section 6.06;

(4)                                 holding, as applicable, the 2019 Extended Term Loan PropCo Assets and the Notes PropCo Assets and the performance of its obligations with respect to any PropCo Operating License.

(5)                                 participating in tax, accounting and other administrative matters as a member of the consolidated group;

(6)                                 providing indemnification to officers and directors; and

(7)                                 activities incidental to the businesses, activities or operations described above.

ARTICLE VIII

Events of Default

SECTION 8.01.                                   Events of Default.  In case of the happening of any of the following events (each, an “Event of Default”):

(1)                                 any representation or warranty made by Holdings, the ~~Borrower~~Borrowers or any other Loan Party herein or in any other Loan Document or any certificate or document required to be delivered pursuant hereto or thereto proves to have been false or misleading in any material respect when so made;

(2)                                 default is made in the payment of any principal of any Term Loan when and as the same becomes due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise;

(3)                                 default is made in the payment of any interest on any Term Loan or in the payment of any Fee or any other amount due under any Loan Document (other than an amount referred to in clause (2) of this Section 8.01), when and as the same becomes due and payable, and such default continues unremedied for a period of five Business Days;

(4)                                 default is made in the due observance or performance by Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(1), 5.05(1) or 5.08 or in Article VI or Article VII of this Agreement, or in any provision of the 2019 Extension Amendment (in each case solely to the extent applicable to such Person);

(5)                                 default is made in the due observance or performance by Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (2), (3) and (4) of this Section 8.01), in each case solely to the extent applicable to such Person, and such default continues unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Lead Borrower;

(6)                                 (a) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (b) the ~~Borrower~~Borrowers or any Restricted Subsidiary fails to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (6) will not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such event or condition is unremedied and is not waived or cured by the holders of such Indebtedness prior to any acceleration of the Term Loans pursuant to this Section 8.01; provided, further, that the failure to observe or perform a financial maintenance covenant under the ABL Credit Agreement (a “Financial Covenant Default”) shall not in and of itself constitute an Event of Default hereunder until ~~the later of (1) 90 days following the date of such Financial Covenant Default and (2)~~ the date on which the lenders under the ABL Credit Agreement shall have accelerated payment of the ABL Obligations and terminated the commitments with respect thereto or foreclosed upon the collateral securing the ABL Obligations;

and, provided, further, that prior to the time it becomes an Event of Default hereunder, any Financial Covenant Default may be waived, amended, terminated or otherwise modified from time to time in accordance with the ABL Credit Agreement;

(7)                                 a Change in Control occurs;

(8)                                 an involuntary proceeding is commenced or an involuntary petition is filed in a court of competent jurisdiction seeking:

(a)                                 relief in respect of Holdings, ~~the~~any Borrower or any of the ~~Material~~Restricted Subsidiaries, or of a substantial part of the property or assets of Holdings, the ~~Borrower~~Borrowers or any ~~Material~~Restricted Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, ~~receivership~~ or similar law and such proceeding or petition continues undischarged, undismissed or unstayed for 60 calendar days, or an order or decree approving or ordering any of the foregoing is entered;

(b)                                 (b) ~~(b)~~               the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, ~~the~~any Borrower or any of the ~~Material~~Restricted Subsidiaries or for a substantial part of the property or assets of Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary and such appointment occurs and continues undischarged, undismissed or unstayed for 60 calendar days from the date of such appointment; or

(c)                                  (c) ~~(c)~~                 the winding up or liquidation of Holdings, ~~the~~any Borrower or any ~~Material~~Restricted Subsidiary (except, in the case of any ~~Material~~Restricted Subsidiary, in a transaction permitted by Section 6.05) and such proceeding or petition continues undischarged, undismissed or unstayed for 60 calendar days, or an order or decree approving or ordering any of the foregoing is entered;

(9)                                 Holdings, the ~~Borrower~~Borrowers or any ~~Material~~Restricted Subsidiary:

(a)                                 voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law;

(b)                                 consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (8) of this Section 8.01;

(c)                                  applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the ~~Borrower~~Borrowers or any of the ~~Material~~Restricted Subsidiaries or for a substantial part of the property or assets of Holdings, the ~~Borrower~~Borrowers or any ~~Material~~Restricted Subsidiary;

(d)                                 files an answer admitting the material allegations of a petition filed against it in any such proceeding;

(e)                                  makes a general assignment for the benefit of creditors; or

(f)                                   becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

(10)                          the ~~Borrower~~Borrowers or any Restricted Subsidiary fails to pay one or more final judgments aggregating in excess of $50.0 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action is legally taken by a judgment creditor to levy upon assets or properties of the ~~Borrower~~Borrowers or any other Subsidiary Loan Party to enforce any such judgment;

(11)                          (a) a trustee is appointed by a United States district court to administer any Plan or (b) an ERISA Event or ERISA Events occurs with respect to any Plan or Multiemployer Plan, and, in each case, with respect to clauses (a) and (b) above, such event or condition, together with all other such events or conditions, if any, is reasonably expected to have a Material Adverse Effect; or

(12)                          (a) any material provision of any Loan Document ceases to be, or is asserted in writing by Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary not to be, for any reason, a legal, valid and binding obligation of any party thereto, (b) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the ~~Borrower~~Borrowers and the Restricted Subsidiaries on a consolidated basis ceases to be, or is asserted in writing by the ~~Borrower~~Borrowers or any other Loan Party not to be, a valid and perfected security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of validity, perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under a Security Document or to file Uniform Commercial Code continuation statements or take any other action and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent is reasonably satisfied with the credit of such insurer or (c) the Guarantees pursuant to the Security Documents by any Loan Party of any of the Obligations cease to be in full force and effect (other than in accordance with the terms thereof) or are asserted in writing by Holdings, the ~~Borrower~~Borrowers or any other Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations, except in the cases of clauses (a) and (b), in connection with an Asset Sale permitted by this Agreement;

then, (i) upon the occurrence of any such Event of Default (other than an Event of Default with respect to the ~~Borrower~~Borrowers described in clause (8) or (9) of this Section 8.01), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent, at the request of the Required Lenders, will, by notice to the Lead Borrower, take any or all of the following actions, at the same or different times:  (A) declare the Term Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Term Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities (including the Applicable Premium, if applicable) of the ~~Borrower~~Borrowers accrued hereunder and under any other Loan Document, will become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the ~~Borrower~~Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and (B) exercise all rights and remedies granted to it under any Loan Document and all of its rights under any other applicable law or in equity, and (ii) in any event with respect to the ~~Borrower~~Borrowers described in clause (8) or (9) of this Section 8.01, the principal of the Term Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities (including any Applicable Premium) of the ~~Borrower~~Borrowers accrued hereunder and under any other Loan Document, will automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the ~~Borrower~~Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE IX

The Agents

SECTION 9.01.                                   Appointment.

(1)                                 Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements) hereby irrevocably designates and appoints the Administrative Agent as agent of such Lender under this Agreement and the other Loan Documents, as applicable, including as the Collateral Agent for such Lender and the other applicable Secured Parties under the applicable Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.  For the avoidance of doubt, no Borrower shall have liability for the actions of the Administrative Agent pursuant to the immediately preceding sentence.

(2)                                 In furtherance of the foregoing, each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements) hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on the Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In connection therewith, the Administrative Agent (and any Subagents appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Administrative Agent) shall be entitled to the benefits of this Article IX (including Section 9.07) as though the Administrative Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(3)                                 Each Lender (in its capacities as a Lender and on behalf of itself and its Affiliates as potential counterparties to Hedge Agreements) irrevocably authorizes the Administrative Agent, at its option and in its discretion:

(a)                                 to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document

(i)                                     upon ~~termination of the Commitments and~~ payment in full of all Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted);

(ii)                                  that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document; or

(iii)                               if approved, authorized or ratified in writing in accordance with Section 10.08 hereof;

(b)                                 to release any Loan Party from its obligations under the Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder; and

(c)                                  to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(3).

Upon request by the Administrative Agent at any time, the Required Lenders or Required 2019 Extending Term Lenders, as applicable, will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents.

(4)                                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (a) the Administrative Agent (irrespective of whether the principal of any Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the ~~Borrower~~Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents and any Subagents allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(5)                                 The Lenders and each other holder of an Obligation under a Loan Document shall act collectively through the Administrative Agent ~~and, without~~with respect to the Obligations and the Loan Documents. Without limiting the delegation of authority to the Administrative Agent set forth herein, the Required Lenders shall direct the Administrative Agent with respect to the exercise of rights and remedies hereunder and under other Loan Documents (including with respect to alleging the existence or occurrence of, and exercising rights and remedies as a result of, any Default or Event of Default ~~in each case that could be waived with the consent of the Required Lenders~~), and the exercise of rights and remedies with respect to (i) the Recapitalization Transactions (as defined in Section 10.22(7)), (ii) any Released Claim (as defined herein and released pursuant to Section 10.22), (iii) the Term Loans and any securities, notes, or other interests issued pursuant to this Agreement or the Existing Credit Agreement, and (iv) any Collateral with respect to the Obligations. Any such rights and remedies shall not be exercised other than through the Administrative Agent~~; provided that~~. None of the foregoing shall ~~not~~ preclude any Lender from exercising any right of set-off in accordance with the provisions of Section 10.06 or from exercising rights and remedies (other than the enforcement of Collateral) with respect to any payment default after the occurrence of the Maturity Date with respect to any Term Loans made by it.

SECTION 9.02.                                   Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of the agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.  Should any instrument in writing from the ~~Borrower~~Borrowers or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the ~~Borrower~~Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent.  If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 9.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.

SECTION 9.03.                                   Exculpatory Provisions.  None of the Administrative Agent, its Affiliates or any of their respective officers, directors, employees, agents or attorneys-in-fact shall be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such

Person’s own gross negligence or willful misconduct) or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder.  The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (1) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (2) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the ~~Borrower~~Borrowers or any of ~~its~~their Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into:

(1)                                 any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document;

(2)                                 the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith;

(3)                                 the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default;

(4)                                 the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents;

(5)                                 the value or the sufficiency of any Collateral; or

(6)                                 the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 9.04.                                   Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed in good faith by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed in good faith by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to any Borrowing that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to such Borrowing.  The Administrative Agent may consult with legal counsel (including counsel to Holdings or the ~~Borrower~~Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.  The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or the Required 2019 Extending Term Lenders, as applicable (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or the Required 2019 Extending Term Lenders, as applicable (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.

SECTION 9.05.            Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, Holdings or the Lead Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.”  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 9.06.            Non-Reliance on Agents and Other Lenders.  Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Agents that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Term Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 9.07.            Indemnification.  The Lenders agree to indemnify each Agent (to the extent not reimbursed by the ~~Borrower~~Borrowers and without limiting the obligation of the ~~Borrower~~Borrowers to do so), in the amount of its pro rata share (based on its aggregate outstanding Term Loans) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Term Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Original Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct.  The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender’s ratable share of such amount.  The agreements in this Section 9.07 shall survive the payment of the Term Loans and all other amounts payable hereunder.

SECTION 9.08.            Agent in Its Individual Capacity.  Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent.  With respect to its Term Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 9.09.            Successor Agent.  The Administrative Agent (i) may resign as Administrative Agent upon ten days’ notice to the Lenders and the Lead Borrower or (ii) if so directed by the Required Lenders, shall resign, upon ten days’ prior written notice (or such shorter period as agreed to by the Required Lenders and Lead Borrower) by the Required Lenders to the Administrative Agent and the Lead Borrower.  If the Administrative Agent resigns as the Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint ~~from among the Lenders~~ a successor agent for the Lenders, which successor agent shall (unless a Specified Event of Default shall have occurred and be continuing, or unless such successor agent is Cortland Capital Markets, Wilmington Trust, N.A. or Ankura Trust Company, LLC or any of their respective Affiliates) be subject to approval by the Lead Borrower (which approval shall not be unreasonably withheld ~~or delayed~~, conditioned or delayed) and following such approval, the Borrowers shall use commercially reasonable efforts to cause such successor agent to accept such appointment (including by paying customary agency fees to such successor agent)), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the reference to the resigning Administrative Agent means such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Term Loans.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 10 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  If no successor agent has accepted appointment as Administrative Agent by the date that is ten days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation will nevertheless thereupon become effective, and the Required Lenders will thereafter perform all the duties of such Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent, which shall (unless a Specified Event of Default shall have occurred and be continuing or unless such successor agent is Cortland Capital Markets, Wilmington Trust, N.A. or Ankura Trust Company, LLC or any of their respective Affiliates) be subject to approval by the ~~Borrower~~Borrowers (which approval shall not be unreasonably withheld or delayed).  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

SECTION 9.10.            Arrangers and Co-Managers.  None of the Arrangers or Co-Managers will have any duties, responsibilities or liabilities hereunder in their respective capacities as such.

ARTICLE X

Miscellaneous

SECTION 10.01.         Notices; Communications.

(1)                                 Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.01(2)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:

(a)                                 if to any Loan Party or the Administrative Agent, to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 10.01; and

(b)                                 if to any other Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire.

(2)                                 Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(3)                                 Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices sent by facsimile shall be deemed to have been given when sent and confirmation of transmission received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 10.01(2) shall be effective as provided in such Section 10.01(2).

(4)                                 Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(5)                                 Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (a) on which the Lead Borrower posts such documents or provides a link thereto on the ~~Borrower’s~~Borrowers’ website on the Internet at the website address listed on Schedule 10.01 or (b) on which such documents are posted on the ~~Borrower’s~~Borrowers’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Lead Borrower shall notify the Administrative Agent (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that, upon reasonable request by the Administrative Agent, the Lead Borrower shall also provide a hard copy to the Administrative Agent of any such document; provided, further, that nay documents posted for which a link is provided after normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for such recipient.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 10.02.         Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document will be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Term Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid ~~and so long as the Commitments have not been terminated~~.  Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.12, 2.14 and 10.05) shall survive the payment in full of the principal and interest hereunder and the termination of ~~the Commitments or~~ this Agreement.

SECTION 10.03.         Binding Effect.  This Agreement shall become effective when ~~it~~the 2019 Extension Amendment has been executed by Holdings, ~~Merger Sub~~the Borrowers and the Administrative Agent and when the Administrative Agent has received copies ~~hereof~~thereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the ~~Borrower~~Borrowers, the other Loan Parties, each Agent, each Lender and their respective permitted successors and assigns.

SECTION 10.04.         Successors and Assigns.

(1)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (a) the ~~Borrower~~Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the ~~Borrower~~Borrowers without such consent shall be null and void)~~, except to the Company pursuant to the Merger~~, and (b) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (3) of this Section 10.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(2)                                 (a) Subject to the conditions set forth in paragraph (2)(b) of this Section 10.04 (and, with respect to an assignment to ~~Holdings, the Borrower, any Subsidiary or any of their respective Affiliates~~any Affiliated Lender, subject to the limitations set forth in Section 10.04(10) ~~or 10.04(14), as applicable~~), any Lender may assign to one or more assignees (other than a natural person ~~or a Defaulting Lender~~) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(i)                                     the Lead Borrower; provided that no consent of the Lead Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other Person; provided, further, that such consent shall be deemed to have been given if the Lead Borrower has not responded within ten Business Days after delivery of a written request therefor by the Administrative Agent; and

(ii)                                  the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

(b)                                 Assignments shall be subject to the following additional conditions:

(i)                                     except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Term Loans, the amount of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million, unless each ~~of the~~ Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the ~~Borrower~~Borrowers shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds being treated as one assignment for purposes of meeting the minimum assignment amount requirement), if any;

(ii)                                  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(iii)                               the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.14; and

(iv)                              the ~~Assignor~~assignor shall deliver to the Administrative Agent any Note issued to it with respect to the assigned Term Loan.

For the purposes of this Section 10.04, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(c)                                  Subject to acceptance and recording thereof pursuant to paragraph (2)(e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such Assignment and Acceptance).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (4) of this Section 10.04 to the extent such participation would be permitted by such Section 10.04(4).

(d)                                 The Administrative Agent, acting for this purpose as the Administrative Agent of the ~~Borrower~~Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount (and stated interest with respect thereto) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the ~~Borrower~~Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the ~~Borrower~~Borrowers and any Lender (solely with respect to such Lender’s Term Loans) at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, any Note outstanding with respect to the assigned Term Loan, the processing and recordation fee referred to in paragraph (2)(b)(ii) of this Section 10.04 and any written consent to such assignment required by paragraph (2) of this Section 10.04, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (2)(e).

(3)                                 By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

(a)                                 such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim;

(b)                                 except as set forth in clause (a) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary or the performance or observance by Holdings, the ~~Borrower~~Borrowers or any Restricted Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;

(c)                                  the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

(d)                                 the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Required Financial Statements delivered pursuant to Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(e)                                  the Assignee will independently and without reliance upon the Administrative Agent or the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(f)                                   the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and

(g)                                  the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(4)                                 (a) Any Lender may, without the consent of the Administrative Agent or, subject to Section 10.04(8), the ~~Borrower~~Borrowers, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Term Loans owing to it); provided that

(i)                                     such Lender’s obligations under this Agreement shall remain unchanged;

(ii)                                  such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and

(iii)                               the ~~Borrower~~Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents ~~and~~, to approve any amendment, modification or waiver of any provision of this

Agreement and the other Loan Documents, and to exercise any right or remedy with respect to the Term Loans and any securities, notes, or other interests issued pursuant to this Agreement or the Existing Credit Agreement, and any Collateral; provided that (A) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.04(1)(a) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 10.08(2) and (2) directly affects such Participant and (B) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant.  Subject to clause (4)(b) of this Section 10.04, the ~~Borrower agrees~~Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (2) of this Section 10.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.15(3) as though it were a Lender.  Any Participant that seeks to receive the foregoing benefits under Sections 2.12, 2.13, 2.14 or 10.06 must act through the Lender that sold the participation to the Participant, and such Lender must comply with all other requirements for seeking such benefits, including complying with Section 9.01(5) of this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the ~~Borrower~~Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.  Each Lender shall indemnify the Loan Parties for any Taxes (including any additions to Tax) attributable to or resulting from such Lender’s failure to comply with the provisions of this Section 10.04(4)(a) relating to the maintenance of a Participant Register.

(b)                                 A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent.  A Participant shall not be entitled to the benefits of Section 2.14 to the extent such Participant fails to comply with Section 2.14(5) as though it were a Lender.

(5)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(6)                                 The ~~Borrower~~Borrowers, upon receipt of written notice from the relevant Lender, ~~agrees~~agree to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (5) of this Section 10.04.

(7)                                 If the ~~Borrower~~Borrowers wishes to replace the Term Loans with ones having different terms, ~~it~~they shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders, instead of prepaying the Term Loans to be replaced, to (a) require the Lenders to assign such Term Loans to the Administrative Agent or its designees and (b) amend the terms thereof in accordance with Section 10.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 10.08(4)).  Pursuant to any such assignment, all Term Loans to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Term Loans were being optionally prepaid), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 10.05(2).  By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the Term Loans pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith.  The provisions of this paragraph (7) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(8)                                 Notwithstanding the foregoing, no assignment may be made or participation sold to a Disqualified Institution without the prior written consent of the ~~Borrower~~Borrowers; provided that, in connection with a participation, the Lenders shall have received a list of the Disqualified Institutions prior to the execution of such participation right.

(9)                                 Notwithstanding anything to the contrary contained herein, no Non-Debt Fund Affiliate shall have any right to:

(a)                                 attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of Holdings or the ~~Borrower~~Borrowers are not then present;

(b)                                 receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available to the ~~Borrower~~Borrowers or ~~its~~their representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to this Agreement); or

(c)                                  make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents in the absence, with respect to any such Person, of the gross negligence, bad faith (including a material breach of obligations under the Loan Documents) or willful misconduct by such Person and its Related Parties (as determined by a court of competent jurisdiction by final and non-appealable judgment).

(10)                          Notwithstanding anything to the contrary contained herein, any Lender may assign all or any portion of its Term Loans hereunder to any Person who, after giving effect to such assignment, would be an Affiliated Lender; provided that:

(a)                                 such assignment shall be made pursuant to (i) an open market purchase (including, for the avoidance of doubt, any purchase made during the initial syndication of the Term Loans) on a non-pro rata basis or (ii) a Dutch Auction open to all Lenders of the applicable Class on a pro rata basis;

(b)                                 in the case of an assignment to a Non-Debt Fund Affiliate, the assigning Lender and such Non-Debt Fund Affiliate purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit E (a “Non-Debt Fund Affiliate Assignment and Acceptance”) in lieu of an Assignment and Acceptance;

(c)                                  in the case of an assignment to a Non-Debt Fund Affiliate, at the time of such assignment and after giving effect to such assignment, Non-Debt Fund Affiliates shall not, in the aggregate, hold Term Loans (and participating interests in Term Loans) with an aggregate principal amount in excess of 30.0% of the principal amount of all Term Loans (including, for the avoidance of doubt, any ~~Incremental Term Loans,~~ Other Term Loans or Extended Term Loans, if any) then outstanding;

(d)                                 in the case of an assignment to a Non-Debt Fund Affiliate, each Non-Debt Fund Affiliate shall at each of the time of its execution of a written trade confirmation in respect of, and at the time of consummation of, such assignment either (i) make a No MNPI Representation or (ii) if it is not able to make the No MNPI Representation, inform the assignor and the assignor will deliver to such Non-Debt Fund Affiliate customary written assurance that it is a sophisticated investor and is willing to proceed with the assignment;

(e)                                  no proceeds from revolving loans under the ABL Credit Agreement shall be used to fund any such purchases; and

(f)                                   in the case of an assignment to a Non-Debt Fund Affiliate, if such Non-Debt Fund Affiliate subsequently assigns the Term Loans acquired by it in accordance with this Section 10.04(10), such Non-Debt Fund Affiliate shall at the time of such assignment of such Term Loans held by it either (i) affirm the No MNPI Representation or (ii) if it is not able to affirm the No MNPI Representation, inform the assignee and the assignee will deliver to such Non-Debt Fund Affiliate customary written assurance that it is a sophisticated investor and is willing to proceed with the assignment.

(11)                          To the extent not previously disclosed to the Administrative Agent, the ~~Borrower~~Borrowers shall, upon reasonable request of the Administrative Agent (but not more frequently than once per calendar quarter), report to the Administrative Agent the amount and Class of Term Loans held by Non-Debt Fund Affiliates and the identity of such holders.  Notwithstanding the foregoing, any Affiliated Lender shall be permitted to contribute any Term Loan so assigned to such Affiliated Lender pursuant to this Section 10.04(11) to Holdings or any of the Restricted Subsidiaries for purposes of cancellation, which contribution may be made, subject to Section 6.07, in exchange for Equity Interests (other than Disqualified Stock) of any Parent Entity or Indebtedness of the ~~Borrower~~Borrowers to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.01 at such time; provided that any Term Loans so contributed shall be automatically and permanently canceled upon the effectiveness of such contribution and will thereafter no longer be outstanding for any purpose hereunder.

(12)                          Notwithstanding anything in Section 10.04 or the definition of “Required Lenders” or “Required 2019 Extending Term Lenders” to the contrary, for purposes of determining whether the Required Lenders, all affected Lenders or all Lenders have:

(a)                                 consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom;

(b)                                 otherwise acted on any matter related to any Loan Document; or

(c)                                  directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document (collectively, “Required Lender Consent Items”):

(i)                                     a Non-Debt Fund Affiliate shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Non-Debt Fund Affiliates, unless such Required Lender Consent Item requires the consent of each Lender or each affected Lender or the result of such Required Lender Consent Item would reasonably be expected to deprive such Non-Debt Fund Affiliate of its pro rata share (compared to Lenders which are not Non-Debt Fund Affiliates) of any payments to which such Non-Debt Fund Affiliate is entitled under the Loan Documents without such Non-Debt Fund Affiliate providing its consent or such Non-Debt Fund Affiliate is otherwise adversely affected thereby compared to ~~Term Loan~~ Lenders which are not Non-Debt Fund Affiliates (in which case for purposes of such vote such Non-Debt Fund Affiliate shall have the same voting rights as other ~~Term Loan~~ Lenders which are not Non-Debt Fund Affiliates); and

(ii)                                  Term Loans held by Debt Fund Affiliates may not account for more than 49.9% of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.04.

(13)                          Additionally, the Loan Parties and each Non-Debt Fund Affiliate hereby agree that, and each Non-Debt Fund Affiliate Assignment and Acceptance by a Non-Debt Fund Affiliate shall provide a confirmation that, if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and each Non-Debt Fund Affiliate shall consent) to provide that the vote of any Non-Debt Fund Affiliate (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Non-Debt Fund Affiliate’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations or claims held by such Non-Debt Fund Affiliate in a manner that is less favorable to such Non-Debt Fund Affiliate than the proposed treatment of the Term Loans or claims held by Lenders that are not Affiliates of the ~~Borrower.~~

~~(14)                          Notwithstanding anything to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Purchasing Borrower Party; provided that:~~

~~(a)                                 the assigning Lender and the Purchasing Borrower Party purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent a Non-Debt Fund Affiliate Assignment and Acceptance in lieu of an Assignment and Acceptance;~~

~~(b)                                 such assignment shall be made pursuant to (i) an open market purchase (including, for the avoidance of doubt, any purchase made during the initial syndication of the Term Loans) on a non-pro rata basis or (ii) a Dutch Auction open to all Lenders of the applicable Class on a pro rata basis;~~

~~(c)                                  any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;~~

~~(d)                                 at the time of and immediately after giving effect to any such purchase, no Event of Default shall exist;~~

~~(e)                                  the applicable Purchasing Borrower Party shall at each of the time of its execution of a written trade confirmation in respect of, and at the time of consummation of, such assignment either (i) make a No MNPI Representation or (ii) if it is not able to make the No MNPI Representation, inform the assignor and the assignor will deliver to such Non-Debt Fund Affiliate customary written assurance that it is a sophisticated investor and is willing to proceed with the assignment; and(f)               the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 10.04(14) and each principal repayment installment with respect to the Term Loans of such Class shall be reduced pro rata by the aggregate principal amount of Term Loans purchased~~Borrowers.

SECTION 10.05.         Expenses; Indemnity.

(1)                                 If the Recapitalization Transactions are consummated and the ~~Closing~~Amendment No. 2 Effective Date occurs, the ~~Borrower agrees~~Borrowers agree to pay all reasonable, documented and invoiced out-of-pocket expenses incurred by the Administrative Agent and the ~~Arrangers~~Term Loan Steering Committee (as defined in the TSA) in connection with the preparation of this Agreement and the other Loan Documents (including as to post-closing matters), or by the Administrative Agent (and, in the case of enforcement of this Agreement, each Lender) in connection with the preparation, execution and delivery, amendment, modification, waiver or enforcement of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the ~~Borrower~~Borrowers or provided for in this Agreement) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable, documented and invoiced fees, charges and disbursements of a single counsel for the Administrative Agent and ~~the Arrangers (which shall be Cravath, Swaine & Moore LLP)~~a separate single counsel for the Required 2019 Extending Term Lenders, one firm of local counsel for the Administrative Agent in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of any actual or perceived conflict of interest, one additional firm of counsel for the Administrative Agent, the ~~Arrangers~~Required 2019 Extending Term Lenders and, in the case of enforcement of this Agreement, the Lenders.

(2)                                 ~~The~~Each Borrower agrees to indemnify the Administrative Agent, each Arranger, each Lender, each of their respective Affiliates and each of their respective directors, officers, employees, agents, advisors, controlling Persons, equityholders, partners, members and other representatives and each of their respective successors and permitted assigns (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented and invoiced out-of-pocket fees and expenses (limited to reasonable and documented legal fees of a single firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Lead Borrower of such conflict and thereafter retains its own counsel, of an additional counsel for each group of affected Indemnitees similarly situated, taken as a whole)), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of:

(a)                                 the execution or delivery of this Agreement or any other Loan Document, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the ~~Transactions~~Recapitalization Transactions, the MyTheresa Designation, the MyTheresa Distribution, the Nancy Transaction (as defined in Section 10.22) and the other transactions contemplated hereby and thereby;

(b)                                 the use of the proceeds of the Term Loans; or

(c)                                  any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the ~~Borrower~~Borrowers or any of their Restricted Subsidiaries or Affiliates or creditors;

provided that no Indemnitee will be indemnified for any loss, claim, damage, liability, cost or expense to the extent it (i) has been determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (A) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties or (B) a material breach of the obligations of such Indemnitee under the Loan Documents or (ii) relates to any proceeding between or among Indemnitees other than (A) claims against Administrative Agent or Arrangers or their respective Affiliates, in each case, in their capacity or in fulfilling their role as the agent or arranger or any other similar role under the Term Facility (excluding their role as a Lender) to the extent such Persons are otherwise entitled to receive indemnification under this paragraph (2) or (B) claims arising out of any act or omission on the part of Holdings, the ~~Borrower~~Borrowers or their Restricted Subsidiaries.

(3)                                 Subject to and without limiting the generality of the foregoing sentence, the ~~Borrower agrees~~Borrowers agree to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses claims, damages, liabilities and related expenses, including reasonable, documented and invoiced fees, charges and disbursements of one firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel for all Indemnitees taken as a whole) and reasonable, documented and invoiced consultant fees, in each case, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any claim related ~~in any way~~ to Environmental Laws and the ~~Borrower~~Borrowers or any of the Restricted Subsidiaries, or any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any property for which the ~~Borrower~~Borrowers or any Restricted Subsidiaries would reasonably be expected to be held liable under Environmental Laws; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties.

(4)                                 Any indemnification or payments required by the Loan Parties under this Section 10.05 shall not apply with respect to (a) Taxes other than (x) any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim and (y) expenses related to the enforcement of Section 2.14 or (b) Taxes that are duplicative of any indemnification or payments required by the Loan Parties under Section 2.14.

(5)                                 To the fullest extent permitted by applicable law, Holdings and the ~~Borrower~~Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan ~~or~~and the use of the proceeds thereof, the Recapitalization Transactions, the MyTheresa Designation, the MyTheresa Distribution, the Nancy Transaction (as defined in Section 10.22) and the other transactions contemplated hereby and thereby.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(6)                                 The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, ~~the termination of the Commitments and~~ the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.  All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

SECTION 10.06.         Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of Holdings or any Subsidiary Loan Party against any of and all the Obligations of Holdings or any Subsidiary Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the Obligations may be unmatured.  The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may be exercised only at the direction of the Administrative Agent or the Required Lenders.

SECTION 10.07.         Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

SECTION 10.08.         Waivers; Amendment.

(1)                                 No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (2) of this Section 10.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(2)                                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except

(a)                                 as provided in Sections 2.18, 2.19 and 2.20;

(b)                                 in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders; and

(c)                                  in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders;

provided, however, that except as provided in ~~Section~~Sections 2.18, 2.19 and 2.20, no such agreement shall:

(i)                                     decrease, forgive, waive or excuse the principal amount of, or any interest on, or extend the final maturity of, or decrease the rate of interest on, any Term Loan beyond the Maturity Date, without the prior written consent of each Lender directly affected thereby;

(ii)                                  increase or extend the Commitment of any Lender or decrease, forgive, waive or excuse the fees of any Agent without the prior written consent of such Lender or Agent (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitments of any Lender);

(iii)          extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of principal or interest on any Term Loan or any Fee is due, without the prior written consent of each Lender adversely affected thereby;

(iv)                              amend the provisions of Section 2.15(2) or (3) of this Agreement, Section 5.02 of the Collateral Agreement or any analogous provision of any other Loan Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby;

(v)                                 amend or modify the provisions of this Section 10.08 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loans are included on the Closing Date); or

(vi)                              release a material portion of the Collateral, unless pursuant to a transaction permitted by this Agreement, or release any of Holdings, the Borrower or any of the other Subsidiary Loan Parties from their respective Guarantees under the Collateral Agreement, unless, in the case of a Subsidiary Loan Party (other than the Borrower), all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender;

provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent acting as such at the effective date of such agreement, as applicable.  Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any assignee of such Lender.

(3)                                 Without the consent of the Administrative Agent or any Lender, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(4)                                 This Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(5)                                 Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into Incremental Facility Amendments in accordance with Section 2.18, Refinancing Amendments in accordance with Section 2.19, Extension Amendments in accordance with Section 2.20 and Refinancing Amendments, and such Incremental Facility Amendments, Refinancing Amendments, Extension Amendments and Refinancing Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

(6)                                 Notwithstanding the foregoing, any amendment or waiver that by its terms affects the rights or duties of Lenders holding Term Loans or Commitments of a particular Class (but not the Lenders holdings Term Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders.

(7)                                 Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Facilities on substantially the same basis as the Term Loans, as applicable.

(8)                                 Notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any  Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document, and such amendment, modification or supplement shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

SECTION 10.09.         Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.  In no event will the total interest received by any Lender exceed the amount which it could lawfully have received and any such excess amount received by any Lender will be applied to reduce the principal balance of the Term Loans or to other amounts (other than interest) payable hereunder to such Lender, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining will be paid to the ~~Borrower~~Borrowers.

SECTION 10.10.         Entire Agreement.  This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 10.11.         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

SECTION 10.12.         Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.13.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03.  Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be as effective as delivery of a manually signed original.

SECTION 10.14.         Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.15.         Jurisdiction; Consent to Service of Process.

(1)                                 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(2)                                 Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 10.16.         Confidentiality.  Each of the Lenders and each of the Agents agrees (and agrees to cause each of its Affiliates) to use all information provided to it by or on behalf of Holdings, the ~~Borrower~~Borrowers or its Restricted Subsidiaries under the Loan Documents or otherwise in connection with the ~~Merger or the~~Original Transactions and the Recapitalization Transactions solely for the purposes of the transactions contemplated by this Agreement and the other Loan Documents and shall not publish, disclose or otherwise divulge such information (other than information that

(1)                                 has become generally available to the public other than as a result of a disclosure by such party;

(2)                                 has been independently developed by such Lender or the Administrative Agent without violating this Section 10.16; or

(3)                                 was available to such Lender or the Administrative Agent from a third party having, to such Person’s knowledge, no obligations of confidentiality to Holdings, the ~~Borrower~~Borrowers or any other Loan Party);

and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any Person that approves or administers the Term Loans on behalf of such Lender or any numbering, administration or settlement service providers (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except:

(a)                                 to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, in which case such Person agrees, to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure;

(b)                                 as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or any bank accountants or bank regulatory authority exercising examination or regulatory authority, in which case (except with respect to any audit or examination conducted by any such bank accountant or bank regulatory authority) such Person agrees, to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure;

(c)                                  to its parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16);

(d)                                 in order to enforce its rights under any Loan Document in a legal proceeding;

(e)                                  to any pledgee or assignee under Section 10.04(5) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 10.16); and

(f)                                   to any direct or indirect contractual counterparty in Hedge Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16).

Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Institution that constitutes a Disqualified Institution at the time of such disclosure without the Lead Borrower’s prior written consent.

SECTION 10.17.         Platform; Borrower Materials.  ~~The~~Each Borrower hereby acknowledges that (1) the Administrative Agent or the Arrangers will make available to the Lenders materials or information provided by or on behalf of the ~~Borrower~~Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (2) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the ~~Borrower~~Borrowers or ~~its~~their securities) (each, a “Public Lender”).  The ~~Borrower~~Borrowers hereby ~~agrees~~agree that ~~it~~they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that

(a)                                 all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof;

(b)                                 by marking Borrower Materials “PUBLIC,” the ~~Borrower~~Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the ~~Borrower~~Borrowers or ~~its~~their securities for purposes of United States Federal and state securities laws;

(c)                                  all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and

(d)                                 the Administrative Agent and the Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC” unless the ~~Borrower notifies~~Borrowers notify the Administrative Agent that any such document contains MNPI: (1) the Loan Documents, (2) any notification of changes in the terms of the Term Loans, (3) any notification of the identity of Disqualified Institutions and (4) all information delivered pursuant to clauses (1), (2) and (3) of Section 5.04.

SECTION 10.18.         Release of Liens and Guarantees.  In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Loan Party (other than Equity Interests of the Lead Borrower) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, any Liens created by any Loan Document in respect of such Equity Interests or assets shall be automatically released and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the ~~Borrower~~Borrowers and at the ~~Borrower’s~~Borrowers’ expense in connection with the release of any

Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party (other than the Lead Borrower) in a transaction permitted by Section 6.05 (including through merger, consolidation, amalgamation or otherwise) and as a result of which such Subsidiary Loan Party would cease to be a Restricted Subsidiary, such Subsidiary Loan Party’s obligations under the Collateral Agreement shall be automatically terminated and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the ~~Borrower~~Borrowers to terminate such Subsidiary Loan Party’s obligations under the Collateral Agreement.  In addition, the Administrative Agent agrees to take such actions as are reasonably requested by Holdings or the ~~Borrower~~Borrowers and at the ~~Borrower’s~~Borrowers’ expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are paid in full ~~and the Commitments are terminated~~.

SECTION 10.19.         USA PATRIOT Act Notice.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the ~~Borrower~~Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

SECTION 10.20.         Security Documents and Intercreditor Agreements.  (a)  ~~The parties hereto acknowledge and agree that any provision of any Loan Document to the contrary notwithstanding, prior to the discharge in full of all ABL Claims, the Loan Parties shall not be required to act or refrain from acting under any Security Document with respect to the ABL Priority Collateral in any manner that would result in a “Default” or “Event of Default” (as defined in any ABL Loan Document) under the terms and provisions of the ABL Loan Documents.~~  Each Lender hereunder:

(1)                                 consents to the subordination of Liens provided for in the ABL/Term Loan/Notes Intercreditor Agreement and the Junior Lien Intercreditor Agreement;

(2)                                 agrees that it will be bound by and will take no actions contrary to the provisions of the ABL/Term Loan/Notes Intercreditor Agreement or the Junior Lien Intercreditor Agreement; and

(3)                                 authorizes and instructs the Administrative Agent to enter into the ABL/Term Loan/Notes Intercreditor Agreement and the Junior Lien Intercreditor Agreement as Term Loan Agent and on behalf of such Lender.

~~The foregoing provisions are intended as an inducement to the lenders under the ABL Credit Agreement to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.(b)               The parties hereto authorize the Administrative Agent to enter into any First Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement each in the form attached hereto or in such other form as may be satisfactory to the Administrative Agent.~~  The Administrative Agent may from time to time enter into a modification of the ~~Intercreditor Agreement, any First Lien~~ABL/Term Loan/Notes Intercreditor Agreement or ~~any~~the Junior Lien Intercreditor Agreement, as the case may be, ~~so long as the Administrative Agent reasonably determines that such modification is~~for the purpose of causing new or additional Indebtedness Obligations to become subject thereto, consistent with the terms of this Agreement.

The foregoing provisions are intended as an inducement to the lenders under the ABL Credit Agreement to extend or continue to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the ABL/Term Loan/Notes Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable.

(b)           The parties hereto authorize the Administrative Agent to enter into the ABL/Term Loan/Notes Intercreditor Agreement and Junior Lien Intercreditor Agreement, each in the form attached hereto.

SECTION 10.21.         No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of Holdings and ~~the~~each Borrower acknowledges and agrees that:  (1) (a) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between Holdings and the ~~Borrower~~Borrowers, on the one hand, and the Agents and the Arrangers, on the other hand; (b) the ~~Borrower~~Borrowers and Holdings have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate; and (c) the ~~Borrower~~Borrowers and Holdings are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (2) (a) each Agent and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the ~~Borrower~~Borrowers, Holdings or any other Person and (b) none of the Agents or Arrangers has any obligation to the ~~Borrower~~Borrowers, Holdings or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (3) the Agents, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the ~~Borrower~~Borrowers, Holdings and their respective Affiliates, and none of the Agents or any Arranger has any obligation to disclose any of such interests to the ~~Borrower~~Borrowers, Holdings or any of their respective Affiliates.  To the fullest extent permitted by law, each ~~of the~~ Borrower and Holdings hereby waives and releases any claims that it may have against the Agents and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 10.22.        Reaffirmation and Ratification. Notwithstanding anything to the contrary contained herein, each Agent (on behalf of itself and the Lenders), each Lender (in its capacity as a Lender) and each Company Party, and each Related Party of each of the foregoing, by accepting the benefits of this Agreement: hereby ratifies and acknowledges (a) the Recapitalization Transactions, (b) each of the below releases and (c) each of the below covenants not to sue.

(1)                                 Effective as of the Amendment No. 2 Effective Date, each Company Releasing Party, on behalf of itself, and to the extent a Company Releasing Party is not party to this Agreement, the Borrowers or Guarantors on behalf of such Company Releasing Party, hereby conclusively, absolutely, unconditionally, irrevocably, and forever fully release, remise, and discharge each of the Released Parties (and each such Released Party shall be deemed forever released, remised, and discharged by or on behalf of the Company Releasing Parties) and their respective assets and properties from any and all Claims and Causes of Action, including any derivative claims asserted on behalf of any of the Company Releasing Parties, that Holdings, the Borrowers, Subsidiary Loan Parties or any of the Company Releasing Parties

would have been legally entitled to assert in their or its own right (whether individually or collectively) or on behalf of the holder of any Claim against, or Equity Security in, a Company Releasing Party or other Entity, based on or relating to, or in any manner arising from, in whole or in part, (i) the MyTheresa Designation, (ii) the MyTheresa Distribution, (iii) the Nancy Transaction, (iv) the formulation, preparation, dissemination, negotiation, or filing of the TSA, the Definitive Documents, any Recapitalization Transaction, or any contract, instrument, release, or other agreement or document created or entered into in connection with or pursuant to the TSA or the Definitive Documents, or (v) the pursuit of consummation, the administration or implementation of any of the Recapitalization Transactions, including the issuance or distribution of securities in connection therewith.  Notwithstanding anything to the contrary in the foregoing, the releases by the Company Releasing Parties set forth above do not release (1) any party or Entity from any post Amendment No. 2 Effective Date obligations of any party or Entity under this Agreement, any other Definitive Documents, any Recapitalization Transaction, the Commitment Letter or any document, instrument, or agreement executed to implement the Recapitalization Transactions.  Notwithstanding anything to the contrary in the foregoing, the releases set forth in clauses (iv) and (v) above do not release any Claim or Cause of Action that is determined by a final non appealable judgment of a court of competent jurisdiction to have constituted fraud or willful misconduct. Nothing contained in the releases shall or shall be deemed to result in the waiving or limiting by any Sponsor or any officer, director, or employee of any Company Party of (a) any indemnification against, or expense reimbursement or advance by, any Company Party or any Company Party’s insurance carriers, (b) any rights as beneficiaries of any insurance policies, (c) any management fees, monitoring fees, or like fees and expenses, (d) wages, salaries, compensation, or benefits, or (e) any Equity Securities in any Company Party.  Each Company Releasing Party hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other Entity in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims.  Notwithstanding anything to the contrary in this Section 10.22 or otherwise in this Agreement, nothing in this Agreement shall or be deemed to (or is intended to) limit any of the Company Releasing Parties’ rights to assert or prosecute any affirmative defenses or otherwise raise any defense or take any action to defend itself or themselves, including any defense available under the Bankruptcy Code in connection with any Claim or Cause of Action (whether direct or indirect) brought by any Entity relating to any of the above-referenced Claims and Causes of Action arising from, in whole or in part, (x) the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the TSA, the Definitive Documents, or any Recapitalization Transaction, or any contract, instrument, release, or other agreement or document created or entered into in connection with the TSA or the Definitive Documents, and (y) the pursuit of consummation, the administration and implementation of the Recapitalization Transactions, including the issuance or distribution of securities in connection therewith.

(2)                                 Effective as of the Amendment No. 2 Effective Date, by accepting the benefits of this Agreement, each Stakeholder Releasing Party, solely in its capacity as such, severally and not jointly, hereby conclusively, absolutely, unconditionally, irrevocably, and forever fully release, remise, and discharge each of the Released Parties (and each such Released Party shall be deemed forever released, remised, and discharged by or on behalf of the Stakeholder Releasing Parties) and their respective assets and properties from any and all Claims and Causes of Action, including any derivative claims asserted on behalf of any of the Company Releasing Parties or the Stakeholder Releasing Parties, that the Agents or any of the Stakeholder Releasing Parties would have been legally entitled to assert in its or their own right (whether individually or collectively) or on behalf of the holder of any Claim against, or

Equity Security in, a Company Releasing Party or other Entity, based on or relating to, or in any manner arising from, in whole or in part, (i) the MyTheresa Designation, (ii) the MyTheresa Distribution, (iii) the Nancy Transaction, (iv) the formulation, preparation, dissemination, negotiation, or filing of the TSA, the Definitive Documents, any Recapitalization Transaction, or any contract, instrument, release, or other agreement or document created or entered into in connection with or pursuant to the TSA or the Definitive Documents, or (v) the pursuit of consummation, the administration or implementation of any of the Recapitalization Transactions, including the issuance or distribution of securities in connection therewith.  Notwithstanding anything to the contrary in the foregoing, the releases by the Stakeholder Releasing Parties set forth above do not release any party or entity from any post-Amendment No. 2 Effective Date obligations of any party or Entity under this Agreement, any other Definitive Documents, any Recapitalization Transaction, the Commitment Letter or any document, instrument, or agreement executed to implement the Recapitalization Transactions.  Notwithstanding anything to the contrary in the foregoing, the releases set forth in clauses (iv) and (v) above do not release any Claim or Cause of Action that is determined by a final non-appealable judgment of a court of competent jurisdiction to have constituted fraud or willful misconduct.  Nothing in this Agreement shall or shall be deemed to result in the waiving or limiting by any Sponsor or any officer, director, or employee of any Company Party of (a) any indemnification against, or expense reimbursement or advance by, any Company Party or any Company Party’s insurance carriers, (b) any rights as beneficiaries of any insurance policies, (c) any management fees, monitoring fees, or like fees and expenses, (d) wages, salaries, compensation, or benefits, or (e) any Equity Securities in any Company Party.  Each Stakeholder Releasing Party hereby further agrees and covenants not to, and shall not, commence or prosecute, or assist or otherwise aid any other Entity in the commencement or prosecution of, whether directly, derivatively or otherwise, any Released Claims.  Notwithstanding anything to the contrary in this Section 10.22, nothing in the releases or this Agreement shall or be deemed to (or is intended to) limit any of the Stakeholder Releasing Parties’ rights to assert or prosecute any affirmative defenses or otherwise raise any defense or take any action to defend itself or themselves, including any defense available under the Bankruptcy Code, in connection with any Claim or Cause of Action (whether direct or indirect) brought by any Entity relating to any of the above-referenced Claims and Causes of Action arising from, in whole or in part, (x) the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the TSA, Definitive Documents, the Commitment Letter, or any Recapitalization Transaction, or any contract, instrument, release, or other agreement or document created or entered into in connection with the TSA or the Definitive Documents, and (y) the pursuit of consummation, the administration and implementation of the Recapitalization Transactions, including the issuance or distribution of securities in connection therewith. For the avoidance of doubt, the release by the Stakeholder Releasing Parties set forth in this Section 10.22 is hereby granted by or on behalf of each of the Stakeholder Releasing Parties in accordance with the terms and conditions of this Agreement in their capacities and as makers of the Term Loans, and on behalf of their Related Parties, only to the extent that a Lender, acting in its capacity as a Lender, has the authority to bind such Related Party.

(3)                                 Each Releasing Party hereby agrees and acknowledges that, except as expressly provided in this Agreement and the Definitive Documents, no Released Party, in any capacity, has warranted or otherwise made any representations concerning any Released Claim (including any representation or warranty concerning the existence, non-existence, validity, or invalidity of any Released Claim).  Notwithstanding the foregoing, nothing contained in this Agreement is intended to impair or otherwise derogate from any of the representations, warranties, or covenants expressly set forth in this Agreement or any of the Definitive Documents.

(4)                                 Each of the Releasing Parties hereby expressly acknowledges that although ordinarily a general release may not extend to any Released Claims which the Releasing Party does not know or suspect to exist in its favor, which if known by it may have materially affected its settlement with the party released, it has carefully considered and taken into account in determining to enter into the releases set forth in this Section 10.22 the possible existence of such unknown losses or claims.  Without limiting the generality of the foregoing, on behalf of each Lender, the Agents, and, on behalf of each Company Releasing Party, the Borrowers and Guarantors expressly waive and relinquish any and all rights such Releasing Party may have or conferred upon it under any federal, state, or local statute, rule, regulation, or principle of common law or equity which provide that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of providing the releases set forth in this Section 10.22  or which may in any way limit the effect or scope of such releases with respect to the Released Claims, which such Releasing Party did not know or suspect to exist in such Releasing Party’s favor at the time of providing such releases, which in each case if known by it may have materially affected its settlement with any Released Party, including any rights under Section 1542 of the California Civil Code or any analogous applicable state or federal law or regulation.  Each of the Releasing Parties hereby expressly acknowledges that the releases and covenants not to sue contained in this Agreement are effective regardless of whether those released matters or Released Claims are presently known or unknown, suspected or unsuspected, or foreseen or unforeseen.

To the extent that the releases set forth above include releases to which Section 1542 of the California Civil Code or similar provisions of other applicable law applies, it is the intention of the parties hereto that the releases described in this Section 10.22 shall be effective as a bar to any and all Claims and Causes of Action of whatsoever character, nature and kind, known or unknown, suspected or unsuspected specified in this Agreement.  In furtherance of this intention, each Lender (in its capacity as a maker of Term Loans) and each Company Releasing Party hereto expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the California Civil Code or similar provisions of applicable law, which are as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY  HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Each Lender (in its capacity as a maker of Term Loans) party hereto (and its permitted successors and assigns), each Agent on behalf of itself and each Lender, and each Company Releasing Party acknowledges that the foregoing waiver of the provisions of Section 1542 of the California Civil Code was bargained for separately.  Thus, notwithstanding the provisions of Section 1542 of the California Civil Code, and for the purpose of implementing a full and complete release and discharge of the Released Parties, each Lender (in its capacity as a maker of Term Loans) party hereto (and its permitted successors and assigns), each Agent on behalf of itself and each Lender and each Company Releasing Party hereby expressly acknowledges that this Agreement is intended to include in its effect without limitation all of the Claims, Causes of Action and liabilities which the Releasing Parties, each Lender (in its capacity as a maker of Term Loans) party hereto (and its permitted successors and assigns) and each Agent on behalf of itself the Lenders, do not know or suspect to exist in their favor as of the Amendment No. 2 Effective Date, and this Agreement contemplates extinguishment of all such Claims, Causes of Action and liabilities.

(5)                                 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, FROM AND AFTER THE AMENDMENT NO. 2 EFFECTIVE DATE, EACH AGENT AND EACH OF THE RELEASING PARTIES HEREBY AGREES AND COVENANTS NOT TO, AND SHALL NOT, AND SHALL NOT ASSIST OR OTHERWISE AID ANY OTHER ENTITY TO, (A) COMMENCE OR CONTINUE, IN ANY MANNER OR IN ANY PLACE, ANY SUIT, ACTION, OR OTHER PROCEEDING; (B) ENFORCE, ATTACH, COLLECT, OR RECOVER IN ANY MANNER ANY JUDGMENT, AWARD, DECREE, OR ORDER; (C) CREATE, PERFECT, OR ENFORCE ANY LIEN OR ENCUMBRANCE; (D) ASSERT A SETOFF, RIGHT OF SUBROGATION, OR RECOUPMENT OF ANY KIND; (E) COMMENCE OR CONTINUE IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, OR (F) ASSIGN, TRANSFER, OR OTHERWISE DISPOSE OF ANY CLAIM OR CAUSE OF ACTION, IN EACH CASE, ON ACCOUNT OF OR WITH RESPECT TO ANY RELEASED CLAIM OR ANY CLAIM OR CAUSE OF ACTION THAT WILL BE A RELEASED CLAIM ON THE EFFECTIVE DATE.  NOTHING IN THIS AGREEMENT SHALL OR BE DEEMED TO (OR IS INTENDED TO) LIMIT ANY OF THE STAKEHOLDER RELEASING PARTIES’ RIGHTS OR THE COMPANY RELEASING PARTIES’ RIGHTS, AS APPLICABLE, TO ASSERT OR PROSECUTE ANY AFFIRMATIVE DEFENSES OR OTHERWISE RAISE ANY DEFENSE OR TAKE ANY ACTION TO DEFEND ITSELF OR THEMSELVES, INCLUDING ANY DEFENSE AVAILABLE UNDER THE BANKRUPTCY CODE IN CONNECTION WITH ANY CLAIM OR CAUSE OF ACTION (WHETHER DIRECT OR INDIRECT) BROUGHT BY ANY ENTITY RELATING TO ANY OF THE CLAIMS OR CAUSES OF ACTION ARISING FROM, IN WHOLE OR IN PART, (X) THE FORMULATION, PREPARATION, DISSEMINATION, NEGOTIATION, OR FILING OF THIS AGREEMENT, THE DEFINITIVE DOCUMENTS, OR ANY RECAPITALIZATION TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THIS AGREEMENT OR THE DEFINITIVE DOCUMENTS, AND (Y) THE PURSUIT OF CONSUMMATION, THE ADMINISTRATION AND IMPLEMENTATION OF THE RECAPITALIZATION TRANSACTIONS, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES IN CONNECTION THEREWITH.

(6)                                 Subject to the occurrence of the Amendment No. 2 Effective Date, in the event that any Agent on behalf of itself and the Lenders, any Lender (in its capacity as a maker of Term Loans) party hereto (including any permitted successor or assignee thereof), the Borrowers, the Guarantors or any Releasing Party (including any successor or assignee thereof) receives any funds, property, or value on account of any Claims, Causes of Action, or litigation against NMG or the MYT Entities (or any direct or indirect parent company of such entities) arising from the MyTheresa Designation or the MyTheresa Distribution (collectively, the “Specified Claims”), the Agents, the Borrowers, the Guarantors or such Releasing Party or Lender shall promptly turn over and assign any such funds, property, or value (including any Equity Securities in any of the MYT Entities or proceeds of such Equity Securities, or any increased recoveries resulting therefrom) to, at the election of NMG, NMG or the applicable MYT Entity.  NMG or the applicable MYT Entity shall distribute any such recoveries turned over or assigned to it in accordance with the MYT Waterfall, to the extent applicable.  Notwithstanding anything to the contrary in this Agreement (but subject to the immediately succeeding paragraph), NMG shall be entitled to enforce the provisions of this paragraph on behalf of itself or any MYT Entity.  The Releasing Parties, Lenders (in its capacity as a maker of Term Loans) party hereto (including any permitted successor and assignee thereof) and each Agent on behalf of itself and on behalf of the Lenders will be bound by this paragraph notwithstanding the nature of any Claim, Cause of Action, or litigation relating to the Recapitalization Transactions or any judgment or order entered on any such Claim, Cause of Action or litigation.

Notwithstanding anything to the contrary in this Agreement, (i) the immediately preceding paragraph of this Section 10.22(6) shall only apply to (x) the Stakeholder Releasing Parties in their capacities as Lenders, or to the Agents in their capacities as such or (y) the Company Releasing Parties in their capacities as Borrowers or Guarantors and shall not, for the avoidance of doubt, apply to any Releasing Party in its capacity as a provider of debtor-in-possession or any similar financing and (ii) to the extent a Releasing Party receives consideration on account of a Claim secured by assets or property of any Company Party or its Subsidiaries (other than, for the avoidance of doubt, the Specified Claims or any such assets or property contributed to or otherwise obtained by any Company Party or its Subsidiaries on account of the Specified Claims), such consideration will not be subject to the immediately preceding paragraph of this Section 10.22(6).

(7)                                 Notwithstanding anything herein to the contrary, capitalized terms used in this Section 10.22 shall have the meanings assigned to such terms below or, if not defined below, as defined in Section 1.01:

“Bankruptcy Code” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Commitment Letter” means that certain Backstop Commitment Letter, dated as of March 25, 2019, by and among the Sponsors and that certain ad hoc committee of certain holders of the Senior Notes outstanding immediately prior to the Amendment No. 2 Effective Date represented by Paul, Weiss, Rifkind Wharton & Garrison, LLP and Houlihan Lokey Capital, Inc.

“Company Parties” means, collectively, Neiman Marcus Group, Inc., a Delaware corporation, and each of its Subsidiaries that has executed and delivered the TSA.

“Company Releasing Party” means each of the Company Parties and, to the maximum extent permitted by law, each of the Company Parties on behalf of its Related Parties.

“Definitive Documents” means all of the definitive documents implementing the Recapitalization Transactions, including (i) the material documents governing the Second Lien Notes (including the Second Lien Notes Indenture), (ii) the material documents governing the Third Lien Notes (including the Third Lien Notes Indentures), (iii) the material documents governing the MYT Holdco Preferred Stock (including the applicable certificates of designation and material organizational documents related thereto), (iv) this Agreement, and (v) all other material customary documents delivered in connection with transactions of this type (including any and all material documents necessary to implement the Recapitalization Transactions).

“Entity” means any Person, individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Body or any agency or political subdivision of any Governmental Body, or any other entity, whether acting in an individual, fiduciary, or other capacity.

“Equity Securities” means, collectively, the shares (or any class of shares), common stock, capital stock, treasury stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests, and options, warrants, rights, or other securities or agreements to acquire, purchase, or subscribe for, or which are convertible into the shares (or any class of shares) of, common stock, capital stock, treasury stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests (in each case whether or not arising under or in connection with any employment agreement or whether or not vested).

“Governmental Body” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, or any other U.S. or non-U.S. court or arbitrator.

“Nancy Transaction” means, collectively, (a) the formation of Nancy Holdings LLC, a Delaware limited liability company (b) all designations prior to March 25, 2019, by any Company Party or any of its Related Parties of Nancy Holdings LLC as an “unrestricted” Subsidiary under the Senior Notes Indentures (as in effect immediately prior to the Amendment No. 2 Effective Date), the Existing Credit Agreement, or the ABL Credit Agreement (as in effect immediately prior to the Amendment No. 2 Effective Date), (c) all contributions, investments, conveyances, or transfers of any real properties or any interests associated with such real properties by any Company Party or any of its Related Parties in or to Nancy Holdings LLC prior to March 25, 2019, (d) all leases of real properties or any interests associated with such real properties between Nancy Holdings LLC as lessor, and any Company Party as lessee, entered into prior to March 25, 2019, and (e) all acts or omissions taken prior to March 25, 2019, by any Company Party or any of its Related Parties in structuring, implementing, or effectuating the foregoing.

“Recapitalization Transactions” means the consensual recapitalization of certain of the Company Parties’ outstanding Indebtedness and Equity Interests consisting of the entry into this Agreement, the consummation of the offers to exchange the Senior Notes outstanding prior to the Amendment No. 2 Effective Date for Second Lien Notes or Third Lien Notes, the issuance of the Second Lien Notes and the Third Lien Notes and the issuance of the MYT Holdco Preferred Stock on terms and conditions consistent with the TSA.

“Related Parties” means, with respect to any Entity, such Entity’s predecessors, successors, assigns, and present and former Affiliates (whether by operation of law or otherwise) and Subsidiaries, and each of their respective managed accounts or funds or investment vehicles, and each of their respective current and former equity holders, officers, directors, managers principals, shareholders, members, partners, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors, and other professionals, in each case acting in such capacity. For the avoidance of doubt, the MYT Entities are Related Parties of the Sponsors; provided however that any Related Party of a Lender is subject to and bound by the terms of the mutual releases set forth under this Section 10.22 only to the extent that a Lender, acting in its capacity as a Lender, has the authority to bind such Related Party.

“Released Claim” means, with respect to any Releasing Party, any Claim, Cause of Action, or any other debt, obligation, right, suit, damage, judgment, action, remedy, or liability which is released by such Releasing Party described under this Section 10.22.

“Released Party” means, collectively, (a) each of the Company Parties, (b) each of the Lenders party hereto, (c) the Sponsors, (d) the Agents and (e) the Related Parties of each of the foregoing Persons in clauses (a), (b), (c) and (d) of this definition.

“Releasing Party” means collectively, to the maximum extent permitted by law, (a) the Stakeholder Releasing Parties and (b) the Company Releasing Parties.

“Stakeholder Releasing Party” means, to the maximum extent permitted by law, (i) each Lender (in its capacity as Lender) and the Sponsors and (ii) each of the Sponsors and each of the Lenders (in their capacities as Lenders) on behalf of their respective Related Parties.

SECTION 10.23.        Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(1)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(2)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(a)                                 a reduction in full or in part or cancellation of any such liability;

(b)                                 a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c)                                  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 10.24.        Waivers & Amendments with respect to 2019 Extended Term Loans.

(1)                                 Notwithstanding anything to the contrary contained herein or in any other Loan Document, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified to amend or modify the definition of the term “Required 2019 Extending Term Lenders” or any other provision hereof requiring consent of the “Required 2019 Extending Term Lenders”, without the prior written consent of each Lender holding 2019 Extended Term Loans.

(2)                                 Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into Incremental Facility Amendments in accordance with Section 2.18, and such Incremental Facility Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and the other Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law and subject to Section 10.22 of the Credit Agreement, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate.

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.                                      Assignor[s]:

2.                                      Assignee[s]:

3.                                      Borrowers:            NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, and THE NMG SUBSIDIARY LLC, a Delaware limited liability company

4.                                      Administrative Agent:  CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the administrative agent under the Credit Agreement.

5.                                      Credit Agreement:  Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, restated, supplemented, extended, renewed or otherwise modified and in effect from time to time), by and among the Borrowers, MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, the Lenders party thereto from time to time, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent.

6.                                      Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Facility Assigned(7)	Aggregate Amount of Commitment / Loans for all Lenders(8)	Amount of Commitment / Loans Assigned(9)	Percentage Assigned of Commitment /Loans(10)		CUSIP Number
			$	$		%
			$	$		%

(5)  List each Assignor, as appropriate.

(6)  List each Assignee, as appropriate.

(7)  Fill in appropriate terminology for each applicable type of facility under the Credit Agreement that is being assigned under this Assignment, i.e., “2019 Extended Term Loans,” “Additional 2019 Extended Term Loans, “Non-Participating Term Loan Exchange Indebtedness”, “Extended Term Loans” or “Other Term Loans.”

(8)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)  Subject to minimum amount requirements pursuant to Section 10.04(2) of the Credit Agreement.

(10)  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Assignor[s](5)	Assignee[s](6)	Facility Assigned(7)	Aggregate Amount of Commitment / Loans for all Lenders(8)	Amount of Commitment / Loans Assigned(9)	Percentage Assigned of Commitment /Loans(10)		CUSIP Number
			$	$		%

[7.                                  Trade Date:                                                          ](11)

Effective Date:                    , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

(11)  To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and](12) Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as
Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:](13)

NEIMAN MARCUS GROUP LTD LLC,
as Lead Borrower

By:
Name:
Title:

(12)  To the extent required under Section 10.04(2) of the Credit Agreement.

(13)  To the extent required under Section 10.04(2) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

Reference is made to the Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, and THE NMG SUBSIDIARY LLC, a Delaware limited liability company, as the Borrowers, the Lenders party thereto from time to time, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

Representations and Warranties.

Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is not a Disqualified Institution, (iii) it meets all the requirements to be a Lender under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.04(2) of the Credit Agreement), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vii) it has, independently and without reliance upon the Administrative Agent, Collateral Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (viii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or electronically shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT B

[FORM OF]

SOLVENCY CERTIFICATE

June   , 2019

This Solvency Certificate is being delivered to you pursuant to (i) the Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time, the “Term Loan Credit Agreement”), by and among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, THE NMG SUBSIDIARY LLC, a Delaware limited liability company, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent and (ii) the Revolving Credit Agreement, dated as of October 25, 2013 (as amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time, the “ABL Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”), by and among  MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, THE NMG SUBSIDIARY LLC, a Delaware limited liability company, the Lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the applicable Credit Agreement.

As of the date hereof, after giving effect to the consummation of the [Transactions], on the date hereof:

(1)                                 The fair value of the assets of the Borrowers and their respective Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

(2)                                 The present fair saleable value of the property of the Borrowers and their respective Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(3)                                 The Borrowers and their respective Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

(4)                                 The Borrowers and their respective Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

NEIMAN MARCUS GROUP LTD LLC,
as Lead Borrower

By:
Name:
Title:

EXHIBIT C

SUBLEASE

THIS SUBLEASE (this “Sublease”) is made and entered into as of the      day of              , 2019, by and between [NMG NOTES PROPCO LLC](1)/[NMG TERM LOAN PROPCO LLC](2), a Delaware limited liability company (hereinafter called “Sublandlord”), and                       , a                       (hereinafter called “Subtenant”);

W I T N E S S E T H:

WHEREAS, Sublandlord is a wholly-owned subsidiary of Subtenant;

WHEREAS, Subtenant was party as tenant to that certain [lease, sublease or sub-sublease], dated [   ] with                   , a                as landlord (“Landlord”), as more particularly described on Exhibit A annexed hereto and made a part hereof  (hereinafter called the “Prime Lease”);

WHEREAS, Subtenant, as the prior tenant under the Prime Lease, leased the demised premises located at                 (the “Leased Premises”);

WHEREAS, Subtenant, as assignor, and Sublandlord, as assignee, entered into an Assignment and Assumption of Lease (the “Assignment”) pursuant to which Subtenant assigned to Sublandlord all of Subtenant’s right, title and interest in and to the leasehold interest in the Prime Lease; and

WHEREAS, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the Leased Premises, of which Subtenant is currently in possession and on which Subtenant is currently operating a [Neiman Marcus] [Bergdorf Goodman] store (hereinafter, the “Store”), all upon the terms and subject to the conditions and provisions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Sublandlord and Subtenant hereby agree as follows:

1.             Demise; Use.  Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord the Leased Premises for the term and rental and upon the other terms and conditions hereinafter set forth, to be used solely for the purposes permitted under the Prime Lease, including operating the Store in accordance with all operating covenants and requirements (including with respect to trade name) of the Prime Lease.

2.             Term.  The term (the “Term”) of this Sublease shall commence on                , 2019 (the “Commencement Date”) and, unless sooner terminated pursuant to the provisions hereof, shall terminate on the earlier of the one-year anniversary of the Commencement Date (such date, and each applicable subsequent anniversary following an

(1)  Use for PropCo Assets

(2)  Use for New Term Loan Assets

extension pursuant to the proviso to this sentence, the “Scheduled Expiry Date”) and the prior termination of the term of the Prime Lease for any reason whatsoever; provided, the Term shall automatically be extended by an additional year after the Scheduled Expiry Date (subject to prior termination of the Prime Lease) if neither party has delivered to the other written notice of its intent to terminate this Sublease at least ten (10) business days prior to the Scheduled Expiry Date.

3.             Base Rent.

(a)           Subtenant shall pay to Landlord directly on behalf of Sublandlord annual fixed rental (hereinafter called “Base Rent”) for the Leased Premises equal to the [Base Rent] (as defined in the Prime Lease) payable by Sublandlord to Landlord under the Prime Lease.  Base Rent shall be due and payable pursuant to the terms and provisions of the Prime Lease.

(b)           All Base Rent and Additional Rent (as defined below) shall be paid directly to Landlord at the address designated under the Prime Lease or by notice from Landlord or at such other place as Sublandlord may designate by notice to Subtenant.

4.             Additional Rent; Payments; Interest.

(a)           In addition to Base Rent, Subtenant shall also pay to Sublandlord all other charges, costs, expenses, fees and other amounts, including real property taxes and assessments, sewer rents, utilities, common area charges, and percentage or contingent rent, including late payments, interest, and costs and fees of collection, including attorney fees (collectively “Additional Rent”) payable by Sublandlord under the Prime Lease.  Without limiting the foregoing, Subtenant shall maintain and provide to Landlord all reports and accountings with respect to rent, issues and profits and percentage rent of Subtenant with respect to the Leased Premises required under the Prime Lease.

(b)           Each amount due pursuant to Subsection 4(a) above and each other amount payable by Subtenant hereunder, unless a date for payment of such amount is provided for elsewhere in this Sublease, shall be due and payable no later than the date on which any such amount is due and payable under the Prime Lease.

(c)           All amounts other than Base Rent payable to, or on behalf of, Sublandlord under this Sublease shall be deemed to be additional rent due under this Sublease.  All past due installments of Base Rent and additional rent shall bear interest from the date that is the earlier of the date provided in the Prime Lease for the applicable payment or five (5) business days following receipt of written notice thereof from Sublandlord until paid at the rate per annum equal to the greater of the rate provided in the Prime Lease or three percent (3%) in excess of the Prime Rate (as hereinafter defined) (the “Default Rate”) in effect from time to time, which rate shall change from time to time as of the effective date of each change in the Prime Rate, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.  For the purposes of this Sublease, the term “Prime Rate” shall mean the base rate on corporate loans at large U.S. money centers or commercial banks as published from time to time by the Wall Street Journal.

(d)           As and to the extent provided in the Prime Lease or as Landlord and Subtenant may otherwise agree, Subtenant shall pay Landlord on the due dates as provided in the Prime Lease or as otherwise agreed by the parties, for all services requested by Subtenant which are billed by Landlord directly to Subtenant rather than Sublandlord, all of which shall constitute Additional Rent.

5.             Condition of Leased Premises.  Subtenant, as the present occupant and operator of the Leased Premises, acknowledges and agrees that it takes the Leased Premises “as is”, “where is” and “with all faults”, and that Sublandlord does not make any warranties, representations or promises with respect to the Leased Premises or the Prime Lease of any kind whatsoever, express or implied, including without limitation with respect to state of title, physical condition or environmental condition, or fitness for any particular use. Subtenant’s taking possession of the Leased Premises pursuant to this Sublease shall be conclusive evidence as against Subtenant that the Leased Premises were in good order and satisfactory condition when Subtenant took possession.  No promise of Sublandlord to alter, remodel or improve the Leased Premises, except as may be expressly provided herein, and no representation respecting the condition of the Leased Premises have been made by Sublandlord to Subtenant.  Upon the expiration of the term hereof, or upon any earlier termination of the term hereof or of Subtenant’s right to possession (including any rejection of this Sublease in bankruptcy), Subtenant shall surrender the Leased Premises in the condition required pursuant to the Prime Lease (including environmental matters).

6.             The Prime Lease.

(a)           This Sublease and all rights, privileges and interests of Subtenant hereunder and with respect to the Leased Premises are subject to all of the terms, conditions, covenants, warranties, representations and provisions of the Prime Lease.  Notwithstanding any provision to the contrary in the Assignment, as between Sublandlord and Subtenant, Subtenant hereby assumes and agrees to perform faithfully and be bound by, with respect to the Leased Premises, all of Sublandlord’s obligations, warranties, representations, covenants, agreements, provisions and liabilities under the Prime Lease and all terms, conditions, provisions and restrictions contained in the Prime Lease. Without limitation of the foregoing:

(i)            Subtenant shall not make any changes, alterations or additions in or to the Leased Premises except as otherwise expressly provided in the Prime Lease or herein;

(ii)           If Subtenant desires to take any other action and the Prime Lease would require that Sublandlord obtain the consent of Landlord before undertaking any action of the same kind, Subtenant shall not undertake the same without the prior written consent of Landlord and Sublandlord.  Sublandlord may condition its consent on the consent of Landlord being obtained and may require Subtenant to contact Landlord directly for such consent.  All such consents shall be at the sole cost and expense of Subtenant;

(iii)          Sublandlord shall have the right during all normal business hours upon reasonable prior notice to Subtenant to enter upon and inspect the Leased

Premises.  Without limiting the foregoing, all rights given to Landlord and its agents and representatives by the Prime Lease to enter and/or inspect the Leased Premises shall inure to the benefit of Sublandlord and their respective agents and representatives with respect to the Leased Premises;

(iv)          Sublandlord shall also have all other rights, and all privileges, options, reservations and remedies, granted or allowed to, or held by, Landlord under the Prime Lease;

(v)           Subtenant shall maintain insurance of the kinds and in the amounts required to be maintained by Sublandlord under the Prime Lease; and

(vi)          Subtenant shall not do anything or suffer or permit anything to be done which could result in a default or breach under the Prime Lease or permit the Prime Lease, with the passage of time or the service of notice or both, to be cancelled or terminated (or which could limit or prohibit Sublandlord from exercising any option or right of renewal, first negotiation, first refusal or right of expansion under the Prime Lease).

(b)           In addition to the other covenants and obligations under this Sublease and the Prime Lease as incorporated herein, and without limitation of the foregoing, Sublandlord agrees as follows, subject in each case to the due and punctual performance and observance of all covenants and obligations of Subtenant hereunder:

(i)            Sublandlord shall not do anything which could reasonably be expected to result in a default under the Prime Lease; provided, however, that Sublandlord shall not be in default of this covenant to the extent the default under the Prime Lease is caused or attributable (in whole or in part) by Subtenant, its shareholders, partners, members, directors, officers, employees, agents, customers or invitees.

(ii)           Sublandlord shall not amend, modify or terminate the Prime Lease, without the prior written consent of Subtenant, which may be withheld in its sole discretion to the extent the same could increase Subtenant’s liabilities or obligations under this Sublease.

(iii)          If any action to be taken by Subtenant or any other matter would require the consent or approval of Sublandlord under this Sublease, but not Landlord under the Prime Lease, Sublandlord’s consent or approval shall not be unreasonably withheld, conditioned or delayed.  If any action to be taken by Subtenant or any other matter would require the consent or approval of Landlord under the Prime Lease, (i) Sublandlord shall be deemed to have consented to or approved such request if Landlord consents to or approves the same, and (ii) Sublandlord shall be deemed not to have consented to or approved such request if Landlord does not consent to or approve the same.

(iv)          Sublandlord shall not assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Sublease or any interest in this

Sublease, whether voluntarily, by operation of law or otherwise (including a merger or transfer of voting control in Sublandlord), in each case without the prior written consent of Subtenant, which may be withheld in its sole discretion.

(c)           Notwithstanding anything contained herein or in the Prime Lease which may appear to be to the contrary, Sublandlord and Subtenant hereby agree as follows:

(i)            Subtenant shall not assign, mortgage, pledge, hypothecate, or otherwise transfer or permit the transfer of this Sublease or any interest of Subtenant in this Sublease, directly or indirectly, by operation of law or otherwise, or permit the use of the Leased Premises or any part thereof by any persons other than Subtenant and Subtenant’s employees, or sublet the Leased Premises or any part thereof;

(ii)           in the event of any condemnation or casualty damage or destruction of the Leased Premises, Sublandlord shall have no obligation to restore the Leased Premises, all such obligations (if any) of Sublandlord as the tenant under the Prime Lease (if any) to be performed by Subtenant; provided that neither rental nor additional rent or other payments hereunder shall abate or be suspended by reason of any condemnation, damage to or destruction of the Leased Premises or any part thereof, unless, and then only to the extent that, rental and additional rent and such other payments actually abate under the Prime Lease with respect to the Leased Premises on account of such event;

(iii)          Subtenant shall not have any right to any portion of the proceeds of any award for a condemnation or other taking, or a conveyance in lieu thereof, of all or any portion of the Leased Premises;

(iv)          Subtenant shall not have any right to exercise or have Sublandlord exercise any option under the Prime Lease, including, without limitation, any option or right of first refusal, first negotiation or first offer to extend the term of the Prime Lease or lease additional space; and

(v)           In the event of any conflict between the terms, conditions and provisions of the Prime Lease and of this Sublease, the terms, conditions and provisions of the Prime Lease shall, in all instances, govern and control.

(d)           It is expressly understood and agreed that Sublandlord does not assume and shall not have any of the obligations or liabilities of Landlord under the Prime Lease and that Sublandlord is not making the representations or warranties, inducements, rent or other concessions or abatements, allowances, tenant improvements or landlord’s work, if any, made by Landlord in the Prime Lease.  With respect to work, services, repairs and restoration or the performance of other obligations required of Landlord under the Prime Lease, Sublandlord’s sole obligation with respect thereto shall be to request the same, upon written request from Subtenant, and to use reasonable efforts to obtain the same from Landlord.  Sublandlord shall not be liable in any respect,  in damages or otherwise, nor shall rent abate hereunder, for or on account of any failure by Landlord to perform the obligations and duties imposed on it under the Prime Lease.

(e)           Nothing contained in this Sublease shall be construed to create privity of estate or contract between Subtenant and Landlord, unless Subtenant attorns to Landlord by written instrument.

(f)            Nothing contained in this Sublease shall be construed to release the Sublandlord of any of its obligations or liabilities owed to Landlord under the Prime Lease.

7.             Default by Subtenant.

(a)           Upon the happening of any of the following:

(i)            Subtenant fails to pay any Base Rent or Additional Rent within five (5) days after the date it is due;

(ii)           Subtenant fails to pay any other amount due from Subtenant hereunder and such failure continues for five (5) business days after notice thereof from Sublandlord to Subtenant;

(iii)          Subtenant fails to perform or observe any other covenant, obligation or agreement set forth in this Sublease and such failure continues until the earlier of (1) ten (10) business days after notice thereof from Sublandlord to Subtenant or (2) any earlier date specified for default under the Prime Lease, any Superior Interest or any Ancillary Document, as the case may be; or

(iv)          any other event occurs which involves Subtenant or the Leased Premises or any part thereof and which would constitute a default under the Prime Lease if it involved Sublandlord (or any agent. representative, officer, director, manager or shareholder of Subtenant) or the Leased Premises, subject to any notice and cure periods thereunder;

Subtenant shall be deemed to be in default hereunder, and Sublandlord may exercise, without any further demand or notice, and without limitation of any other rights and remedies available to it  hereunder or at law or in equity, all of which rights are hereby expressly reserved, any and all of the equivalent rights and remedies of Landlord set forth in the Prime Lease with respect to the Leased Premises in the event of a default by Sublandlord thereunder (including without limitation the right to terminate this Sublease and recover possession of the Leased Premises free of all rights and interests of Subtenant).

(b)           In the event Subtenant fails or refuses to make any payment or perform any covenant, obligation or agreement to be performed hereunder by Subtenant, Sublandlord may make such payment or undertake to perform such covenant, obligation or agreement (but shall not have any obligation to Subtenant to do so).  In such event, all amounts so paid and all amounts expended in undertaking such performance, together with all costs, expenses and reasonable attorneys’ fees incurred by Sublandlord or Landlord in connection therewith, together with interest at the Default Rate, shall be additional rent hereunder.

8.             Nonwaiver.  Failure of Sublandlord to declare any default or delay in taking any action, or partial exercise of any rights or remedies, in connection therewith shall not waive such default.  No receipt of moneys or performance of obligations by Sublandlord from Subtenant after the termination in any way of the term or of Subtenant’s right of possession hereunder or after the giving of any notice of termination or eviction shall reinstate, continue or extend the term or Subtenant’s right of occupancy or possession or affect any notice given to Subtenant or any suit commenced or judgment entered prior to receipt of such moneys or performance of obligations.

9.             Cumulative Rights and Remedies.  All rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

10.          Waiver of Claims and Indemnity.

(a)           Subtenant hereby releases and waives any and all claims against Landlord and Sublandlord and each of their respective officers, directors, partners, agents and employees for injury or damage to person, property or business sustained in or about the Leased Premises by Subtenant other than by reason of gross negligence or willful misconduct and except in any case which would render this release and waiver void under applicable law.

(b)           Subtenant agrees to indemnify, defend and hold harmless Landlord and its beneficiaries, Sublandlord and each of their respective officers, directors, partners, agents and employees, from and against any and all claims, demands, liabilities, costs and expenses of every kind and nature, including reasonable attorneys’ fees and litigation expenses, arising out of or with respect to or from Subtenant’s use, possession or occupancy (or rights thereto) of the Leased Premises (including such use, possession or occupancy by Subtenant prior to the commencement of the Term in its capacity as prior tenant under the Prime Lease), or any events or occurrences on, under, or about the Leased Premises, Subtenant’s construction or authorization of any work or leasehold improvements in the Leased Premises or from any breach or default on the part of Subtenant in the performance of any agreement, covenant, obligation, warranty or representation of Subtenant to be performed or performed under this Sublease or pursuant to the terms of this Sublease, or from any act or neglect of Subtenant or its agents, officers, employees, guests, servants, invitees or customers in or about the Leased Premises, other than by reason of gross negligence or willful misconduct on the part of any of the foregoing indemnitees.  In case any action or  proceeding is brought against any of said indemnified parties, Subtenant covenants, if requested by Sublandlord, to defend such proceeding at its sole cost and expense by legal counsel reasonably satisfactory to Sublandlord (and, if provided in the Prime Lease, by Landlord).

(c)           Subtenant acknowledges that prior to the assignment to, and assumption by, Sublandlord of the Prime Lease, Subtenant was the tenant under the Prime Lease, and agrees that all of Subtenant’s liabilities and obligations under this Sublease, including, without limitation, Subtenant’s indemnification obligations under Section 10(b), shall apply to the extent such liabilities or obligations arise from any matter first arising or accruing during Subtenant’s tenancy and occupancy of the Leased Premises under the

Prime Lease (the “Subtenant Occupancy Period”).  Sublandlord acknowledges and agrees that such obligations of Subtenant shall not apply to any matter first arising or accruing during the period of time (i) prior to the Subtenant Occupancy Period, or (ii) after the expiration or earlier termination of the Term of this Sublease, except to the extent such liabilities or obligations expressly survive such expiration or termination.

11.          Waiver of Subrogation.  Anything in this Sublease to the contrary notwithstanding, Sublandlord and Subtenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other and the officers, directors, partners, agents and employees of each of them, and Subtenant hereby waives any and all rights of recovery, claims, actions or causes of action against Landlord and its agents and employees for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or any personal property of any person therein, by reason of fire, the elements or any other cause insured against under valid and collectible fire and extended coverage insurance policies, regardless of cause or origin, including negligence, except in any case which would render this waiver void under law, to the extent that such loss or damage is actually recovered under said insurance policies.

12.          Successors and Assigns.  This Sublease shall be binding upon and inure to the benefit of the successors and assigns of Sublandlord and shall be binding upon and inure to the benefit of the successors of Subtenant and, to the extent any such assignment may be approved, Subtenant’s assigns.  The provisions of Subsection 6(e) and Sections 10 and 11 hereof shall inure to the benefit of the successors and assigns of Landlord.

13.          Entire Agreement.  This Sublease contains all the terms, covenants, conditions and agreements between Sublandlord and Subtenant relating in any manner to the rental, use and occupancy of the Leased Premises.  No prior agreement or understanding pertaining to the same shall be valid or of any force or effect.  The terms, covenants and conditions of this Sublease cannot be altered, changed, modified or added to except by a written instrument signed by Sublandlord and Subtenant.

14.          Notices.

(a)           In the event any notice from the Landlord or otherwise relating to the Prime Lease is delivered to the Leased Premises or is otherwise received by Subtenant, Subtenant shall, as soon thereafter as possible deliver such notice to Sublandlord if such notice is written or advise Sublandlord thereof by telephone if such notice is oral.

(b)           Notices and demands required or permitted to be given by either party to the other with respect hereto or to the Leased Premises shall be in writing and shall not be effective for any purpose unless the same shall be served either by personal delivery with a receipt requested, by overnight air courier service or by United States certified or registered mail, return receipt requested, postage prepaid; provided, however, that all notices of default shall be served either by personal delivery with a receipt requested or by overnight air courier service, addressed as follows:

if to Sublandlord:	[ ]

One Marcus Square
1618 Main Street
Dallas, Texas 75201
Attention: Tracy M. Preston, Esq.
Facsimile: (214) 743-7611

if to Subtenant:	[ ]
One Marcus Square
1618 Main Street
Dallas, Texas 75201
Attention: Tracy M. Preston, Esq.
Facsimile: (214) 743-7611

Notices and demands shall be deemed to have been given two (2) days after mailing, if mailed, or, if made by personal delivery or by overnight air courier service, then upon such delivery.  Either party may change its address for receipt of notices by giving notice to the other party.

15.          Electronic Transmission; Counterparts.  Sublandlord and Subtenant may deliver executed signature page(s) to this Sublease by electronic transmission to the other party, which electronic copy shall be deemed to be an original executed signature page.  This Sublease may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties had signed the same signature page.

16.  Superior Interests; Ancillary Documents.  Except as expressly provided herein to the contrary, Subtenant acknowledges and agrees that this Sublease is expressly subject and subordinate to, and Subtenant shall observe and perform, Sublandlord’s obligations with respect to, (a) all  superior fee, leasehold and mortgage or security interests affecting the Leased Premises (collectively, “Superior Interests”) existing as of the date hereof until such time as such Superior Interests are terminated or released, (b) all future Superior Interests to the extent expressly provided in Superior Interests existing as of the date hereof until such time such future Superior Interests are terminated or released, and (c) all ancillary agreements and documents (including, without limitation, reciprocal easement and/or operating agreements affecting the Lease Premises as of the date hereof (including any of the same identified on Exhibit A, collectively, the “Ancillary Documents”)), as all such Superior Interests and Ancillary Documents may hereinafter be amended or supplemented from time to time.

[Signature Pages Follow]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date aforesaid.

SUBLANDLORD:	SUBTENANT:

[NMG NOTES PROPCO LLC] /[NMG TERM LOAN PROPCO LLC]

By:	By:

Its:	Its:

Exhibit A

Ancillary Documents

EXHIBIT D

[FORM OF]
INTEREST ELECTION REQUEST

To:                             Credit Suisse AG, Cayman Islands Branch,
as Administrative Agent
for the Lenders referred to below

[•], 20[•](1)

Ladies and Gentlemen:

Reference is made to the Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, THE NMG SUBSIDIARY LLC, a Delaware limited liability company, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.  Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

This notice constitutes a notice of conversion or notice of continuation, as applicable, under Section 2.04 of the Credit Agreement, and the Borrowers hereby irrevocably notify the Administrative Agent of the following information with respect to the conversion or continuation requested hereby:

a.                                      The Borrowing to which this Interest Election Request applies(2) is [•];

b.                                      The effective date of the election (which shall be a Business Day) made pursuant to this Interest Election Request is [•], 20[•];

c.                                       The resulting Borrowing is to be [an ABR Borrowing][a Eurocurrency Borrowing][; and]

(1) Administrative Agent must be notified as indicated in Section 2.04 of the Credit Agreement in the case of an election to convert to or continue a Eurocurrency Borrowing election, not later than 2:00 p.m. New York City time, three Business Days before the effective date of such election or, in the case of an election to convert or continue an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of such election.

(2) If different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (d) below shall be specified for each resulting Borrowing).

[d.                                  The Interest Period applicable to the resulting Borrowing after giving effect to such election is [•](3)].

[Remainder of Page Intentionally Left Blank]

(3) Include this clause (d) if the resulting Borrowing is a Eurocurrency Borrowing. In the case of a Eurocurrency Borrowing that does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

NEIMAN MARCUS GROUP LTD LLC,
as Lead Borrower

By:
Name:
Title:

EXHIBIT E

[FORM OF]

NON-DEBT FUND AFFILIATE ASSIGNMENT AND ACCEPTANCE

This Non-Debt Fund Affiliate Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and the other Loan Documents to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable Law and subject to Section 10.22 of the Credit Agreement, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and

(1) For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2) For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3) Select as appropriate.

(4) Include bracketed language if there are either multiple Assignors or multiple Assignees.

assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[and is an Affiliate/Approved Fund of [identify Lender](5)]

3.                                      Borrowers: NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, and THE NMG SUBSIDIARY LLC, a Delaware limited liability company

4.                                      Administrative Agent:                         CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:                                             Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, the Lenders party thereto from time to time, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent.

6.                                      Assigned Interest[s]:

Assignor[s](6)	Assignee[s](7)	Facility Assigned(8)	Aggregate Amount of Commitment / Loans for all Lenders(9)	Amount of Commitment / Loans Assigned(10)	Percentage Assigned of Commitment /Loans(11)		CUSIP Number
			$	$		%

(5) Select as applicable.

(6) List each Assignor, as appropriate.

(7) List each Assignee, as appropriate.

(8) Fill in appropriate terminology for each applicable type of facility under the Credit Agreement that is being assigned under this Assignment, i.e., “2019 Extended Term Loans,” “Additional 2019 Extended Term Loans, “Non-Participating Term Loan Exchange Indebtedness”, “Extended Term Loans” or “Other Term Loans.”

(9) Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(10) Subject to minimum amount requirements pursuant to Section 10.04(2) of the Credit Agreement.

(11) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Assignor[s](6)	Assignee[s](7)	Facility Assigned(8)	Aggregate Amount of Commitment / Loans for all Lenders(9)	Amount of Commitment / Loans Assigned(10)	Percentage Assigned of Commitment /Loans(11)		CUSIP Number
			$	$		%
			$	$		%

[7.                                  Trade Date:                                                                  ](12)

Effective Date:                     , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

(12) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and](13) Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:](14)

NEIMAN MARCUS GROUP LTD LLC,
as Lead Borrower

By:
Name:
Title:

(13) To the extent required under Section 10.04(2) of the Credit Agreement.

(14) To the extent required under Section 10.04(2) of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

Reference is made to the Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, restated, supplemented, extended, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”), NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, THE NMG SUBSIDIARY LLC, a Delaware limited liability company, as the Borrowers, the Lenders party thereto from time to time, and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent.

STANDARD TERMS AND CONDITIONS FOR

NON-DEBT FUND AFFILIATE ASSIGNMENT AND ACCEPTANCE

Representations and Warranties.

Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Loan Parties or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Loan Parties or any other Person of any of their respective obligations under any Loan Document.

Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is a Non-Debt Fund Affiliate pursuant to Section 10.04(10) of the Credit Agreement, (iii) it meets all the requirements to be a Lender under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.04(2) of the Credit Agreement), (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (v) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (vi) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, (vii) it has, independently and without reliance upon the Administrative Agent, Collateral Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (viii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Non-Debt Fund Affiliate.

(a)                                 [As of the Effective Date, the Assignee [affirms the No MNPI Representation][that it is unable to affirm the No MNPI Representation and affirms that it is a sophisticated investor and is willing to proceed with the assignment set forth in this Assignment and Acceptance](15).](16)

The Assignee consents to the provisions of Section 10.04 of the Credit Agreement that apply to a Non-Debt Fund Affiliate in its capacity as a Lender with respect to the Assigned Interest.

[(b)                             The Assignor [affirms the No MNPI Representation][is unable to affirm the No MNPI Representation and affirms that it is a sophisticated investor and is willing to proceed with the assignment set forth in this Assignment and Acceptance.](17)](18)

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued up to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or electronically shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and

(15) Select applicable bracketed text.

(16) To be included only if required pursuant to Section 10.04(10)(d) of the Credit Agreement.

(17) Select applicable bracketed text.

(18) Clause (a) applies to Non-Debt Fund Affiliates that are Assignees.  Clause (b) applies to Non-Debt Fund Affiliates that are Assignors.

Acceptance shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT F

EXHIBIT F-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, THE NMG SUBSIDIARY LLC, a Delaware limited liability company, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.  Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.14(5)(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Lead Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Lead Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lead Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Lead Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT F-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, THE NMG SUBSIDIARY LLC, a Delaware limited liability company, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.  Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.14(5)(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Lead Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT F-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, THE NMG SUBSIDIARY LLC, a Delaware limited liability company, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.  Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.14(5)(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Lead Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:            , 20[  ]

EXHIBIT F-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Term Loan Credit Agreement, dated as of October 25, 2013 (as amended, amended and restated, supplemented, extended, renewed or otherwise modified from time to time, the “Credit Agreement”), by and among MARIPOSA INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, NEIMAN MARCUS GROUP LTD LLC, a Delaware limited liability company, THE NEIMAN MARCUS GROUP LLC, a Delaware limited liability company, THE NMG SUBSIDIARY LLC, a Delaware limited liability company, the Lenders party thereto from time to time, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent.  Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

Pursuant to the provisions of Section 2.14(5)(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Lead Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Lead Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Lead Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Lead Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:            , 20[  ]

SCHEDULE 2.01

COMMITMENTS

On file with the Administrative Agent.

SCHEDULE 3.04

GOVERNMENTAL APPROVALS

None.

SCHEDULE 3.05(2)

POSSESSION UNDER LEASES

None.

SCHEDULE 3.06(1)

SUBSIDIARIES

Holder	Issuer	Type of Organization	Jurisdiction of Organization / Formation	% of Interest Owned
Mariposa Intermediate Holdings LLC	Neiman Marcus Group LTD LLC	Limited Liability Company	Delaware	100%
Neiman Marcus Group LTD LLC	Mariposa Borrower, Inc.	Corporation	Delaware	100%
Neiman Marcus Group LTD LLC	The Neiman Marcus Group LLC	Limited Liability Company	Delaware	100%
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NM Financial Services, Inc.	Corporation	Delaware	100%
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NM Nevada Trust	Trust	Massachusetts	90%
Bergdorf Goodman Inc.				10%
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NMGP, LLC	Limited liability company	Virginia	100%
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	Worth Avenue Leasing Company	Corporation	Florida	100%
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	BG Productions, Inc.	Corporation	Delaware	100%
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NM Bermuda, LLC	Limited Liability Company	Delaware	100%

Holder	Issuer	Type of Organization	Jurisdiction of Organization / Formation	% of Interest Owned
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NEMA Beverage Parent Corporation	Corporation	Texas	100%
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	Bergdorf Goodman Inc.	Corporation	New York	100%
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	NMG Global Mobility, Inc.	Corporation	Delaware	100%
The Neiman Marcus Group LLC (f/k/a The Neiman Marcus Group, Inc.)	Neiman Marcus Bermuda, L.P.	Limited Partnership	Bermuda	99%
NM Bermuda, LLC				1%
NEMA Beverage Parent Corporation	NEMA Beverage Holding Corporation	Corporation	Texas	100%
NEMA Beverage Holding Corporation	NEMA Beverage Corporation	Corporation	Texas	100%
Bergdorf Goodman Inc.	Bergdorf Graphics, Inc.	Corporation	New York	100%
The Neiman Marcus Group LLC	NMG Salon Holdings LLC	Limited Liability Company	Delaware	100%
NMG Salon Holdings LLC	NMG Salons LLC	Limited Liability Company	Delaware	100%
NMG Salon Holdings LLC	NMG Florida Salon LLC	Limited Liability Company	Florida	100%
NMG Salon Holdings LLC	NMG California Salon LLC	Limited Liability Company	California	100%
NMG Salon Holdings LLC	NMG Texas Salon LLC	Limited Liability Company	Texas	100%
The Neiman Marcus Group LLC	The NMG Subsidiary LLC	Limited Liability Company	Delaware	100%

Holder	Issuer	Type of Organization	Jurisdiction of Organization / Formation	% of Interest Owned
The Neiman Marcus Group LLC	Fashionphile Group, LLC	Limited Liability Company	Delaware	170,000 Units (13.655% as of 5/17/19)
The Neiman Marcus Group LLC	NMG Term Loan PropCo LLC	Limited Liability Company	Delaware	100%
The Neiman Marcus Group LLC	NMG Notes PropCo LLC	Limited Liability Company	Delaware	100%

SCHEDULE 3.11

TAXES

None.

SCHEDULE 3.13

ENVIRONMENTAL MATTERS

None.

SCHEDULE 3.15(1)

MATERIAL REAL PROPERTY OWNED IN FEE

Loan Party	Location	Address/City/State/Zip Code
The Neiman Marcus Group LLC (“TNMG LLC”)	Beverly Hills, CA(1)	9700 Wilshire Boulevard Beverly Hills, California 90212
TNMG LLC	San Francisco, CA	150 Stockton Street San Francisco, California 94108
TNMG LLC	Orlando, FL	4170 Conroy Road Orlando, Florida 32839
TNMG LLC	Natick, MA	310 Speen Street Natick, Massachusetts 01760
TNMG LLC	Dallas, TX (Downtown)	1609 Commerce Street Dallas, Texas 75201 1618 Main Street Dallas, Texas 75201
TNMG LLC	Plano, TX	2201 Dallas Parkway Plano, Texas 75093

(1)                                 This location is partially leased and owned.

Loan Party	Location	Address/City/State/Zip Code
TNMG LLC	Irving, TX	5950 Colwell Blvd Irving, Texas 75039 (mailing: 111 Customer Way Irving, Texas 75039)

2019 Term Loan Priority Real Estate Assets

Loan Party	Location	Address/City/State/Zip Code
TNMG LLC (as successor in interest to Nancy Holdings LLC)	San Antonio, TX	15900 La Cantera Parkway Building 14 San Antonio, Texas 78256
TNMG LLC (as successor in interest to Nancy Holdings LLC)	Longview, TX	2301 Neiman Marcus Parkway Longview, Texas 75602

Notes Priority Real Estate Assets

Loan Party	Location	Address/City/State/Zip Code
TNMG LLC (as successor in interest to Nancy Holdings LLC)	Tysons Galleria, VA	2255 International Drive McLean, Virginia 22102

SCHEDULE 3.15(2)

MATERIAL REAL PROPERTY LEASED BY ANY LOAN PARTY

2019 Term Loan Priority Real Estate Assets

Loan Party	Location	Address/City/State/Zip Code
TNMG LLC	Washington, D.C.	5300 Wisconsin Avenue Northwest Washington, DC 20015
TNMG LLC	Tampa, FL	2223 North West Shore Boulevard Tampa, Florida 33607
TNMG LLC	Dallas, TX (Downtown)

1622 Main Street
Dallas, Texas 75201

1612 - 1616 Main Street
Dallas, Texas 75201

1607 Commerce Street
Dallas, Texas 75201

1603 - 1605 Commerce Street
Dallas, Texas 75201

1600 Commerce Street
Dallas, Texas 75201

TNMG LLC	Dallas, TX (NorthPark)	400 NorthPark Center (a/k/a 8687 North Central Expressway) Dallas, Texas 75225
TNMG LLC	Houston, TX	2600 Post Oak Boulevard Houston, Texas 77056
TNMG LLC	Bal Harbour, FL	9700 Collins Avenue Bal Harbour, Florida 33154

TNMG LLC	Fashion Island, CA (Newport Beach)	601 Newport Center Drive Newport Beach, California 92660
TNMG LLC	(Westchester) White Plains, NY	2 East Maple Avenue White Plains, New York 10601
TNMG LLC	Chicago, IL	737 North Michigan Avenue Chicago, Illinois 60611
TNMG LLC	Boston, MA	5 Copley Place Boston, Massachusetts 02116
TNMG LLC	Palo Alto, CA	400 Stanford Shopping Center Palo Alto, California 94304
TNMG LLC	Short Hills, NJ	1200 Morris Turnpike Short Hills, New Jersey 07078
TNMG LLC	Denver, CO	3030 East First Avenue Denver, Colorado 80206
TNMG LLC	Scottsdale, AZ	6900 East Camelback Road Scottsdale, Arizona 85251
TNMG LLC	King of Prussia, PA	170 North Gulph Road King of Prussia, Pennsylvania 19406
TNMG LLC	Ala Moana, HI	1450 Ala Moana Boulevard Honolulu, Hawaii 96814
TNMG LLC	Palm Beach, FL	151 Worth Avenue Palm Beach, Florida 33480

TNMG LLC	Paramus, NJ	503 Garden State Plaza Paramus, New Jersey 07652
TNMG LLC	Boca Raton, FL	5860 Glades Road Boca Raton, Florida 33431
TNMG LLC	New York, New York (Bergdorf Goodman Men’s)	745 Fifth Avenue New York, New York 10151
TNMG LLC	Fort Worth, TX	5200 Monahans Avenue Fort Worth, Texas 76109
TNMG LLC	Bellevue, WA	11111 Northeast 8th Street Bellevue, Washington 98004
TNMG LLC	Garden City, NY	620 Old Country Road Garden City, New York 11530
TNMG LLC	Dallas, TX	4121 Pinnacle Point Drive Dallas, Texas 75211
TNMG LLC	Atlanta, GA	3393 Peachtree Road Northeast Atlanta, Georgia 30326
TNMG LLC	St. Louis, MO	100 Plaza Frontenac Street St. Louis, Missouri 63131
TNMG LLC	Northbrook, IL	5000 Northbrook Court Northbrook, Illinois 60062
NM Nevada Trust	Las Vegas, NV	3200 Las Vegas Boulevard South Las Vegas, Nevada 89109

TNMG LLC	San Diego, CA	7027 Friars Road San Diego, California 92108
TNMG LLC	Oakbrook, IL	6 Oakbrook Center Oak Brook, Illinois 60523
TNMG LLC	New York, NY (Bergdorf Goodman Women’s)	754 Fifth Avenue New York, New York 10019
TNMG LLC	New York (Hudson Yards), NY	20 Hudson Yards New York, New York 10001
TNMG LLC	Pittston, PA	450 Centerpoint Blvd. Pittston, Pennsylvania 18640

Notes Priority Real Estate Assets

Loan Party	Location	Address/City/State/Zip Code
TNMG LLC	(Topanga Plaza) Canoga Park, CA	6550 Topanga Canyon Boulevard Woodland Hills, California 91303
TNMG LLC	Walnut Creek, CA	1275 Broadway Plaza Walnut Creek, California 94596
TNMG LLC	Fort Lauderdale, FL	2442 East Sunrise Boulevard Fort Lauderdale, Florida 33304
TNMG LLC	Troy, MI	2705 W. Big Beaver Road Troy, Michigan 48084
TNMG LLC	Charlotte, NC	4400 Sharon Road Charlotte, North Carolina 28211

TNMG LLC	Austin, TX	3400 Palm Way Austin, Texas 78758
TNMG LLC	Coral Gables, FL	390 San Lorenzo Avenue Coral Gables, Florida 33146

SCHEDULE 3.18

INSURANCE

On file with the Administrative Agent.

SCHEDULE 3.20

INTELLECTUAL PROPERTY MATTERS

None.

SCHEDULE 5.12

POST-CLOSING MATTERS

1.              Each Borrower and each Subsidiary Loan Party shall, pursuant to Section 5.10(4), enter into and deliver the Control Agreements with respect to the Controlled Accounts within 90 days after the Amendment No. 2 Effective Date (or such later date as mutually agreed by the Lead Borrower and the Required 2019 Extending Term Lenders (or the Collateral Agent acting at the direction of the Required 2019 Extending Term Lenders)).

2.              Within 90 days of the Amendment No. 2 Effective Date (or such later date as mutually agreed by the Lead Borrower and the Required 2019 Extending Term Lenders (or the Administrative Agent acting at the direction of the Required 2019 Extending Term Lenders), cause Nancy Holdings LLC to (i) merge or consolidate with TNMG LLC and (ii) terminate any intercompany lease agreements or licenses between Nancy Holdings LLC and TNMG LLC; provided that the certificate of merger filed with the Secretary of State of the State of Delaware evidencing such merger or consolidation shall be deemed to satisfy this subclause (ii) ((i) and (ii) collectively, the “Nancy Merger”).

3.              Within 90 days of the Amendment No. 2 Effective Date (or such later date as mutually agreed by the Lead Borrower and the Required 2019 Extending Term Lenders (or the Administrative Agent acting at the direction of the Required 2019 Extending Term Lenders), the Lead Borrower or its applicable Subsidiaries shall (i) cause the 2019 Term Loan Priority Real Estate Assets and the Notes Priority Real Estate Assets to be subjected to a customary mortgage or deed of trust securing the Obligations (in each case, having the Required Collateral Lien Priority), (ii) to the extent that any 2019 Term Loan Priority Real Estate Assets or any Notes Priority Real Estate Assets is a 2019 Extended Term Loan PropCo Asset or a Notes PropCo Asset, respectively, contribute, assign, or transfer (a) such 2019 Extended Term Loan PropCo Asset to 2019 Extended Term Loan PropCo and (b) such Note PropCo Asset to Notes PropCo, (iii) amend the mortgages granted under the Existing Credit Agreement and existing immediately prior to the Amendment No. 2 Effective Date on Real Property owned in fee simple by TNMG LLC, as necessary to secure the Obligations with the Required Collateral Lien Priority and (iv) cause each Real Property owned by Nancy Holdings LLC in fee simple immediately prior to the consummation of the Nancy Merger and owned in fee simple by TNMG LLC immediately following the consummation of the Nancy Merger to be subjected to a customary mortgage or deed of trust securing the Obligations, in each case having the Required Collateral Lien Priority and, in connection with each of the foregoing clauses (i) through (iv), to and take all actions referred to under Section 5.10(2)(d) (provided that the Required 2019 Extending Term Lenders (or the Administrative Agent acting at the direction of the Required 2019 Extending Term Lenders) shall use reasonable discretion with respect to requesting any such actions under clause (d)), (e) (provided that, for purposes of the foregoing clauses (i) through (iv), whether such action under clause (e) is necessary shall be mutually agreed with the Loan Parties), (f), (g), and (h), as applicable and to the extent such actions have not been taken prior to the Amendment No. 2 Effective Date.

4.              Within 10 Business Days of the Amendment No. 2 Effective Date (or such later date as mutually agreed by the Lead Borrower and the Required 2019 Extending Term Lenders (or the Administrative Agent acting at the direction of the Required 2019 Extending Term Lenders), deliver to the Collateral Agent new certificates representing the Equity Interests (which shall reflect the current owner of such Equity Interests), together with stock powers or other instruments of transfer with respect thereto endorsed in blank, of the following Subsidiaries: (a) Mariposa Borrower, Inc., (b) NM Financial Services, Inc., (c) NM Nevada Trust, (d) Worth Avenue Leasing Company, (e) BG Productions, Inc., (f) NEMA Beverage Parent Corporation, (g) Bergdorf Goodman Inc., (h) NMG Global Mobility, Inc., and (i) Bergdorf Graphics, Inc.

5.              Within 10 Business Days of the Amendment No. 2 Effective Date (or such later date as determined by the Collateral Agent), the Collateral Agent shall file (and each Grantor (as defined in the Collateral Agreement) hereby authorizes the Collateral Agent to file) with the United States

Copyright Office (or any successor office) a copyright security agreement for the purpose of perfecting, continuing, enforcing or protecting the Security Interest (as defined in the Collateral Agreement) granted by each Grantor (as defined in the Collateral Agreement) in the Intellectual Property (as defined in the Collateral Agreement) listed as items #89-95 on Exhibit B to the Perfection Certificate.

SCHEDULE 6.04

INVESTMENTS

1.              The Neiman Marcus Group LLC owns 170,000 Units of Fashionphile Group, LLC, a Delaware limited liability company (13.655% as of 5/17/19)

SCHEDULE 6.07

TRANSACTIONS WITH AFFILIATES

1.              NM Nevada Trust is a Massachusetts business trust established on December 30, 1996. The trustee is NM Financial Services, Inc. NM Nevada Trust is owned by the Company (90%) and Bergdorf Goodman Inc. (10%) and was established for the purpose of holding the consolidated group’s intangible assets, such as the trademarks and trade names. Inter-company agreements and notes are in place establishing the royalty charges and related interest to The Neiman Marcus Group LLC and Bergdorf Goodman Inc.

2.              NMGP, LLC is a Virginia limited liability company established on April 21, 2003. It is a wholly owned subsidiary of the Company, and was established for the purpose of holding and managing the gift card liabilities of the Company and Bergdorf Goodman Inc. Inter- company agreements are in place for the services provided between NMGP, LLC and the Company.

SCHEDULE 10.01

NOTICE INFORMATION

If to any Loan Party:

One Marcus Square 1618 Main Street

Dallas, Texas 75201 Attention: General Counsel Facsimile No: (214) 743-7611

Website: www.neimanmarcusgroup.com

If to the Administrative Agent or Collateral Agent:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue New York, NY 10010 Attention: Agency Manager

Telephone No.: (919) 994-6369

Facsimile No.: (212) 322-2291

Email: agency.loanops@credit-suisse.com